     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998


                                                      REGISTRATION NO. 333-47099

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                   VERIO INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

             DELAWARE                             7375                            84-1339720
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                             ---------------------

                                   VERIO INC.
                           8005 SOUTH CHESTER STREET
                                   SUITE 200
                           ENGLEWOOD, COLORADO 80112
                                 (303) 645-1900
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)
                             ---------------------

                               JUSTIN L. JASCHKE
                            CHIEF EXECUTIVE OFFICER
                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                                 (303) 645-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

       GAVIN B. GROVER, ESQ.              CARLA HAMRE DONELSON, ESQ.          JONATHAN A. SCHAFFZIN, ESQ.
      MORRISON & FOERSTER LLP                  GENERAL COUNSEL                  CAHILL GORDON & REINDEL
         425 MARKET STREET                        VERIO INC.                         80 PINE STREET
  SAN FRANCISCO, CALIFORNIA 94105         8005 SOUTH CHESTER STREET             NEW YORK, NEW YORK 10005
           (415) 268-7000                         SUITE 200                          (212) 701-3000
                                          ENGLEWOOD, COLORADO 80112
                                                (303) 645-1900

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), please check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 10, 1998


PROSPECTUS

                                5,000,000 SHARES


                                  [VERIO LOGO]

                                  COMMON STOCK
                               ------------------

     All of the shares of Common Stock (the "Shares") offered hereby are being sold by Verio Inc. (the "Company" or "Verio"). Prior to the Offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $16.00 and $19.00 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. Application has been made to have the Common Stock approved for listing on the Nasdaq National Market under the symbol "VRIO."



     Nippon Telegraph and Telephone Company ("NTT") has agreed to purchase directly from the Company shares of Common Stock (the "NTT Shares") concurrently with and conditioned upon the consummation of the Offering in an aggregate amount of up to 12.5% of the Company's fully diluted Common Stock after giving effect to the Offering and the sale of the NTT Shares up to a maximum investment of $100.0 million at a 3.25% discount to the Price to Public. See
"Business -- NTT Strategic Relationship."



      PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9.

                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=========================================================================================================
                                                                   UNDERWRITING
                                               PRICE TO           DISCOUNTS AND          PROCEEDS TO
                                                PUBLIC            COMMISSIONS(1)          COMPANY(2)
---------------------------------------------------------------------------------------------------------
Per Share                                          $                    $                     $
---------------------------------------------------------------------------------------------------------
Total(3)                                           $                    $                     $
=========================================================================================================

   (1) For information regarding indemnification of the Underwriters see "Underwriting."


   (2) Before deducting expenses payable by the Company, estimated at $1,000,000.



   (3) The Company has granted to the Underwriters a 30-day option to purchase up to an aggregate of 750,000 additional shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discount and
       Proceeds to Company will be $        , $        and $        ,
       respectively.

                               ------------------

     The Shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the Shares
offered hereby will be available for delivery on or about             , 1998 at
the offices of Smith Barney Inc., 333 West 34th Street, New York, New York
10001.
SALOMON SMITH BARNEY
                     CREDIT SUISSE FIRST BOSTON

                                         DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION
                 , 1998.

                                 [NETWORK MAP]

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                           FORWARD-LOOKING STATEMENTS


     CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT") AND ARE THUS PROSPECTIVE. SUCH STATEMENTS, WHEN MADE IN CONNECTION WITH AN INITIAL PUBLIC OFFERING, ARE NOT COVERED BY THE SAFE HARBOR PROVISIONS PROVIDED IN SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS," BEGINNING ON PAGE 9 OF THIS PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS.

                               PROSPECTUS SUMMARY


     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information, including the Company's Consolidated Financial Statements and notes thereto and the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto, each as contained herein. Unless otherwise indicated, the information in this Prospectus (i) assumes an initial public offering price of $17.50 per share, (ii) assumes that the Underwriters' over-allotment option will not be exercised, (iii) gives effect to the conversion of the Company's Series A, Series B, Series C and Series D-1 Preferred Stock, (iv) gives effect to the filing of the Company's amended Certificate of Incorporation, which will occur prior to the consummation of the Offering, (v) gives effect to an increase in the number of shares of Common Stock issuable pursuant to options that may be granted under the Company's 1998 Stock Incentive Plan from and after the consummation of the Offering, and (vi) gives effect to the NTT Investment (as defined). Unless the context otherwise requires, references herein to (i) "Verio" or the "Company" are to Verio Inc., a Delaware corporation (formerly known as World-Net Access, Inc.), and its subsidiaries, and (ii) the "Verio ISPs" are to those Internet service providers in which Verio has a direct or indirect equity investment, including subsidiaries and minority investments. Information concerning those entities in which the Company does not have a majority interest has been provided by those entities and is believed by the Company to be accurate. Verio and the Verio logo are trademarks of the Company. This Prospectus may contain trademarks, trade names and service marks of other parties. Capitalized terms used in this Prospectus, which are not otherwise defined herein, have the respective meanings ascribed to them in "Glossary of Terms." See "Risk Factors -- Forward-Looking Statements" for certain information relating to statements contained in this Prospectus that are not historical facts.


                                  THE COMPANY

     Verio is a leading national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Since its inception in March 1996, the Company has rapidly established a national presence through the acquisition, integration, and growth of local Internet service providers ("ISPs") with a business customer focus. Verio believes that small and medium sized businesses represent an attractive target market for the provision of Internet services due to this market's low current penetration levels and customer churn rates, and the expanding Internet needs of these businesses. Because of their limited internal technical resources, small and medium sized businesses also typically require hands-on local support and highly reliable turnkey solutions for mission critical applications. Verio further believes that these needs currently are underserved by both the national and local ISPs. While national ISPs lack the local presence to provide customized, hands-on service, local ISPs typically lack the scale and resources required to provide dedicated, high-capacity Internet access, around-the-clock support and tailored product offerings at competitive prices.


     The Company believes it has a unique competitive advantage in serving small and medium sized business customers through the combination of the technical competency, hands-on support and entrepreneurial culture of locally based ISPs with the quality and economic efficiency of Verio's national network, operational infrastructure and financial strength. Verio has quickly built critical mass by acquiring the stock or assets of, or making significant investments in, over 30 ISPs that provide a comprehensive range of Internet connectivity and enhanced products and services to over 80,000 customer accounts in 33 of the top 50 Metropolitan Statistical Areas ("MSAs") in the country, with combined revenues of approximately $23.2 million for the three months ended December 31, 1997. The Company integrates and optimizes the operations of its ISPs by consolidating their operations into regional operating units with centralized regional management, connecting their local networks to Verio's high-speed, highly reliable national backbone, and providing them with Verio's integrated national support services.


     Total ISP revenues in the United States are projected to grow from $3.3 billion in 1996 to $18.3 billion in 2000, according to International Data Corporation ("IDC"). Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the United States, and use of the Internet by this market segment is expected to grow substantially from its current low level of market penetration. IDC predicts that dedicated connections to the Internet for small and medium sized businesses will grow from approximately 90,000 in 1996 to just under 800,000 in 2000, representing a 73% compounded annual growth rate. Small and medium sized businesses generally seek an ISP with locally based personnel who are readily available to respond in-person to technical issues, who can assist in developing and implementing the customer's effective use of the Internet, and with whom they can establish a stable and long-term relationship. In addition, they are increasingly reliant on enhanced product offerings that address their specific business needs on a cost-effective basis, allowing them to compete with larger companies. For example, IDC estimates Web hosting revenues from small and medium sized businesses will grow from $84 million in 1996 to over $3.4 billion in 2000, representing 95% of the total Web hosting market.



     The rapid development and growth of the Internet has resulted in a highly fragmented industry of over 4,000 national and local ISPs in the United States, with no dominant ISP serving the needs of small and medium sized businesses. Independent regional and local ISPs have successfully captured approximately one-half of this market, despite the substantially greater resources of the national providers. However, rising costs and increasing demands from business customers have made it more difficult for the small ISP to meet its customer's demands on a cost-effective basis. Facing these competitive pressures, Verio believes that independent regional and local ISPs will continue to be attracted to and benefit from the consolidation opportunity provided by Verio.


     Internet connectivity and enhanced Internet services to small and medium sized businesses. Key elements of the Company's strategy in accomplishing this goal are to: (a) continue its role as the leading consolidator of independent ISPs by acquiring additional local and regional ISPs focused on the Company's target market; (b) integrate the operations of its ISPs and capture operational economies of scale by leveraging its national infrastructure and support services; (c) develop and offer additional high-margin enhanced services to increase revenues from existing and future customers; and (d) build customer loyalty and gain market share by expanding the Company's local technical, distribution and service capabilities and establishing national Verio brand name recognition.


     Verio owns and operates a national network, providing a high bandwidth, highly reliable data transmission path connecting Verio's customers to the Internet. The Company's national network architecture is based on a combination of Asynchronous Transfer Mode ("ATM") and clear channel circuits operating at DS-3 and OC-3 speeds. The network interconnects more than 15 national nodes and over 180 local points of presence ("POPs") across the United States. The Company believes that aggregating the bandwidth and capacity requirements of each Verio ISP onto one national network provides operational control and efficiency, reduces costs, provides redundancy, and results in a higher quality service, thereby addressing some of the most significant challenges that an ISP faces in supporting its customers. The reliability of the national network is the result of many factors, including but not limited to redundant routers and other critical hardware, carrier class facilities at POP locations (such as back up power, fire suppression and climate control), and redundant telecommunications lines. Verio's national infrastructure incorporates several other elements critical to maintaining the highest quality Internet service, such as peering relationships with other national ISPs, sophisticated network management tools, and a comprehensive range of national services to support its regional operations. These services include 7-day X 24-hour customer technical support, financial information management through a central, standardized accounting system, a sophisticated billing and collections system, and national marketing and product development programs. The Company continues to rollout its national infrastructure and support services to its ISPs. Of the over 30 ISPs acquired to date, 16 now invoice their customers through Verio's national billing service, 21 take advantage of Verio's customer technical support, 25 are linked to Verio's national backbone, 20 utilize Verio's national accounting system, and the network operations of 17 of these ISPs are monitored by Verio's national Network Operations Center ("NOC").



     Verio believes that a critical factor in the successful implementation of its business strategy is the quality of its management team and Board of Directors. The Company's senior management team and Board of Directors have previously successfully executed similar consolidation strategies and have considerable experience in the management and growth of recurring revenue-based telecommunications businesses. Management believes that its experience in the deployment of similar systems and services in other emerging telecommunications industries can be leveraged to significantly improve the quality of services currently available in the Internet service industry.

                              RECENT DEVELOPMENTS


     Since December 31, 1997, the Company has completed the acquisition of all of the remaining equity (each, a "Buyout") of 8 of the Verio ISPs in which Verio did not initially acquire 100% ownership. Verio is in the process of integrating the Verio ISPs in each region into regional operating units to capture and promote operational and management efficiencies and economies of scale. On March 12, 1998, the Company announced the consolidation of the Verio ISPs' operations and marketing efforts under the Verio brand name.



     The Company continues to evaluate additional ISPs for investment or acquisition. Since December 31, 1997, the Company has acquired an ISP in its Northeast region, and has executed definitive agreements to acquire four additional ISPs. Two of these ISPs will expand the Company's Midwest presence, one will join the Northeast operations, and one is located in Florida and is the Company's first acquisition in the Southeast region. With these four additional ISPs, the Company will serve 36 of the top 50 MSAs in the U.S. The revenue attributable to these four ISPs is estimated to be approximately $2.3 million for the three months ended December 31, 1997, which would bring the Company's total revenue for that three month period to $25.5 million. The Company believes that consummation of each of these acquisitions is probable. Accordingly, financial information for these acquisitions is reflected in the pro forma financial statements contained herein. Nonetheless, there can be no assurance that all of the closing conditions will be satisfied or that the Company will consummate any or all of these acquisitions. In addition, the Company has executed a non-binding letter of intent to acquire an additional ISP located in Michigan which, if acquired, would further enhance the Company's market presence in the Midwest region.



     Mark D. Johnson, who served as the Company's President, Chief Operating Officer and a director of the Company, died on March 9, 1998. While Mr. Johnson played an important role in overseeing the Company's operations, the Company does not expect that his death will adversely affect the Company's operations, growth or financial prospects because of the strength of the Company's core management team. Justin Jaschke, Verio's Chief Executive Officer, has been appointed to serve as President of the Company and has assumed Mr. Johnson's responsibilities on behalf of the Company while Verio conducts an executive search to fill the positions that were held by Mr. Johnson.



     On March 25, 1998, the Company consummated the sale of $175.0 million principal amount of 10 3/8% Senior Notes due 2005 (the "1998 Notes"). In connection with the sale of the 1998 Notes, the Company repurchased the $50.0 million principal amount of the Company's 1997 Notes held by Brooks Fiber Properties, Inc. ("Brooks") (the "Refinancing") for an aggregate net purchase price of approximately $54.5 million, plus accrued interest. See "Certain Transactions."



     On March 31, 1998, the Company signed a long-term agreement with Qwest Communications Corporation ("Qwest") to purchase long haul capacity and ancillary services on Qwest's planned 16,285 mile MacroCapacity(SM) Fiber Network. Over the first seven years of the agreement, Verio has committed to purchase, and Qwest has committed to provide, not less than $100.0 million of capacity and services at agreed upon prices. See "Management's Discussion and Analysis of Financial Condition and Result of Operations -- Costs and Expenses" and "Business -- Verio National Network." The Company will have the right to prepay its commitment under the agreement. The Company also may order capacity and services in excess of the commitment level, and after the seven-year commitment term, at the agreed upon prices.



     On April 6, 1998, Verio signed a credit agreement providing for a $57.5 million revolving credit financing facility (the "Bank Facility"). The Chase Manhattan Bank serves as agent for the lenders in the Bank Facility. The Company has drawn no funds to date under the Bank Facility.



     On April 7, 1998, the Company executed agreements establishing a strategic relationship with NTT. These agreements provide for an investment by NTT or one of its affiliates in the Company (the "NTT Investment"), concurrent with and conditioned upon the consummation of the Offering, for up to 12.5% of the Company's fully diluted Common Stock (up to a maximum investment of $100.0 million) at a 3.25% discount to the Price to Public. Verio also executed a commercial services agreement with NTT's U.S. affiliate, NTT America, Inc. ("NTT America"), under which Verio is designated as the preferred provider of Internet access and related services to customers of NTT America on a reseller basis. Verio and NTT will connect their backbones and establish a peering and transit relationship. In conjunction with its equity investment, NTT will be entitled to designate one member to serve on the Company's Board of Directors. See "Business -- NTT Strategic Relationship" and "Principal Stockholders -- NTT Investment."



     The Company's headquarters is located at 8005 South Chester Street, Suite 200, Englewood, Colorado 80112. The Company's phone number is (303) 645-1900.


                                  THE OFFERING


Common Stock offered by the
Company.............................     5,000,000 shares.



Common Stock to be outstanding after
the Offering........................     31,732,214 shares(1).



Use of Proceeds.....................     The Company will receive approximately
                                         $80.8 million of net proceeds (after
                                         deducting the Underwriters' discount
                                         and expenses related to the Offering)
                                         from the Offering. The Company also
                                         will receive approximately $78.5
                                         million in cash from the sale of the
                                         NTT Shares (based upon an assumed
                                         initial public offering of 5,000,000
                                         shares of Common Stock an assumed Price
                                         to Public of $17.50 per share). The net
                                         combined proceeds received by the
                                         Company are expected to be used to
                                         further the Company's acquisition and
                                         investment strategy, to continue the
                                         development and implementation of the
                                         national backbone, customer care
                                         center, network operations center and
                                         billing and accounting services, and to
                                         fund the Company's general working
                                         capital requirements. See "Use of
                                         Proceeds."


Proposed Nasdaq National Market
Symbol..............................     VRIO
---------------


(1) Includes (i) 1,294,266 shares of Common Stock outstanding at April 10, 1998;
    (ii) 18,561,667 shares of Common Stock issuable upon conversion of the Series A, B and C Preferred Stock outstanding at April 10, 1998; (iii) 2,237,554 shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock issued and expected to be issued in connection with acquisitions and Buyouts completed or probable as of April 10, 1998; and
    (iv) 4,638,727 shares of Common Stock to be sold by the Company to NTT for approximately $78.5 million, (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share), concurrently with the Offering. Excludes (i) up to 9,200,000 shares of Common Stock that, effective upon the consummation of the Offering, will be reserved for issuance under the Company's stock option plans, of which 3,629,940 shares were issuable upon exercise of outstanding options as of April 10, 1998 at a weighted average exercise price of $8.61 per share, (ii) 2,112,480 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $.01 per share, and (iii) 3,000,000 shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes to Consolidated Financial Statements.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                (dollars in thousands, except per share amounts)

     The summary historical consolidated financial data as of and for the period from inception (March 1, 1996) to December 31, 1996 and as of and for the year ended December 31, 1997 have been derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

     The information set forth below should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the historical Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. Results of operations for the year ended December 31, 1997 are not necessarily indicative of results of operations for future periods. The Company's development and expansion activities, including acquisitions, during the periods shown below may significantly affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                          HISTORICAL                  PRO FORMA(1)(2)
                                              -----------------------------------     ---------------
                                                 PERIOD FROM
                                                  INCEPTION           YEAR ENDED        YEAR ENDED
                                              (MARCH 1, 1996) TO     DECEMBER 31,      DECEMBER 31,
                                              DECEMBER 31, 1996          1997              1997
                                              ------------------     ------------     ---------------
STATEMENT OF OPERATIONS DATA:
Total revenue...............................       $  2,365           $   35,692        $    88,265
Total costs and expenses....................          8,645               75,981            146,126
                                                   --------           ----------        -----------
Loss from operations........................       $ (6,280)          $  (40,289)       $   (57,861)
                                                   ========           ==========        ===========
Net loss attributable to common
  stockholders..............................       $ (5,145)          $  (46,329)       $   (64,131)
                                                   ========           ==========        ===========
Loss per common share -- basic and
  diluted...................................       $  (5.29)          $   (40.47)       $     (2.90)
                                                   ========           ==========        ===========
Weighted average common shares outstanding--
  basic and diluted.........................        971,748            1,144,685         22,090,352
OTHER DATA:
EBITDA(3)...................................       $ (5,611)          $  (29,665)       $   (31,950)
Capital expenditures(4).....................          3,430               14,547             14,547



                                                                           THREE MONTHS ENDED
                                                           ---------------------------------------------------
                                                           MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                             1997        1997         1997            1997
                                                           ---------   --------   -------------   ------------
QUARTERLY STATEMENT OF OPERATIONS DATA:
Total revenue...........................................    $ 4,414    $ 8,249      $  9,624        $   13,405
Total costs and expenses................................     10,006     17,103        20,365            28,507
                                                            -------    -------      --------        ----------
Loss from operations....................................    $(5,592)   $(8,854)     $(10,741)       $  (15,102)
                                                            =======    =======      ========        ==========
Net loss attributable to common stockholders............    $(4,677)   $(8,120)     $(12,762)       $  (20,770)
                                                            =======    =======      ========        ==========
OTHER DATA:
EBITDA(3)...............................................    $(4,346)   $(6,306)     $ (7,798)       $  (11,215)
                                                            =======    =======      ========        ==========

                                                                   AS OF DECEMBER 31, 1997
                                                          ------------------------------------------
                                                                                        PRO FORMA
                                                          HISTORICAL   PRO FORMA(1)   AS ADJUSTED(5)
                                                          ----------   ------------   --------------
BALANCE SHEET DATA:
Cash and cash equivalents...............................   $ 72,586      $ 27,299        $314,649
Restricted cash and securities..........................     40,554        40,554          27,822
Goodwill, net...........................................     83,216       152,241         152,241
Total assets............................................    246,471       276,058         555,888
Long-term debt and capital lease obligations, net of
  current portions......................................    142,321       143,651         272,694
Redeemable preferred stock..............................     97,249            --              --
Stockholders' equity (deficit)..........................    (27,001)       95,808         245,049


---------------


(1) Pro forma for the Completed and Proposed Acquisitions (as defined in the Company's Unaudited Pro Forma Condensed Combined Financial Statements) as if they had occurred on December 31, 1997 for balance sheet purposes and on January 1, 1997 for statement of operations data purposes and for the conversion of the Preferred Stock into Common Stock upon completion of the Offering. See "Unaudited Pro Forma Condensed Combined Financial Statements."



(2) Pro forma interest expense, including amortization of debt issuance costs, assuming that the 1998 Notes had been issued on January 1, 1997 and after giving effect to the Refinancing, totaled $27.3 million for the year ended December 31, 1997.



(3) EBITDA represents earnings (loss) from operations before interest, taxes, depreciation, amortization and provision for loss on write-offs of investments in ISPs and fixed assets. The primary measure of operating performance is net earnings (loss). Although EBITDA is a measure commonly used in the Company's industry, it should not be construed as an alternative to net earnings (loss), determined in accordance with generally accepted accounting principles ("GAAP"), as an indicator of operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP. In addition, the measure of EBITDA presented herein by the Company may not be comparable to other similarly titled measures of other companies.



(4) Excludes equipment and leasehold improvements acquired in business acquisitions.



(5) As adjusted (a) to give effect to (i) the Offering after deducting the Underwriters' discounts and commissions and estimated expenses, (ii) the proceeds from the 1998 Notes and the application of the proceeds therefrom to effect the Refinancing, and (iii) the sale of 4,638,727 shares of Common Stock to NTT for approximately $78.5 million, (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share) concurrently with the Offering and (b) to reflect an extraordinary charge of approximately $10.1 million for the loss on early extinguishment of $50.0 million of 1997 Notes, representing the excess of the repurchase price over the carrying value of such 1997 Notes as of December 31, 1997.

                                  RISK FACTORS


     Prospective purchasers of the Shares should carefully consider the following risk factors, as well as the other information contained in this Prospectus before making an investment in the Shares. This Prospectus contains statements which constitute forward-looking statements within the meaning of the Reform Act. The safe harbor provisions provided in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with an initial public offering. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers primarily with respect to the future operating performance of the Company. Prospective purchasers of the Shares are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including the information set forth below, identifies important factors that could cause such differences. See "-- Forward-Looking Statements" below.


HISTORY OF LOSSES; NO ASSURANCE OF PROFITABILITY


     The Company was formed in March 1996. The Company has incurred net losses since its inception, and management expects to incur significant additional losses as the Company continues its investment and acquisition program as well as the building of its national network operations. Prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and an investment in the Shares offered hereby. For the period from inception to December 31, 1996 and the year ended December 31, 1997, the Company reported net losses of $5.1 million and $46.3 million, respectively. From inception through December 31, 1997, the Company reported cumulative cash used by operating activities of $37.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company expects to generate negative operating cash flow for at least the next several years while it continues to acquire and invest in ISPs. The extent to which the Company experiences negative cash flow will depend upon a number of factors including the number and size of its acquisitions and investments, the ability to generate increasing revenues and cash flow, the amount of expenditures incurred at the corporate and national level, the timing of the Buyouts and any potential adverse regulatory developments. The Company will be dependent on various financing sources to fund its growth as well as continued losses from operations. There can be no assurance that the Company will achieve or sustain positive operating cash flow or generate net income in the future. To achieve profitability, the Company must, among other things, develop and market products and services which are accepted on a broad commercial basis. Given the Company's limited operating history, there can be no assurance that the Company will ever achieve broad commercial acceptance or profitability. See "-- Competition; Pricing Fluctuation," "-- Dependence on the Internet; Uncertain Adoption of Internet as Medium of Commerce and Communications" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


SUBSTANTIAL INDEBTEDNESS; EFFECT OF FINANCIAL LEVERAGE


     The Company has indebtedness that is substantial in relation to its stockholders' equity and cash flow. As of December 31, 1997, the Company had an aggregate of approximately $142.3 million of long-term indebtedness outstanding, representing 67% of total capitalization. After giving effect to the recent sale of $175.0 million of the Company's 1998 Notes, the Offering and the NTT Investment, long term indebtedness would represent 53% of total capitalization. In addition, the Company recently signed the Bank Facility providing for $57.5 million of revolving credit. See "-- Requirements for Additional Capital." As a result of the substantial indebtedness of the Company, fixed charges of the Company are expected to exceed its earnings for the foreseeable future. Substantial leverage poses the risk that the Company may not be able to generate sufficient cash flow to service its indebtedness, or to adequately fund its operations. The Company has experienced a substantial decrease in EBITDA, from negative $5.6 million in 1996 to negative $29.7 million in 1997. Although EBITDA as a percentage of revenue improved from negative 237% to negative 83%, there can be no assurance that this trend will continue, or that the Company will be able to increase its revenue and leverage the investments it has made in national services and systems, the national network, and the operating overhead of the Verio ISPs, to achieve sufficient cash flow to meet its debt service obligations. In particular, there can be no assurance that the Company's operating cash flow will be sufficient to pay the $13.5 million in annual interest (beginning in June 2000 following the termination of the interest escrow arrangement for the 1997 Notes) on the $100.0 million principal amount of 1997 Notes outstanding after the Refinancing, to pay the $18.2 million in annual interest on the 1998 Notes, or to meet its debt service obligations under the Bank Facility, if drawn upon. The leveraged nature of the Company also could limit the ability of the Company to effect future financings or may otherwise restrict the Company's operations and growth.


REQUIREMENTS FOR ADDITIONAL CAPITAL

     The Company's operations have required and will continue to require substantial capital for investments in ISP operations, including the acquisition of or investments in additional ISPs, the deployment of the Company's national network and infrastructure and the funding of capital expenditures for expansion of services and operating losses. The Company may need additional amounts to fund its operating losses and those of the Verio ISPs, which amounts cannot be determined. Over the longer term, it is likely that the Company will require substantial additional funds to continue to fund the Company's investment and acquisition program as well as product development, marketing, sales and customer support capabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


     The Company expects to meet its additional capital needs with the proceeds from sales or issuance of equity securities, credit facilities and other borrowings, lease financings, and sales of additional debt securities. The failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the Internet industry. No assurances can be given that the Company will have sufficient cash flow available to maintain its current or future growth plans or operations.


FLUCTUATIONS IN OPERATING RESULTS


     The Company's operating results have fluctuated in the past and may in the future fluctuate significantly depending upon a variety of factors, including the incurrence of capital costs and costs associated with the Buyouts and the introduction of value-added enhanced services and new services by the Company. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; customer retention rate; changes in pricing policies and product offerings by the Company's competitors; growth in demand for network and Internet access services; one-time costs associated with regional consolidation; and general telecommunications services' performance and availability. The Company has also experienced seasonal variation in Internet use and, therefore, revenue streams may fluctuate accordingly. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Competition; Pricing Fluctuation." As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


COMPETITION; PRICING FLUCTUATION


     The market for Internet connectivity and related services is extremely competitive. The Company anticipates that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of the Internet access market has attracted many new start-ups as well as existing businesses from different industries. Current and prospective competitors include, in addition to other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and wireless communications providers, and on-line service providers. The Company believes that a reliable national network, knowledgeable salespeople and the quality of technical support currently are the primary competitive factors in the Company's targeted market, and that price is usually secondary to these factors.


     The Company's current primary competitors include other ISPs with a significant national presence which focus on business customers, such as UUNet, GTE Internetworking (formerly BBN), PSINet, Concentric Network and DIGEX. While the Company believes that its level of local service and support and target market focus distinguish it from these competitors, some of these competitors have a significantly greater market presence, brand recognition, and financial, technical and personnel resources than the Company, and have extensive coast-to-coast Internet backbones. The Company also competes with unaffiliated regional and local ISPs in its targeted geographic regions.

     All of the major long distance companies (also known as interexchange carriers or IXCs), including AT&T, MCI, and Sprint, offer Internet access services and compete with the Company. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for local exchange carriers ("LECs"), including the Regional Bell Operating Companies ("RBOCs"), to enter the Internet connectivity market. In order to address the Internet connectivity requirements of the current business customers of long distance and local carriers, the Company believes that there is a move toward horizontal integration through acquisitions of, joint ventures with, and the wholesale purchase of connectivity from, ISPs. The WorldCom/MFS/UUNet consolidation, the NETCOM/ICG merger, the Intermedia/DIGEX merger and GTE's acquisition of BBN are indicative of this trend. Accordingly, Verio expects that it will experience increased competition from the traditional telecommunications carriers. Many of these telecommunications carriers, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, telecommunications providers may have the ability to bundle Internet access with basic local and long distance telecommunications services. Such bundling of services may have an adverse effect on the Company's ability to compete effectively with the telecommunications providers and may result in pricing pressure on the Company that would have an adverse effect on the Company's business, financial condition and results of operations.

     Many of the major cable companies have announced that they are exploring the possibility of offering Internet connectivity, relying on the viability of cable modems and economical upgrades to their networks. MediaOne Group and TCI have recently announced trials to provide Internet cable service to their residential customers in select areas. Several announcements also have recently been made by other alternative service companies approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies. These include Hughes Network System's DirecPC that provides high-speed data through direct broadcast satellite technology; CAI Wireless System's announcement of an MMDS wireless cable operator launching data services via 2.5 to 2.7 GHz and high-speed wireless modem technology; Cellularvision's announcement that it is offering Internet access via high-speed wireless LMDS technology; and Winstar, which currently offers high-speed Internet access to business customers over the 38 GHz spectrum.

     The predominant on-line service providers, including America Online, CompuServe, Microsoft Network, and Prodigy, have all entered the Internet access business by engineering their current proprietary networks to include Internet access capabilities. The Company competes to a lesser extent with these on-line service providers.


     Recently, there have been several announcements regarding the planned deployment of broadband services for high speed Internet access by cable and telephone companies through new technologies such as cable modems and xDSL. While these providers have initially targeted the residential consumer, it is likely that their target markets will expand to encompass the Company's target markets, which may significantly affect the pricing of the Company's service offerings.


     As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, the Company currently encounters and expects to encounter significant pricing pressure and other competition in the future. Advances in technology as well as changes in the marketplace and the regulatory environment are constantly occurring, and the Company cannot predict the effect that ongoing or future developments may have on the Company or the pricing of its products and services. See "-- Fluctuations in Operating Results," "-- Dependence on the Internet; Uncertain Adoption of Internet as a Medium of Commerce and Communications" and "-- Potential Liability for Information Disseminated Over Network; Regulatory Matters."


MANAGEMENT OF GROWTH; INTEGRATION OF ACQUISITIONS AND INVESTMENTS


     The Company is currently experiencing a period of rapid expansion with the acquisition and integration of its ISPs. The rapid growth of the Company's business and its product and service offerings has placed, and is likely to continue to place, a significant strain on the Company's managerial, operating, financial and other resources. The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require that the Company implement additional management information systems capabilities, further develop its operating, administrative and financial and accounting systems and controls, improve coordination between engineering, accounting, finance, marketing and operations, and hire and train additional personnel. Failure by the Company to develop adequate operational and control systems or to attract and retain highly qualified management, financial, technical, sales and marketing and customer care personnel could materially adversely affect the Company's ability to integrate the ISPs it has acquired and continues to acquire. While the Company anticipates that it will recognize various economies and efficiencies of scale as a result of the Buyouts and the integration of the businesses of the Verio ISPs, the process of consolidating the businesses and implementing the strategic integration of the Company and its ISPs, even if successful, may take a significant period of time, will place a significant strain on the Company's resources, and could subject the Company to additional expenses during the integration process. Furthermore, the Company's performance will depend on the internal growth generated through ISP operations. As a result, there can be no assurance that the Company will be able to integrate the Verio ISPs successfully or in a timely manner in accordance with its strategic objectives. Failure to integrate its ISPs or to manage effectively the growth of the Company would have a material adverse effect on the Company's business, financial condition and results of operations.


DEPENDENCE UPON IMPLEMENTATION OF NETWORK INFRASTRUCTURE; ESTABLISHMENT AND MAINTENANCE OF PEERING RELATIONSHIPS

     The Company's success will depend upon its ability to complete the implementation of and to continue to expand its national network infrastructure and support services in order to supply sufficient geographic reach, capacity, reliability and security at an acceptable cost. The continued development and expansion of the Company's national network will require that it enter into additional agreements, on acceptable terms and conditions, with the various providers of infrastructure capacity and equipment and support services. No assurance can be given that any or all of the requisite agreements can be obtained on satisfactory terms and conditions. See "Business -- Verio National Network -- Peering Relationships."

     In addition, the establishment and maintenance of peering relationships with other ISPs is necessary in order to exchange traffic with other ISPs without having to pay transit costs. The basis on which the large national ISPs make peering available or impose settlement charges is evolving as the provision of Internet access and related services has expanded and the dominance of a small group of national ISPs has driven corporate peering policies. Recently, companies that have previously offered peering have cut back or eliminated peering relationships and are establishing new, more restrictive criteria for peering. Furthermore, if increasing requirements associated with maintaining peering with the major national ISPs develop, the Company may have to comply with those additional requirements in order to continue to maintain its peering relationships. The Company also anticipates that future expansions and adaptations of its network infrastructure may be necessary in order to respond to growth in the number of customers served, increased demands to transmit larger amounts of data and changes to its customers' product and service requirements. The expansion and adaptation of the Company's network infrastructure will require substantial financial, operational and managerial resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet the industry's evolving standards or its customers' growing demands and changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that the Company will be able to deploy successfully any expanded and adapted network infrastructure. Failure to maintain peering relationships or establish new ones, if necessary, would cause the Company to incur additional operating expenditures which would have a material adverse effect on the Company's business, financial condition and results of operations.

CHALLENGES OF GROWTH BY ACQUISITIONS


     The Company's business strategy is dependent, in part, upon its ability to continue to successfully identify and acquire ISPs that meet the Company's investment criteria. The Company is continuing to seek and evaluate qualified ISP candidates in order to optimize its market presence in the regions it currently serves, and to expand its focus to encompass the remaining top 50 MSAs not currently served by the Verio ISPs. In pursuing these opportunities, the Company may compete with other communications companies with similar acquisition strategies, many of which may be larger and have greater financial and other resources than the Company. Competition for independent ISPs is based on a number of factors, including price, terms and conditions, size and access to capital, ability to offer cash, stock, or other forms of consideration and other matters. No assurance can be given that the Company will be able to successfully identify suitable ISPs or, once identified, will be able to consummate an acquisition of or an investment in those targeted ISPs on terms and conditions acceptable to the Company. See "Business -- The Verio Strategy" and
"-- Competition; Pricing Fluctuation." Further, the Company's ability to consummate transactions with ISPs that it identifies will require significant financial resources. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth. See "-- Requirements for Additional Capital."



DEPENDENCE ON KEY PERSONNEL



     The Company is highly dependent upon the efforts of its senior management team, the loss of any of whom could impede the achievement of product development and marketing objectives and could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to attract and retain qualified technical and marketing personnel for whom there is intense competition in the areas of the Company's activities. There can be no assurance that the Company will be able to attract and retain the personnel necessary for the development and integration of its business. Delays in hiring such personnel could delay the achievement of development and marketing objectives. The loss of the services of key personnel or the failure to attract additional personnel as required could have a material adverse effect on the Company's business, financial condition and results of operations.


RISK OF SYSTEM FAILURE

     The Company's operations are dependent upon its ability to protect its network infrastructure against damage from fire, earthquakes, floods, power loss, telecommunications failures and similar events or to construct networks that are not vulnerable to the effects of such events. Significant portions of the Company's computer equipment, including components critical to the operation of its Internet backbone, are located at the Company's facility in Englewood, Colorado and the Company's NOC located in Dallas, Texas. Despite precautions taken by and planned by the Company, the occurrence of a natural disaster or other unanticipated problem at the Company's NOC or at a number of the Company's national nodes could cause interruptions in the services provided by the Company. The failure of a local POP would result in interruption of service to the customers served by such POP until necessary repairs were effected or replacement equipment were installed. Additionally, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

SECURITY RISKS

     Despite the implementation of security measures by the Company, networks are vulnerable to unauthorized access, computer viruses and other disruptive problems. ISPs have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability of the Company to its customers and also may deter potential subscribers. Although the Company intends generally to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers which could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON THE INTERNET; UNCERTAIN ADOPTION OF INTERNET AS A MEDIUM OF COMMERCE AND COMMUNICATIONS

     The Company's products and services are targeted toward users of the Internet, which has experienced rapid growth. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet, and a lack of tools to simplify Internet access and use. In particular, numerous published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and there can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete.

     The Company is also at risk as a result of fundamental technological changes in the way Internet solutions may be marketed and delivered. Integrating technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its network infrastructure. While the Company believes that its plan of combining the scale and scope of a national operation with the local presence of its ISP operations offers significant advantages for commerce and communication over the Internet, there can be no assurance that commerce and communication over the Internet will become widespread, or that the Company's offered Internet access and communications services will become widely adopted for these purposes. The failure of the market for business-related Internet solutions to continue to develop would adversely impact the Company's business, financial condition and results of operations.

     In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to the Company's existing products and services. The adoption of such new technologies or industry standards could render the Company's existing products and services obsolete and unmarketable. For example, the Company's services rely on the continued widespread commercial use of Transmission Control

Protocol/Internet Protocol ("TCP/IP"). Alternative open and proprietary protocol standards that compete with TCP/IP, including proprietary protocols developed by IBM and Novell, Inc., have been or are being developed. If the market for Internet access services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if the Internet access and services offered by the Company and its ISPs are not broadly accepted, the Company's business, operating results and financial condition will be materially adversely affected.

POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED OVER NETWORK; REGULATORY
MATTERS

     The law relating to liability of on-line service providers and ISPs for information carried on or disseminated through their networks is currently unsettled. A number of lawsuits have sought to impose such liability for defamatory speech and infringement of copyrighted materials. Although some courts have ruled that the 1996 Telecommunications Act immunizes ISPs from liability for defamatory material carried on their facilities, there can be no assurance that other courts will take a similar approach. In one case, a state court held that an on-line service provider could be found liable for defamatory materials provided through its service, on the ground that the service provider exercised active editorial control over postings to its service. Other courts have held that on-line service providers and ISPs may, under certain circumstances, be subject to damages for copying or distributing copyrighted materials. Although the Supreme Court has declared the Communications Decency Act ("CDA") to be unconstitutional as it applies to the transmission of indecent on-line communications to minors, state and federal statutes continue to prohibit the on-line distribution of obscene materials. The imposition upon ISPs or Web server hosts of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability. Such measures may require the expenditure of substantial resources or the discontinuation of certain product or service offerings, any of which could have a material adverse effect on the Company's business, operating results and financial condition.

     Although the Company is not currently subject to direct regulation by the Federal Communications Commission (the "FCC") or any other federal or state agency, changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes which directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which the Company may sell its services. For example, proposed regulations at the FCC would require discounted Internet connectivity rates for schools and libraries. Also, the FCC is considering whether ISPs should be required to pay access charges to local telephone companies for each minute that dial up users spend connected to ISPs through telephone company switches, and some telephone companies have requested similar relief from state regulatory commissions. The imposition of access charges would affect the Company's costs of serving dial up customers and could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE UPON SUPPLIERS; LIMITED SOURCES OF SUPPLY


     The Company relies on other companies to supply certain key components of its network infrastructure, including telecommunications services and networking equipment which, in the quantities and quality demanded by the Company, are available only from limited sources. For example, the Company currently relies on Cisco Systems to supply routers critical to the Company's network, and the Company could be adversely affected if routers from Cisco were to become unavailable on commercially reasonable terms. Sprint, MCI and MFS, which are competitors of the Company, are the Company's primary providers of data communications facilities and network capacity. The Company also is dependent upon LECs, which often are competitors of the Company, to provide telecommunications services and lease physical space to the Company for routers, modems and other equipment. The Company has from time to time experienced delays in receiving telecommunications services, which can lead to the loss of customers or prospective customers. There can be no assurance that, on an ongoing basis, the Company will be able to obtain such services on the scale and within the time frames required by the Company at a commercially reasonable cost, or at all. Failure to obtain or to continue to make use of such services would have a material adverse effect on the Company's business, operating results and financial condition.

FINANCIAL INFORMATION CONCERNING COMPLETED AND PROBABLE ACQUISITIONS


     The regional ISPs targeted by the Company for acquisition typically do not have audited financial statements and have varying degrees of internal controls and detailed financial information. The pro forma financial information in this Prospectus includes financial information concerning certain completed and probable acquisitions for which audited financial statements are not presently available. These companies are included in the "Pro Forma Financial Statements." While the Company believes such information to be reliable, the Company has only recently acquired certain of the companies and is in the process of performing its due diligence investigations of the other companies. There can be no assurance that the Company's due diligence investigations and subsequent audit will not reveal matters of significance, including with respect to liabilities, contingent or otherwise, of these companies.


ANTI-TAKEOVER PROVISIONS

     Certain provisions of Delaware law and the Company's Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and Bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. The Company's Certificate of Incorporation places certain restrictions on who may call a special meeting of stockholders. In addition, the Company's Board of Directors has the authority to issue up to 12,500,000 shares of undesignated preferred stock (the "Undesignated Preferred Stock") and to determine the price, rights, preferences, and privileges of those shares without any further vote or actions by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Undesignated Preferred Stock that may be issued in the future. The issuance of such shares of Undesignated Preferred Stock, while potentially providing desirable flexibility in connection with possible acquisitions and serving other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), which will prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless the business combination is approved in a prescribed manner. The application of Section 203 of the DGCL also could have the effect of delaying or preventing a change of control of the Company. In addition, the Company's Certificate of Incorporation provides that upon consummation of the Offering the Board of Directors will be divided into three classes of directors serving staggered terms and all stockholder actions must be effected at a duly called meeting and not by a consent in writing. The classification provision and the prohibition on stockholder action by written consent could have the effect of discouraging a third party from making a tender offer or otherwise attempting to gain control of the Company. Additionally, certain federal regulations require prior approval of certain transfers of control which could also have the effect of delaying, deferring or preventing a change of control. See "Description of Capital Stock -- Anti-Takeover Provisions."

DIVIDEND POLICY; RESTRICTION ON PAYMENT OF DIVIDENDS


     The Company does not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy." The Company's ability to pay dividends is limited by covenants imposed under the indenture, dated June 24, 1997, under which the 1997 Notes were issued (the "1997 Indenture"), the indenture, dated March 25, 1998, under which the 1998 Notes were issued (the "1998 Indenture"), and the Bank Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

DILUTION


     The public offering price may be substantially higher than the tangible book value of the outstanding Common Stock. Purchasers of Shares in the Offering will therefore experience immediate and substantial dilution in tangible book value per share, and the existing stockholders will receive a material increase in the tangible book value per share of their shares of Common Stock. The dilution to new investors will be $12.96 per Share after giving effect to the NTT Investment based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share.


NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock. There can be no assurance that an active trading market will develop or be sustained. The offering price has been determined by negotiations between the Company and the Underwriters and there can be no assurance that the prices at which the Common Stock will sell in the public market after the Offering will not be lower than the price at which the Common Stock is sold in the Offering. See "Underwriting." Historically, the market prices for securities of emerging companies in the telecommunications industry have been highly volatile. The trading price of the Common Stock after the Offering could be subject to wide fluctuations in response to numerous factors, including, but not limited to, quarterly variations in operating results, competition, announcements of technological innovations or new products by the Company or its competitors, product enhancements by the Company or its competitors, regulatory changes, any differences in actual results and results expected by investors and analysts, changes in financial estimates by securities analysts and other events or factors. In addition, the stock market has experienced volatility that has affected the market prices of equity securities of many companies and that often has been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, there will be outstanding 31,732,214 shares of Common Stock (or 32,482,214 shares if the Underwriters' over-allotment option is exercised in full) of which 26,732,214 are "restricted shares". Of these shares, the 5,000,000 shares (or up to 5,750,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock sold in the Offering will be freely tradeable without further restriction or further registration under the Securities Act, except for shares purchased by an affiliate (as such term is defined in the Securities Act) of the Company, which will be subject to the limitations of Rule 144 ("Rule 144") under the Securities Act. Subject to certain contractual limitations, holders of restricted shares generally will be entitled to sell these shares in the public securities market without registration either pursuant to Rule 144 (or Rule 145, as applicable) or any other applicable exemption under the Securities Act.



     Within 90 days of the date of this Prospectus, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under its equity incentive plans. As of April 10, 1998, options to purchase approximately 3,629,928 shares were outstanding under the Company's stock option plans.



     The Company, its directors and its executive officers, and certain stockholders, who hold, as of April 10, 1998 approximately 11,404,000 shares of Common Stock (or currently exercisable options to purchase Common Stock), have agreed not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock for a period of six months from the date of this Prospectus, without the prior written consent of Smith Barney Inc., except under limited circumstances. Approximately shares of Common Stock, and an additional 322,227 shares of Common Stock issuable upon exercise of outstanding options, will become saleable after the six-month lock-up period.



     In addition, NTT has agreed not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any NTT Shares for a period of six months from the date of the consummation of the NTT Investment without the prior written consent of the Company. The Company has agreed in the Underwriting Agreement (as defined) that it will not waive the sale restrictions imposed on NTT without the prior written consent of Smith Barney Inc.



     In connection with the Buyouts and acquisitions that involved the issuance of shares of Series D-1 Preferred Stock, the Company has entered into market standoff agreements with the holders of the Series D-1 Preferred Stock so issued, which restrictions expire in one-third increments on the six, twelve, and eighteen month anniversaries of the date of this Prospectus. Following the six-month, twelve-month and eighteen-month lock-up periods, approximately 745,852, 745,851 and 745,851 additional shares of Common Stock, respectively will become immediately saleable, subject to the limitations imposed by Rule 144.


     Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

YEAR 2000 COMPLIANCE

     Currently, many computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations. The Company is evaluating the Year 2000 issue as it relates to the Company's internal computer systems and third party computer systems with which the Company interacts. The Company expects to incur internal staff costs as well as consulting and other expenses related to these issues; these costs will be expensed as incurred. In addition, the appropriate course of action may include replacement or an upgrade of certain systems or equipment at a substantial cost to the Company. There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue could have a significant adverse impact on the Company's business, operating results and financial condition.

DISCRETIONARY AUTHORITY OVER USE OF NET PROCEEDS

     Management will retain a significant amount of discretion over the application of the net proceeds of the Offering. Because of the number and variability of factors that determine the Company's use of the net proceeds of the Offering, there can be no assurance that such applications will not vary substantially from the Company's current intentions. Pending such utilization the Company intends to invest the net proceeds of the Offering in short-term investment grade and government securities. See "Use of Proceeds."

FORWARD-LOOKING STATEMENTS


     The statements contained in this Prospectus that are not historical fact are "forward-looking statements" (as such term is defined in the Reform Act), which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions provided in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with an initial public offering. Management wishes to caution the reader that these forward-looking statements such as the timing, costs and scope of its acquisition of, or investments in, existing ISPs, the revenue and profitability levels of the ISPs in which it invests, the anticipated reduction in operating costs resulting from the integration and optimization of those ISPs, and other matters contained above and herein in this Prospectus regarding matters that are not historical facts, are only predictions. No assurance can be given that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized.

Because of the number and range of the assumptions underlying the Company's projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Therefore, the actual experience of the Company and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by the Company or any other person that these estimates and projections will be realized, and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                USE OF PROCEEDS


     The Company will receive approximately $80.8 million of net proceeds (after deducting the Underwriters' discounts and commissions and estimated expenses related to the Offering) from the Offering. The Company also will receive approximately $78.5 million in cash from the sale of the NTT Shares based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of at $17.50 per share. The combined net proceeds are expected to be used to further the Company's acquisition and investment strategy, to continue the development and implementation of the national backbone, customer care center, network operations center and billing and accounting services, and to fund the Company's general working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the Company's anticipated funding requirements.


     Management will retain a significant amount of discretion over the application of the net proceeds of the Offering. Because of the number and variability of factors that determine the Company's use of the net proceeds of the Offering, there can be no assurance that such applications will not vary substantially from the Company's current intentions. Pending such utilization, the Company intends to invest the net proceeds of the Offering in investment grade obligations of corporations, financial institutions and U.S. Government Securities. See "Risk Factors -- Discretionary Authority Over Use of Net Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                DIVIDEND POLICY


     The Company has never declared or paid any dividends on its Common Stock and does not expect to pay dividends in the foreseeable future. The Company's current policy is to retain all of its earnings to finance future growth and acquisitions. Furthermore, the terms of the 1997 Indenture, the 1998 Indenture and the Bank Facility place limitations on the Company's ability to pay dividends. Future dividends, if any, will be at the discretion of the Board and will depend upon, among other things, the Company's operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as the Board may deem relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION
                             (dollars in thousands)


     The following table sets forth at December 31, 1997 (i) the actual capitalization of the Company, (ii) the pro forma capitalization adjusted for the Completed and Proposed Acquisitions and Buyouts, and the conversion of all the outstanding Preferred Stock into Common Stock upon the completion of the Offering, and (iii) the pro forma capitalization adjusted to reflect the Offering, the proceeds from the 1998 Notes, the Refinancing, and the NTT Investment. This table should be read in conjunction with the Selected Consolidated Financial Data, the Unaudited Pro Forma Condensed Combined Financial Statements and the Historical Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                                       DECEMBER 31, 1997
                                                           ------------------------------------------
                                                                                         PRO FORMA
                                                           HISTORICAL   PRO FORMA(1)   AS ADJUSTED(2)
                                                           ----------   ------------   --------------
Cash and cash equivalents................................   $ 72,586      $ 27,299        $314,649
Restricted cash and securities...........................     40,554        40,554          27,822
                                                            ========      ========        ========
Long-term debt and capital lease obligations, net of
  current portions.......................................    142,321       143,651         272,694
                                                            --------      --------        --------
Redeemable preferred stock(3):
  Series A, par value $0.001 per share; 6,100,000 shares
     authorized: 6,033,333 shares outstanding............     18,080            --              --
  Series B, par value $0.001 per share; 10,117,000 shares
     authorized: 10,028,334 shares outstanding...........     59,193            --              --
  Series C, par value $0.001 per share; 2,500,000 shares
     authorized and outstanding..........................     19,976            --              --
                                                            --------      --------        --------
                                                              97,249            --              --
                                                            --------      --------        --------
Stockholders equity (deficit):
  Preferred stock, Series D-1, par value $0.001 per
     share; 3,000,000 shares authorized: 680,000 shares
     outstanding (2,384,000 shares pro forma)(3).........     10,200            --              --
  Common stock, par value $0.001 per share; 35,133,000
     shares authorized; 1,254,533 shares outstanding
     historical; 22,200,200 shares pro forma; 31,838,927
     shares pro forma -- as adjusted and additional paid
     in capital(4).......................................      1,598       134,607         293,952
  Warrants...............................................     12,675        12,675          12,675
  Accumulated deficit....................................    (51,474)      (51,474)        (61,578)
                                                            --------      --------        --------
          Total stockholders' equity (deficit)...........    (27,001)       95,808         245,049
                                                            --------      --------        --------
          Total capitalization...........................   $212,569      $239,459        $517,743
                                                            ========      ========        ========


---------------


(1) Pro forma for (i) the Completed and Proposed Acquisitions as if they had occurred on December 31, 1997, (ii) the conversion of the Preferred Stock into Common Stock upon completion of the Offering and (iii) 1,704,000 shares of Series D-1 Preferred Stock issued and proposed to be issued in connection with acquisitions and Buyouts completed or proposed subsequent to December 31, 1997 as if they had occurred on December 31, 1997. See "Unaudited Pro Forma Condensed Combined Financial Statements."



(2) As adjusted (a) to give effect to (i) the Offering after deducting the Underwriter's discounts and commissions and estimated expenses, (ii) the proceeds from the 1998 Notes and the application of the proceeds therefrom to effect the Refinancing, and (iii) the sale of 4,638,727 shares of Common Stock to NTT for approximately $78.5 million (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share) concurrently with the Offering, and (b) to reflect an extraordinary charge of approximately $10.1 million for the loss on early extinguishment of $50.0 million of 1997 Notes, representing the excess of the repurchase price over the carrying value of the 1997 Notes as of December 31, 1997.


(3) All of the shares of the Company's Preferred Stock are convertible into Common Stock on a one-for-one basis, subject to certain anti-dilution adjustments. The shares of Series A, B and C Preferred Stock are subject to mandatory redemption beginning on October 10, 2004, and are subject to mandatory conversion into Common Stock upon consummation of the Offering.


(4) Includes 1,704,000 shares of Series D-1 Preferred Stock that as of December 31, 1997 were issued and proposed to be issued in connection with Acquisitions and Buyouts which have been assumed to have been converted to Common Stock for pro forma and pro forma as adjusted purposes. Does not include 2,237,050 shares of Common Stock reserved for issuance pursuant to outstanding stock options as of December 31, 1997, or 2,112,480 shares of Common Stock issuable upon exercise of outstanding warrants.

                                    DILUTION


     The net tangible book value (deficit) of the Company at December 31, 1997, after giving effect to the conversion of the Preferred Stock into Common Stock which will occur upon completion of the Offering, was ($22.6) million or ($1.11) per share of Common Stock. "Net tangible book value" per share represents total tangible assets of the Company less total liabilities, divided by the total number of shares of Common Stock outstanding. After giving effect to (i) the sale of 5,000,000 shares of Common Stock offered hereby at an assumed Price to Public of $17.50 per share, after deducting the underwriting discounts and commissions and estimated offering expenses, and, (ii) the sale of 4,638,727 shares of Common Stock pursuant to the NTT Investment (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share), the pro forma net tangible book value of the Company as of December 31, 1997 would be $136.7 million or $4.54 per share. This represents an immediate increase in net tangible book value of $5.65 per share to existing stockholders and an immediate dilution of $12.96 per share to purchasers of Common Stock in the Offering.



Initial public offering price per share.....................            $17.50
  Net tangible book value (deficit) per share before the
     Offering(1)............................................  $(1.11)
  Increase per share attributable to new investors in the
     Offering and the NTT Investment........................    5.65
                                                              ------
Net tangible book value per share after the Offering........              4.54
                                                                        ------
Dilution per share to investors in the Offering.............            $12.96
                                                                        ======


---------------

(1) Based on 20,496,200 shares of Common Stock outstanding as of December 31, 1997 after giving effect to the conversion of all outstanding Preferred Stock.


     The following table summarizes, on a pro forma basis as of December 31, 1997, the actual number of shares of Common Stock purchased from the Company, the actual total consideration paid and the average price paid per share by the existing stockholders (assuming conversion of the Preferred Stock into Common Stock upon completion of the Offering), by NTT and by new investors purchasing shares of Common Stock in the Offering (at an assumed initial public offering price of $17.50 per share before deducting underwriting discounts and commissions and estimated offering expenses):



                                SHARES PURCHASED(1)     TOTAL CONSIDERATION
                                --------------------   ----------------------   AVERAGE PRICE
                                  NUMBER     PERCENT      AMOUNT      PERCENT     PER SHARE
                                ----------   -------   ------------   -------   -------------
Existing stockholders.........  20,496,200     68.0%   $121,722,385     42.3%      $ 5.94
New investors in the
  Offering....................   5,000,000     16.6      87,500,000     30.4        17.50
NTT...........................   4,638,727     15.4    $ 78,539,446     27.3        16.93
                                ----------   ------    ------------   ------
          Total...............  30,134,927    100.0%   $287,761,831    100.0%
                                ==========   ======    ============   ======


---------------


(1) Excludes (i) up to 9,200,000 shares of Common Stock that, effective upon consummation of the Offering, will be reserved for issuance under the Company's stock option plans, of which 3,629,928 shares were issuable upon exercise of outstanding options as of April 10, 1998 at a weighted average exercise price of $9.14 per share, (ii) 2,112,480 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $.01 per share, and (iii) 3,000,000 shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes to Consolidated Financial Statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                (dollars in thousands, except per share amounts)

     The selected historical consolidated financial data as of and for the period from inception (March 1, 1996) to December 31, 1996 and as of and for the year ended December 31, 1997 have been derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

     The information set forth below should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the historical Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. Results of operations for the year ended December 31, 1997 are not necessarily indicative of results of operations for future periods. The Company's development and expansion activities, including acquisitions, during the periods shown below significantly affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                             HISTORICAL                PRO FORMA(1)(2)
                                                  --------------------------------     ---------------
                                                    PERIOD FROM
                                                     INCEPTION
                                                  (MARCH 1, 1996)      YEAR ENDED        YEAR ENDED
                                                  TO DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                       1996               1997              1997
                                                  ---------------     ------------     ---------------
STATEMENT OF OPERATIONS DATA:
Revenue:
  Dedicated connectivity........................     $  1,100          $   16,383        $    46,330
  Dial-up connectivity..........................        1,139               7,093             16,725
  Enhanced services and other...................          126              12,216             25,210
                                                     --------          ----------        -----------
          Total revenue.........................        2,365              35,692             88,265
Costs and expenses:
  Internet services operating costs.............          974              15,974             38,145
  Selling, general and administrative and
     other......................................        7,002              49,383             82,070
  Depreciation and amortization.................          669              10,624             25,911
                                                     --------          ----------        -----------
     Total costs and expenses...................        8,645              75,981            146,126
                                                     --------          ----------        -----------
     Loss from operations.......................       (6,280)            (40,289)           (57,861)
Other income (expense):
  Interest income...............................          593               6,080              6,147
  Interest expense..............................         (115)            (11,826)           (12,417)
  Equity in losses of affiliates................           --              (1,958)                --
Minority interests..............................          680               1,924                 --
                                                     --------          ----------        -----------
          Net loss..............................       (5,122)            (46,069)           (64,131)
Accretion of redeemable preferred stock to
  liquidation value.............................          (23)               (260)                --
                                                     --------          ----------        -----------
          Net loss attributable to common
            stockholders........................     $ (5,145)         $  (46,329)       $   (64,131)
                                                     ========          ==========        ===========
Loss per common share -- basic and diluted(3)...     $  (5.29)         $   (40.47)       $     (2.90)
                                                     ========          ==========        ===========
Weighted average common shares
  outstanding -- basic and diluted..............      971,748           1,144,685         22,090,352
                                                     ========          ==========        ===========
OTHER DATA:
EBITDA(4).......................................     $ (5,611)         $  (29,665)       $   (31,950)
Capital expenditures(5).........................        3,430              14,547             14,547
Cash flows information:
  Net cash used by operating activities.........       (2,326)            (35,323)
  Net cash used by investing activities.........       (9,123)           (120,329)
  Net cash provided by financing activities.....       77,916             161,772

                                                                     AS OF DECEMBER 31, 1997
                                                 AS OF       ----------------------------------------
                                              DECEMBER 31,                               PRO FORMA
                                                  1996        ACTUAL    PRO FORMA(1)   AS ADJUSTED(6)
                                              ------------   --------   ------------   --------------
BALANCE SHEET DATA:
Cash and cash equivalents...................    $66,467      $ 72,586     $ 27,299        $314,649
Restricted cash and securities..............         --        40,554       40,554          27,822
Goodwill, net...............................      8,736        83,216      152,241         152,241
Total assets................................     82,628       246,471      276,058         555,888
Long-term debt and capital lease
  obligations, net of discount..............        106       142,321      143,651         272,694
Redeemable preferred stock..................     76,877        97,249           --              --
Stockholders' equity (deficit)..............     (4,055)      (27,001)      95,808         245,049


---------------


(1) Pro forma for the Completed and Proposed Acquisitions as if they had occurred on December 31, 1997 for balance sheet purposes and on January 1, 1997 for statement of operations data purposes and the conversion of the Preferred Stock into Common Stock upon completion of the Offering. See "Unaudited Pro Forma Condensed Combined Financial Statements."



(2) Pro forma interest expense, including amortization of debt issuance costs, assuming that the 1998 Notes had been issued on January 1, 1997 and after giving effect to the Refinancing, totaled $27.3 million for the year ended December 31, 1997.



(3) The Company paid no cash dividends on its Common Stock during the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997.



(4) EBITDA represents earnings (loss) from operations before interest, taxes, depreciation, amortization and provision for loss on write-offs of investments in ISPs and fixed assets. The primary measure of operating performance is net earnings (loss). Although EBITDA is a measure commonly used in the Company's industry, it should not be construed as an alternative to net earnings (loss), determined in accordance with generally accepted accounting principles ("GAAP"), as an indicator of operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP. In addition, the measure of EBITDA presented herein by the Company may not be comparable to other similarly titled measures of other companies.



(5) Excludes equipment and leasehold improvements acquired in business acquisitions.



(6) As adjusted (a) to give effect to (i) the Offering after deducting the Underwriters' discounts and commissions and estimated expenses, (ii) the proceeds from the 1998 Notes and the application of the proceeds therefrom to effect the Refinancing, and (iii) the sale of 4,638,727 shares of Common Stock to NTT for $78.5 million (based upon an initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share), concurrently with the Offering, and (b) to reflect an extraordinary charge of approximately $10.1 million for the loss on early extinguishment of $50.0 million of 1997 Notes, representing the excess of the repurchase price over the carrying value of the 1997 Notes as of December 31, 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion and analysis is based on the historical and pro forma results of the Company and includes a number of ISPs acquired at various times. See "Unaudited Pro Forma Condensed Combined Financial Statements" for the basis of presentation and those business acquisitions included therein. Investments in ISP affiliates in which Verio acquires a minority interest are accounted for at cost. Investments in ISP affiliates in which Verio acquires a majority interest through the acquisition of net assets, common stock or convertible preferred stock, and exercises significant control over the operations are accounted for using the purchase method of accounting and, accordingly, the financial results of these ISPs have been consolidated with those of the Company. Certain statements set forth below constitute "forward-looking statements" within the meaning of the Reform Act. The safe harbor provisions provided in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with an initial public offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. See "Risk Factors -- Forward-Looking Statements."


OVERVIEW


     Verio is a leading national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Since its inception in March 1996, the Company has rapidly established a national presence through the acquisition, integration, and growth of local ISPs with a business customer focus. Verio believes that small and medium sized businesses represent an attractive target market for the provision of Internet services due to this market's low current penetration levels and customer churn, and the expanding Internet needs of these businesses. The Company believes it has a unique competitive advantage in serving small and medium sized business customers through the combination of the technical competency, hands-on support and entrepreneurial culture of locally based ISPs with the quality and economic efficiency of Verio's national network, operational infrastructure and financial strength. Verio has quickly built critical mass by acquiring the stock or assets of, or making significant investments in, over 30 ISPs that provide a comprehensive range of Internet connectivity and enhanced products and services to over 80,000 customer accounts in 33 of the top 50 MSAs in the country, with combined revenues of approximately $23.2 million for the three months ended December 31, 1997.



     From March 1996 through September 1997, Verio's strategy was to acquire 51% to 100% of a large regional ISP, and a minority interest in smaller ISPs within each region. Verio now seeks to acquire 100% of new ISPs, and is in the process of bringing its ownership interest in its existing ISPs to 100%. Upon achieving 100% ownership of its ISPs in a region, Verio then consolidates the management teams, network operations, and marketing efforts within that region. While some one-time costs are incurred in these consolidation efforts, Verio believes that the combined organizations will be able to increase revenues faster and more cost effectively. In addition, 100% ownership facilitates the introduction of the Verio brand name, a suite of nationwide product offerings, and the transition of all ISPs onto Verio's national network and financial systems.



     In conjunction with the consolidation of its regional operations, as of December 31, 1997, the Company had completed the Buyout of four of its initially non-wholly owned ISPs. Since then, the Company has completed eight additional Buyouts and intends to complete the Buyouts of the four remaining ISPs in which it did not initially acquire 100% ownership during the remainder of 1998. The Company expects to consummate two of those four remaining Buyouts prior to or concurrently with the Offering, and considers those two Buyouts to be probable. Verio has incurred and expects to incur costs of approximately $50.0 million, in the aggregate, in 1998 in connection with the Buyouts, which have been and will be paid with a combination of cash and preferred stock of Verio. As a result of its acquisitions, and the limited amount of fixed assets required to operate an ISP, Verio has recorded significant amounts of goodwill, and expects goodwill to increase significantly during 1998.


     To fund its acquisitions and operations, Verio has raised approximately $100.0 million of equity capital primarily from venture capital funds and Brooks (recently acquired by WorldCom, Inc.). It also issued $150.0 million principal amount of 1997 Notes to a group of institutional investors and Brooks, $100.0 million of which remain outstanding following the Refinancing. On March 25, 1998, the Company consummated the sale of $175.0 million principal amount of 1998 Notes, a portion of the proceeds of which was used to effect the Refinancing. See "-- Liquidity and Capital Resources" and "Certain Transactions."


RESULTS OF OPERATIONS

  REVENUE

     The Company derives the majority of its revenues from business customers who purchase Internet connections and enhanced services such as Web hosting. Verio's ISP affiliates offer a broad range of connectivity options to their customers including dedicated, dial-up, ISDN, frame relay and point-to-point connections. Dedicated customers typically sign a contract for one to three years of service that provides for fixed, recurring monthly service charges, and pay a one-time setup fee. These charges vary depending on the type of service, the length of the contract, and local market conditions. Dial-up customers also typically pay a one-time setup fee and recurring monthly service charges. Fees and service charges for enhanced services vary from product to product. For example, Web hosting customers pay a one-time setup fee and fixed monthly service charges that vary depending on the amount of disk space and bandwidth required. Additional sources of revenue include e-commerce, virtual private networks, security services, co-location services, consulting and the sales of equipment and customer circuits. Revenue related to Internet connectivity and enhanced services is recognized as the services are provided. Amounts billed relating to future periods are recorded as deferred revenue and amortized monthly as services are rendered.

     Currently, connectivity services provide a majority of total revenues. However, revenues from enhanced services, especially Web hosting, are expected to represent an increasing percentage of total revenues in future periods. Revenue from business customers currently represents more than 80% of total revenues and is projected to increase as a percent of total revenues. In addition to the growth that the Company is achieving through acquisitions, revenues are also expected to increase due to the internal growth of consolidated ISPs. For ISPs consolidated for the entire fiscal year of 1997, revenue increased an average of 16% quarter-over-quarter for the three quarters ended December 31, 1997.

  Year Ended December 31, 1997 Compared to the Period from Inception to December 31, 1996


     Total consolidated revenues were $35.7 million for the year ended December 31, 1997, compared to $2.4 million for the period from inception (March 1, 1996) to December 31, 1996 (the "1996 Period"). Internet connectivity represented 66% and 95% of total revenue for the year ended December 31, 1997 and the 1996 Period, respectively, with the balance derived from enhanced services and other, which include Web hosting, consulting, sales of equipment and customer circuits. The increase in dedicated and dial-up revenues and enhanced services and other revenues for the year ended December 31, 1997 compared to the 1996 Period was primarily due to the acquisitions of ISPs subsequent to December 31, 1996 and the longer period covered. Twenty-two ISPs were included in the consolidated financial statements at December 31, 1997, three of which were included in the consolidated financial statements for the entire year ended December 31, 1997. Three ISPs were included in the consolidated financial statements at December 31, 1996. The increase in enhanced services as a percentage of total revenue is due to a change in the revenue mix resulting from acquisitions and increased sales of enhanced services.


  COSTS AND EXPENSES


     Internet services operating costs consist primarily of local telecommunication expense, Internet access expense and the cost of equipment and customer circuits sold. Local telecommunications expense represents the cost of transporting data between the Company's POPs and a transit provider, or various Internet access points. Internet access expense includes the cost incurred by the Company to transport its Internet traffic and for its national network. In some instances the Company also will pay for the local telecommunications line(s) from the customer's location to one of the POPs. As of December 31, 1997, 25 ISP affiliates were utilizing the Verio national network for their Internet access and paying Verio for these network services based on their bandwidth requirements. The Company recently signed a long-term long haul capacity agreement with Qwest in order to reduce the per unit costs of such services. There will not be a significant effect on the results for 1998 from this agreement due to the time required to convert from existing circuits; however, the Company expects that the pricing advantages provided by this agreement will substantially reduce the cost of these services in future years. Additionally, the Company has the right to fund its minimum commitment, which would allow the capitalization of costs (to the extent prepaid) under this contract. Such capitalized costs would be amortized to operations over the term of the agreement. The amount of the prepayment currently would be approximately $60.0 million.


     Selling, general and administrative and other expenses consist primarily of salaries and related employment expenses, consulting, travel and entertainment, rent, and utilities. Depreciation is provided over the estimated useful lives of the assets ranging from 3 to 5 years using the straight-line method. The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a ten-year period.

  Year Ended December 31, 1997 Compared to the Period from Inception to December 31, 1996


     Internet services operating costs were 45% and 41% of total revenues for the year ended December 31, 1997 and the 1996 Period, respectively. Selling, general and administrative and other expenses were 138% and 296% of revenues for the year ended December 31, 1997 and the 1996 Period, respectively. The Company expects Internet services operating costs to increase in absolute dollars but to decrease as a percentage of total revenues over time as additional ISP affiliates are added onto Verio's national network, as enhanced services become a larger percentage of total revenues, and as the Qwest agreement is implemented. The Company expects selling, general and administrative expenses to continue to increase in absolute dollars but to decrease as a percentage of total revenues as the Company acquires additional ISPs, allowing it to spread its corporate overhead over a larger revenue base, as its scaleable systems reduce the incremental costs of additional revenues, as sales force productivity increases with experience, and as indirect selling channels are expanded. The anticipated increases in absolute dollar terms will be primarily due to increased personnel resulting from acquisitions, and additional expenditures in sales and marketing. Depreciation and goodwill amortization are expected to continue to increase significantly as a result of the Company's acquisition and investment strategies. Also, the Company will continue to have non-recurring expenses related to its strategy of acquiring and regionalizing groups of ISPs. The significant increase in Internet services operating costs and expenses and in selling, general and administrative and other expenses, for the year ended December 31, 1997 compared to the 1996 Period was primarily due to the acquisitions of ISPs subsequent to December 31, 1996 and the longer period covered. Twenty-two ISPs were included in the consolidated financial statements at December 31, 1997, three of which were included in the consolidated financial statements for the entire year ended December 31, 1997. Three ISPs were included in the consolidated financial statements at December 31, 1996.


  OTHER EXPENSES


     During the year ended December 31, 1997, the Company recognized equity in losses of affiliates in the amount of $1,958,000, representing losses of those affiliates in excess of the equity of the common shareholders of the affiliates. See Note 1 to the Consolidated Financial Statements of the Company.



     Interest expense increased from $115,000 in the 1996 Period to $11.8 million for the year ended December 31, 1997 primarily as a result of the completion of the $150.0 million placement of the 1997 Notes on June 24, 1997. Interest expense is expected to increase in 1998, reflecting a full year's interest on the 1997 Notes and interest due on the 1998 Notes.


  INCOME TAXES

     As of December 31, 1997, the Company had a net operating loss carryforward for federal income tax purposes of approximately $49.9 million which is available to offset future federal taxable income, if any, through 2011. The utilization of a portion of the net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code. No tax benefit for such losses has been recorded by the Company in 1996 or 1997 due to uncertainties regarding the utilization of the loss carryforward.

QUARTERLY RESULTS OF OPERATIONS


                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                 1997         1997          1997             1997
                                               ---------    --------    -------------    ------------
                                                               (DOLLARS IN THOUSANDS)
Revenue:
  Dedicated connectivity.....................   $ 1,954     $ 3,852       $  4,314         $  6,263
  Dial-up connectivity.......................     1,106       1,564          1,644            2,779
  Enhanced services and other................     1,354       2,833          3,666            4,363
                                                -------     -------       --------         --------
          Total revenue......................     4,414       8,249          9,624           13,405
Costs and expenses:
  Internet services operating costs..........     2,042       3,433          4,029            6,470
  Selling, general and administrative and
     other...................................     6,718      11,122         13,393           18,150
  Depreciation and amortization..............     1,246       2,548          2,943            3,887
                                                -------     -------       --------         --------
     Total costs and expenses................    10,006      17,103         20,365           28,507
                                                -------     -------       --------         --------
     Loss from operations....................   $(5,592)    $(8,854)      $(10,741)        $(15,102)
                                                =======     =======       ========         ========
EBITDA.......................................   $(4,346)    $(6,306)      $ (7,798)        $(11,215)
                                                =======     =======       ========         ========



                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                 1997         1997          1997             1997
                                               ---------    --------    -------------    ------------
                                                         (AS A PERCENTAGE OF TOTAL REVENUE)
Total revenue................................      100%        100%           100%             100%
Costs and expenses:
  Internet services operating costs..........       46%         42%            42%              48%
  Selling, general and administrative and
     other...................................      152%        135%           139%             135%
  Depreciation and amortization..............       28%         31%            31%              29%
     Total costs and expenses................      227%        207%           212%             213%
     Loss from operations....................     (127%)      (107%)         (112%)           (113%)

EBITDA.......................................      (98%)       (76%)          (81%)            (84%)



     The Company's operating results have fluctuated in the past and may in the future fluctuate significantly depending upon a variety of factors, including the incurrence of capital costs and costs associated with the Buyouts and the introduction of value-added enhanced services and new services by the Company. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; customer retention rate; changes in pricing policies and product offerings by the Company's competitors; growth in demand for network and Internet access services; one-time costs associated with regional consolidation; and general telecommunications services' performance and availability. The Company also has experienced seasonal variation in Internet use and, therefore, revenue streams may fluctuate accordingly. As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance.


LIQUIDITY AND CAPITAL RESOURCES


     The Company's business has required and will continue to require substantial capital for investments in ISP affiliates, the acquisition of additional ISPs, the Buyouts of remaining interests in ISPs, capital expenditures for expansion of services, operating losses and working capital.

     Net cash used by operating activities was $35.3 million during the year ended December 31, 1997, which includes a decrease of $88,000 in working capital. Net cash used by investing activities was $120.3 million during the year ended December 31, 1997, which includes the investment of restricted cash totalling $46.6 million from the proceeds of the 1997 Notes, and approximately $64.0 million for acquisitions. Net cash provided by financing activities was $161.8 million during the year ended December 31, 1997, primarily from the sale of 2,500,000 shares of Series C Preferred Stock for gross proceeds of approximately $20.0 million and issuance of the 1997 Notes for gross proceeds of approximately $150.0 million.


     Since inception, the Company has financed itself primarily through the private sale of Preferred Stock and debt and, to a lesser extent, Common Stock. In 1996, the Company raised approximately $79.2 million (gross) through the issuance of Common Stock, Series A Preferred Stock and Series B Preferred Stock. In June 1996, the Company sold 6,033,333 shares of Series A Preferred Stock and in December 1996, the Company sold 10,000,000 shares of Series B Preferred Stock for gross proceeds of approximately $18.1 million and approximately $60.0 million, respectively. During the course of 1996, 1,090,000 shares of Common Stock were sold for gross proceeds of approximately $1.1 million. In 1997, an additional 164,533 shares of Common Stock were issued for approximately $508,000. In May 1997, the Company completed the sale of 2,500,000 shares of Series C Preferred Stock for gross proceeds of approximately $20.0 million. In December 1997, the Company issued 680,000 shares of Series D-1 Preferred Stock to fund a portion of the acquisition cost of one affiliate. Each share of Preferred Stock is convertible into Common Stock on a one-for-one basis.


     On June 24, 1997, the Company completed the placement of $150.0 million principal amount of the 1997 Notes and attached warrants (the "Warrants"). One hundred fifty thousand units were issued, each consisting of $1,000 principal amount of the 1997 Notes and eight Warrants, with each Warrant entitling the holder thereof to purchase 1.76 shares of the Company's Common Stock at a price of $.01 per share, for a total of 2,112,480 shares of Common Stock. The Warrants and the 1997 Notes were separated on December 15, 1997. The 1997 Notes mature on June 15, 2004. Interest on the 1997 Notes, at the annual rate of 13 1/2%, is payable semi-annually in arrears on June 15 and December 15 of each year. Concurrent with the completion of the sale of the 1997 Notes, the Company was required to deposit funds into an escrow account in an amount that together with interest would be sufficient to fund the first five interest payments on the 1997 Notes. Upon consummation of the sale of the 1998 Notes and the Refinancing, that portion of the escrowed amount attributable to the principal amount of the 1997 Notes refinanced was released to the Company. The 1997 Notes are redeemable at the option of the Company commencing June 15, 2002. The 1997 Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future unsecured and senior indebtedness. The 1997 Notes impose significant limitations on the Company's ability to incur additional indebtedness unless the Company's Consolidated Pro Forma Interest Coverage Ratio (as defined) is greater than or equal to 1.8 to 1.0 prior to June 30, 1999, or
2.5 to 1.0 on or after that date. The Company is also limited in its ability to pay dividends or make Restricted Payments (as defined), to engage in businesses other than the internet service business, and to place liens on its assets for the benefit of persons other than the bondholders, among other restrictions. If a Change of Control (as defined in the 1997 Indenture) occurs, the Company is required to make an offer to purchase all of the Notes then outstanding at a price equal to 101% of the principal amount, plus accrued and unpaid interest.



     On March 25, 1998, the Company completed the placement of $175.0 million principal amount of the 1998 Notes. The 1998 Notes mature on April 1, 2005. Interest on the 1998 Notes, at the annual rate of 10 3/8%, is payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998. The 1998 Notes are redeemable at the option of the Company commencing April 1, 2002. The 1998 Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future unsecured and senior indebtedness. The 1998 Notes contain terms that are substantially similar to the 1997 Notes. The Company used approximately $54.5 million of the proceeds plus accrued interest to effect the Refinancing. As a result of the Refinancing, the Company was refunded approximately $13.3 million from the escrow account for the 1997 Notes, of which approximately $1.9 million was used to pay accrued and unpaid interest on the $50.0 million principal amount of 1997 Notes repurchased from Brooks.



     On April 6, 1998, Verio entered into the Bank Facility with a group of commercial lending institutions that committed to provide a $57.5 million revolving credit facility secured by the stock of the ISPs that Verio owns currently or may own in the future and the Capacity Agreement (as defined). See "Business -- Verio National Network." The Chase Manhattan Bank serves as agent for the Bank Facility. The Bank Facility requires no payments of principal until its maturity on December 31, 1999. The terms of the Bank Facility provide for borrowings at LIBOR + 3%, with a 1% decrease in that rate if the Company has completed a public equity offering of $50.0 million or more. If the Company has not completed such an offering by December 31, 1998, or by June 30, 1999, there will be a 2% increase in the rate on each such date. There is a commitment fee of 1/2% per annum on the undrawn amount of the Bank Facility and a one-time fee of 1/2% on any amounts drawn. The last $3.0 million of the Bank Facility cannot be drawn except for the payment of interest.



     The Bank Facility sets forth covenants restricting, among other things, the Company's ability to borrow, to guarantee the debt of others, and to make borrowings at the subsidiary level. The Company is also limited in its ability to enter into transactions with affiliates, create liens on its assets, and make certain investments. In particular, Indebtedness (less cash) may not exceed 2.35 times annualized pro forma revenues for the most recent fiscal quarter. Dividends and certain types of investments are prohibited, as are liens incurred for borrowed money. Borrowings under the Bank Facility would be required to be paid down with the proceeds of new Indebtedness (as defined), certain asset sales, Excess Cash Flow (as defined), or the net proceeds from insurance claims.



     On April 7, 1998, the Company entered into agreements establishing a strategic relationship with NTT pursuant to which the Company agreed to sell to NTT, concurrently with and conditioned upon consummation of the Offering, a number of Common Shares equal to the lesser of (i) 12.5% of the total number of outstanding shares of Common Stock, on a fully diluted and fully converted basis (taking into account the Offering and the NTT Investment) or (ii) the quotient of $100.0 million divided by 96.75% of the Price to Public in the Offering. See "Business -- NTT Strategic Relationship."


     As of December 31, 1997, the Company had approximately $72.6 million in cash and cash equivalents (excluding restricted cash). The Company's business plan currently anticipates investments of approximately $175.0 million in 1998 for capital expenditures, ISP acquisitions, operating losses and working capital. The Company's anticipated expenditures are inherently uncertain and will vary widely based on many factors including the operating performance and working capital requirements of the Company and its existing ISP affiliates, the number and size of additional ISPs acquired or invested in by the Company, the cost of such additional acquisitions and investments, the operating performance and working capital requirements of the Company's ISP affiliates including any additional ISP affiliates and capital expenditure requirements of the Company and any existing or additional ISPs. Accordingly, the Company may need significant amounts in excess of its plan, and no assurances can be given as the actual amounts of the Company's expenditures and additional capital requirements.


     The Company expects to meet its capital needs with cash on hand, proceeds from the sale, or issuance of capital stock, credit facilities (including the Bank Facility), and lease financing. There can be no assurance that the Company will have sufficient resources to fund its investment programs, particularly if operating losses continue to increase. EBITDA decreased from negative $5.6 million in the 1996 Period to negative $29.7 million in 1997 despite an increase in revenues from $2.4 million to $34.7 million, respectively. The Company incurred $49.4 million in selling, general and administrative expenses in 1997 as it invested in scaleable systems, hiring and sales training, and network improvements, that it expects will result in incremental revenue at reduced incremental costs. The Company will have to increase revenues without a commensurate increase in costs to generate sufficient cash to enable it to meet its debt service obligations as described above. There can be no assurance that the Company will be able to service its indebtedness. Insufficient funding may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete. In addition, the Company's operating flexibility with respect to certain business activities is limited by covenants associated with its indebtedness. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in business activities that may be in the interest of the Company.

FORWARD-LOOKING STATEMENTS



     The statements included in the discussion and analysis above that are not historical fact are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions provided in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with an initial public offering. Management cautions the reader that these forward-looking statements addressing the timing, costs and scope of its acquisition of, or investments in, existing ISPs, the revenue and profitability levels of the ISPs in which it invests, the anticipated reduction in operating costs resulting from the integration and optimization of those ISPs, and other statements regarding matters that are not historical facts, are only predictions. No assurance can be given that future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized. Because of the number and range of the assumptions underlying the Company's projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions will not materialize and unanticipated events and circumstances may occur subsequent to the date of this report. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Therefore, the actual experience of the Company and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that these estimates and projections will be realized and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                    BUSINESS

OVERVIEW

     Verio is a leading national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Since its inception in March 1996, the Company has rapidly established a national presence through the acquisition, integration, and growth of local ISPs with a business customer focus. Verio believes that small and medium sized businesses represent an attractive target market for the provision of Internet services due to this market's low current penetration levels and customer churn rates, and the expanding Internet needs of these businesses. Because of their limited internal technical resources, small and medium sized businesses also typically require hands-on local support and highly reliable turnkey solutions for mission critical applications. Verio further believes that these needs currently are underserved by both the national and local ISPs. While national ISPs lack the local presence to provide customized, hands-on service, local ISPs typically lack the scale and resources required to provide dedicated, high-capacity Internet access, around-the-clock support and tailored product offerings at competitive prices.


     The Company believes it has a unique competitive advantage in serving small and medium sized business customers through the combination of the technical competency, hands-on support and entrepreneurial culture of locally based ISPs with the quality and economic efficiency of Verio's national network, operational infrastructure and financial strength. Verio has quickly built critical mass by acquiring the stock or assets of, or making significant investments in, over 30 ISPs that provide a comprehensive range of Internet connectivity and enhanced products and services to over 80,000 customer accounts in 33 of the top 50 MSAs in the country, with combined revenues of approximately $23.2 million for the three months ended December 31, 1997. The Company integrates and optimizes the operations of its ISPs by consolidating their operations into regional operating units with centralized regional management, connecting their local networks to Verio's high-speed, highly reliable national backbone, and providing them with Verio's integrated national support services.



     Verio believes that a critical factor in the successful implementation of its business strategy is the quality of its management team and Board of Directors. The Company's senior management team and Board of Directors have previously successfully executed similar consolidation strategies and have considerable experience in the management and growth of recurring revenue-based telecommunications businesses. Management believes that its experience in the deployment of similar systems and services in other emerging telecommunications industries can be leveraged to significantly improve the quality of services currently available in the Internet service industry.


INDUSTRY BACKGROUND


     Internet connectivity and enhanced Internet services represent two of the fastest growing segments of the telecommunications services market. Total ISP revenues in the United States are projected to grow from $3.3 billion in 1996 to $18.3 billion in 2000, according to IDC, an independent company that prepares market studies relating to the Internet. The availability of Internet connectivity, advancements in technologies required to navigate the Internet, and the proliferation of content and applications available over the Internet have attracted a rapidly growing number of users. Businesses are increasingly recognizing that the Internet can significantly enhance communications among geographically distributed offices and employees as well as with customers and suppliers. In addition, the Internet presents a compelling profit opportunity for businesses as it enables them to reduce operating costs, access valuable information and reach new markets. As a result, businesses increasingly are utilizing the Internet for mission critical applications such as sales, customer service and project coordination. IDC estimates that U.S. corporate dedicated access revenues will grow from $1.1 billion in 1996 to $5.6 billion in 2000, representing a 50% compounded annual growth rate. There can be no assurance that the bases for these projections or the results generated thereby will be realized.


     In addition to Internet connectivity, business customers increasingly are seeking a variety of enhanced products and applications to take full advantage of the Internet. For example, a growing number of businesses are implementing secured virtual private networks ("VPNs") over the Internet as a more economical option than dedicated private networks. Technological advances such as increases in microprocessor speeds, the introduction of innovative software tools and the development of higher bandwidth data networking technology have led to rapid innovation and development of enhanced Internet services. The principal enhanced services being offered by business-oriented ISPs today include Web hosting, security, e-commerce, virtual private networks (sometimes called "intranets" and "extranets"), and advanced Internet applications such as voice and fax, video conferencing and data storage and retrieval solutions. According to IDC, enhanced services is the fastest growing segment of the Internet services market and is expected to grow from $126 million in 1996 to over $7 billion in 2000. As business users of the Internet adopt enhanced services, they also require additional bandwidth to support their expanded use of the Internet. The Company expects this trend to continue as high-bandwidth enhanced services continue to be developed, improve and proliferate and as Internet usage continues to expand.

     Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the U.S., and use of the Internet by this market segment is expected to grow substantially from its current low level of market penetration. IDC predicts that dedicated connections to the Internet for small and medium sized businesses will grow from approximately 90,000 in 1996 to just under 800,000 in 2000, representing a 73% compounded annual growth rate. Small and medium sized businesses generally seek an ISP with locally based personnel who are readily available to respond in-person to technical issues, who can assist in developing and implementing the customer's effective use of the Internet, and with whom they can establish a stable and long-term relationship. In addition, they are increasingly reliant on enhanced product offerings that address their specific business needs on a cost-effective basis, allowing them to compete with larger companies. For example, IDC estimates Web hosting revenues from small and medium sized businesses will grow from $84 million in 1996 to over $3.4 billion in 2000, representing 95% of the total Web hosting market.

     The rapid development and growth of the Internet has resulted in a highly fragmented industry of over 4,000 national and local ISPs in the United States, with no dominant ISP serving the needs of small and medium sized businesses. The large national ISPs have primarily focused on the large business or consumer markets and lack the local presence to provide the customized, hands-on service required by small and medium sized businesses. The Company believes that independent local and regional ISPs generally have been more adept at serving small and medium sized businesses, and that these ISPs are often the source of innovative Internet products and services. As a result, independent regional and local ISPs have successfully captured approximately one-half of this market, despite the substantially greater resources of the national providers. However, rising costs and increasing demands from business customers are making it more difficult for the small ISP to meet its customer's demands on a cost-effective basis. Facing these competitive pressures, Verio believes that independent regional and local ISPs will continue to be attracted to and benefit from the consolidation opportunity provided by Verio.

THE VERIO SOLUTION

     Verio is a leading provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. The Company's business strategy of combining national scale with local presence was specifically developed to serve the needs of this market sector. Verio has taken a leading role in consolidating the fragmented, independent ISP industry, rapidly establishing its national presence through the acquisition, integration, and growth of established, well-regarded regional and local ISPs with a business customer focus. The Company believes it has a unique competitive advantage in serving small and medium sized business customers. Verio's combination of national scale with local presence provides distinct and significant value to these customers, which the Company expects will result in long-term customer loyalty and an expanding customer base. Verio intends to enhance this value as it continues to develop, both internally and through strategic vendor relationships, an expanding array of enhanced, higher margin product and service offerings to continue to address the business needs of its customers. The Company further believes that the small and medium sized business market is more attractive than the consumer or large business market segments for Internet services, in large part due to the stability of the customer relationship resulting from the customer's reliance on its service provider's hands-on technical support and ability to provide a turnkey Internet solution based on customized products and services designed for the customer's particular business needs. The

Company's market research indicates that Verio's local presence, providing around-the-clock, hands-on technical support and tailored Internet service solutions combined with its high speed, highly reliable national backbone, will be significant factors in the purchase decision for the small and medium sized business customer, as well as being a critical factor driving customer loyalty.

THE VERIO STRATEGY

     The goal of the Company is to be the dominant, full-service national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. Key elements of the Company's strategy in accomplishing this goal are to: (a) continue its role as the leading consolidator of independent ISPs by acquiring additional local and regional ISPs focused on the Company's target market; (b) integrate the operations of its ISPs and capture operational economies of scale by leveraging its national infrastructure and support services; (c) develop and offer additional high-margin enhanced services to increase revenues from existing and future customers; and (d) build customer loyalty and gain market share by expanding the Company's local technical, distribution and service capabilities and establishing national Verio brand name recognition.


     Continue Consolidation Through Acquisitions. Verio has rapidly established a national presence and critical customer mass by acquiring the stock or assets of, or making significant investments in, established, well-regarded independent ISPs in selected regions throughout the U.S. The Company intends to continue its consolidation strategy, acquiring additional business-focused ISPs to deepen and broaden its market presence and to expand its strength in targeted product areas such as Web hosting. Given the increasing competitive pressures facing the independent local and regional ISPs, Verio believes that these ISPs will continue to be attracted to and benefit from the consolidation opportunity provided by Verio. As part of its integration strategy, the Company now seeks to acquire 100% of new ISP affiliates and expects to effect the Buyouts of the remaining non-wholly owned Verio ISPs during 1998. See "-- ISP Ownership Structure." The Company's decentralized regional management structure and equity incentive programs that are tied to regional performance foster continued entrepreneurial culture, local responsiveness and internal growth.



     Integrate Operations and Capture Economies of Scale. The Company integrates and optimizes the operations of the ISPs it acquires by consolidating their operations into regional operating units with centralized regional management, connecting their local networks to Verio's high-speed, highly reliable national backbone, and providing them with Verio's integrated national support services. These services include national network transit, 7-day X 24-hour network monitoring and management, customer technical support, a sophisticated billing and collections system, financial information management through a central, standardized accounting system, and national marketing and product development programs. Through this integration of its national infrastructure with its local ISP operations, the Company believes that it has achieved a significant degree of operational control and efficiency and has improved the quality, consistency, and scalability of its services. The Company also has leveraged its national scale to establish peering relationships, to obtain favorable national purchasing contracts and to establish strategic relationships with key hardware and software providers. These providers view Verio's ISPs as a powerful distribution channel. For example, Verio has entered into an agreement with Microsoft whereby Verio is offered as an "in the box" Web hosting program for Microsoft's FrontPage product and for Microsoft's Small Business Server Referral program, which facilitates small businesses' entry to the Internet using Verio's network. In addition, Verio has negotiated advantageous volume purchase agreements with key vendors such as Cisco and Raptor. In addition, Verio has obtained public and private peering arrangements with every major ISP other than UUNet, including MCI, Sprint and GTE Internetworking (formerly BBN), as well as with over 90 smaller domestic and international networks. Furthermore, the Company's scale also allows it to support a high quality national network and invest in leading edge systems for network management, billing, customer service, and financial information.


     Develop and Offer Enhanced Products and Services to Increase
Revenues. Small and medium sized businesses are purchasing an increasing number of enhanced products and services as these businesses deploy mission critical applications on the Internet. As a result, the Company believes that it will be able to derive incremental revenue from these customers by selling an expanding array of enhanced services and additional bandwidth to support these services. The Company accelerated its ability to provide sophisticated Web hosting on a national scale through its acquisition of Internet Servers, Inc. ("iServer"). While Internet connectivity and Web hosting constitute the predominant services offered by Verio today, a number of additional high-margin enhanced services are being offered by the Company. These additional services include VPN, security services, electronic commerce, intranet services and other advanced Internet applications. Verio encourages continued innovation within its regional operations, and supports the identification and transfer of products, services and "best practices" among its regional operations. In addition, the Company's product development groups are focused on additional services to be developed both internally, through acquisition, and in conjunction with strategic partners. Verio has entered into, and expects to continue to enter into, relationships with selected Internet hardware, software, service and distribution companies to enhance the Company's ability to deliver cost-effective solutions to its customers, to gain early access to new technology, to cooperatively market and sell these new products, and to gain access to their distribution channels for the purpose of lead generation and customer acquisition.

     Build Customer Loyalty and Brand Name Recognition. The Company's goal is to achieve national recognition as the leading provider of Internet services to small and medium sized businesses by rebranding its ISPs under the Verio name. The Company intends to leverage its local presence by continuing to expand and enhance local technical, distribution and customer support capabilities. By combining the quality of local service offered through the Company's regional operations with the Company's national backbone and support services, the Company expects to generate increased customer loyalty and expanding market share at the local level while enhancing its national brand. In conjunction with the consolidation of its ISPs into integrated regional operating units, the Company has branded these regional operations under the Verio name, with a regional or local geographical identifier to emphasize its local presence. As the Company continues to expand, its acquisition strategy will be to continue to identify and select ISPs that have developed a strong local presence through quality service, hands-on customer support, local market knowledge and an entrepreneurial culture.

THE VERIO ORGANIZATION


     To date, the Company has pursued a regional acquisition strategy, acquiring independent, locally based ISPs in selected geographic regions. In each region, the Company typically sought a larger regional ISP to serve as the focal point for the region and as the vehicle for integrating and optimizing the networks and operations in that region. The Company also has invested in smaller ISPs to increase its local presence and market share. Having established a presence in each of its initially targeted regions, the Company has expanded its target markets to encompass all of the top 50 MSAs and is continuing to add incrementally to its presence within its existing regions. It is also in the process of consolidating most of the Verio ISP operations within each region into single, integrated operating units.



     The Company conducts its operations with both a national and regional approach. As of April 10, 1998, the Company had acquired the stock or assets of, or invested in, ISPs in eight regions of the country, and now has substantial operations in: the Pacific Northwest, serving the primary MSAs in Washington, Oregon and Idaho; Northern California, serving the greater Bay Area, Stockton and Sacramento; Southern California, serving the Los Angeles area, Orange County and San Diego; Texas and Louisiana, serving all of the major cities in Texas as well as New Orleans; the Northeast, serving the major MSAs from New Jersey to Boston and Upstate New York; the Mid-Atlantic, serving the Washington DC, Baltimore, Richmond and the I-95 corridor; and the Midwest, serving Chicago, Detroit, Ann Arbor, Kansas City, St. Louis, Omaha, Tulsa and Des Moines. In addition, the Company has funded a start-up operation in the Rocky Mountain region, which is in the early stages of establishing a presence in the Denver area and along the Front Range. Verio also has substantially increased its national Web hosting presence with its acquisition of iServer, based on which Verio has established a national operating division through which it can offer Web hosting services to ISP customers throughout its regions. The Company is now focusing its efforts on seeking greater coverage in the Midwest and establishing a presence in the Southeast. As of April 10, 1998, the Company had executed definitive agreements to acquire four additional ISPs. Two of these ISPs will expand the Company's Midwest presence, one will join the Northeast operations, and one is located in Florida and is the Company's first acquisition in the Southeast region. With these four additional ISPs, the Company will serve 36 of the top 50 MSAs. The revenue attributable to these four proposed ISPs is estimated to be approximately $2.3 million for the three months ended December 31, 1997, which would bring the Company's total revenue for that three month period to $25.5 million. The Company believes that consummation of each of these acquisitions is probable. Accordingly, financial information for these acquisitions is reflected in the pro forma financial statements contained herein. Nonetheless, there can be no assurance that all of the closing conditions will be satisfied or that the Company will consummate any or all of these acquisitions. In addition, the Company has executed a non-binding letter of intent to acquire an additional ISP located in Michigan which, if consummated, would further enhance the Company's market presence in the Midwest region.



     The following chart identifies, by operating region, the 33 ISPs acquired or invested in by Verio, or from which Verio has acquired significant assets, as of April 10, 1998. It also includes the four ISPs subject to definitive acquisition agreements as of April 10, 1998, the consummation of which the Company believes to be probable. The chart provides certain summary information concerning Verio's revenues for the three months ended December 31, 1997 as if all such ISPs had been owned by the Company at such date.



                                                                                        REVENUE FOR THE
                                                                                       THREE MONTHS ENDED
     OPERATING REGION         PRIMARY MSAS SERVED               VERIO ISPS            DECEMBER 31, 1997(1)
     ----------------         -------------------               ----------            --------------------
                                                                                         (IN THOUSANDS)
VERIO NORTHWEST                                                                             $ 5,667
                            - Seattle, WA             - NorthWestNet, Inc.
                            - Portland, OR            - AccessOne, Inc.
                                                      - RAINet, Inc.
                                                      - Internet Engineering
                                                      Associates, Inc.
                                                      - Pacific Rim Network, Inc.
                                                      - Structured Network
                                                      Systems, Inc.(2)
VERIO NORTHERN CALIFORNIA                                                                     2,411
                            - San Francisco           - Aimnet Corporation
                            - Sacramento              - CCnet Inc.
                            - San Jose                - West Coast Online, Inc.
                            - Oakland                 - NSNet, Inc.
VERIO SOUTHERN CALIFORNIA                                                                     2,892
                            - Los Angeles             - Compute Intensive Inc.(3)
                            - San Diego               - ATMnet, Inc.
                            - Riverside/San
                              Bernardino
                            - Orange County
VERIO TEXAS/GULF SOUTH                                                                        4,284
                            - Houston, TX             - On-Ramp Technologies, Inc.
                            - Dallas, TX              - Signet Partners, Inc.
                            - San Antonio, TX         - National Knowledge
                            - Ft. Worth, TX           Networks, Inc.
                            - New Orleans, LA         - Communique, Inc.
                                                      - Sesquinet
VERIO MID-ATLANTIC                                                                            2,259
                            - Washington, DC          - Clark Internet Services,
                            - Baltimore, MD           Inc.
                                                      - Monumental Network
                                                      Systems, Inc.
                                                      - Internet Online, Inc.(4)
VERIO NORTHEAST                                                                               2,264
                            - New York, NY            - Global Enterprise Services
                            - Boston, MA              - Pioneer Global
                            - Philadelphia, PA        Telecommunications, Inc.
                            - Pittsburgh, PA          - ServiceTech, Inc.
                            - Hartford, CT            - Surf Network, Inc.
                            - Newark, NJ              - PREPnet
                            - Buffalo/Niagara, NY     - Wingnet
                            - Providence, RI          - LI Net, Inc.
                            - Nassau/Suffolk, NY      - Matrix Online Media Inc.(5)
                            - Bergen/Passaic, NJ

                                                                                        REVENUE FOR THE
                                                                                       THREE MONTHS ENDED
     OPERATING REGION         PRIMARY MSAS SERVED               VERIO ISPS            DECEMBER 31, 1997(1)
     ----------------         -------------------               ----------            --------------------
                                                                                         (IN THOUSANDS)
VERIO MIDWEST                                                                                 3,070
                            - Chicago, IL             - Verio Chicago(6)
                            - St. Louis, MO           - Global Internet Network
                            - Detroit, MI             Services, Inc.
                            - Kansas City, MO         - RustNet, Inc.
                            - Milwaukee/Waukesha      - Branch Information
                                                      Services, Inc.
                                                      - STARnet, L.L.C.(7)
                                                      - Computing Engineers Inc.
                                                      (d/b/a Worldwide Access)(8)
VERIO ROCKY MOUNTAIN                                                                             49
                            - Denver, CO              - Verio Colorado(9)
                            - Salt Lake City, UT
VERIO SOUTHEAST                                                                                 394
                            - Miami                   - Florida Internet
                            - Fort Lauderdale         Corporation (10)
VERIO WEB HOSTING                                                                             1,155
                            - National Product        - Internet Servers, Inc.
                              Offering
                                                                                            $25,506(11)
                                                                                            =======


---------------


 (1) These amounts reflect the full amount of revenues generated by all of the ISPs in each region, including (i) ISPs which are subject to definitive acquisition agreements (the consummation of which the Company believes is probable) and (ii) ISPs in which the Company has not yet completed a Buyout, in which cases these amounts do not necessarily reflect the Company's percentage interest in such ISP.



 (2) Verio currently owns approximately 20% of the fully diluted equity of this ISP and expects to consummate the Buyout of the remaining equity prior to or concurrent with the consummation of the Offering.



 (3) Verio currently owns approximately 55% of the fully diluted equity of this ISP and expects to consummate the Buyout of all of the remaining fully diluted equity interests not currently owned by Verio prior to or concurrent with the consummation of the Offering.



 (4) Verio currently owns approximately 33% of the fully diluted equity of this ISP.



 (5) Verio and Matrix Online Media, Inc. (d/b/a SpaceLab) have executed a definitive agreement pursuant to which Verio expects to acquire 100% of the stock of this ISP. Closing is expected to occur prior to consummation of the Offering subject to satisfaction of certain closing conditions.



 (6) Funded as a start up to oversee Midwest operations and initiate operations in Chicago.



 (7) Verio and STARnet L.L.C. have executed a definitive agreement pursuant to which Verio expects to acquire 100% of the member interests in this ISP. Closing is expected to occur prior to consummation of the Offering subject to satisfaction of certain closing conditions.



 (8) Verio and the shareholders of Computing Engineers Inc. (d/b/a Worldwide Access) have executed a definitive agreement pursuant to which Verio expects to acquire 100% of the stock of this ISP. Closing is expected to occur prior to consummation of the Offering subject to satisfaction of certain closing conditions.



 (9) Funded as a start up to oversee Rocky Mountain operations and initiate operations in the primary Colorado business centers, Verio Rocky Mountain (d/b/a Verio Colorado) is owned 69% by Verio.



(10) Verio and the shareholders of Florida Internet Corporation have executed a definitive agreement pursuant to which Verio will acquire 100% of the stock of this ISP. Closing is expected to occur prior to consummation of the Offering subject to satisfaction of certain closing conditions.



(11) Includes $2.3 million of revenues attributable to the four ISPs subject to definitive acquisition agreements, the consummation of which the Company believes is probable.

PRODUCTS AND SERVICES


     The Company currently offers, through its regional ISP operations, a comprehensive range of Internet connectivity and enhanced products and services. The specific products offered in each market are determined by the needs of the market and local telco tariffs. The Company intends to continue to develop a broad range of enhanced products and services independently, through acquisition, and through strategic relationships with key vendors.

     Connectivity Services. Verio offers a variety of connectivity solutions, which include Internet access and third-party software and hardware implementations and configuration services, which are offered in bundled and unbundled packages. Internet access currently includes ISDN, frame relay, leased line access and dial-up connectivity. The Company is participating in trials for the deployment of new access technologies, such as xDSL and wireless access. The Company also offers a full range of customer premise equipment ("CPE") hardware required to connect to the Internet, including routers, CSU/DSUs, servers and other products as needed. Verio's regional operating units are able to take advantage of the Company's national purchasing and leasing relationships with a variety of partners in order to realize improved hardware pricing, lower cost leasing arrangements and bundled service offerings. Verio also offers a selection of software products including browsers, electronic mail, news and other solutions that permit customers to navigate and utilize the Internet. Additionally, Verio provides turnkey configuration solutions encompassing such services as domain name server ("DNS") support, telco line provisioning, IP address space assignment, router set-up, e-mail configuration, router security configuration and other set-up services.


     Enhanced Services. The Company believes that its small and medium sized business customers will continue to increase their use of the Internet as a business tool and, as a result, will require an expanding range of enhanced services. The Company currently offers a variety of enhanced services. In addition, the Company's national marketing group is focused on developing new enhanced services through both internal development, acquisition and strategic relationships with software, hardware and content providers. The Company's current and planned enhanced services offerings include the following:


     - Web Hosting and Co-location. Web hosting offers business customers a presence on the Internet, enabling them to take advantage of the marketing, customer service, internal company information ("intranets") and other benefits offered by such presence. Verio offers its customers Web hosting services on a national basis as well as through local data centers. The services include the full range of Web hosting, Web design, Web site maintenance and ongoing consulting services through a combination of internal efforts and the use of independent partners. The Company also offers Web site co-location, where a customer-owned Web server is located at a Verio ISP POP for higher reliability. This solution allows the customer to own its own Web server without having to maintain and manage the data center environment. The Company's acquisition of Utah-based iServer gives the Company access to proprietary Web server technology, an extensive network of Web hosting resellers and over 25,000 hosted Web sites. The Company believes it will be able to leverage iServer's proprietary "virtual server" technology across its regional operations to accelerate the growth and increase the profitability of its Web hosting product line. In addition to offering Web hosting services, the Company has established national Web hosting and co-location services by operating high-end, highly reliable data centers positioned close to major network access points. The Company is consolidating the majority of its Web hosting capability into its regional data centers across the country, strategically located near the Company's public and private peering points. The Company also intends to implement emerging content distribution technologies such as content replication ("mirroring") and caching for enhanced end user performance. Currently, the Company supports over 35,000 domains and provides hosting services to over 1,600 resellers.

     - Security. Security solutions are a vital component for most businesses connected to the Internet. These solutions, which include firewalls, packet filter and proxy servers, give the customer (i) an ability to prevent intruders from accessing its corporate network, (ii) authentication of users attempting to gain access, and (iii) encryption services, providing secured transmission of company data through the Internet. The Company currently offers a comprehensive set of firewall products from Raptor, including the sophisticated Eagle Firewall(TM) and the more simplified products known as The Wall(TM). The Company also offers proxy server solutions such as the Microsoft Proxy Server. Additionally, the Company offers a "managed" security solution that provides ongoing detection and prevention of intrusions. The Company plans to expand its security product line with new solutions that simplify, reduce cost, or offer greater functionality as they become commercially available.

     - Virtual Private Network ("VPN"). Many companies today have private data communication networks, which are often referred to as wide area networks ("WANs") and built on expensive leased lines, to transfer proprietary data between office locations. The Internet offers companies a cost-effective replacement alternative to WANs through VPNs, which are meant to provide secure transmission of private Internet Protocol ("IP") traffic through the Internet. Additionally, many companies require that their employees have remote access to these private networks from home or while traveling. VPN products are available in hardware, software, firewall and service provider formats. VPN products are also the basis for offering intranet and extranet services. Intranets are corporate/organizational networks that rely on Internet-based technologies to provide secure links between corporate offices. Extranets expand the network to selected business partners through secured links on the Internet. Increasingly, companies are finding that intranets and extranets can enhance corporate productivity more easily and less expensively than proprietary systems. The Company currently offers its customers a number of VPN solutions, including Raptor's VPN products and is in the process of evaluating additional products to meet the needs of customers.

     - National Roaming. Employees of small and medium businesses are increasingly dependent on accessing their e-mail while on the road. Currently, many users either cannot do so because of the limitations of their local ISP, or they are required to pay expensive long distance access charges. The Company is in the process of implementing a national dial-up access roaming product to enable dial-up business customers to access the Internet locally as they travel throughout the country and abroad.

     - Electronic Commerce Solutions. Electronic commerce provides users the ability to sell products and services on the Internet. The Company currently provides e-commerce capability to over 500 customers by providing the three principle functions of electronic commerce: secure socket layer, shopping cart support, and transaction processing capability. Secure socket layer ("SSL") is provided through its Premier Business Partner relationship with Verisign for digital certificates. The Company supports a large variety of shopping carts, including Shop Site by Icentral, and provides support for third party transaction processing through Cybercash and AuthorizeNet. The e-commerce solutions are packaged according to the complexity of the individual customer's needs. The Company also intends to provide enhanced e-commerce hosting environments, as well as to make use of third party software development partners to provide certain turnkey e-commerce applications, such as an on-line catalogs.

     - Professional Services. The Company's target customers typically do not have the internal resources or personnel to design and maintain Internet services. As more businesses utilize the Internet for mission critical applications, the Company expects its customers to rely on their ISP for support of many of their information technology applications. As a result, the Company believes it will be increasingly important for ISPs to offer onsite, technical consulting to customers. The Company currently offers a full complement of professional services to its customers, including network and system design, Web content creation, security system needs analysis and implementation, virtual private network design and implementation, and other Internet-related consulting projects. The Company intends to invest in additional professional services capabilities as they are required to provide customers with turnkey Internet solutions.

     - Enhanced Products and Services. Customers are increasingly seeking to tailor the use of the Internet to their business. Verio intends to serve these needs through the packaging and configuration of third party applications, such as data storage and retrieval, IP telephony (which permits users to make voice calls on the Internet), Internet faxing, Internet audio and video conferencing solutions, and other applications that may be developed. As businesses commit to using the Internet, the Company believes that the advanced applications product category will continue to expand, offering additional revenue opportunities. For example, the Company currently provides mail list services to customers that have a need to send out hundreds of thousands of e-mail messages to their customers, suppliers and prospects.


     Verio has and intends to continue to enter into agreements with Internet companies to leverage their products, brand names, distribution channels and other assets. Verio believes that its existing Internet product and service partners have been attracted to the Company because of its broad geographic coverage, ability to influence purchase decisions of its business customers, and the ability of the Verio sales forces to sell complex Internet solutions. The Company has established strategic relationships with software providers such as Microsoft, Oracle and Raptor, and equipment providers such as Cisco and Farallon, and intends to expand its strategic relationships with additional providers of key products and services. These relationships provide the Company with benefits including preferred pricing, access to the latest products, co-marketing with the vendors, tailored product training and access to the vendor's distribution channels to generate leads for new customers.


SALES AND MARKETING

     Verio offers its products and services through a consultative sales approach which makes use of local technical talent to understand customer applications and provide bundled Internet applications solutions consisting of hardware, software, access and value-added services. Verio believes that this localized approach will allow it to provide end-to-end customer solutions and ongoing support. Verio and its ISPs have significant distribution capabilities both through a direct sales force and indirect channels. The direct sales forces offer a core base of technically competent, locally based and experienced Internet sales representatives. Verio is focusing efforts on expanding the direct sales force, further developing indirect channels and optimizing lead generation techniques to reduce the cost of new customer acquisitions.


     The Company currently provides Internet services to over 80,000 customer accounts. Over 5,000 of these customer accounts receive dedicated connectivity services from Verio, and over 12,000 represent Web hosting or Web site server co-location services provided by Verio. Through the Company's Web services, over 35,000 domains (i.e. Verio.net) are hosted. The over 60,000 remaining accounts are provided dial-up connectivity services, the majority of which are used for business purposes.


     Direct Sales. Verio's ISPs have a direct sales force of more than 100 individuals. These local sales representatives have a strong Internet technical background and understand the local telecommunications tariffs as well as the needs of their local business community. Additionally, these representatives are familiar with local companies to assist in implementing customized solutions such as Web page content development. The Company has developed programs at the national level to attract and train high quality, motivated sales representatives that have the necessary technical skills, consultative sales experience and knowledge of their local markets. These programs include technical sales training, consultative selling techniques, sales compensation plan development, and sales representative recruiting profile identification. Through the effective use of these initiatives, Verio plans to continue to expand its direct sales force. At the local level, direct marketing techniques are being employed to target customer segments that would achieve substantial benefit from the business applications afforded by the Internet. Some direct marketing tactics include direct mail, telemarketing, seminars and trade show participation. The Company is working with key vendors to assist in these direct marketing efforts. Verio co-markets with these vendors through direct mail programs, joint seminar development and joint trade show involvement.

     Resellers and Indirect Sales. The Company has an authorized reseller and referral program that permits the regional operating units to adapt a formal indirect distribution program to their markets. The Company believes indirect channels are a significant contributor to its growth. The Company already has over 1,600 formal and informal reseller arrangements established. The authorized reseller program offers reseller partners the ability to share in the on-going revenue stream of customers they bring to Verio. Reseller partners include system integrators, value-added resellers and other companies that have an established relationship with the prospective customer base, and have a sales force capable of selling Internet services as a part of the reseller's suite of services. Referral partners, including organizations such as Web designers, advertising agencies or property managers, are another source of customer leads. The referral program targets organizations that are less capable of selling Internet services or where Internet services fall outside their core business interests. The benefits of these programs to Verio include greater market reach without fixed overhead costs and the ability to use the partners to assist in the delivery of complete solutions to meet customer needs. In addition to local resellers, Verio is working with several national companies to expand its indirect sales capability.

     Branding. The Company's branding approach is intended to transfer Verio's national strength to its ISPs while transferring each ISP's local presence and support to the Verio brand. In conjunction with the consolidation of its ISPs into integrated regional operating units, the Company is branding these regional operations under the Verio name, with a regional or local geographical identifier to emphasize its local presence. Additionally, the Company's national public relations efforts serve to raise the awareness of Verio, which the Company expects will continue to generate leads.

VERIO NATIONAL NETWORK


     Overview. Verio owns and operates a national network, providing a high bandwidth, highly reliable data transmission path connecting Verio's customers to the Internet, which the Company believes is adequate for the provision of current and future planned access and enhanced services needs. The Company's national network interconnects more than 15 national nodes and over 180 local POPs across the United States. The Company believes that aggregating the bandwidth and capacity requirements of its regional operations onto one national network provides operational control and efficiency, reduces costs, provides redundancy, and results in a higher quality service, thereby addressing some of the most significant challenges that an ISP faces in supporting its customers. Verio's national infrastructure also incorporates several other elements critical to maintaining the highest quality Internet service, including a high capacity and reliable national network, peering relationships with other national ISPs, sophisticated network management tools and engineering support services. The reliability of the national network is the result of many factors, including but not limited to redundant routers and other critical hardware, carrier class facilities at POP locations (such as back up power, fire suppression and climate control), and redundant telecommunications lines.



     Network Infrastructure. As of February 1998, the national network carried traffic for 25 of the Verio ISPs and the remaining ISPs' traffic will be added as growth drives the need for additional capacity, as private and public peering is implemented and as their current transit contracts expire. It is currently anticipated that by the end of the second quarter of 1998, five additional Verio ISPs will deliver traffic to the Verio network.


     Following is a diagram of the Company's national network as of February
1998:

   [graphic to be inserted showing diagram of the Company's national network infrastructure]

     Currently, the national network architecture includes a presence at selected national exchange points and redundant network nodes to link the Company's regional networks to the national network. As of February 1998, Verio's network included connectivity at MAE West, MAE East and the NY NAP, each of which is a major national exchange point for ISPs. The Company also has a presence at the Palo Alto Internet Exchange (PAIX), NASA Ames and a number of other regional connecting points, including Seattle, Washington; Portland, Oregon; Sacramento and San Diego, California; Denver, Colorado; Dallas and Houston, Texas; Chicago, Illinois; Ann Arbor, Michigan; Philadelphia, Pennsylvania; and Boston, Massachusetts. Each of these Verio locations features leading router technology. The equipment is located in facilities leased from a variety of telecommunications providers, including MCI, Sprint, MFS, Brooks and others. These access points are linked, using a nationwide, high-speed DS-3 (45
Mbps) and OC-3 (155 Mbps) ATM, and DS-3 and OC-3 clear line network infrastructure, utilizing capacity leased from a variety of national telco providers, including Sprint, MCI, WorldCom and Qwest. The ATM portion of the network relies on Sprint's 4-fiber ring SONET network. Sprint's SONET architecture is designed to survive multiple failures with near instant restoration to full capacity, thereby providing highly reliable performance. This combination of clear channel circuits, ATM and router architecture provides reliability to the network through path diversity and redundancy. Verio's regional operating units either co-locate at these access nodes or lease connectivity from a local service provider such as an RBOC or other LEC to connect to the Verio equipment.



     Work has begun to add national access nodes to serve additional parts of the Midwest, Southern California, Texas, the Northeast and the Southeast which the Company currently plans to put on-line during the second and third quarters of 1998. Multiple national access nodes facilitate connection to Verio's national network by its regional operations. The Company plans to add additional private peering points and access nodes as it acquires more ISPs and expands operations, and to further increase network capacity as the need for additional bandwidth arises.



     The national network is planned to allow for rapid expansion of bandwidth through scaleable design supported by multiple local access and interexchange carriers to provide the required bandwidth. The Company has begun the migration of selected links from ATM to clear line. It is anticipated that the Company will require nationwide OC-3 capacity in late 1998 to handle its projected traffic requirements. The Company anticipates the potential need to exceed OC-3 speeds in 1999.



     On March 31, 1998, the Company entered into a 15-year Capacity and Services Agreement (the "Capacity Agreement") with Qwest, under which the Company will have access to long haul capacity and ancillary services on Qwest's planned 16,285 mile MacroCapacity(SM) Fiber Network. Over the first seven years of the term of the Capacity Agreement (the "Commitment Term"), the Company must purchase, and Qwest must provide, not less than $100.0 million, in the aggregate, of such capacity and services (the "Commitment"), at agreed upon prices. The amount of capacity represented by the minimum Commitment would satisfy less than 50% of the Company's projected long haul capacity requirements over the Commitment Term. However, the Company has the right to order capacity and services in excess of the Commitment level, and after the expiration of the Commitment Term, at the same agreed upon prices. The Company also currently is party to a number of other long haul capacity agreements with additional telecommunication providers. These agreements are for various terms (of up to 5 years), and have varied pricing. Verio anticipates that it will satisfy a substantial portion of its capacity and ancillary services needs under the Capacity Agreement, because it believes that the agreed upon pricing levels will significantly reduce the per unit costs that it otherwise would pay under its other existing long haul capacity agreements.



     The Company believes that the currently installed Cisco routers will be sufficient to support its traffic routing needs up to and including OC-3 speeds. To handle the routing at speeds higher than OC-3, new technology will be required. The Company is investigating various options to support these higher speeds and bandwidth requirements. Verio's options include switching, higher capacity and faster routers, or hybrid routing and switching solutions.



     Peering Relationships. By implementing its own national network and establishing peering relationships with other national ISPs, the Company believes it can lower the cost of its Internet transit and increase the performance and reliability of its network operations. Peering is the Internet practice under which ISPs exchange each other's traffic without the payment of settlement charges. The basis on which the large national ISPs make peering available or impose settlement charges is evolving as the provision of Internet access and related services has expanded and the dominance of a small group of national ISPs has driven industry peering policy. Recently, companies that have previously offered peering have cut back or eliminated peering relationships and are establishing new, more restrictive criteria for peering. The Company believes that substantial traffic volume and national scale will continue to be the focal criteria necessary to establish and maintain peering relationships. As a result, it has become increasingly important for companies seeking to take advantage of peering to have significant traffic, a national network and monitoring capability.


     The Company has established peering relationships with nearly all of the major national ISPs, as well as with over 90 smaller domestic and international networks, and is evaluating further private peering relationships with other national ISPs. Some large network providers now prefer to peer at private exchange points rather than at national exchange points. This preference represents the desire to accomplish the exchange of high bandwidth traffic in a more efficient manner rather than to risk congestion and equipment failure at public exchange points. The Company has moved its GTE Internetworking and DIGEX public peering points to private peering locations and is in the process of moving its MCI public peering points to private peering locations. Verio also is evaluating additional private peering proposals from other national ISPs. The Company currently anticipates that, as Verio's traffic grows, more peering relationships can be obtained. However, no assurance can be given that peering relationships will continue to be made available to the Company. Even if these relationships are not maintained or established, Verio believes that it will be more economical for Verio to maintain an exchange point transit agreement than to pay other national ISPs for transit. See "Risk Factors -- Dependence upon Implementation of Network Infrastructure; Establishment and Maintenance of Peering Relationships."



     National Network Management. The Company considers world-class network management an essential capability for network monitoring and expansion, maintaining high customer satisfaction and improving network quality. The Company has established a 7-day X 24-hour NOC to allow continuous monitoring of the network and to provide a single point of contact for real-time network status information and customer technical problem resolution. The NOC is designed to provide real-time alarming, event correlation, traffic management and forecasting, and distributed notification of the network events and network status. The Company utilizes many leading edge systems to provide the NOC capabilities. The Company currently monitors the national network and the local networks of approximately 17 of the ISPs it has acquired. The Company plans to provide network and customer monitoring throughout its regional operations by the end of 1998.


     Engineering Support Services. The Company has negotiated national level telecommunications contracts with LECs, such as MFS/WorldCom, providing favorable terms for local transport. The Company plans to expand national purchasing and leasing benefits as well as technical planning and support to improve the performance, reliability and economics of its regional networks. National level purchasing benefits include both cost and vendor performance issues as well as the provisioning of spare equipment and additional technical support from the suppliers. National level distribution agreements have been negotiated with a number of additional national-scope suppliers. The Company's relationships with Sprint and MCI provide discounted services including leased line, local access and long distance. Co-location agreements have also been established with companies such as Sprint, MCI, Brooks, MFS/WorldCom and Digital Equipment Corporation. The Company is pursuing additional vendor and telecommunication relationships in an effort to reduce the cost of equipment and improve network quality.

     Technical Planning and Support. The national engineering team provides engineering support for routing configurations, telecommunications management and pricing, development of local networks and purchasing and contract negotiation. The national engineering team also works with the regional engineering teams to nationalize certain network elements, improve performance and reduce network costs. Support includes Internet protocol addressing support, training and technology. This effort of sharing ideas and best practices among the national team and the regions is intended to enhance the engineering talent available locally and to share best practices nationally.

NATIONAL SUPPORT SERVICES

     In addition to its national network and network monitoring capability, Verio has developed and implemented three critical national support services designed to increase operational efficiencies and enhance the quality, consistency and scalability of the Company's services. These support services include 7-day X 24-hour customer technical support and service, financial information management through a central, standardized accounting system, and a sophisticated billing and collections system. The strategy of creating a partnership between local support teams and Verio's established national support services enables the Company to capture economies of scale, improve quality and responsiveness, and increase productivity, while allowing local personnel to focus on relationships with customers.


     Customer Technical Support. Verio's customer care combines the responsiveness and on-site capabilities of local ISP presence with the scale economies of a national customer support center in order to deliver customer care to businesses. While local, independent ISPs bring the benefits of understanding customer needs and providing hands-on support demanded by their customers, they lack the ability to cost-effectively scale internal resources to independently support their growing customer base. The Company's national customer support center (located in Dallas, Texas) enables Verio to provide 7-day X 24-hour responsiveness while maintaining the ability to provide on-site installation assistance, hands-on troubleshooting and access to local experts who understand the customer's business. The Company is currently providing customer care services to 21 of the ISPs it has acquired and will offer services to all of the Verio regional operations as the national customer support center continues to expand throughout 1998. The support center team is utilizing a leading customer support trouble ticketing and workflow management system offered by the Vantive Corporation. The system offers the Company the ability to track, route, and report on customer issues and provides significant benefit in ensuring quality and timely care to customers. The Company believes that the market for ISP services, as a whole, is evolving towards the provision of credits to customers for service outages as a result of ISP network failures. While the Company has not provided general service warranties or instituted a uniform policy to date relating to the extent or the provision of service credits, certain of the Verio ISPs have done so and continue to do so in certain circumstances.



     Financial Information Management. The Company is in the process of converting all of its ISPs to the PeopleSoft(TM) financial reporting system and the ADP payroll/human resources system, in order to provide a central, standardized accounting system. Currently, 20 of the Verio ISPs are utilizing the financial reporting system and eight are utilizing the payroll human resources system. These systems enable Verio to cost effectively increase the productivity and quality of administrative support by standardizing operational systems such as payroll, payables, purchasing and financial reporting. These enhancements are part of the Company's initiative to implement continuous improvement methodology and to create a learning organization.



     Billing and Collections. The Company has implemented the Kenan Systems' EC Arbor billing solution which offers high quality, flexibility, cost-effectiveness and scalability. Kenan is a leading billing solutions provider to the telecommunications industry, providing accurate, timely, and easy-to-understand invoicing. This system currently serves 16 of the Verio ISPs. The Company is aggressively rolling out this billing platform to all of its regional operations and will continue on the path toward centralized management of billing operations.


NTT STRATEGIC RELATIONSHIP


     On April 7, 1998, the Company entered into agreements establishing a strategic relationship with NTT. These agreements provide for an investment by NTT or one of its affiliates in the Company, concurrent with and conditioned upon the consummation of the Offering, for up to 12.5% of Company's fully diluted Common Stock (after giving effect to the Offering and the issuance of the NTT Shares) up to a maximum investment of $100.0 million, at a 3.25% discount to the Price to Public. In connection with the NTT Investment, NTT is entitled to designate one member to serve on the Company's Board of Directors. See "Principal Stockholders -- NTT Investment."

     In addition, the Company and NTT America entered into a three year Outside Service Provider Agreement (the "OSP Agreement"), which will take effect upon the closing of the NTT Investment. Pursuant to the OSP Agreement, the Company will be designated as the preferred provider of Internet access and related services to customers of NTT America on a reseller basis. Verio and NTT will connect their backbones and establish a peering and transit relationship. During the term of the OSP Agreement, NTT America will pay the Company for the services provided by the Company at predetermined rates reflective of the strategic relationship between the parties. Within 30 days after the IPO Closing, NTT America and the Company have agreed to establish certain working groups to develop the details for implementation of the specific technical and administrative aspects arising under the OSP Agreement.


ISP OWNERSHIP STRUCTURE


     While the Company now typically seeks to acquire 100% of new ISPs, the Company's early acquisition strategy was to rapidly build mass and scale by acquiring less than 100% of its ISPs. In each case where the Company acquired less than 100% of an ISP initially, it obtained the right to acquire the remaining equity in the future at a price based on either agreed upon revenue multiples or the fair market value of the ISP. As part of its integration strategy, the Company is in the process of effecting the Buyouts of most of its remaining non-wholly owned ISPs through the use of cash on hand and the issuance of equity. As of April 10, 1998, Verio had consummated the Buyout of 12 ISPs. Verio currently expects to effect the Buyouts of the remaining four ISPs that it did not initially acquire 100% during the remainder of 1998. However, there can be no assurance that the Company will be able to complete these additional Buyouts at the times, or on the terms and conditions, that it currently contemplates.


     As the Company completes the Buyouts, in general, the ISPs in each region are consolidated into a single, integrated regional operating subsidiary which is wholly owned by the Company. In certain instances, some of the ISPs may continue to exist as separate, indirect, wholly owned subsidiaries of Verio, but operated as part of the particular integrated operating region.


     Verio also currently holds a 20% interest in V-I-A Internet, Inc., a start-up company which was formed to pursue a consolidation strategy similar to that of the Company in international markets. Other investors in that entity include certain of Verio's current stockholders. Justin L. Jaschke, Chief Executive Officer of the Company, currently serves as the Chairman of the Board of V-I-A Internet, and Steven C. Halstedt, Chairman of the Board of the Company, currently serves as the acting President of V-I-A Internet. See "Management."


COMPETITION


     The market for Internet connectivity and related services is extremely competitive. The Company anticipates that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of the Internet access market has attracted many new start-ups as well as existing businesses from different industries. Current and prospective competitors include, in addition to other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and wireless communications providers, and on-line service providers. The Company believes that a reliable national network, knowledgeable salespeople and the quality of technical support currently are the primary competitive factors in the Company's target market, and that price is usually secondary to these factors.



     ISPs. According to Boardwatch magazine's directory of Internet Service Providers, there are currently over 4,000 ISPs in the United States, consisting of national, regional and local providers. The Company's current primary competitors include other ISPs with a significant national presence which focus on business customers, such as UUNet, GTE Internetworking (formerly BBN), PSINet, Concentric Network and DIGEX. While the Company believes that its level of local service and support and target market focus distinguish it from these competitors, some of these competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than the Company, and have extensive coast-to-coast Internet backbones. The Company also competes with unaffiliated regional and local ISPs in its targeted geographic regions.

     Telecommunications Carriers. All of the major long distance companies (also known as interexchange carriers or IXCs), including AT&T, MCI, and Sprint, offer Internet access services and compete with the Company. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for LECs, including the RBOCs, to enter the Internet connectivity market. In order to address the Internet connectivity requirements of the current business customers of long distance and local carriers, the Company believes that there is a move toward horizontal integration through acquisitions of, joint ventures with, and the wholesale purchase of connectivity from, ISPs. The WorldCom/MFS/UUNet consolidation, the NETCOM/ICG merger, the Intermedia/DIGEX merger and GTE's acquisition of BBN are indicative of this trend. Accordingly, Verio expects that it will experience increased competition from the traditional telecommunications carriers. Many of these telecommunications carriers, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, telecommunications providers may have the ability to bundle Internet access with basic local and long distance telecommunications services. Such bundling of services may have an adverse effect on the Company's ability to compete effectively with the telecommunications providers and may result in pricing pressure on the Company that would have an adverse effect on the Company's business, financial condition and results of operations. The Company believes that its local presence and its strong technical and data-oriented sales force is an important feature distinguishing it from the centralized voice-oriented sales approach typified by the current Internet connectivity services offered by the IXCs and LECs.

     Cable Companies, Direct Broadcast Satellite and Wireless Communications Companies. Many of the major cable companies have announced that they are exploring the possibility of offering Internet connectivity, relying on the viability of cable modems and economical upgrades to their networks. MediaOne Group and TCI have recently announced trials to provide Internet cable service to their residential customers in select areas. However, the cable companies are faced with large-scale upgrades of their existing plant equipment and infrastructure in order to support connections to the Internet backbone via high-speed cable access devices. Additionally, their current subscriber base and market focus is residential which requires that they partner with business-focused providers or undergo massive sales and marketing and network development efforts in order to target the business sector. Several announcements also have recently been made by other alternative service companies approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies. These include Hughes Network System's DirecPC product that provides high-speed data through direct broadcast satellite technology; CAI Wireless System's announcement of an MMDS wireless cable operator launching data services via 2.5 to 2.7 GHz and high-speed wireless modem technology; Cellularvision's announcement that it is offering Internet access via high-speed wireless LMDS technology; and Winstar, which currently offers high-speed internet access to business customers over the 38 GHz spectrum.

     On-line Service Providers. The predominant on-line service providers, including America Online, CompuServe, Microsoft Network, and Prodigy, have all entered the Internet access business by engineering their current proprietary networks to include Internet access capabilities. The Company competes to a lesser extent with these on-line service providers.

     Recently, there have been several announcements regarding the planned deployment of broadband services for high speed Internet access by cable and telephone companies through new technologies such as cable modems and xDSL. While these providers have initially targeted the residential consumer, it is likely that their target markets will expand to encompass the Company's targeted markets, which may significantly affect the pricing of the Company's service offerings.

PROPERTIES

     The Company's corporate headquarters is located in Englewood, Colorado where the Company leases approximately 39,200 square feet of office space. The Company's lease agreement, which commenced

February 1, 1998, is for a term of five years. The Company also has executed a lease covering 12,600 square feet of space in the InfoMart in Dallas, Texas, where the Company maintains its network operations center and customer support center. That lease expires on June 30, 2002. The Company also leases space, typically less than 200 square feet, in various geographic locations to house network infrastructure and telecommunications equipment. Operational functions are principally located in the offices of its regional operations. The Verio ISPs typically are party to lease agreements for administrative office space sufficient for their respective personnel, as well as smaller site leases to house their network equipment.

EMPLOYEES


     As of March 31, 1998, the Company employed approximately 901 people, including full-time and part-time employees at its corporate headquarters in Colorado, its network operations and customer support center in Texas and at its controlled ISPs. The Company considers its employee relations to be good. None of the employees of the Company is covered by a collective bargaining agreement.


TRADEMARKS AND TRADE NAMES

     The Company filed for federal trademark protection of "Verio" on November 29, 1996. This application is pending and the Company has no assurance that it will be granted. Trademark protections for the Verio mark also have been applied for in the European Economic Community, as well as in Japan. Additionally, corporate name reservations for the name "Verio Inc." have been filed in all fifty states. In conjunction with the consolidation of its ISPs into regional operating entities, the ISPs have migrated to the Verio brand name, with a regional or local geographical identifier appended.

LEGAL PROCEEDINGS

     The Company is not currently party to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the names, ages as of April 10, 1998, and positions of the executive officers and the directors of the Company. Their respective backgrounds are described below.



                        NAME                           AGE                   POSITION(S)
                        ----                           ---                   -----------
Steven C. Halstedt(3)(4).............................  52    Chairman of the Board
Justin L. Jaschke(3)(4)..............................  40    Chief Executive Officer, Director
James C. Allen(2)....................................  51    Director
Trygve E. Myhren(1)(2)(4)............................  61    Director
Paul J. Salem........................................  34    Director
Stephen W. Schovee(1)(2).............................  38    Director
George J. Still, Jr.(4)..............................  40    Director
Sean G. Brophy.......................................  39    Vice President of Corporate Development
James F. B. Browning.................................  43    Vice President of Operations
Chris J. DeMarche....................................  41    Chief Technical Officer
Carla Hamre Donelson.................................  42    Vice President, General Counsel and
                                                             Secretary
Peter B. Fritzinger..................................  40    Chief Financial Officer
Deb Mayfield Gahan...................................  43    Vice President of Finance and
                                                             Administration
James M. Kieffer.....................................  36    Vice President of Customer Operations
John R. Viviani......................................  43    Vice President of Sales and Marketing


---------------


(1) Member of Audit Committee


(2) Member of Compensation Committee


(3) Member of Executive Committee


(4) Member of Finance Committee



     Mark D. Johnson, who served as the Company's President, Chief Operating Officer and a director of the Company, died on March 9, 1998. While Mr. Johnson played an important role in overseeing the Company's operations, the Company does not expect that his death will adversely affect the Company's operations, growth or financial prospects, because of the strength of the Company's core management team. On March 18, 1998, Mr. Jaschke was appointed to serve as the Company's President while the Company conducts and executive search to seek a replacement for the positions that were held by Mr. Johnson. See
"Summary -- Recent Developments."


     All of the officers identified above serve at the discretion of the Board of Directors of the Company. There are no family relationships between any persons identified above. The following are brief biographies of the persons identified above.


     Steven C. Halstedt has served as Chairman of the Board of Directors of Verio since the Company's inception in March 1996. Mr. Halstedt is a co-founder of The Centennial Funds. Mr. Halstedt has 17 years of direct venture capital experience and serves as a general partner of each of the Centennial Holdings' partnerships. Prior to co-founding The Centennial Funds in 1981, he was Executive Vice President and Director of Daniels & Associates, Inc., a private communications service company involved in cable television system operations. Mr. Halstedt is a member of the Board of Directors of Formus Communications, Inc., Pluto Technologies International, Inc. and V-I-A Internet, Inc. where Mr. Halstedt also serves as acting President. Mr. Halstedt was recently a director of Centennial Communications Corp., Masada Security Holdings, Inc. and Triax Communications Corp. He is also former Chairman of the Board of OneComm Corporation ("OneComm"), PageAmerica Group, Inc. and Orion Network Systems, Inc., all publicly traded telecommunications companies. Mr. Halstedt received a Bachelor of Science with distinction in management engineering from Worcester Polytechnic Institute, and earned a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College, where he was named an Edward Tuck

Scholar. He attended the University of Connecticut School of Law. He was a Platoon Leader and Battalion Operations Officer in a U.S. Army Combat Engineer Battalion in Vietnam.



     Justin L. Jaschke has served as Chief Executive Officer of Verio since the Company's inception in March 1996. He is also a member of the Company's Board of Directors. Prior to forming Verio, Mr. Jaschke served as Chief Operating Officer for Nextel Communications ("Nextel") following its merger with OneComm in July of 1995. Mr. Jaschke served as OneComm's President and a member of its Board of Directors from the time that he joined that company in April 1993 until the merger with Nextel. Mr. Jaschke currently serves as Chairman of the Board of Directors of V-I-A Internet and also serves on the Board of Directors of Metricom, a leading wireless data communications provider, and on the Board of Directors of Dobson Communications, a rural cellular and local exchange provider. From May 1990 to April 1993, Mr. Jaschke served as President and CEO of Bay Area Cellular Telephone Company. From November 1987 to May 1990, Mr. Jaschke was Vice President of Corporate Development of PacTel Cellular, and from 1985 to 1987 was Director of Mergers and Acquisitions for PacTel Corporation. Prior to that, Mr. Jaschke was a management consultant with Marakon Associates. Mr. Jaschke received a Bachelor of Science degree summa cum laude in mathematics from the University of Puget Sound and a Master of Science degree in management from the Sloan School of Management at MIT.



     James C. Allen has served as a director of Verio since May 1996. Mr. Allen served as CEO of Brooks Fiber Properties, Inc. until its recent acquisition by WorldCom. Mr. Allen has twenty-five years of experience as an entrepreneur, operator, financier, expert witness and advisor in cable television and broadband telecommunications. Prior to joining Brooks, he served as Chief Financial Officer and Chief Operating Officer of David Lipscomb University from which he holds a Bachelor of Science degree. Mr. Allen was a founder and former President, CFO and COO of Cencom Cable Associates, which was purchased by a subsidiary of Hallmark Cards, and a former Vice President of Operations of Telcom Engineering, Inc., a telecommunications engineering and consulting firm with clients in both the telephone and cable television industries. Mr. Allen previously held positions as Vice President of Operations of United Cable Television, Divisional Manager of Continental Telephone Corporation, and Vice President of Finance for National Communications Service Corporation. Mr. Allen also is a director of MetroNet Communications Corp. ("MetroNet"), an LEC.


     Trygve E. Myhren has served as a director of Verio since April 1997. Mr. Myhren is President of Myhren Media, Inc. which invests in and advises media, communications and consumer products companies. From 1990 to 1996, Mr. Myhren was President and a director of The Providence Journal Company. From 1975 until 1988, Mr. Myhren was an officer of American Television and Communications Corporation (ATC), the cable television subsidiary of Time, Inc. (now Time/Warner Cable), serving as Chairman and CEO from 1980 to 1988. Mr. Myhren also serves on the boards of The Providence Journal Company, Advanced Marketing Services, Peapod, Ltd., CableLabs, J.D. Edwards, Inc., Founders Funds and The University of Denver. Previously, Mr. Myhren served as chairman of the National Cable Television Association (NCTA), and also served on the boards of Turner Broadcasting Systems, Continental Cablevision, Inc., Citizens Bank and several internal Time, Inc. boards, including Home Box Office, Temple-Eastex and Time Magazine Group. He also served on the FCC's Advisory Committee on High Definition TV. Mr. Myhren has an undergraduate degree in political science and philosophy from Dartmouth and a Master of Business Administration from the Amos Tuck Graduate School at Dartmouth. He served three and one-half years as a naval officer with the U.S. Pacific Fleet.


     Paul J. Salem has served as a director of Verio since December 1996. Mr. Salem is a Managing Director of Providence Equity Partners, Inc., and is a partner of the general partner of Providence's private equity funds. Providence manages over $500 million in equity and specializes in communications and media investments. Mr. Salem has been responsible for many of Providence's investment activities, including its investments in competitive local exchange companies, enhanced specialized mobile radio, wireless data networks, radio representation, telecommunications infrastructure and other areas. He is currently a director of Interep National Radio Sales, Inc., MetroNet, Wired Ventures, Inc. and UniSite, Inc. Prior to joining Providence, Mr. Salem worked for Morgan Stanley & Co. in corporate finance and mergers and acquisitions. Previously, Mr. Salem spent four years with Prudential Investment Corporation, an affiliate of Prudential

Insurance, where his responsibilities included private placement financings, leveraged buyout transactions and establishing Prudential's European investment office. Mr. Salem received a Bachelor of Arts in business from Brown University and a Master of Business Administration from Harvard Business School.



     Stephen W. Schovee has been a director of the Company since the Company's inception in March 1996. Mr. Schovee serves as Managing Member of Telecom Partners, L.P. and Telecom Partners II, L.P. Mr. Schovee was previously co-founder, Chief Executive Officer and a Director of OneComm from its inception until its merger with Nextel. Prior to that, Mr. Schovee was a Vice President of Centennial Holdings, the manager of the Centennial Funds, a Denver based venture capital fund with over $400 million of subscribed capital. Mr. Schovee was a partner in two of the Centennial Funds where he focused on telecommunications investments. Mr. Schovee is a special limited partner of Centennial Fund IV, L.P. and Centennial Fund V, L.P. He is a director of SMR Direct, Intergram International, and Infobeat. Mr. Schovee received a Bachelor of Science degree in mechanical engineering from Bucknell University and a Master of Business Administration from The Wharton School.



     George J. Still, Jr. has been a director of the Company since the Company's inception in March 1996. Mr. Still, based in Palo Alto, California, is a Managing Partner of Norwest Venture Partners VI, L.P. and Norwest Equity Partners V, L.P., and a General Partner of Norwest Equity Partners IV. From July 1984 until October 1989, he was a General Partner with the Centennial Funds based in Denver, Colorado. Prior to Centennial, Mr. Still was with Ernst & Whinney (now Ernst & Young) in San Francisco. Currently, he is a Director of PeopleSoft, Inc. and 3Dfx Interactive, Inc., both public companies. In addition, he serves on the board of several private companies, including Metapath Software Corporation, Intrepid Systems, ObjectStream, Inc., and Chordiant Software. Further, Mr. Still serves as a Director of the National Venture Capital Association. He holds a Bachelor of Science degree in business administration from Pennsylvania State University and a Master of Business Administration from the Amos Tuck School at Dartmouth College.


     Sean G. Brophy has served as Vice President of Corporate Development since November 1997, and prior to that served as Vice President of Marketing and Business Development for the Company since joining Verio in May 1996. Mr. Brophy served as Vice President of Marketing for OneComm and then Nextel from 1994 to 1996. He worked at Northern Telecom from 1990 through 1994 in a variety of capacities, including strategic planning and product management, where he had global responsibilities for new products for Personal Communications Services. Prior to that he worked at Bell Northern Research, the research and development arm of Northern Telecom, designing telephone equipment and services ranging from the DMS-100 to key systems. While there he was awarded patent and design excellence awards. Mr. Brophy holds a Bachelor of Science degree in computer engineering from McMaster University, a Master of Science degree in electrical engineering from Carleton University and a Master of Science degree in management from the Sloan School of Management at MIT.


     James F. B. Browning was appointed Vice President of Network Operations for the Company in January 1998, having previously served as President and CEO of ATMnet, a company he founded in 1995 to provide integrated digital communications services to businesses with broadband networking requirements. Verio acquired ATMnet in November 1997. Mr. Browning has 20 years of experience managing high technology development and operations. From 1988 to 1994, as co-founder, he served as Chief Financial Officer and Chief Operating Officer of VisiCom Laboratories, Inc., a systems engineering firm specializing in digital satellite communications and operating system level software development. From 1983 to 1988, Mr. Browning served as Executive Vice President and then President of Pacific Microcomputers, Inc., which developed and produced Single Board Computers for use in Unix workstations and real time embedded computing environments. Previously, Mr. Browning held financial and operational management positions with Advanced Digital Systems and Tetra Tech, a subsidiary of Honeywell. Mr. Browning holds a Bachelor of Science degree in accounting from San Diego State University.


     Chris J. DeMarche has been Chief Technical Officer of the Company since joining the Company in May 1996. From 1995 to 1996, Mr. DeMarche was CTO and Senior Vice President of Nextel, where he was credited with addressing many critical technology issues. From 1993 to 1995, he was Senior Vice President of Engineering and Technology at OneComm, where he was responsible for building a national engineering team and designing and implementing wireless communication networks. Mr. DeMarche also worked in advanced technology areas at PacTel Corporation and Hughes Aircraft Corporation and served in the U.S. Naval Submarine Force. Mr. DeMarche received his Master of Business Administration from UCLA in 1990, his Master of System Management from University of Southern California in 1986, and his Bachelor of Science from the United States Naval Academy in 1978.



     Carla Hamre Donelson has served as Vice President, General Counsel and Secretary of the Company since joining Verio in October 1996 from the law firm of Morrison & Foerster LLP, where she had practiced law since March 1987. She served as a partner in that firm's business department from 1990 and as head of the Denver business practice from 1993. While in private practice, Ms. Donelson was engaged in a general corporate and transactional practice, focused primarily on the communications and related technology industries, representing domestic and foreign entities in numerous financing, merger, acquisition, investment, and licensing transactions. She served as regular outside corporate counsel to OneComm and represented OneComm in connection with a variety of its SMR acquisitions as well as its merger with Nextel. Ms. Donelson received her Bachelor of Arts degree in molecular biology from the University of Colorado, her Juris Doctor degree from the University of Denver College of Law, and is a member of the Colorado Bar Association.


     Peter B. Fritzinger has served as Chief Financial Officer of the Company since June 1997. From September 1993 until June 1997, Mr. Fritzinger served as Chief Financial Officer of Louis Dreyfus Natural Gas Corp., an independent, publicly held oil and gas company headquartered in Oklahoma City. From 1991 to 1993, he was Vice President-Finance and Treasurer of Louis Dreyfus Energy Corp., a diversified, global enterprise with investments in oil and gas reserves and other petroleum-related industries. Mr. Fritzinger joined Louis Dreyfus Energy Corp. from J.P. Morgan, where he was a Vice President in its corporate finance group, having held various positions with Morgan Guaranty Trust Company of New York since 1980. Mr. Fritzinger received his Bachelor of Arts degree in math and psychology from Amherst College.

     Deb Mayfield Gahan has served as Vice President of Finance and Administration for the Company since joining the Company in May 1996. She brings with her ten years of extensive start-up and telecommunications experience. From 1994 to 1996, Ms. Gahan served as Vice President of Business Services and Controller for OneComm and then for Nextel following its acquisition of OneComm. From 1987 to 1994, she was Director of Business Operations and Controller for American Cellular Communications and then BellSouth Cellular Corp., a leading provider of cellular service in 15 states. In these positions, she was responsible for implementing cost-effective financial control systems, asset protection, revenue assurance, financial reporting, treasury and business process development. Ms. Gahan is a Certified Public Accountant and holds a Master of Business Administration from Mississippi College, as well as a Bachelor of Science in accounting from Mississippi State University.


     James M. Kieffer has served as Vice President of Customer Operations for the Company since joining the Company in July 1996. Previously, Mr. Kieffer served as Nextel's Vice President of Customer Operations responsible for customer care, billing, accounts receivable, and inventory management from August 1996. Prior to OneComm's merger with Nextel, Mr. Kieffer led the development of OneComm's customer care as Director of Customer Operations from January 1994 to August 1995. Prior to that, Mr. Kieffer served as National Customer Service Manager for Motorola's Land Mobile Products Sector. During his six years with Motorola, he held several key roles while developing a consolidated national customer care organization from March 1990 until January 1994. Prior to joining Motorola, Mr. Kieffer managed customer relations and accounts receivable for IBM. He received his Master of Business Administration from DePaul University and holds a Bachelor of Science in management from Illinois State University.


     John R. Viviani joined the Company in December 1997 and serves as its Vice President of Sales and Marketing. Prior to that time, Mr. Viviani was most recently Sales Director of Worldwide Channels for IBM Networking Hardware Division. In that capacity, he was responsible for developing worldwide indirect channels. Prior thereto from 1992 to 1996, Mr. Viviani implemented and directed national sales and marketing teams responsible for launching IBM U.S. into the internetworking solution market place and establishing the IBM Networking division in the indirect channels. Mr. Viviani was employed by IBM since 1978, serving as a business unit executive, account executive and marketing manager. Mr. Viviani received his Master of Business Administration from St. Thomas Aquinas College and his Bachelor of Science degree in management and finance from Marymount College.

COMMITTEES OF THE BOARD OF DIRECTORS


     The Company's Board has established an Executive Committee, a Finance Committee, a Compensation Committee and an Audit Committee. The Executive Committee is responsible for reviewing and, where appropriate, authorizing corporate action with respect to the conduct of the business of the Company between Board meetings. The Executive Committee is composed of Messrs. Halstedt and Jaschke. The Finance Committee is responsible for reviewing and, where appropriate, authorizing certain corporate actions with respect to the finances of the Company. Actions taken by the Finance Committee are regularly submitted to the Board for review and ratification at the next meeting, except in those cases when the Board has specifically delegated final decision-making authority to the Finance Committee. The Finance Committee is composed of Messrs. Halstedt, Jaschke, Still and Myhren. The Compensation Committee is responsible for reviewing and establishing the compensation structure for the Company's officers and directors, including salary rates, participation in incentive compensation and benefit plans, 401(k) plans, stock option and purchase plans and other forms of compensation. The Compensation Committee is composed of Messrs. Allen, Myhren and Schovee.


     The Board has also established an Audit Committee consisting of Messrs. Myhren and Schovee. The Audit Committee will be comprised solely of independent directors and will be responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of the Company's management and independent accountants with respect to the Company's financial statements and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board.

DIRECTORS COMPENSATION

     From and after the consummation of the Offering, each non-employee director of the Company will receive an annual retainer fee of $5,000 and a fee of $1,000 for each meeting of the Board attended in person or $500 for each meeting attended by telephone. The fee for Board committee meetings is $500 per meeting. A director may elect to receive these payments in the form of Common Stock. In addition, upon consummation of the Offering, each non-employee director automatically will be granted an option to acquire 30,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock at the date of grant. Such options will vest and become exercisable in three equal installments on each yearly anniversary of the grant date. Non-employee directors elected or appointed to the Board following the Offering also will be granted automatically at the time of election or appointment an option to acquire 30,000 shares of Common Stock with the same terms and conditions at an exercise price equal to the then fair market value of the Common Stock. After the initial three year vesting period for such options, non-employee directors will receive automatic annual grants of vested options to acquire an additional 3,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information for the years ended December 31, 1997 and 1996, respectively, concerning the compensation paid and awarded to: (a) the Company's Chief Executive Officer and (b) the Company's four most highly compensated executive officers whose salaries and bonuses exceeded $100,000 who were serving as executive officers as of December 31, 1997 (collectively, with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                 LONG-TERM COMPENSATION
                                                                         AWARDS
                                    ANNUAL COMPENSATION          -----------------------
                              --------------------------------   RESTRICTED   SECURITIES
                              FISCAL                               STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR(1)   SALARY($)     BONUS($)   AWARDS($)    OPTIONS(#)   COMPENSATIONS($)
---------------------------   -------   ---------     --------   ----------   ----------   ----------------
Justin L. Jaschke...........   1997      175,003       66,500      85,000           --              --
  Chief Executive Officer      1996      124,631(2)    44,867          --      240,000              --

Mark D. Johnson.............   1997      113,337       50,603          --      200,000              --
  President and Chief          1996           --           --          --           --              --
  Operating Officer(3)

Chris J. DeMarche...........   1997      160,004       60,800      25,000       20,000              --
  Chief Technical Officer      1996      106,666(4)    38,215          --       70,000              --

Carla Hamre Donelson........   1997      160,004       57,760          --       20,000              --
  Vice President, General      1996       26,320(5)    13,680      50,000       60,000          42,678(7)
  Counsel and Secretary

Peter B. Fritzinger.........   1997       89,443(6)    31,287          --       75,000          70,267(8)
  Chief Financial Officer      1996           --           --          --           --              --


---------------

(1) Fiscal year 1996 covers the period from inception (March 1, 1996) to December 31, 1996.

(2) Reflects compensation paid to Mr. Jaschke commencing with his appointment as Chief Executive Officer in April 1996.


(3) Mr. Johnson, who served as the Company's President and Chief Operating Officer beginning in March 1997, died on March 9, 1998. See
    "Summary -- Recent Developments."


(4) Reflects compensation paid to Mr. DeMarche commencing with his appointment as Chief Technical Officer in May 1996.

(5) Reflects compensation paid to Ms. Donelson commencing with her appointment as Vice President, General Counsel and Secretary in October 1996.

(6) Reflects compensation paid to Mr. Fritzinger commencing with his appointment as Chief Financial Officer in June 1997.

(7) Represents the cost to the Company of tax reimbursements.

(8) Represents the cost to the Company of providing relocation benefits.

                   STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options by Verio under the Company's stock option plans to the Named Executive Officers during the year ended December 31, 1997.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                           NUMBER OF      PERCENT OF                                     ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO       EXERCISE                       OPTION TERM ($)(2)
                            OPTIONS      EMPLOYEES IN       PRICE        EXPIRATION     -----------------------
          NAME            GRANTED (#)    FISCAL YEAR     ($/SHARE)(1)       DATE           5%           10%
          ----            -----------   --------------   ------------   -------------   ---------   -----------
Justin L. Jaschke.......         --             --             --                  --         --            --
Mark D. Johnson.........    200,000         13.28%           6.00        May 11, 2007    754,674     1,912,491
Chris J. DeMarche.......     20,000          1.38%           6.75       Nov. 24, 2007     84,901       215,155
Carla Hamre Donelson....     20,000          1.38%           6.75       Nov. 24, 2007     84,901       215,155
Peter B. Fritzinger.....     75,000          5.18%           6.00        May 21, 2007    283,003       717,184

---------------

(1) All options were granted at an exercise price per share equal to at least the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors.

(2) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options, assuming that the stock appreciates in value from the date of grant compounded annually until the end of the option term at the rate specified (5% or 10%) and that the option is exercised and sold on the last day of the option term for the appreciated stock price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the Commission and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

        OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth certain information with respect to the Named Executive Officers regarding the stock options exercised during the last fiscal year, the aggregate number of unexercised options to purchase Common Stock granted in all years and held by them as of December 31, 1997, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1997:


                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                        UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                               ACQUIRED                        FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                                  ON           VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ------------   ------------   -----------   -------------   -----------   -------------
Justin L. Jaschke..........     60,000          --           20,000         160,000        290,000       2,320,000
Mark D. Johnson............         --          --               --         200,000             --       2,300,000
Chris J. DeMarche..........         --          --           14,000          76,000        203,000       1,027,000
Carla Hamre Donelson.......         --          --           12,000          68,000        174,000         911,000
Peter B. Fritzinger........         --          --               --          75,000             --         862,500


---------------


(1) The value of options at year-end is based on an assumed fair market value of $17.50 per share of Common Stock (the mid-point of the assumed price range per Share in the Offering).


EMPLOYMENT AGREEMENTS

     As a general matter, the Company does not enter into employment agreements, and has not entered into employment agreements with any of its executive officers. Rather, the employment relationships with each executive officer are "at will." However, in connection with the initial employment of each executive officer, the Company and the executive executed an offer letter, in which the general compensation and benefits provided to the executive are outlined, including base salary, targeted annual bonus, option grants and employee benefits. The base salary and targeted bonus levels for each of the executive officers remains the same in 1998 as in 1997. However, upon consummation of the Offering, the base salary for Mr. Jaschke will be increased to $260,000, which will result in an increase in his annual targeted bonus level of 30% to 40% of his base salary.



COMPENSATION PROTECTION AGREEMENTS



     The Company has entered into compensation protection agreements (the "Compensation Protection Agreements") with all of the Named Executive Officers and certain additional officers (collectively, the "Protected Officers") of the Company. Each of the Compensation Protection Agreements contain substantially similar terms. The form of Compensation Protection Agreement has been filed as an exhibit to the Company's Registration Statement of which this Prospectus is a part. The Compensation Protection Agreements will be for a term of three years from April 1, 1998 (the "Effective Date"), subject to automatic yearly extensions. In no event will the Compensation Protection Agreements terminate within 12 months of a Change in Control of the Company. "Change in Control" includes the following:



          (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person (as defined in the Exchange Act) immediately after which such Person has Beneficial Ownership (as defined in the Exchange Act) of 40% or more of the combined voting power of the Company's then outstanding Voting Securities. In determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition," as defined in the Compensation Protection Agreements, do not constitute an acquisition which would cause a Change in Control.



          (b) The individuals who, as of date the Compensation Protection Agreements were approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board (subject to certain provisos);



          (c) Approval by stockholders of the Company of: (1) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization ("event") satisfies certain specified conditions;



          (d) Any other event that at least two-thirds of the Incumbent Board determines constitutes a Change in Control; and



          (e) If a Protected Officer's employment is terminated prior to a Change in Control and the Board determines that such termination was at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who subsequently effectuates a Change in Control, or occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then a Change in Control is considered to have occurred with respect to that Protected Officer.



     Upon termination within 12 months of a Change in Control, each Protected Officer will receive the following severance benefits:



          (i) If a Protected Officer's employment is terminated within 12 months of a Change in Control for Cause (as defined in the Compensation Protection Agreements) or by reason of the Protected Officer's Disability (as defined in the Compensation Protection Agreements), death, retirement, or by the Protected Officer other than for Good Reason (as defined in the Compensation Protection Agreements), then the Company must pay to the Protected Officer the Accrued Compensation (as defined below) due through the date of termination (the "Termination Date"). Accrued Compensation includes base salary, reimbursement for reasonable and necessary expenses incurred by the Protected Officer on behalf of the Company during the period ending on the Termination Date, and vacation pay.

          (ii) If a Protected Officer's employment is terminated within 12 months of a Change of Control for any other reason than specified above, the Protected Officer will receive:



             (A) his or her Accrued Compensation;



             (B) an amount equal to the product of a fraction, the numerator of which is the number of days in the Company's fiscal year through the Termination Date and the denominator of which is 365, and the bonus amount, which will be the greater of 100% of the last annual incentive payment paid or payable to the Protected Officer prior to the Termination Date, and the Protected Officer's incentive target for the fiscal year in which the Change in Control occurs (the "Bonus Amount");



             (C) an amount equal to two (2) times the sum of the Protected Officer's annual base salary in effect immediately prior to the Change in Control, plus the Bonus Amount. However, the amount paid to Mr. Jaschke will be three (3) times that sum;



             (D) until the third anniversary of the Termination Date, the same rights with respect to benefits provided by the Company, as were provided to the Protected Officer as of the Effective Date, or, if greater, at any time within 90 days preceding the date of the Change in Control; and



             (E) the immediate vesting and removal of all restrictions on any outstanding incentive awards granted to the Protected Officer under the Company's stock option and other stock incentive plans or arrangement.



     The Compensation Protection Agreements will further provide that the Protected Officers will not be required to mitigate the amount of any payment by seeking employment or otherwise. Protected Officers may be entitled to additional compensation or benefits in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect. The Compensation Protection Agreements will contain a "gross-up" provision pursuant to which any Severance Payment, which would be subject to certain excise taxes occurring as a result of Change of Control, would include an additional gross-up payment resulting in the Protected Officer retaining an additional amount equal to excise tax.


STOCK OPTION AND INCENTIVE PLANS

  1996 Stock Option Plan


     The 1996 Stock Option Plan was adopted and approved by the Board of Directors in May 1996 and by the stockholders of the Company in June 1996. In February 1998, the 1996 Stock Option Plan was amended, with the approval of the Board, to reserve a total of 2,205,300 shares of Common Stock for issuance under this plan. As of April 10, 1998, options to purchase 115,933 shares of Common Stock granted under the 1996 Stock Option Plan had been exercised, options to purchase 2,043,967 shares of Common Stock were outstanding and options to purchase 45,400 additional shares of Common Stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $6.59 per share. Outstanding options to purchase an aggregate of 1,480,667 shares were held by employees who are not officers or directors of the Company. Of the 115,933 shares issued upon exercise of options, a total of 47,500 were issued upon exercise prior to their respective exercise vesting dates, as permitted by the terms of the 1996 Stock Option Plan. As a result, these shares are subject to repurchase by the Company at their respective exercise prices, until the date on which they would have become exercisable. The 1996 Stock Option Plan will terminate in 2006, unless sooner terminated by the Board of Directors.


     The Board of Directors has delegated administration of the 1996 Stock Option Plan to its Compensation Committee (the "Committee"). The Committee is constituted to comply with the rules under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Awards under the 1996 Stock Option Plan may consist of (i) options to purchase Common Stock that are designed to qualify, under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as "incentive stock options" ("Incentive Stock Options") or (ii) options to purchase Common Stock that are not described in Sections 422 or 423 of the Code ("Non-Qualified Stock Options" and, collectively with Incentive Stock Options, "Options").

     The Committee has discretion to grant Incentive Stock Options to employees and officers (including directors who are employees) of the Company or any Affiliate (as defined in the Plan) of the Company and Non-Qualified Stock Options to employees, officers, directors or consultants of the Company and its Affiliates. The Committee may set the terms of such grants, subject to applicable restrictions in the 1996 Stock Option Plan. Incentive Stock Option grants are subject to the following limitations: (i) the term of any Incentive Stock Option may not be longer than ten years, provided that the term of any Incentive Stock Option granted to an individual possessing more than 10% of the combined voting power of the Company or an Affiliate (a "10% Holder") may not be longer than five years; (ii) the aggregate fair market value of all shares underlying Incentive Stock Options granted to an individual that first become exercisable in any calendar year may not exceed $100,000; and (iii) the exercise price of Incentive Stock Options may not be less than the fair market value of the underlying shares on the grant date, provided that the exercise price of any Incentive Stock Option granted to a 10% Holder may not be less than 110% of the fair market value of the underlying shares on the grant date. With respect to Non-Qualified Stock Options, the exercise price may not be less than 85% of the fair market value of the underlying shares on the grant date. As of February 27, 1998, no such below-market grant has been made.


     During an optionee's lifetime, an Incentive Stock Option is exercisable only by the optionee and no Incentive Stock Option may be transferred by the optionee other than by will or the laws of descent and distribution. During an optionee's lifetime (or a transferee pursuant to a qualified domestic relation order), a Non-Qualified Stock Option is exercisable only by the optionee and no Non-Qualified Stock Option may be transferred by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relation order satisfying the requirements of the prior version of Rule 16b-3 under the Exchange Act. An optionee whose continuous status as an employee, director or consultant of the Company terminates for any reason (other than termination because of death or disability) may exercise, in the three-month period following such cessation (unless such Options terminate or expire sooner by their terms), or such longer or shorter period as specified in the Option, that portion of the optionee's Options that is exercisable at the time of such cessation. In the event the optionee becomes disabled, the Options vested as of the date of disability may be exercised prior to the earlier of such Option's specified expiration date or 12 months from the date of the optionee's disability, or such longer or shorter period as specified in the Option. In the event the optionee dies, the Options vested as of the date of disability may be exercised prior to the earlier of such Option's specified expiration date or 18 months from the date of the optionee's disability, or such longer or shorter period as specified in the Option.

     In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation,
(iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's outstanding common stock immediately prior to such merger are converted into other property, whether in the form of securities, cash or otherwise, or (iv) any other capital reorganization in which the Company's shareholders receive less than 50% of the outstanding voting shares of the surviving corporation: (a) any surviving corporation shall assume any Options outstanding under the 1996 Stock Option Plan, (b) such Options shall continue in full force and effect, or (c) the Options shall terminate if not exercised prior to such event.

  1997 California Stock Option Plan


     The Company's 1997 California Stock Option Plan (the "1997 California Plan") was adopted by the Board of Directors in February 1997, and approved by the Company's stockholders in April 1997. In February 1998, the 1997 California Plan was amended, with the approval of the Board, to reserve a total of 795,400 shares of Common Stock for issuance under this plan. This amendment has been submitted to the Company's stockholders for approval. As of April 10, 1998, no options to purchase shares of Common Stock had been exercised under the 1997 California Plan, options to purchase 447,850 shares of Common Stock were outstanding and options to purchase an additional 347,550 shares of Common Stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $9.16 per share. Outstanding options to purchase an aggregate of 341,140 shares were held by employees who are not officers or directors of the Company.

     The 1997 California Plan may be administered by the Board of Directors or the Committee (either, the "Plan Administrator"). The 1997 California Plan provides for the granting to employees of the Company and of its subsidiaries or parent corporations of Incentive Stock Options, and for the granting to employees and independent contractors of Non-Qualified Stock Options. The Plan Administrator has the power to determine the terms of the Options granted, including the exercise price, number of shares subject to the Option and the exercisability thereof, and the form of consideration payable upon exercise. Options granted under the 1997 California Plan are not transferable by the optionee other than by will or by the laws of descent or distribution, and each Option is exercisable during the lifetime of the optionee only by such optionee. The exercise price of all Incentive Stock Options granted under the 1997 California Plan must be at least equal to the fair market value, as determined by the Board of Directors, of the Common Stock on the grant date. The exercise price of all Non-Qualified Stock Options granted under the 1997 California Plan must be at least 85% of the fair market value, as determined by the Plan Administrator, of the Common Stock on the grant date. With respect to any participant who owns stock possessing more than 10% of the voting power or value of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option or Non-Qualified Stock Option granted must equal at least 110% of the fair market value of the Common Stock on the grant date and the term of the Option must not exceed five years. The term of all other Options granted under the 1997 California Plan may not exceed ten years. The consideration for exercising any Option may consist of cash, check, shares of Common Stock, a promissory note, the assignment of part of the proceeds from the sale of shares acquired upon exercise of the Options or any combination thereof as specified in the agreement evidencing the Option.


     The 1997 California Plan provides that in the event of a merger of the Company with or into another corporation or a consolidation, sale of substantially all of the Company's assets or like transaction involving the Company in which the Company's stockholders before the transaction do not retain a majority interest in the Company, each Option may be assumed or an equivalent Option may be substituted by a successor corporation. If the successor corporation chooses not to assume the Options under the 1997 California Plan, the Options not otherwise exercisable will terminate immediately prior to the consummation of the transaction.

     Unless terminated sooner, the 1997 California Plan will terminate automatically in 2007. The Board has the authority to amend, suspend or terminate the 1997 California Plan, subject to stockholder approval of certain amendments and provided no such action may affect any share of Common Stock previously issued and sold or any Option previously granted under the 1997 California Plan without the optionees consent.

  1998 Stock Incentive Plan


     The Company's 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"), which was adopted by the Board of Directors in February 1998, was amended and restated as of March 19, 1998 and has been approved by the Company's stockholders. From and after the Offering, all further option grants will be made solely under the 1998 Stock Incentive Plan. As of April 10, 1998, no options to purchase shares of Common Stock had been exercised under the 1998 Stock Incentive Plan, options to purchase 1,138,123 shares of Common Stock were outstanding and options to purchase an additional 611,189 shares of Common Stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $12.02 per share. The purpose of the 1998 Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants of the Company and its related entities and to promote the success of the Company's business. The 1998 Stock Incentive Plan provides for the granting to employees of Incentive Stock Options and the granting of nonstatutory stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares, and other equity-based rights ("Awards") to employees, directors and consultants of the Company and its related entities. Initially, 165,000 shares of Series D-1 Preferred Stock and 1,749,300 shares of Common Stock, together with any shares of Common Stock represented by Awards under the 1996 Stock Option Plan which are forfeited, expire or are cancelled following the adoption of the 1998 Stock Incentive Plan, will be reserved for issuance under the 1998 Stock Incentive Plan. Upon and after the Offering, 6,199,300 shares of Common Stock will be reserved for issuance under the 1998 Stock Incentive Plan, together with (a) any shares of

Common Stock available for future awards under the 1997 California Plan as of the Offering and (b) any shares of Common Stock represented by Awards under the 1996 Stock Option Plan and the 1997 California Plan (the "Prior Plans"), that are forfeited, expire or are cancelled following the Offering. In connection with the adoption of the 1998 Stock Incentive Plan, the Board determined that the Company will limit the issuance of Awards under the 1998 Stock Incentive Plan such that the aggregate number of shares subject to Awards granted under the 1998 Stock Incentive Plan and the Prior Plans will not at any time exceed 15% of the Company's outstanding fully-diluted equity.


     With respect to Awards granted to directors or officers, the 1998 Stock Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors constituted to permit such Awards to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 thereunder. With respect to Awards granted to other participants, the 1998 Stock Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors. In each case, the Plan Administrator shall determine the provisions, terms and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares of Common Stock, or other consideration) upon settlement of the Award, payment contingencies and satisfaction of any performance criteria.

     Incentive Stock Options are not transferable by the optionee other than by will or the laws of descent or distribution, and each Incentive Stock Option is exercisable during the lifetime of the optionee only by such optionee. Other Awards shall be transferable to the extent provided in the agreement evidencing the Award.

     The exercise price of Incentive Stock Options must be at least equal to the fair market value of the Common Stock on the date of grant, and the term of the option must not exceed ten years. The term of other Awards will be determined by the Plan Administrator. With respect to an employee who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must equal at least 110% of the fair market value of the Common Stock on the grant date and the term of the option must not exceed five years. The exercise price or purchase price, if any, of other Awards will be such price as determined by the Plan Administrator, but not less than 85% of the fair market value of the stock. The consideration to be paid for the shares of Common Stock upon exercise or purchase of an Award will be determined by the Plan Administrator and may include cash, check, shares of Common Stock, or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the Award.

     Where the Award agreement permits the exercise or purchase of the Award for a certain period of time following the recipient's termination of service with the Company, disability, or death, the Award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

     Unless terminated sooner, the 1998 Stock Incentive Plan will terminate automatically in 2008. The Board has the authority to amend, suspend or terminate the 1998 Stock Incentive Plan subject to stockholder approval of certain amendments and provided no such action may affect Awards previously granted under the 1998 Stock Incentive Plan.


  1998 Employee Stock Purchase Plan



     The Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the Board of Directors in February 1998 and has been approved by the Company's stockholders. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code in order to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. An aggregate of 3,000,000 shares of the Company's Common Stock has been reserved for issuance under the Stock Purchase Plan and available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. All employees of the Company (and employees of "subsidiary corporations" and "parent corporations" of the Company (as defined by the Code) designated by the administrator of the Stock

Purchase Plan) whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in the Stock Purchase Plan. Employees hired after the consummation of the Offering are eligible to participate in the Stock Purchase Plan, subject to a six-month waiting period after hiring. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the Stock Purchase Plan are not eligible to participate in the Stock Purchase Plan.


     The Stock Purchase Plan designates Purchase Periods, Accrual Periods and Exercise Dates. Purchase Periods are generally overlapping periods of 12 months. The initial Purchase Period will begin on the effective date of the Stock Purchase Plan, which is the effective date of the Company's Registration Statement relating to the Company's initial public offering of its Common Stock, and end on May 14, 1999. Additional Purchase Periods will commence each May 15 and November 15. Accrual Periods are generally six month periods, with the initial Accrual Period commencing on the effective date of the Stock Purchase Plan and ending on November 14, 1998. Thereafter, Accrual Periods will commence each May 15 and November 15. Exercise Dates are the last day of each Accrual Period. In the event of a merger of the Company with or into another corporation, the sale of all or substantially all of the assets of the Company, or certain other transactions in which the stockholders of the Company before the transaction own less than 50% of the total combined voting power of the Company's outstanding securities following the transaction, the administrator of the Stock Purchase Plan may elect to shorten the Purchase Period then in progress.

     On the first day of each Purchase Period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the forthcoming Exercise Dates within the Purchase Period during which deductions are to be made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Common Stock of the Company. The price per share at which shares of Common Stock are to be purchased under the Stock Purchase Plan during any Accrual Period is the lesser of (a) 85% of the fair market value of the Common Stock on the date of the grant of the option (the commencement of the Purchase Period) or (b) 85% of the fair market value of the Common Stock on the Exercise Date (the last day of an Accrual Period). The participant's purchase right is exercised in this manner on both Exercise Dates arising in the Purchase Period unless, on the first day of any Accrual Period, the fair market value of the Common Stock is lower than the fair market value of the Common Stock on the first day of the Purchase Period. If so, the participant's participation in the original Purchase Period is terminated, and the participant is automatically enrolled in the new Purchase Period effective the same date.

     Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's regular base pay and bonuses, exclusive of overtime, shift-premiums or commissions. Participants may not make direct cash payments to their accounts. The maximum number of shares of Common Stock which any employee may purchase under the Stock Purchase Plan during an Accrual Period is 1,250 shares. Certain additional limitations on the amount of Common Stock which may be purchased during any calendar year are imposed by the Code.

     The Stock Purchase Plan will be administered by the Board of Directors or a committee designated by the Board, which will have the authority to terminate or amend the Stock Purchase Plan (subject to specified restrictions) and otherwise to administer the Stock Purchase Plan and to resolve all questions relating to the administration of the Stock Purchase Plan.

401(k) PLAN

     In January 1997, the Company implemented an employee savings and retirement plan (the "401(k) Plan") covering certain of the Company's employees who have at least one month of service with the Company and have attained the age of 21. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 20% of such compensation or the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The Company may make contributions to the 401(k) Plan on behalf of eligible employees. Employees become 20% vested in these Company contributions after one year of service, and increase their vested percentages by an additional 20% for each year of service thereafter. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the 401(k) Plan, and income earned on the 401(k) Plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the 401(k) Plan employee salary deferrals in selected investment options. The Company made no contributions to the 401(k) Plan in 1996 or in 1997. The Company does not presently expect to make any contributions to the 401(k) Plan during the fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Chairman of the Compensation Committee is Mr. Schovee. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 1997, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between the Company and entities affiliated with members of the Compensation Committee.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Restated Certificate of Incorporation and bylaws provide that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL, as it now exists or as amended, all directors and officers pursuant thereto. The Company's Restated Certificate of Incorporation and bylaws also authorize the Company to indemnify its employees and other agents, at its option, to the fullest extent permitted by Section 145, as it now exists or as amended. The Company intends to enter into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's charter documents. These agreements, among other things, provide for the indemnification of the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company to the fullest extent permitted by applicable law. The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified persons to serve as directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation will provide for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

     The Underwriting Agreement provides for indemnification by the Underwriters under certain circumstances of directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions contained in the Certificate of Incorporation and Bylaws of the Company, the DGCL, the Underwriting Agreement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company intends to purchase and maintain insurance on behalf of the officers and directors insuring them against liabilities that they may incur in such capacities or arising out of such status.

                              CERTAIN TRANSACTIONS

SERIES A PURCHASE AGREEMENT

     Pursuant to a Series A Preferred Stock purchase agreement by and among Centennial Fund IV, L.P., Centennial Holdings, Inc., Telecom Partners, L.P., Norwest Equity Partners, V and Brooks Fiber Properties, Inc. (together, the "Series A Purchasers") and the Company, dated as of June 25, 1996 (the "Series A Purchase Agreement"), the Series A Purchasers made their initial investments in the Company. The Series A Purchasers purchased, in the aggregate, 5,250,000 shares of Series A Preferred Stock for an aggregate purchase price of $15,750,000. Pursuant to Amendment No. 1 to the Series A Stock Purchase Agreement, dated as of July 3, 1996, the Company sold an additional 756,666 shares of Series A Preferred Stock to certain of the Series A Purchasers and to certain additional purchasers for the aggregate purchase price of $2,270,000. Subsequently, the Company sold an additional 26,667 shares of Series A Preferred Stock to certain members of the Company's management for an aggregate purchase price of $80,001. In connection with the Series A Purchase Agreement, the Company, the Series A Purchasers and certain members of the Company's management entered into a stockholders agreement, dated as of June 25, 1996 (the "Series A Stockholders Agreement"), which provided the Series A Stockholders with certain demand and piggyback registration rights. The parties to Amendment No. 1 to the Series A Stock Purchase Agreement became parties to the Series A Stockholders Agreement. The Series A Stockholders Agreement was replaced by the Series B Stockholders Agreement which, in turn was replaced by the Stockholders Agreement. See "-- Series B Purchase Agreement" and "-- Series C Purchase Agreement."

SERIES B PURCHASE AGREEMENT

     The Company, certain of the Series A Purchasers and several additional purchasers (together, the "Series B Purchasers") entered into a Series B Preferred stock purchase agreement, dated as of December 5, 1996 (the "Series B Stock Purchase Agreement"), pursuant to which the Series B Purchasers acquired, in the aggregate, 10,000,000 shares of Series B Preferred Stock for the aggregate purchase price of $60,000,000. In connection with the Series B Stock Purchase Agreement, the Company, the Series A Purchasers, the Series B Purchasers and members of the Company's management entered into a stockholders agreement, dated as of December 5, 1996 (the "Series B Stockholders Agreement"). The Series B Stockholders Agreement replaced the Series A Stockholders Agreement and was later replaced by the Stockholders Agreement. See "-- Series C Purchase Agreement."

SERIES C PURCHASE AGREEMENT

     The Company, certain of the Series A Purchasers and certain of the Series B Purchasers (together, the "Series C Purchasers") entered into a Series C Preferred stock purchase agreement, dated as of May 20, 1997 (the "Series C Stock Purchase Agreement"), pursuant to which the Series C Purchasers acquired, in the aggregate, 2,500,000 shares of Series C Preferred Stock for the aggregate purchase price of $20,000,000. In connection with the Series C Stock Purchase Agreement, the Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, and members of the Company's management entered into a Stockholders Agreement (the "Stockholders Agreement"), which replaced the Series B Stockholders Agreement. See "-- Stockholders Agreement."

     The following table sets forth the number of shares of Series A, Series B and Series C Preferred Stock, and Common Stock purchased by the Company's directors, five percent stockholders and their respective affiliates.



                                                   COMMON     SERIES A     SERIES B     SERIES C
HOLDERS                                             STOCK     PREFERRED    PREFERRED    PREFERRED
-------                                            -------    ---------    ---------    ---------
Brooks Fiber Properties, Inc.(1).................       --    1,666,667    2,500,000     498,304
Norwest Equity Partners V(2).....................  270,000    1,666,667    2,083,333     281,250
Providence Equity Partners(3)....................       --           --    2,083,333     972,360
Centennial Fund V, L.P.(4).......................       --           --    1,627,983     674,320
Centennial Fund IV, L.P.(4)......................  250,000    1,543,210      353,395      12,500
Centennial Entrepreneurs Fund V, L.P.(4).........       --           --       50,350      20,855
Centennial Holdings I, LLC(4)....................   14,452       89,208       37,289         316
Justin L. Jaschke................................   50,000       33,333       22,501          --
Estate of Mark D. Johnson........................   60,000           --           --          --
James C. Allen...................................   25,000           --           --          --
Trygve E. Myhren.................................       --           --       10,000          --


---------------


(1) As a result of the acquisition of Brooks by WorldCom, which resulted in Brooks becoming a wholly owned subsidiary of WorldCom, WorldCom may be deemed to indirectly beneficially own the shares owned by Brooks. James C. Allen served as CEO of Brooks until the acquisition. Mr. Allen serves on the Company's Board of Directors.



(2) George J. Still, Jr. is a general partner of Itasca Partners V. ("Itasca"), which is the sole general partner of Norwest Equity Partners, V ("Norwest"). Mr. Still serves on the Company's Board of Directors.



(3) Paul J. Salem, a member of Providence Equity Partners LLC ("PEPLLC"), which is the sole general partner of Providence Equity Partners ("Providence"), serves on the Company's Board of Directors.



(4) The sole General Partner of Centennial Fund IV, L.P. ("Centennial IV") is Centennial Holdings IV, L.P. ("Holdings IV"), the sole General Partner of Centennial Fund V, L.P. ("Centennial V") and Centennial Entrepreneurs Fund V, L.P. ("Centennial Entrepreneurs") is Centennial Holdings V, L.P. ("Holdings V"). Steven C. Halstedt is a general partner of Holdings IV and Holdings V, and a unit holder of Centennial Holdings I, L.L.C. ("Holdings LLC"). Mr. Halstedt serves as the Chairman of the Board of Directors of the Company.


SERIES D-1 AGREEMENTS


     In connection with the acquisitions of iServer and NSNet, the Company issued a total of 797,642 shares of Series D-1 Preferred Stock to former stockholders of iServer and NSNet. The Company has issued or expects to issue a total of approximately 1,439,912 additional shares of Series D-1 Preferred Stock pursuant to Buyouts completed or probable as of April 9, 1998. In addition, options to acquire 164,977 shares of Series D-1 Preferred Stock were issued in connection with the Buyout of NorthWestNet, Inc.



     The Series D-1 Preferred Stock will be converted into Common Stock upon completion of the Offering. The recipients of the shares of Series D-1 Preferred Stock issued in the Buyouts and the acquisition of NSNet have been granted certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock and have agreed to certain market standoff provisions following the Offering in the agreements pursuant to which the Series D-1 Preferred Stock is issued (the "Series D-1 Agreements"). See "Description of Capital Stock -- Registration Rights" and "Shares Eligible for Future Sale."


STOCKHOLDERS AGREEMENT

     Pursuant to the terms of the Stockholders Agreement, the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (together, the "Investors") acquired certain registration rights with respect to the Company. At any time after the effective date of the first registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), holders of 25% or more of the Registrable Securities (as defined in the Stockholders Agreement) may require the Company to effect registration under the Securities Act of their Registrable Securities, subject to the Board of Directors' right to defer such registration for a period of up to 180 days. In addition, if the Company proposes to register securities under the Securities Act (other than a registration relating either to the sale of securities to employees pursuant to a stock option, stock purchase or similar plan or a transaction under Rule 145 of the Securities Act), then any of the Investors has a right (subject to quantity limitations determined by underwriters if the offering involves an underwriting) to request that the Company register such holder's Registrable Securities. All registration expenses incurred in connection with up to two long-form and all short-form and piggyback registrations will be borne by the Company. Each Investor will pay for selling expenses pro rata on the basis of the number of shares sold by such Investor. The Company has agreed to indemnify the Investors (including the officers, directors, partners, agents, employees and representatives, and each person controlling such Investor within the meaning of Section 15 of the Securities Act) against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Investor for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Investor and stated to be specifically for use therein. This indemnification does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.



     Subject to certain exceptions, the Company has a right of first refusal to purchase shares of Common Stock held by Management Holders (as defined in the Stockholders Agreement) which, to the extent not purchased by the Company, are subject to an additional right of first refusal by the Investors according to their respective pro rata shares. In addition, transfers of Common Stock held by Investors are subject to a right of first refusal by other Investors who are also holders of Common Stock. Subject to certain exceptions, upon the issuance by the Company of any Common Stock or any other equity securities, each of the Specified Investors (as defined in the Stockholders Agreement) has the preemptive right to purchase its pro rata share of up to 80% of the securities so offered according to their respective pro rata interests. If any Specified Investor declines to exercise such right in full, the remaining electing specified Investors are entitled to purchase such Specified Investor's unpurchased portion of the offered securities on a pro rata basis. All preemptive rights and rights of first refusal contained in the Stockholders Agreement terminate upon consummation of the Offering.



TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS


     On June 16, 1997, the Company made a loan in the amount of $100,000 to Peter Fritzinger, which Mr. Fritzinger repaid on July 21, 1997 with interest at the then current market rate.


OTHER TRANSACTIONS



     On March 18, 1998, in response to an offer by Brooks, the Company and Brooks reached an agreement pursuant to which the Company agreed to repurchase the $50.0 million principal amount of the Company's 1997 Notes held by Brooks for an aggregate net purchase price of approximately $54.5 million, plus accrued interest. A portion of the proceeds from the sale of the 1998 Notes was used to effect the Refinancing. See "Summary -- Recent Developments."

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of April 10, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than five percent, in the aggregate, of the outstanding shares of the Company's outstanding Common Stock, (ii) each director and Named Executive Officer of the Company and (iii) all executive officers and directors as a group.



                                                                PERCENTAGE BENEFICIALLY OWNED(1)
                                                              ------------------------------------
                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY    PRIOR TO     AFTER
                          HOLDERS                                OWNED        OFFERING    OFFERING
                          -------                             ------------    --------    --------
Brooks Fiber Properties, Inc.(2)............................   5,064,971       22.52%      15.76%
  425 Woods Mill Road South
  Suite 300
  Town & Country, Missouri 63017
Nippon Telegraph and Telephone Corporation..................   4,638,727          --       14.62%
  Global Communications Headquarters
  Tokyo Opera City Tower
  20-2 Nishi-Shinjuku 3-chome
  Shinjuku-ku
  Tokyo 163-14, Japan
Norwest Equity Partners, V..................................   4,301,250       19.47%      13.56%
  245 Lytton Avenue
  Palo Alto, California 94301
Providence Equity Partners..................................   3,055,693       13.83%       9.63%
  50 Kennedy Plaza
  Providence, Rhode Island 02903
Centennial Fund V, L.P.(3)..................................   2,302,303       10.42%       7.26%
  1428 Fifteenth Street
  Denver, Colorado 80202
Centennial Fund IV, L.P.(3).................................   2,159,105        9.77%       6.80%
  1428 Fifteenth Street
  Denver, Colorado 80202
Steven C. Halstedt(4).......................................          --          --          --
Justin L. Jaschke(5)........................................     188,834        *           *
Estate of Mark D. Johnson(6)................................     130,000        *           *
James C. Allen..............................................      25,000        *           *
Trygve E. Myhren(7).........................................      18,000        *           *
Paul J. Salem(8)............................................          --          --          --
Stephen W. Schovee..........................................          --          --          --
George J. Still, Jr.(9).....................................          --          --          --
Chris J. DeMarche(10).......................................      88,833        *           *
Carla Hamre Donelson(11)....................................      29,917        *           *
Peter B. Fritzinger.........................................      25,000        *           *
All executive officers and directors as a group (15
  persons)(12)..............................................     495,584        2.23%       1.56%

---------------

  *  Less than 1%


 (1) Percentage of beneficial ownership prior to the Offering is based on (i) 1,294,266 shares of Common Stock outstanding at April 10, 1998; (ii) 18,561,667 shares of Common Stock issuable upon conversion of the Series A, B, and C Preferred Stock outstanding at April 10, 1998; (iii) 2,237,554 shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock issued and expected to be issued in connection with the acquisitions and Buyouts completed or probable as of April 10, 1998, totalling 22,093,487 shares of capital stock of the Company. Percentage of beneficial ownership after the Offering is based on 31,732,214 total shares of capital stock outstanding, which includes the shares of capital stock outstanding prior to the Offering identified above plus (i) 4,638,727 shares of Common Stock to be sold by the Company to NTT for approximately $78.5 million (based upon an assumed initial public offering of 5,000,000 shares of Common Stock at an assumed Price to Public of $17.50 per share) concurrently with the Offering and (ii) 5,000,000 shares of Common Stock to be sold pursuant to the Offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 10, 1998 are deemed outstanding; provided, however that such shares are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.



 (2) Includes warrants for 400,000 shares of Common Stock exercisable within 60 days. As a result of the acquisition of Brooks by WorldCom, which resulted in Brooks becoming a wholly owned subsidiary of WorldCom, WorldCom may be deemed to indirectly beneficially own the shares owned by Brooks.



 (3) Does not include 71,205 shares of the Company's capital stock held by Centennial Entrepreneurs Fund V, L.P. ("Entrepreneurs Fund"). Holdings V is the sole general partner of Entrepreneurs Fund and may be deemed to indirectly beneficially own such shares by virtue of its authority to make decisions regarding the voting and disposition of shares beneficially owned by Entrepreneurs Fund. Centennial V disclaims beneficial ownership of the shares held by Entrepreneurs Fund and Entrepreneurs Fund disclaims beneficial ownership of the shares held by Centennial V. In addition, Centennial V disclaims beneficial ownership of the shares held by Centennial IV, and Centennial IV disclaims beneficial ownership of the shares held by Centennial V.



 (4) The sole General Partner of Centennial IV is Holdings IV and the sole General Partner of Centennial V is Holdings. Holdings IV and Holdings V may be deemed to indirectly beneficially own the shares owned by Centennial IV and Centennial V, respectively. Mr. Halstedt is a general partner of Holdings IV and Holdings V and may be deemed to be the indirect beneficial owner of the shares owned by Centennial IV and Centennial V. Mr. Halstedt disclaims beneficial ownership of shares held by Centennial IV and Centennial V. In addition, this amount does not include 141,265 shares of the Company's capital stock held by Holdings LLC, of which Mr. Halstedt is a unit holder. Centennial Holdings, Inc. ("Holdings Inc."), of which Mr. Halstedt is an officer and director, is the sole Managing Member of Holdings LLC and may be deemed to beneficially own shares directly beneficially owned by Holdings LLC. However, Mr. Halstedt, acting alone, does not have voting or investment power with respect to any of the shares directly held by either Holdings Inc. or Holdings LLC, and as a result, Mr. Halstedt disclaims beneficial ownership of the shares held by Holdings LLC.



 (5) Includes options for 20,000 shares of Common Stock exercisable within 60 days.



 (6) Includes options exercisable for 70,000 shares of Common Stock exercisable within 60 days.



 (7) Includes options exercisable for 8,000 shares of Common Stock exercisable within 60 days.



 (8) The sole general partner of Providence is PEPLLC. Mr. Salem is a member of PEPLLC and may be deemed to indirectly beneficially own the shares owned by Providence. Mr. Salem disclaims beneficial ownership of these shares.



 (9) The sole general partner of Norwest is Itasca . Mr. Still is a general partner of Itasca and may be deemed to indirectly beneficially own the shares owned by Norwest. Mr. Still disclaims beneficial ownership of these shares.



(10) Includes options exercisable for 28,000 shares of Common Stock exercisable within 60 days.



(11) Includes options exercisable for 12,000 shares of Common Stock exercisable within 60 days.

(12) Includes options exercisable for 98,000 shares of Common Stock exercisable within 60 days (not including options held by Mr. Johnson's estate).



NTT INVESTMENT



     NTT Stock Purchase Agreement and NTT Investment Agreement. Pursuant to a Stock Purchase and Master Strategic Relationship Agreement, dated as of April 7, 1998, between the Company and NTT (the "NTT Stock Purchase Agreement"), NTT agreed to purchase, concurrent with and conditioned upon the consummation of the Offering (the "IPO Closing"), a number of shares of the Company's Common Stock equal to the lesser of (i) 12.5% of the total number of shares of Common Stock, on a fully diluted and fully converted basis (calculated as of the IPO Closing after giving effect to the Offering and the sale to NTT), or (ii) the quotient of $100.0 million divided by the "Per Share Price" payable by NTT. The "Per Share Price" to be paid by NTT will be equal to the Price to Public in the Offering multiplied by 96.75% (subject to certain adjustments in the event that shares of Common Stock are issued at less than the Per Share Price prior to the IPO Closing). In the event that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the purchase of the Common Stock by NTT shall not have expired or been terminated prior to the IPO Closing, then, in lieu of shares of Common Stock, NTT will purchase from the Company shares of the Company's Series X Junior Convertible Preferred Stock (the "Convertible Preferred Shares"). The Convertible Preferred Shares, which are not entitled to any voting rights except as required by applicable corporate law, will convert automatically into Common Stock upon the expiration or termination of the applicable waiting period, including any extension thereof, under the HSR Act.



     The Company and NTT also entered into an Investment Agreement, dated as of April 7, 1998 (the "NTT Investment Agreement"), providing for certain arrangements generally effective from and after the purchase of shares by NTT under the NTT Stock Purchase Agreement. Pursuant to the NTT Investment Agreement, the Company agreed to appoint an individual designated by NTT to the Board of Directors of the Company. The NTT designee will serve for an initial term ending as of the third annual stockholder meeting following the IPO Closing. Thereafter, the Company has agreed, subject to certain exceptions, to nominate as a member of the Board of Directors at each subsequent election of the applicable class of directors a person designated by NTT who will be subject to election by the stockholders of the Company. Additionally, NTT will have the right to designate up to three individuals to be employed by the Company in corporate development, technical and/or marketing positions to assist in implementing and carrying out the commercial relationship between Verio and NTT.



     The Investment Agreement imposes certain limitations on NTT's ability to dispose of the shares of Common Stock that it acquires. In particular, NTT has granted to the Company certain rights of first offer and rights of first refusal which apply, under certain circumstances, in the event that NTT proposes to sell some or all of the shares that it acquires. The specific terms of these rights vary depending upon the quantity of shares proposed to be sold and other terms of the proposed sale. In addition, NTT has agreed on behalf of itself and its affiliates to certain "standstill" restrictions pursuant to which NTT and its affiliates may make open market or privately negotiated purchases of additional voting securities (including Common Stock) so long as the total holdings of NTT and its affiliates do not exceed 17.5% of the Company's fully diluted Common Stock after taking into account such acquisition. The Company also granted NTT certain registration rights with respect to the Common Stock it acquires. See "Certain Transactions -- Description of Capital Stock -- Registration Rights."



     The NTT Stock Purchase Agreement may be terminated prior to the IPO Closing only in certain limited circumstances, including in the event that the sale of shares to NTT has not occurred by July 31, 1998. The NTT Investment Agreement will terminate automatically upon any termination of the NTT Stock Purchase Agreement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

     Upon the closing of the Offering, the authorized capital stock of the Company, after giving effect to the conversion of all outstanding Preferred Stock into Common Stock will be 137,500,000 shares of capital stock, consisting of 125,000,000 shares of Common Stock, par value $0.001 per share, and 12,500,000 shares of Preferred Stock, par value $0.001 per share (the "Undesignated Preferred Stock").

COMMON STOCK


     As of April 10, 1998 there were 1,294,266 shares of Common Stock outstanding held of record by 26 stockholders.



     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock, if any. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, fully paid and nonassessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future.


PREFERRED STOCK

     Following completion of the Offering and the conversion of all outstanding shares of Preferred Stock into Common Stock, the Board of Directors will have the authority to issue from time to time up to 12,500,000 shares of Undesignated Preferred Stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences (any or all of which may be greater than the rights of the Common Stock) and the number of shares constituting each such series, without any further vote or action by the Company's stockholders. The issuance of such Undesignated Preferred Stock could adversely affect the rights of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of such Undesignated Preferred Stock after the Offering.


     The Company has designated 25,000 shares of Preferred Stock as Series X Junior Convertible Preferred Stock (the "Junior Preferred Stock"). Pursuant to the NTT Stock Purchase Agreement, the Company has agreed, if the applicable waiting period under the HSR Act has not expired or been terminated as of the date of the consummation of the Offering, to issue to NTT, in lieu of shares of Common Stock, shares of Junior Preferred Stock. Each share of Junior Preferred Stock will convert automatically into five hundred (500) shares of Common Stock (as adjusted after the issuance of the Junior Preferred Stock for stock splits and other similar changes in the Company's capitalization) upon the expiration or termination of the applicable waiting period under the HSR Act. Shares of Junior Preferred Stock have no voting rights, except as required by the General Corporation Law of the State of Delaware. Each share of Junior Preferred Stock is entitled to receive dividends in the amount of 1.1 times the amount of the dividends, if any, declared on each share of Common Stock into which such share of Junior Preferred Stock would be converted on any conversion. Each share of Junior Preferred Stock also is entitled to receive, in the event of any liquidation , dissolution or winding up of the Company, an amount of cash or property equal to the cash or property distributable with respect to the number of shares of Common Stock into which the Junior Preferred Stock would be converted upon any conversion. Shares of the Junior Preferred Stock are not redeemable.


WARRANTS

     As of January 31, 1998, the Company had warrants outstanding to purchase an aggregate of 2,112,480 shares of Common Stock at an exercise price per share of $0.01 (the "Warrants"). The Warrants were issued in connection with the issuance of the 1997 Notes and will become exercisable after the Offering. Holders of the Warrants are entitled to certain registration rights. See "-- Registration Rights."

REGISTRATION RIGHTS


     Pursuant to the Stockholders Agreement between the Company and the Investors, the Investors are entitled to certain demand and piggyback registration rights with respect to the registration of certain Registrable Securities (as defined in the Stockholders Agreement) under the Securities Act. At any time after the effective date of the first registration statement filed by the Company under the Securities Act, Investors owning 25% or more of the Registrable Securities may require the Company to effect registration under the Securities Act of their Registrable Securities, subject to the Board of Directors' right to defer such registration for a period of up to 180 days. In addition, if the Company proposes to register securities under the Securities Act (other than a registration statement on Form S-8 or S-4), whether or not for its own account, then any of the Investors has a right (subject to quantity limitations determined by underwriters if the offering involves an underwriting) to request that the Company register such Investor's Registrable Securities. All registration expenses incurred in connection with up to two long-form and all short-form and piggyback registrations will be borne by the Company. Each Investor will pay for its own Selling Expenses (as defined in the Stockholders Agreement) on a pro rata basis. These registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration. See "Certain Transactions -- Stockholders Agreement."



     In connection with the Series D-1 Agreements the Company entered into certain investment agreements (the "Investment Agreements") with the holders (the "Series D-1 Holders") of shares of Series D-1 Preferred Stock. Pursuant to the Investment Agreements, some of the Series D-1 Holders are entitled to certain piggyback registration rights with respect to the registration of certain Registrable Securities (as defined in the Investment Agreements) under the Securities Act. At any time after a Lock-Up Termination Date (as defined in the Investment Agreements), the Company proposes to register any of its securities under the Securities Act (other than a registration statement on Form S-8 or S-4), whether or not for its own account, such Series D-1 Holders are entitled to notice of such registration and are entitled to include such Series D-1 Holder's Registrable Securities therein. All such rights granted under the Investment Agreements shall terminate with respect to the Registrable Securities of a Series D-1 Holder upon the earliest to occur of (i) the second anniversary of the initial public offering of the Company, (ii) such time as all such Registrable Securities may be immediately sold pursuant to Rule 144 under the Securities Act within any 90-day period, or (iii) upon any sale of such Registrable Securities pursuant to a registration statement or Rule 144 under the Securities Act. The Company is required to bear all registration expenses (other than underwriting discounts and commissions) incurred in connection with any such registrations. The Company is not responsible for any expenses of any counsel retained to act on behalf of Series D-1 Holder participating in such registration. All of these registration rights are subject to certain conditions and limitations including, in particular, if the underwriters of an offering seek to limit the number of shares included in such offering, all holders of demand and piggyback registration rights (other than the piggyback registration rights held by the Series D-1 Holders) shall include their shares in such offering in priority to the Series D-1 Holders.


     In connection with the issuance of the 1997 Notes, the holders of a number of the Warrants, Warrant Shares and Registrable Securities (as defined in a registration rights agreement entered into in connection with the issuance of the 1997 Notes) (the "Subject Equity") equivalent to a majority of the Warrant Shares subject to the originally issued Warrants, will be entitled to require the Company to effect one registration under the Securities Act of the Subject Equity, subject to certain limitations. Holders of such Registrable Securities will also have the right to include such Registrable Securities in any registration statement under the Securities Act filed by the Company (other than (a) a registration statement on Form S-8 or S-4, (b) a registration statement filed in connection with an offer of securities solely to existing securityholders or (c) a Demand Registration (as defined in the registration rights agreement)), whether or not for its own account. These registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.


     Pursuant to the NTT Investment, after the first anniversary of the consummation of the Offering, NTT may require, on up to three occasions, that the Company effect a registration statement under the Securities Act for the sale of the shares of Common Stock issued to NTT, subject, in certain circumstances, to the Company's right to defer any such demand for registration for specified periods. In addition, if the Company proposes to register its securities under the Securities Act, or another holder of the Company's Common Stock exercises its demand registration rights, then NTT has a right (subject to certain cutbacks determined by the underwriters in the event of an underwritten offering) to include shares of NTT's Common Stock in any such offering. All registration expenses will be borne by the Company subject to certain exceptions, other than selling expenses which must be paid by NTT. In the event that any shares of NTT's Common Stock are included in a registration statement, the Company has agreed to indemnify NTT against certain losses for which NTT may become liable under the Securities Act.


ANTI-TAKEOVER PROVISIONS

  General


     Certain provisions of the DGCL and the Company's Certificate of Incorporation and Bylaws could have the effect of delaying, deterring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and Bylaws also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. See "Risk Factors -- Anti-Takeover Provisions."


  Certificate of Incorporation and Bylaws


     Certain provisions of the Certificate of Incorporation and Bylaws could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control of the Company. In particular, effective upon consummation of the Offering, all stockholder actions must be effected at a duly called meeting and not by a consent in writing, and an affirmative vote of the holders of 80% of the Company's capital stock would be required to amend such provision.



     The Certificate of Incorporation and Bylaws of the Company also provide that, upon consummation of the Offering, the Board of Directors will be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' initial terms will expire at the first, second and third succeeding annual meeting of the stockholders following the Offering, respectively. At each such succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following such election. A vote of at least 80% of the Company's capital stock would be required to amend such provision.


     The Company believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies as determined by the Board of

Directors, since a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that this, in turn, will permit the Board of Directors to more effectively represent the interest of stockholders. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. As a result, a provision relating to a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the Common Stock because its provisions could operate to prevent obtaining control of the Board of Directors in a relatively short period of time. The classification provision and the prohibition on stockholder action by written consent could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Under the DGCL, a director on a classified board may be removed by the stockholders of the corporation only for cause.


     The Company's Bylaws provide that special meetings of the stockholders of the Company may be called only by the President or, at the direction of the Board of Directors, the Secretary of the Company. The Company's Bylaws require advance written notice, which generally must be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting, by a stockholder of a proposal or director nomination which such stockholder desires to present at a meeting of stockholders. Any amendment of this provision would require a vote of at least 80% of the Company's capital stock.


     The Company's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring hostile takeover or delaying or preventing changes in control or management of the Company.

     The Company's Bylaws and, effective upon consummation of the Offering, the Company's Certificate of Incorporation provide that vacancies in the Board of Directors may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

     The Certificate of Incorporation allows the Company to issue up to 12,500,000 shares of Undesignated Preferred Stock with rights senior to those of the Common Stock and that otherwise could adversely affect the interests of holders of Common Stock, which could decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above.


     These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company. See "Risk Factors -- Anti-Takeover Provisions."


  Delaware Takeover Statute

     The Company is subject to Section 203 of the DGCL ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned
(x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR


     Norwest Bank Minnesota, National Association has been appointed as the transfer agent and registrar for the Company's Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Shares sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any Shares purchased by an affiliate of the Company, which will be subject to the limitations of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the date such securities were acquired from the Company or an affiliate of the Company would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock and (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. Under Rule 144, however, a person who has held shares for a minimum of two years from the later of the date such securities were acquired from the Company or an affiliate of the Company and who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the Company is free to sell such shares without regard to the volume, manner-of-sale and certain other limitations contained in Rule 144.

     In general, under Rule 701 of the Securities Act as currently in effect, any employee, officer, director, consultant or advisor of the Company who purchased shares from the Company in connection with a compensatory stock or option plan or written employment agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.


     Within 90 days of the date of this Prospectus, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under its equity incentive plans, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act. Such registration statement will become effective immediately upon filing. As of April 10, 1998, options to purchase approximately 3,629,940 shares of Common Stock were outstanding under the Company's stock option plans.



     The Company, its directors and its executive officers, and certain stockholders, who hold, as of April 10, 1998 approximately 11,404,000 shares of Common Stock (or currently exercisable options to purchase Common Stock), have agreed not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock for a period of six months from the date of this Prospectus, without the prior written consent of Smith Barney Inc., except under limited circumstances. In addition, NTT has agreed not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any NTT Shares for a period of six months from the date of this Prospectus without the prior written consent of the Company. The Company has agreed in the Underwriting Agreement (as defined) that it will not waive the sale restrictions imposed on NTT without the prior written consent of Smith Barney Inc. An additional 322,227 shares of Common Stock issuable upon exercise of outstanding options, will become saleable after the six-month lock-up period.



     In connection with the Buyouts and acquisitions that involved the issuance of shares of Series D-1 Preferred Stock, the Company has entered into market standoff agreements with the holders of the Series D-1 Preferred Stock so issued, which restrictions expire in one-third increments on the six, twelve and eighteen month anniversaries of the date of this Prospectus. Following the six-month, twelve-month and eighteen-month lock-up periods, approximately 745,852, 745,851 and 745,851 additional shares of Common Stock, respectively, will become immediately saleable subject to the manner of sale, volume, notice and information requirements of Rule 144 of the Securities Act.


     In addition, the Company has granted certain holders of its capital stock rights to require the registration for sale of such capital stock under the Securities Act. See "Certain Transactions -- Stockholders Agreement" and "Description of Capital Stock -- Registration Rights."

     Prior to the Offering, there has been no established market for the Common Stock and no predictions can be made about the effect, if any, that market sales of Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the actual sale of, or the perceived potential for the sale of, Common Stock in the public market may have an adverse effect on the market price for the Common Stock.

     After the closing of the Offering, the holders of approximately 23,700,000 shares of Common Stock, including approximately 2,112,480 shares of Common Stock issuable upon exercise of outstanding Warrants, will be entitled to certain rights with respect to the registration of such shares under the Securities Act. See "Description of Capital Stock -- Registration Rights."

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement among the Company and the Underwriters (the "Underwriting Agreement"), the Company has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Smith Barney Inc., Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation are acting as the representatives (the "Representatives"), has severally agreed to purchase the number of Shares set forth opposite its name below:


                                                              NUMBER OF
                        UNDERWRITERS                           SHARES
                        ------------                          ---------
Smith Barney Inc............................................
Credit Suisse First Boston Corporation......................
Donaldson, Lufkin & Jenrette Securities Corporation.........
                                                              ---------
          Total.............................................  5,000,000
                                                              =========


     The Company has been advised by the Representatives that the several Underwriters initially propose to offer such Shares to the public at the Price to Public set forth on the cover page of this Prospectus and part of the Shares to certain dealers at such price less a concession not in excess of $
per Share under the Price to Public. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of $          per Share to
certain other dealers. After the Offering, the Price to Public and such concessions may be changed.


     The Company has granted to the Underwriters an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 750,000 additional shares of Common Stock from the Company at the Price to Public less the Underwriting Discount, solely to cover over-allotments. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such Underwriter's initial commitment.


     The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities and expenses, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     Subject to certain exceptions, the Company, its directors, officers and certain stockholders, have agreed not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of any shares of Common Stock, including any such shares beneficially or indirectly owned or controlled by any such person, or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, for six months from the date of this Prospectus, without the prior written consent of Smith Barney Inc.


     NTT has agreed not to offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any NTT Shares for a period of six months from the date of this Prospectus without the prior written consent of the Company. The Company has agreed in the Underwriting Agreement not to waive the sale restrictions imposed on NTT without the prior written consent of Smith Barney Inc.


     At the Company's request, the Underwriters have reserved up to shares of Common Stock (the "Directed Shares") for sale at the Price to Public to persons who are directors, officers or employees of, or otherwise associated with, the Company and its affiliates and who have advised the Company of their desire to purchase such Shares. The number of Shares of Common Stock available for sale to the general public will be reduced to the extent of sales of Directed Shares to any of the persons for whom they have been reserved. Any Shares not so purchased will be offered by the Underwriters on the same basis as all other Shares offered hereby.

     The Underwriters will not confirm sales to any discretionary account without the prior specific written approval of the customer.

     During and after the Offering, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members of other broker-dealers in respect of the Shares of Common Stock sold in the Offering for their account may be reclaimed by the syndicate if such Shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock which may be higher than the price that might otherwise prevail in the open market. The Underwriters are not required to engage in these activities and may end these activities at any time.

     Prior to the Offering, there has been no public market for the Common Stock. The Price to Public was determined by negotiations between the Company and the Representatives. Among the factors considered in determining the Price to Public were prevailing market conditions, the market values of publicly traded companies that the Underwriters believed to be somewhat comparable to the Company, the demand for the Shares and for similar securities of publicly traded companies that the Underwriters believed to be somewhat comparable to the Company, the future prospects of the Company and its industry in general, sales, earnings and certain other financial and operating information of the Company in recent periods, and other factors deemed relevant. There can be no assurance that the prices at which the Shares will sell in the public market after the Offering will not be lower than the Price to Public.


     Salomon Brothers Inc, an affiliate of Smith Barney Inc., was an Initial Purchaser of the 1998 Notes. In addition, Smith Barney Inc. or certain of its affiliates may provide financial advisory services to the Company, for which it expects to receive customary compensation.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby and general corporate legal matters will be passed upon for the Company by Morrison & Foerster LLP, San Francisco, California. Certain legal matters relating to the sale of Shares in the Offering will be passed upon by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.


                                    EXPERTS



     The consolidated financial statements of Verio Inc. and Subsidiaries as of December 31, 1996 and 1997 and for the period from inception (March 1, 1996) to December 31, 1996, and the year ended December 31, 1997 and the financial statements of On-Ramp Technologies, Inc. as of and for the nine months ended July 31, 1996; Global Enterprise Services -- Network Division (a Division of Global Enterprise Services, Inc.) as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 and the period ended January 17, 1997; Compute Intensive Inc. as of December 31, 1995 and 1996, and for each of the years in the two-year period ended December 31, 1996, and the period ended February 18, 1997; NorthWestNet, Inc. as of and for the six months ended June 30, 1996 and the eight months ended February 28, 1997, Northwest Academic Computing Consortium, Inc. as of and for the year ended June 30, 1995 and the six months ended December 31, 1995; Aimnet Corporation as of and for the year ended March 31, 1997 and the period ended May 19, 1997; West Coast Online, Inc. as of and for the nine months ended September 30, 1997; Clark Internet Services, Inc. as of and for the year ended September 30, 1997 and the period ended October 17, 1997; ATMnet, Corporation as of and for the years ended October 31, 1996 and 1997; Global Internet Network Services, Inc. as of December 31, 1996 and November 26, 1997 and for the year and period then ended; Pennsylvania Research Partnership Network as of and for the years ended November 30, 1996 and 1997 and the period ended December 24, 1997; Monumental Network Systems, Inc. as of and for the years ended December 31, 1996 and 1997; Internet Servers, Inc. as of December 31, 1996 and 1997 and for the period from inception (August 23, 1995) to December 31, 1995 and the years ended December 31, 1996 and 1997; Access One, Inc. as of and for the year ended December 31, 1997; NSNet, Inc. as of and for the years ended December 31, 1996 and 1997; STARnet, L.L.C. as of and for the year ended December 31, 1997; Computing Engineers Inc. as of and for the years ended December 31, 1996 and 1997; and LI Net, Inc. as of April 30, 1997 and January 31, 1998 and for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company is not currently subject to the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Offering, the Company will be required to file reports and other information with the Securities and Exchange Commission (the "Commission") pursuant to the informational requirements of the Exchange Act. The Company intends to furnish its stockholders with Annual Reports containing Consolidated Financial Statements audited by independent certified public accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each year.

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus, which is a part of the Registration Statement, omits certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to the Company and the securities offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents or provisions of any documents referred to herein are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. The Company will issue annual and quarterly reports. Annual reports will include audited financial statements prepared in accordance with accounting principles generally accepted in the United States and a report of its independent auditors with respect to the examination of such financial statements. In addition, the Company will issue to its securityholders such other unaudited quarterly or other interim reports as it deems appropriate.

     The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at such address, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

                               GLOSSARY OF TERMS

ATM Asynchronous Transfer Mode. An information transfer standard for routing traffic which uses packets (cells) of a fixed length.

Backbone A centralized high-speed network that interconnects smaller, independent networks.

Bandwidth           The number of bits of information which can move through a communications medium in a given amount of time; the capacity of a telecommunications circuit/ network to carry voice, data and video information. Typically measured in kbps and Mbps.


caching Temporary storage or replication of a Web server content at one or more locations throughout the Internet to provide a quicker response to a browser request.


CPE                 Customer Premise Equipment.

CSU/DSU Channel Service Unit/Digital Service Unit. A device used to terminate telephone company equipment and prepare data for router interface.

DNS                 Domain Name Server.

DS-3 or T-3         A data communications circuit capable of transmitting data at 45 Mbps. Equivalent to 28 T-1's of data capacity.
                    Currently used only by businesses/institutions and carriers for high end applications.

Ethernet A common method of networking computers in a LAN. Ethernet will handle about 10 Mbps and can be used with almost any kind of computer.

FDDI Fiber Distributed Data Interface. A standard for transmitting data on fiber-optic cables at a rate of 100 Mbps.

Firewall A system placed between networks that filters data passing through it and prevents unauthorized traffic, thereby enhancing the security of the network.

Frame Relay         An information transfer standard for relaying traffic based on an address contained in the six-byte header of a variable length packet that is up to 2,106 bytes long.

Hertz The dimensional unit for measuring the frequency with which an electromagnetic signal cycles through the zero-value state between lowest and highest states. One Hertz (abbreviated Hz) equals one cycle per second. KHz (KiloHertz) stands for thousands of Hertz; MHz (MegaHertz) stands for millions of Hertz; GHz (GigaHertz) stands for billions of Hertz.

Internet A global collection of interconnected computer networks which use a specific communications protocol.

IP Internet Protocol. Network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

ISDN Integrated Services Digital Network. An information transfer standard for transmitting digital voice and data over telephone lines at speeds up to 128 Kbps.

ISPs Internet Service Providers. Companies formed to provide access to the Internet to consumers and business customers via local networks.

IXC Interexchange Carrier. A telecommunications company that provides telecommunications services between local exchanges on an interstate or intrastate basis.


kbps Kilobits per second. A transmission rate. One kilobit equals 1,024 bits of information.

LAN Local Area Network. A data communications network designed to interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

Leased Line         Telecommunications line dedicated to a particular customer along predetermined routes.

LEC Local Exchange Carrier. A telecommunications company that provides telecommunications services in a geographic area in which calls generally are transmitted without toll charges. LECs include both RBOCs and competitive local exchange carriers.

LMDS Local Multipoint Distribution Service. Two blocks of spectrum with total bandwidth of 1150 MHz and 150 MHz to be auctioned and used for various wireless services.

MAE-East A major exchange point among ISPs, located in Falls Church, Virginia.

MAE-West A major exchange point among ISPs, located in Santa Clara, California.

Mbps                Megabits per second. A transmission rate. One megabit equals
                    1,024 kilobits.

MMDS                Microwave Multipoint Distribution Service.

Modem A device for transmitting digital information over an analog telephone line.

MSAs                Metropolitan Statistical Areas. A designation by the U.S.
                    Census Bureau for Metropolitan areas with a central city or an urbanized area having a minimum population of 50,000 with a total metropolitan population of at least 100,000 and including all counties that have strong economic and social ties to the central city.

NAP Network Access Point. A location at which ISPs exchange each other's traffic.

National Node       National network access point where IP traffic is exchanged between network links and where regional networks access the national network.

NOC Network Operations Center. Facility where the Company monitors and manages the Company's network.

OC-3 A data communications circuit consisting of three DS-3s capable of transmitting data at 155 Mbps.

Peering The commercial practice under which ISPs exchange each other's traffic without the payment of settlement charges. Peering occurs at both public and private exchange points.

POP Point of Presence. Telecommunications facility where the Company locates network equipment used to connect customers to its network backbone.

Proxy Server        A server that acts on behalf of one or more other servers, usually for screening, firewall, caching, or a combination of these purposes. Typically, a proxy server is used within a company to gather all Internet requests, forward them out to Internet servers, and then receive the responses and in turn forward them to the original requestor within the company.

Router Equipment placed between networks that relays data to those networks based upon a destination address contained in the data packets being routed.

TCP/IP Transmission Control Protocol/Internet Protocol. A suite of network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

VPN Virtual Private Network. A network capable of providing the tailored services of a private network (i.e. low latency, high throughput, security and customization) while maintaining the benefits of a public network (i.e. ubiquity and economies of scale).

WAN Wide Area Network. A data communications network designed to interconnect personal computers, workstations, mini computers, file servers and other communications and computing devices across a broad geographic region.

Web Site A server connected to the Internet from which Internet users can obtain information.

World Wide Web or Web
                    A collection of computer systems supporting a communications protocol that permits multi-media presentation of information over the Internet.

xDSL A term referring to a variety of new Digital Subscriber Line technologies. Some of these varieties are asymmetric with different data rates in the downstream and upstream directions. Others are symmetric. Downstream speeds range from 384 kbps (or "SDSL") to 1.5-8 Mbps (or "ASDL").

                                   VERIO INC.

                         INDEX TO FINANCIAL STATEMENTS


Unaudited Pro Forma Condensed Combined Financial Statements:
  Pro Forma Condensed Combined Balance Sheet as of December
    31, 1997 (unaudited)....................................    F-4
  Pro Forma Condensed Combined Statement of Operations for
    the Year Ended December 31, 1997 (unaudited)............    F-5
  Notes to Pro Forma Condensed Combined Financial Statements
    (unaudited).............................................    F-6
Verio Inc. and Subsidiaries -- Consolidated Financial
  Statements:
  Independent Auditors' Report..............................   F-14
  Consolidated Balance Sheets as of December 31, 1996 and
    1997....................................................   F-15
  Consolidated Statements of Operations for the Period from
    Inception (March 1, 1996) to December 31, 1996 and the
    Year Ended December 31, 1997............................   F-16
  Consolidated Statements of Stockholders' Deficit for the
    Period from Inception (March 1, 1996) to December 31,
    1996 and the Year Ended December 31, 1997...............   F-17
  Consolidated Statements of Cash Flows for the Period from
    Inception (March 1, 1996) to December 31, 1996 and the
    Year Ended December 31, 1997............................   F-18
  Notes to Consolidated Financial Statements................   F-19
On-Ramp Technologies, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-29
  Balance Sheet as of July 31, 1996.........................   F-30
  Statement of Operations for the Nine Months Ended July 31,
    1996....................................................   F-31
  Statement of Stockholders' Deficit for the Nine Months
    Ended July 31, 1996.....................................   F-32
  Statement of Cash Flows for the Nine Months Ended July 31,
    1996....................................................   F-33
  Notes to Financial Statements.............................   F-34
Global Enterprises Services -- Network Division -- Financial
  Statements:
  Independent Auditors' Report..............................   F-37
  Balance Sheets as of December 31, 1995 and 1996...........   F-38
  Statements of Operations and Owner's Deficit for the Years
    Ended December 31, 1994, 1995, 1996 and Period Ended
    January 17, 1997........................................   F-39
  Statements of Cash Flows for the Years Ended December 31,
    1994, 1995 and 1996 and Period Ended January 17, 1997...   F-40
  Notes to Financial Statements.............................   F-41
Compute Intensive, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-44
  Balance Sheets as of December 31, 1995 and 1996...........   F-45
  Statements of Operations for the Years Ended December 31,
    1995 and 1996 and Period Ended February 18, 1997........   F-46
  Statements of Stockholders' Equity (Deficit) for the Years
    Ended December 31, 1995 and 1996 and Period Ended
    February 18, 1997.......................................   F-47
  Statements of Cash Flows for the Years Ended December 31,
    1995 and 1996 and Period Ended February 18, 1997........   F-48
  Notes to Financial Statements.............................   F-48
NorthWestNet, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-54
  Balance Sheets as of June 30, 1995 and 1996...............   F-55
  Statements of Operations for the Year Ended June 30, 1995
    and the Six Months Ended December 31, 1995 and Six
    Months Ended June 30, 1996 and the Eight Months Ended
    February 28, 1997.......................................   F-56
  Statements of Stockholders' Equity and Fund Balance for
    the Year Ended June 30, 1995 and the Six Months Ended
    December 31, 1995 and Six Months Ended June 30, 1996 and
    the Eight Months Ended February 28, 1997................   F-57
  Statements of Cash Flows for the Year Ended June 30, 1995
    the Six Months Ended December 31, 1995, and the Six
    Months Ended June 30, 1996 and the Eight Months Ended
    February 28, 1997.......................................   F-58
  Notes to Financial Statements.............................   F-59
Aimnet Corporation -- Financial Statements:
  Independent Auditors' Report..............................   F-66
  Balance Sheet as of March 31, 1997........................   F-67
  Statement of Operations for the Year Ended March 31, 1997
    and Period Ended May 19, 1997...........................   F-68
  Statements of Stockholders' Equity for the Year Ended
    March 31, 1997 and Period Ended May 19, 1997............   F-69
  Statements of Cash Flows for the Year Ended March 31, 1997
    and Period Ended May 19, 1997...........................   F-70
  Notes to Financial Statements.............................   F-71
West Coast Online, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-74
  Balance Sheet as of September 30, 1997....................   F-75
  Statement of Operations and Accumulated Deficit for the
    Nine Months Ended September 30, 1997....................   F-76
  Statement of Cash Flows for the Nine Months Ended
    September 30, 1997......................................   F-77
  Notes to Financial Statements.............................   F-78
Clark Internet Services, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-81
  Balance Sheet as of September 30, 1997....................   F-82
  Statements of Operations and Retained Earnings for the
    Year Ended September 30, 1997 and Period Ended October
    17, 1997................................................   F-83
  Statements of Cash Flows for the Year Ended September 30,
    1997 and Period Ended October 17, 1997..................   F-84
  Notes to Financial Statements.............................   F-85
ATMnet, Inc. -- Financial Statements:
  Independent Auditors' Report..............................   F-87
  Balance Sheets as of October 31, 1996 and 1997............   F-88
  Statements of Operations for the Years Ended October 31,
    1996 and 1997...........................................   F-89
  Statements of Stockholders' Deficit for the Years Ended
    October 31, 1996 and 1997...............................   F-90

  Statements of Cash Flows for the Years Ended October 31,
    1996 and 1997...........................................   F-91
  Notes to Financial Statements.............................   F-92
Global Internet Network Services, Inc. -- Financial
  Statements:
  Independent Auditors' Report..............................   F-96
  Balance Sheets as of December 31, 1996 and November 26,
    1997....................................................   F-97
  Statements of Operations for the Year Ended December 31,
    1996 and the Period Ended November 26, 1997.............   F-98
  Statements of Stockholders' Equity (Deficit) for the Year
    Ended December 31, 1996 and the Period Ended November
    26, 1997................................................   F-99
  Statements of Cash Flows for the Year Ended December 31,
    1996 and the Period Ended November 26, 1997.............  F-100
  Notes to Financial Statements.............................  F-101
Pennsylvania Research Partnership Network
  (PREPnet) -- Financial Statements:
  Independent Auditors' Report..............................  F-104
  Balance Sheets as of November 30, 1996 and 1997...........  F-105
  Statements of Operations and Owner's Deficit for the Years
    Ended November 30, 1996 and 1997 and the Period Ended
    December 24, 1997.......................................  F-106
  Statements of Cash Flows for the Years Ended November 30,
    1996 and 1997 and the Period Ended December 24, 1997....  F-107
  Notes to Financial Statements.............................  F-108
Monumental Network Systems, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-111
  Balance Sheets as of December 31, 1996 and 1997...........  F-112
  Statements of Operations for the Years Ended December 31,
    1996 and 1997...........................................  F-113
  Statements of Stockholders' Deficit for the Years Ended
    December 31, 1996 and 1997..............................  F-114
  Statements of Cash Flows for the Years Ended December 31,
    1996 and 1997...........................................  F-115
  Notes to Financial Statements.............................  F-116
Internet Servers, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-120
  Balance Sheets as of December 31, 1996 and 1997...........  F-121
  Statements of Operations for the Period from Inception
    (August 23, 1995) to December 31, 1995 and Years Ended
    December 31, 1996 and 1997..............................  F-122
  Statements of Stockholders' Equity for the Period from
    Inception (August 23, 1995) to December 31, 1995 and
    Years ended December 31, 1996 and 1997..................  F-123
  Statements of Cash Flows for the Period from Inception
    (August 23, 1995) to December 31, 1995 and Years Ended
    December 31, 1996 and 1997..............................  F-124
  Notes to Financial Statements.............................  F-125
NSNet, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-128
  Balance Sheets as of December 31, 1996 and 1997...........  F-129
  Statements of Operations for the Years Ended December 31,
    1996 and 1997...........................................  F-130
  Statements of Owner's and Stockholder's Equity for the
    Years Ended December 31, 1996 and 1997..................  F-131
  Statements of Cash Flows for the Years Ended December 31,
    1996 and 1997...........................................  F-132
  Notes to Financial Statements.............................  F-133
Access One, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-136
  Balance Sheet as of December 31, 1997.....................  F-137
  Statement of Operations and Accumulated Deficit for the
    Year Ended December 31, 1997............................  F-138
  Statement of Cash Flows for the Year Ended December 31,
    1997....................................................  F-139
  Notes to Financial Statements.............................  F-140
STARnet, L.L.C. -- Financial Statements:
  Independent Auditors' Report..............................  F-143
  Balance Sheet as of December 31, 1997.....................  F-144
  Statement of Operations for the Year Ended December 31,
    1997....................................................  F-145
  Statement of Members' Equity for the Year Ended December
    31, 1997................................................  F-146
  Statement of Cash Flows for the Year Ended December 31,
    1997....................................................  F-147
  Notes to Financial Statements.............................  F-148
Computing Engineers Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-150
  Balance Sheets as of December 31, 1996 and 1997...........  F-151
  Statements of Operations for the Years Ended December 31,
    1996 and 1997...........................................  F-152
  Statements of Stockholders' Equity for the Years Ended
    December 31, 1996 and 1997..............................  F-153
  Statements of Cash Flows for the Years Ended December 31,
    1996 and 1997...........................................  F-154
  Notes to Financial Statements.............................  F-155
LI Net, Inc. -- Financial Statements:
  Independent Auditors' Report..............................  F-157
  Balance Sheets as of April 30, 1997 and January 31,
    1998....................................................  F-158
  Statements of Operations for the Years Ended April 30,
    1996 and 1997 and the Nine Months Ended January 31,
    1998....................................................  F-159
  Statements of Stockholders' Equity (Deficit) for the Years
    Ended April 30, 1996 and 1997 and the Nine Months Ended
    January 31, 1998........................................  F-160
  Statements of Cash Flows for the Years Ended April 30,
    1996 and 1997 and the Nine Months Ended January 31,
    1998....................................................  F-161
  Notes to Financial Statements.............................  F-162

                                   VERIO INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     During the period from August 1, 1996 through the date of this Registration Statement, Verio Inc. ("Verio" or the "Company") completed numerous business combinations, whereby the Company acquired newly authorized redeemable, convertible preferred stock, shares of common stock, or certain net assets of entities operating in the Internet industry (ISPs), and completed the Buyout of the remaining equity interests of certain ISPs in which it initially acquired a less-than-100% equity position (collectively, the "Completed Acquisitions"). In addition, the Company has entered into definitive agreements to acquire an additional four ISPs, which acquisitions, in the opinion of management, are probable to be completed, (the "Proposed Acquisitions"). The Company also has contractual rights to effect additional Buyouts which have not been completed at the date of this Registration Statement but two of which, in the opinion of management, are probable to be completed and are also included as Proposed Acquisitions. Business combinations, which are acquisitions of a 100% ownership interest in the target business or of a majority ownership interest (upon conversion of the preferred shares to common stock) on a fully diluted basis, are accounted for using the purchase method of accounting. Acquisitions of minority interests represented by preferred stock are accounted for using the equity method of accounting, as described in Note 1 to the Consolidated Financial Statements. The Completed Acquisitions and Proposed Acquisitions are described in Note A to the accompanying pro forma condensed combined financial statements.



     While the Company now seeks to acquire 100% of new ISPs, the Company's early acquisition strategy was to rapidly build mass and scale by acquiring less than 100% of its ISPs. In each case where the Company acquired less than 100% of an ISP initially, it obtained the right to Buyout the remaining equity in the future at a price based on either agreed upon revenue multiples or the fair market value of the ISP. As part of its integration strategy, the Company is in the process of effecting the Buyouts of its remaining non-wholly owned ISPs through the use of cash on hand and the issuance of equity. As of the date of this Registration Statement, Verio has consummated the Buyout of the following twelve ISPs; On-Ramp Technologies, Inc.; NorthWestNet, Inc.; National Knowledge Networks, Inc.; Access One, Inc.; Signet Partners, Inc.; Surf Network, Inc.; Pacific Rim Network, Inc.; Internet Engineering Associates, Inc.; AimNet Corporation; West Coast Online, Inc.; ServiceTech, Inc., and Clark Internet Services, Inc. Verio currently expects to effect the Buyouts of the remaining four ISPs in which it acquired a less-than-100% position during the remainder of 1998. With respect to those Buyouts that have not yet been completed, the Company expects to consummate two of these Buyouts prior to or concurrent with the Offering, and considers these Buyouts probable. The Company has contractual rights to effect the other two Buyouts and expects to complete these Buyouts during the remainder of 1998. However, there can be no assurance that the Company will be able to complete these Buyouts at the times, or in accordance with the terms and conditions, that it currently contemplates. These acquisitions will also be accounted for using the purchase method of accounting.



     The unaudited pro forma condensed combined balance sheet assumes that the Completed Acquisitions and the Proposed Acquisitions occurred on December 31, 1997 and includes the December 31, 1997 historical consolidated balance sheets of Verio and the acquired businesses adjusted for the pro forma effects of these acquisitions. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 assumes that the Completed Acquisitions and the Proposed Acquisitions had occurred on January 1, 1997, and includes the historical consolidated statements of operations of Verio and the Completed and Proposed Acquisitions for the year ended December 31, 1997, adjusted for the pro forma effects of the acquisitions. The unaudited pro forma condensed combined balance sheet also assumes the conversion of the Preferred Stock into common stock upon completion of the Offering.


     The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the results of operations that would actually have occurred if the transactions had been consummated as of January 1, 1997 and is not intended to indicate the expected results for any future period. These statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of Verio, and certain acquired businesses, included herein. The actual purchase accounting adjustments may be revised upon completion of the acquisitions.

                                   VERIO INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         DECEMBER 31, 1997 (UNAUDITED)
                              AMOUNTS IN THOUSANDS

                                     ASSETS


                                                     HISTORICAL
                                      -----------------------------------------
                                                    COMPLETED        PROPOSED      PRO FORMA      PRO FORMA
                                                  ACQUISITIONS     ACQUISITIONS   ADJUSTMENTS     COMBINED
                                       VERIO        (NOTE B)         (NOTE B)      (NOTE D)         VERIO
                                      --------   ---------------   ------------   -----------     ---------
Current assets:
  Cash and cash equivalents.........  $ 72,586       $   828          $  341       $(46,456)(1)   $ 27,299
  Restricted cash and securities....    21,015            --              --             --         21,015
  Receivables, net..................     7,565         1,198             814             --          9,577
  Prepaid expenses and other........     4,656           685             290           (535)(3)      5,096
                                      --------       -------          ------       --------       --------
          Total current assets......   105,822         2,711           1,445        (46,991)        62,987
Investments in affiliates, at
  cost..............................     2,378            --              --         (1,198)(1)      1,180
Restricted cash and securities......    19,539            --              --             --         19,539
Equipment and leasehold
  improvements, net.................    28,213         2,315           2,043             --         32,571
Other assets:
  Goodwill, net.....................    83,216            --              --         69,025(1)     152,241
  Other, net........................     7,303           196              41             --          7,540
                                      --------       -------          ------       --------       --------
          Total assets..............  $246,471       $ 5,222          $3,529       $ 20,836       $276,058
                                      ========       =======          ======       ========       ========

                                   LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued
     expenses.......................  $ 19,634       $ 2,049          $  458       $     --       $ 22,141
  Lines of credit, notes payable and
     current portion of long-term
     debt and capital lease
     obligations....................     4,326         1,166             450           (535)(3)      5,407
  Deferred revenue..................     7,177           921             953             --          9,051
                                      --------       -------          ------       --------       --------
          Total current
            liabilities.............    31,137         4,136           1,861           (535)        36,599
Long-term debt and capital lease
  obligations, less current
  portion...........................   142,321           594             736             --        143,651
                                      --------       -------          ------       --------       --------
          Total liabilities.........   173,458         4,730           2,597           (535)       180,250
Minority interests in
  subsidiaries......................     2,765            --              --         (2,765)(5)         --
Redeemable preferred stock..........    97,249         2,716              --         (2,716)(2)         --
                                                                                    (97,249)(7)
Stockholders' deficit:
  Preferred stock...................    10,200            --              --        (10,200)(7)         --
  Common stock and additional
     paid-in capital................     1,598           848             844         (1,692)(2)    134,607
                                                                                    107,449(7)
                                                                                     25,560(1)
  Warrants..........................    12,675            --              --             --         12,675
  Retained earnings (deficit).......   (51,474)       (3,072)             88          2,984(2)     (51,474)
                                      --------       -------          ------       --------       --------
                                       (27,001)       (2,224)            932        124,101         95,808
                                      --------       -------          ------       --------       --------
          Total liabilities and
            stockholders' deficit...  $246,471       $ 5,222          $3,529       $ 20,836       $276,058
                                      ========       =======          ======       ========       ========

                                   VERIO INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1997 (UNAUDITED)
             AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA


                                                            HISTORICAL
                                             ----------------------------------------
                                                           COMPLETED       PROPOSED      PRO FORMA      PRO FORMA
                                                          ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS     COMBINED
                                               VERIO        (NOTE C)       (NOTE C)      (NOTE D)         VERIO
                                             ----------   ------------   ------------   -----------    -----------
Revenue:
  Internet connectivity....................  $   23,476     $32,887        $ 6,790      $       (98)(3) $    63,055
  Enhanced services and other..............      12,216      11,340          1,654               --         25,210
                                             ----------     -------        -------      -----------    -----------
         Total revenue.....................      35,692      44,227          8,444              (98)        88,265
                                             ----------     -------        -------      -----------    -----------
Costs and expenses:
  Internet services operating costs........      15,974      19,338          2,909              (76)(3)      38,145
  Selling, general and administrative and
    other..................................      49,383      28,411          4,276               --         82,070
  Depreciation and amortization............      10,624       2,524            733           12,030(4)      25,911
                                             ----------     -------        -------      -----------    -----------
         Total costs and expenses..........      75,981      50,273          7,918           11,954        146,126
                                             ----------     -------        -------      -----------    -----------
    Loss from operations...................     (40,289)     (6,046)           526          (12,052)       (57,861)
Other income (expense):
  Interest income..........................       6,080          56             11               --          6,147
  Interest expense.........................     (11,826)       (458)          (133)              --        (12,417)
  Equity in losses of affiliates...........      (1,958)         --             --            1,958(5)          --
                                             ----------     -------        -------      -----------    -----------
    Loss before minority interests and
      income taxes.........................     (47,993)     (6,448)           404          (10,094)       (64,131)
Minority interests.........................       1,924          --             --           (1,924)(5)          --
Income taxes...............................          --      (1,076)          (171)           1,247(6)          --
                                             ----------     -------        -------      -----------    -----------
         Net loss..........................     (46,069)     (7,524)          (233)         (10,771)       (64,131)
Accretion of preferred stock to liquidation
  value....................................        (260)         --             --              260(7)          --
                                             ----------     -------        -------      -----------    -----------
Net loss attributable to common
  stockholders.............................  $  (46,329)    $(7,524)       $   233      $   (10,511)   $   (64,131)
                                             ==========     =======        =======      ===========    ===========
Weighted average shares outstanding --basic
  and diluted..............................   1,144,685                                  20,945,667(8)  22,090,352
                                             ==========                                 ===========    ===========
Loss per common share -- basic and
  diluted..................................  $   (40.47)                                               $     (2.90)
                                             ==========                                                ===========

                                   VERIO INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(A) BASIS OF PRESENTATION


     During the period from inception (March 1, 1996) to April 9, 1998, Verio completed numerous business combinations, and completed the Buyout of the remaining equity interests of certain ISPs in which it initially acquired a less-than-100% equity position (Completed Acquisitions). In addition, the Company has contractual rights to effect certain additional Buyouts which have not been completed at the date of this Registration Statement but which, in the opinion of management, are probable to be completed. These transactions are collectively referred to as the "Proposed Acquisitions." All of the acquisitions have been or will be accounted for using the purchase method of accounting. Summary information regarding the Completed and Proposed Acquisitions is as follows:



                                                                           OWNERSHIP PERCENTAGE
                                                                  --------------------------------------
                                                                   COMPLETED
                                                                  ACQUISITIONS
                                                                    THROUGH
                                                                    APRIL 9,        PROPOSED
                                            ACQUISITION DATE(S)       1998       ACQUISITIONS(a)   TOTAL
                                            -------------------   ------------   ---------------   -----
On-Ramp Technologies, Inc.................  August 1, 1996             51%                         100%
                                            October 4, 1996             4%
                                            February 26, 1998          45%
National Knowledge Networks, Inc..........  August 2, 1996             26%                         100%
                                            November 7, 1997           15%
                                            February 27, 1998          59%
RAINet, Inc...............................  August 2, 1996            100%                         100%
Access One, Inc...........................  December 12, 1996          20%                         100%
                                            February 27, 1998          80%
CCnet, Inc................................  December 19, 1996         100%                         100%
Signet Partners, Inc......................  December 19, 1996          25%                         100%
                                            November 20, 1997          16%
                                            February 26, 1998          59%
Global Enterprise Services -- Network       January 17, 1997          100%                         100%
  Division................................
Surf Network, Inc.........................  January 31, 1997           25%                         100%
                                            December 22, 1997          75%
Pacific Rim Network, Inc..................  February 4, 1997           27%                         100%
                                            February 16, 1998          73%
Pioneer Global Telecommunications, Inc....                               %
                                            February 6, 1997          100                          100%
Compute Intensive Inc.....................  February 18, 1997          55%             45%         100%
NorthWestNet, Inc.........................  February 28, 1997          85%                         100%
                                            March 6, 1998              15%
Internet Engineering Associates, Inc......  March 4, 1997              20%                         100%
                                            February 25, 1998          80%
Internet Online, Inc......................  March 5, 1997              35%                          35%
Structured Network Systems, Inc...........  March 6, 1997              20%             80%         100%

                                   VERIO INC.

                                                                           OWNERSHIP PERCENTAGE
                                                                  --------------------------------------
                                                                   COMPLETED
                                                                  ACQUISITIONS
                                                                    THROUGH
                                                                    APRIL 9,        PROPOSED
                                            ACQUISITION DATE(S)       1998       ACQUISITIONS(A)   TOTAL
                                            -------------------   ------------   ---------------   -----
RustNet, Inc..............................  March 14, 1997            100%                         100%
AimNet Corporation........................  May 19, 1997               55%                         100%
                                            September 22, 1997         45%
West Coast Online, Inc....................  July 26, 1996              20%                         100%
                                            April 29, 1997             12%
                                            September 30, 1997         68%
ServiceTech, Inc..........................  August 1, 1997             40%                         100%
                                            December 31, 1997          60%
Branch Information Services, Inc..........  September 17, 1997        100%                         100%
Communique, Inc...........................  October 2, 1997           100%                         100%
Clark Internet Services, Inc..............  October 17, 1997           51%                         100%
                                            February 25, 1998          49%
ATMnet, Inc...............................  November 5, 1997          100%                         100%
Global Internet Network Services, Inc.....                               %
                                            December 1, 1997          100                          100%
Sesquinet.................................  December 24, 1997         100%(b)                      100%
PREPnet...................................  December 24, 1997         100%                         100%
Monumental Network Systems, Inc...........  December 31, 1997         100%                         100%
Internet Servers, Inc.....................  December 31, 1997         100%                         100%
NSNet, Inc................................  February 27, 1998         100%                         100%
LI Net, Inc...............................  April 9, 1998             100%                         100%
STARnet, L.L.C............................          --                 --             100%         100%
Computing Engineers Inc...................          --                 --             100%         100%
Matrix Online Media, Inc..................          --                 --             100%         100%
Florida Internet Corporation..............          --                 --             100%         100%


---------------

(a) Acquisition to be completed, including the acquisitions of remaining interests in consolidated subsidiaries and minority owned affiliates.

(b)  Assets of this entity were purchased by On-Ramp Technologies, Inc.


     The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 1997 includes historical balances of Verio and the businesses to be acquired adjusted for the pro forma effects of the acquisitions completed through April 9, 1998, including the acquisitions of the remaining interests in certain consolidated subsidiaries and minority owned affiliates, and proposed acquisitions to be completed subsequent to April 9, 1998. All acquisitions are assumed to have been completed for cash, debt or the issuance of preferred stock of Verio. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 includes historical results of operations of Verio and the businesses acquired or to be acquired, including the acquisitions of the remaining interests in certain consolidated subsidiaries and minority owned affiliates, adjusted for the pro forma effects of the acquisitions.

                                   VERIO INC.

(B) HISTORICAL CONDENSED BALANCE SHEET INFORMATION -- COMPLETED AND PROPOSED ACQUISITIONS


     Historical condensed balance sheet information for the Completed Acquisitions as of December 31, 1997 is as follows:


                                                                   INTERNET                        NATIONAL       STRUCTURED
                               PACIFIC RIM        SIGNET         ENGINEERING                      KNOWLEDGE         NETWORK
                              NETWORK, INC.   PARTNERS, INC.   ASSOCIATES, INC.   NSNET, INC.   NETWORKS, INC.   SYSTEMS, INC.
                              -------------   --------------   ----------------   -----------   --------------   -------------
Current assets:
 Cash and cash
   equivalents..............      $  --           $  60              $271            $ 20          $   166           $  27
 Receivables, net...........         46             112               106              86               73             206
 Prepaid expenses and
   other....................         31              83                49             354               12               1
                                  -----           -----              ----            ----          -------           -----
       Total current
        assets..............         77             255               426             460              251             234
Equipment and leasehold
 improvements, net..........        181             238               191             379               92              54
 Other assets...............         --              25                45              67               13               7
                                  -----           -----              ----            ----          -------           -----
       Total assets.........        258           $ 518              $662            $906          $   356           $ 295
                                  =====           =====              ====            ====          =======           =====
Current liabilities:
 Accounts payable and
   accrued expenses.........        366           $ 285              $119            $139          $    70           $ 252
 Lines of credit, notes
   payable and current
   portion of long-term debt
   and capital lease
   obligations..............        100              35                32             234               89              70
 Deferred revenue...........         12              88               157              83              112              16
                                  -----           -----              ----            ----          -------           -----
       Total current
        liabilities.........        478             408               308             456              271             338
 Long-term debt and capital
   lease obligations, less
   current portion..........        124              10                10              62               65              15
                                  -----           -----              ----            ----          -------           -----
       Total liabilities....        602             418               318             518              336             353
Redeemable preferred
 stock......................        150             802               206              --              899             150
Stockholders' equity:
 Common stock and additional
   paid-in capital..........         55              38                10             107              227               1
 Retained earnings
   (deficit)................       (549)           (740)              128             281           (1,106)           (209)
                                  -----           -----              ----            ----          -------           -----
       Total stockholders'
        equity (deficit)....       (494)           (702)              138             388             (879)           (208)
                                  -----           -----              ----            ----          -------           -----
       Total liabilities and
        stockholders' equity
        (deficit)...........      $ 258           $ 518              $662            $906          $   356           $ 295
                                  =====           =====              ====            ====          =======           =====


                              ACCESS ONE,   LI NET
                                 INC.        INC.     TOTAL
                              -----------   ------   -------
Current assets:
 Cash and cash
   equivalents..............    $  259      $  25    $   828
 Receivables, net...........       344        225      1,198
 Prepaid expenses and
   other....................       146          9        685
                                ------      -----    -------
       Total current
        assets..............       749        259      2,711
Equipment and leasehold
 improvements, net..........       679        501      2,315
 Other assets...............        10         29        196
                                ------      -----    -------
       Total assets.........    $1,438      $ 789    $ 5,222
                                ======      =====    =======
Current liabilities:
 Accounts payable and
   accrued expenses.........    $  550      $ 268    $ 2,049
 Lines of credit, notes
   payable and current
   portion of long-term debt
   and capital lease
   obligations..............       453        153      1,166
 Deferred revenue...........       294        159        921
                                ------      -----    -------
       Total current
        liabilities.........     1,297        580      4,136
 Long-term debt and capital
   lease obligations, less
   current portion..........        38        270        594
                                ------      -----    -------
       Total liabilities....     1,335        850      4,730
Redeemable preferred
 stock......................       509         --      2,716
Stockholders' equity:
 Common stock and additional
   paid-in capital..........        93        317        848
 Retained earnings
   (deficit)................      (499)      (378)    (3,072)
                                ------      -----    -------
       Total stockholders'
        equity (deficit)....      (406)       (61)    (2,224)
                                ------      -----    -------
       Total liabilities and
        stockholders' equity
        (deficit)...........    $1,438      $ 789    $ 5,222
                                ======      =====    =======

                                   VERIO INC.

     Historical condensed balance sheet information for the Proposed Acquisitions as of December 31, 1997 is as follows:



                                                      FLORIDA       MATRIX      COMPUTING
                                                     INTERNET       ONLINE      ENGINEERS   STARNET,
                                                    CORPORATION   MEDIA, INC.     INC.       L.L.C.    TOTAL
                                                    -----------   -----------   ---------   --------   ------
Current assets:
  Cash and cash equivalents.......................     $   4         $ 111       $   16      $ 210     $  341
  Receivables, net................................       107           165          430        112        814
  Prepaid expenses and other......................       145            18           39         88        290
                                                       -----         -----       ------      -----     ------
         Total current assets.....................       256           294          485        410      1,445
Equipment and leasehold improvements, net.........       219           566        1,050        208      2,043
  Other assets....................................         3            14           20          4         41
                                                       -----         -----       ------      -----     ------
         Total assets.............................     $ 478         $ 874       $1,555      $ 622     $3,529
                                                       =====         =====       ======      =====     ======
Current liabilities:
  Accounts payable and accrued expenses...........     $  96         $  59       $  259      $  44     $  458
  Lines of credit, notes payable and current
    portion of long-term debt and capital lease
    obligations...................................        --           142          308         --        450
  Deferred revenue................................       212           119          250        372        953
                                                       -----         -----       ------      -----     ------
         Total current liabilities................       308           320          817        416      1,861
  Long-term debt and capital lease obligations,
    less current portion..........................        --           122          614         --        736
                                                       -----         -----       ------      -----     ------
         Total liabilities........................       308           442        1,431        416      2,597
Redeemable preferred stock........................
Stockholders' equity:
  Common stock and additional paid-in capital.....       298           540            6         --        844
  Retained earnings (deficit).....................      (128)         (108)         118        206         88
                                                       -----         -----       ------      -----     ------
         Total stockholders' equity (deficit).....       170           432          124        206        932
                                                       -----         -----       ------      -----     ------
         Total liabilities and stockholders'
           equity (deficit).......................     $ 478         $ 874       $1,555      $ 622     $3,529
                                                       =====         =====       ======      =====     ======

                                   VERIO INC.

(C) HISTORICAL CONDENSED STATEMENTS OF OPERATIONS INFORMATION -- COMPLETED AND PROPOSED ACQUISITIONS

     Historical condensed statement of operations information for the Completed Acquisitions for the year ended December 31, 1997 including the periods from January 1, 1997 to the dates of consolidation is as follows:

                                                                                           PIONEER GLOBAL
                                  AIMNET      RUSTNET,            COMPUTE    NORTHWEST   TELECOMMUNICATIONS,    WEST COAST
 YEAR ENDED DECEMBER 31, 1997   CORPORATION     INC.      GES    INTENSIVE      NET             INC.           ONLINE, INC.
 ----------------------------   -----------   --------   -----   ---------   ---------   -------------------   ------------
Revenue:
  Internet connectivity.......    $1,068       $ 310     $ 112     $ 468      $  709            $ 62              $1,192
  Enhanced services and
    other.....................       101          69        --       326         351               7                 457
                                  ------       -----     -----     -----      ------            ----              ------
        Total revenue.........     1,169         379       112       794       1,060              69               1,649
Operating costs and expenses:
  Internet services operating
    costs.....................       444         147        94       301         113              33                 735
  Selling, general and
    administrative and
    other.....................       978         319       133       673       1,661              37                 981
  Depreciation and
    amortization..............       248          17        --        16         136               4                  77
                                  ------       -----     -----     -----      ------            ----              ------
        Total costs and
          expenses............     1,670         483       227       990       1,910              74               1,793
                                  ------       -----     -----     -----      ------            ----              ------
  Earnings (loss) from
    operations................      (501)       (104)     (115)     (196)       (850)             (5)               (144)
Interest income...............         8                                                          --                  --
Interest expense..............        --          (8)       --        (8)         --              (2)                 --
                                  ------       -----     -----     -----      ------            ----              ------
    Earnings (loss) before
      income taxes............      (493)       (112)     (115)     (204)       (850)             (7)               (144)
Income taxes..................        --          --        --        --         118              (5)                 --
                                  ------       -----     -----     -----      ------            ----              ------
        Net earnings (loss)...    $ (493)      $(112)    $(115)    $(204)     $ (732)           $(12)             $ (144)
                                  ======       =====     =====     =====      ======            ====              ======

                                    BRANCH
                                 INFORMATION
 YEAR ENDED DECEMBER 31, 1997   SERVICES, INC.
 ----------------------------   --------------
Revenue:
  Internet connectivity.......       $588
  Enhanced services and
    other.....................         84
                                     ----
        Total revenue.........        672
Operating costs and expenses:
  Internet services operating
    costs.....................         84
  Selling, general and
    administrative and
    other.....................        298
  Depreciation and
    amortization..............          2
                                     ----
        Total costs and
          expenses............        384
                                     ----
  Earnings (loss) from
    operations................        288
Interest income...............         --
Interest expense..............         --
                                     ----
    Earnings (loss) before
      income taxes............        288
Income taxes..................       (101)
                                     ----
        Net earnings (loss)...       $187
                                     ====


                                                                                                        GLOBAL
                                                            CLARK                                      INTERNET
                                                          INTERNET      SURF                            NETWORK
                                            COMMUNIQUE,   SERVICES,   NETWORK,               ATMNET,   SERVICES,
                                               INC.         INC.        INC.     SESQUINET    INC.       INC.      PREPNET
                                            -----------   ---------   --------   ---------   -------   ---------   -------
Revenue
  Internet connectivity...................    $1,454       $2,582      $  585     $1,124     $2,754     $2,501     $2,026
  Enhanced services and other.............       764          562         190         --         73      1,284        121
                                              ------       ------      ------     ------     -------    ------     ------
        Total revenue.....................     2,218        3,144         775      1,124      2,827      3,785      2,147
Operating costs and expenses:
  Internet services operating costs.......       690        1,394         431        538      2,976      2,679        793
  Selling, general and administrative and
    other.................................     1,159        1,784         981        367      1,786      1,019        773
  Depreciation and amortization...........         5          116          76         54         40        280        121
                                              ------       ------      ------     ------     -------    ------     ------
    Total costs and expenses..............     1,854        3,294       1,488        959      4,802      3,978      1,687
                                              ------       ------      ------     ------     -------    ------     ------
    Earnings (loss) from operations.......       364         (150)       (713)       165     (1,975)      (193)       460
Interest income...........................        --            2          --         --         --         --         --
Interest expense..........................        --          (25)        (33)        --       (171)        (8)       (11)
                                              ------       ------      ------     ------     -------    ------     ------
    Earnings (loss) before income taxes...       364         (173)       (746)       165     (2,146)      (201)       449
Income taxes..............................      (127)          --          --        (58)        --         --       (171)
                                              ------       ------      ------     ------     -------    ------     ------
        Net earnings (loss)...............    $  237       $ (173)     $ (746)    $  107     $(2,146)   $ (201)    $  278
                                              ======       ======      ======     ======     =======    ======     ======

                                   VERIO INC.

                                                             INTERNET    SERVICE      PACIFIC RIM        SIGNET
                                               MONUMENTAL,   SERVERS,     TECH,        NETWORK,        PARTNERS,        NSNET,
                                                  INC.         INC.        INC.          INC.             INC.           INC.
                                               -----------   --------   ----------   -------------   --------------   -----------
Revenue:
  Internet connectivity......................    $2,425       $  704     $ 1,536         $ 472           $1,133         $1,832
  Enhanced services and other................        47        3,688         627           337              518             15
                                                 ------       ------     -------         -----           ------         ------
      Total revenue..........................     2,472        4,392       2,163           809            1,651          1,847
Operating costs and expenses:
  Internet services operating costs..........     1,162          536       1,229           385              336            471
  Selling, general and administrative and
    other....................................     1,757        2,006       1,814           674            1,977            939
  Depreciation and amortization..............       172          260         197            69               10            126
                                                 ------       ------     -------         -----           ------         ------
      Total costs and expenses...............     3,091        2,802       3,240         1,128            2,323          1,536
                                                 ------       ------     -------         -----           ------         ------
    Earnings (loss) from operations..........      (619)       1,590      (1,077)         (319)            (672)           311
Interest income..............................        --           26          --            --               --             --
Interest expense.............................       (16)          --         (42)          (15)              (5)            (6)
                                                 ------       ------     -------         -----           ------         ------
    Earnings (loss) before income taxes......      (635)       1,616      (1,119)         (334)            (677)           305
Income taxes.................................        --         (602)         33           (15)              --           (116)
                                                 ------       ------     -------         -----           ------         ------
      Net earnings (loss)....................    $ (635)      $1,014     $(1,086)        $(349)          $ (677)        $  189
                                                 ======       ======     =======         =====           ======         ======



                                                 INTERNET                                       NATIONAL
                                               ENGINEERING       STRUCTURED                    KNOWLEDGE
                                               ASSOCIATES,         NETWORK      ACCESSONE,     NETWORKS,         LI
                                                   INC.         SYSTEMS, INC.      INC.           INC.        NET, INC.    TOTAL
                                             ----------------   -------------   ----------   --------------   ---------   -------
Revenue:
  Internet connectivity....................       $  831            $ 859         $2,484         $1,169        $1,907     $32,887
  Enhanced services and other..............          303               27          1,035            234           120      11,340
                                                  ------            -----         ------         ------        ------     -------
      Total revenue........................        1,134              886          3,519          1,403         2,027      44,227
Operating costs and expenses:
  Internet services operating costs........          323              473          1,510            669           792      19,338
  Selling, general and administrative and
    other..................................          678              511          2,251          1,282         1,573      28,411
  Depreciation and amortization............           63               --            245             55           135       2,524
                                                  ------            -----         ------         ------        ------     -------
      Total costs and expenses.............        1,064              984          4,006          2,006         2,500      50,273
                                                  ------            -----         ------         ------        ------     -------
    Earnings (loss) from operations........           70              (98)          (487)          (603)         (473)     (6,046)
Interest income............................           14               --             --              6            --          56
Interest expense...........................           --              (17)           (26)           (26)          (39)       (458)
                                                  ------            -----         ------         ------        ------     -------
    Earnings (loss) before income taxes....           84             (115)          (513)          (623)         (512)     (6,448)
Income taxes...............................          (29)              --             --             (3)           --      (1,076)
                                                  ------            -----         ------         ------        ------     -------
      Net earnings (loss)..................       $   55            $(115)        $ (513)        $ (626)       $ (512)    $(7,524)
                                                  ======            =====         ======         ======        ======     =======

                                   VERIO INC.

     Historical condensed statement of operations information for the Proposed Acquisitions for the year ended December 31, 1997 is as follows:



                                               FLORIDA       MATRIX
                                              INTERNET       ONLINE      WORLDWIDE   STARNET,
YEAR ENDED DECEMBER 31, 1997                 CORPORATION   MEDIA, INC.    ACCESS      L.L.C.    TOTAL
----------------------------                 -----------   -----------   ---------   --------   ------
Revenue:
  Internet connectivity....................    $1,172        $1,094       $3,322      $1,202    $6,790
  Enhanced services and other..............       264           233          758         399     1,654
                                               ------        ------       ------      ------    ------
          Total revenue....................    $1,436        $1,327       $4,080      $1,601    $8,444
                                               ------        ------       ------      ------    ------
Operating costs and expenses:
  Internet services operating costs........       773           393        1,026         717     2,909
  Selling, general and administrative and
     other.................................       578           787        2,341         570     4,276
  Depreciation and amortization............       121           127          329         156       733
                                               ------        ------       ------      ------    ------
          Total costs and expenses.........     1,472         1,307        3,696       1,443     7,918
                                               ------        ------       ------      ------    ------
     Earnings (loss) from
       operations..........................       (36)           20          384         158       526
Interest Income............................        --             2           --           9        11
Interest Expense...........................       (12)          (19)         (96)         (6)     (133)
                                               ------        ------       ------      ------    ------
     Earnings (loss) before income taxes...       (48)            3          288         161       404
Income taxes...............................        --            --         (110)        (61)     (171)
                                               ------        ------       ------      ------    ------
          Net earnings (loss)..............    $  (48)       $    3       $  178      $  100    $  233
                                               ======        ======       ======      ======    ======

                                   VERIO INC.

(D) PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the condensed combined balance sheet as of December 31, 1997 and the condensed combined statement of operations for the year ended December 31, 1997. The purchase accounting adjustments relating to the acquisitions completed prior to January 1, 1998 are included in the historical consolidated balance sheet of Verio as of December 31, 1997.


          (1) To reflect cash and 1,704,000 shares of preferred stock, which is the approximate number of shares issued and proposed to be issued in connection with the Completed and Proposed Acquisitions subsequent to December 31, 1997, and the allocation of excess purchase price to goodwill in the amount of $69,025,000 and to adjust investments in affiliates for the proposed acquisitions of majority interests. Preferred shares issued for acquisitions were recorded at fair value as determined by the Company's Board of Directors and based on other third-party issuances of Company securities. In the opinion of management, the historical balances of all other assets acquired and liabilities assumed approximate fair value.


          (2) To eliminate equity accounts of the Proposed Acquisitions.

          (3) To eliminate intercompany revenue, expenses, receivables and payables.


          (4) To adjust amortization expense due to increase in carrying value of goodwill, using a ten-year life, including additional amortization expense related to consolidated acquisitions completed during 1997, as if such acquisitions had been completed as of January 1, 1997.


          (5) To eliminate minority interests share of equity and operations and equity in losses of affiliates upon acquisition of 100% ownership interests.

          (6) To eliminate income tax expense or benefit of acquired businesses due to consolidated net operating loss for the year ended December 31, 1997.


          (7) To reflect the conversion of all preferred shares into common stock upon completion of the Offering.



          (8) To reflect the conversion of 20,945,667 shares of preferred stock into common stock upon completion of the Offering, including 1,704,000 shares of preferred stock assumed to be issued and converted to common stock subsequent to December 31, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying consolidated balance sheets of Verio Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Verio Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                          VERIO INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS


                                                                  DECEMBER 31,         PRO FORMA
                                                              --------------------    DECEMBER 31,
                                                                1996        1997        1997(1)
                                                              --------    --------    ------------
                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $ 66,467    $ 72,586
  Restricted cash and securities (notes 3 and 4)............        --      21,015
  Receivables:
    Trade, net of allowance for doubtful accounts of $117
     and $1,233.............................................       611       7,565
    Affiliates..............................................       119         735
  Prepaid expenses and other................................       410       3,921
                                                              --------    --------
        Total current assets................................    67,607     105,822
Restricted cash and securities (notes 3 and 4)..............        --      19,539
Investments in affiliates, at cost (note 2).................     1,536       2,378
Equipment and leasehold improvements:
  Internet access and computer equipment....................     4,485      30,535
  Furniture, fixtures and computer software.................       220       3,301
  Leasehold improvements....................................       141       1,596
                                                              --------    --------
                                                                 4,846      35,432
  Less accumulated depreciation and amortization............      (359)     (7,219)
                                                              --------    --------
        Net equipment and leasehold improvements............     4,487      28,213
Other assets:
  Goodwill, net of accumulated amortization of $303 and
    $3,595 (note 2).........................................     8,736      83,216
  Debt issuance costs, net of accumulated amortization of
    $330....................................................        --       4,858
  Organization costs and other, net.........................       262       2,445
                                                              --------    --------
        Total assets........................................  $ 82,628    $246,471
                                                              ========    ========

                              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $  2,132    $  7,389
  Accrued expenses..........................................       931      11,401
  Accrued interest payable..................................        --         844
  Accrued preferred stock issuance costs....................     1,110          --
  Lines of credit, notes payable and current portion of
    long-term debt (note 3).................................     2,573       2,751
  Current portion of capital lease obligations (note 4).....        64       1,575
  Deferred revenue..........................................       659       7,177
                                                              --------    --------
        Total current liabilities...........................     7,469      31,137
Long-term debt, less current portion, net of discount (note
  3)........................................................        20     139,376
Capital lease obligations, less current portion (note 4)....        86       2,945
                                                              --------    --------
        Total liabilities...................................     7,575     173,458
                                                              --------    --------
Minority interests in subsidiaries (note 2).................     2,231       2,765
Redeemable preferred stock (note 5):
  Series A, convertible, $.001 par value. 6,100,000 shares
    authorized, 6,033,333 shares issued and outstanding at
    December 31, 1996 and 1997. Liquidation preference of
    $18,100.................................................    18,078      18,080            --
  Series B, convertible, $.001 par value. 10,117,000 shares
    authorized 10,000,000 and 10,028,334 shares issued and
    outstanding at December 31, 1996 and 1997. Liquidation
    preference of $60,170...................................    58,799      59,193            --
  Series C, convertible, $.001 par value. 2,500,000 shares
    authorized, issued and outstanding at December 31, 1997.
    Liquidation preference of $20,000.......................        --      19,976            --
                                                              --------    --------      --------
                                                                76,877      97,249            --
                                                              --------    --------      --------
Stockholders' equity (deficit) (note 6):
  Preferred stock, Series D-1, convertible, $.001 par value.
    3,000,000 shares authorized, 680,000 shares issued and
    outstanding at December 31, 1997. Liquidation preference
    of $10,200 (note 5).....................................        --      10,200            --
  Common stock, $.001 par value; 35,133,000 shares
    authorized; 1,090,000 and 1,254,533 shares issued and
    outstanding at December 31, 1996 and 1997 (20,496,200
    shares pro forma).......................................         1           1            20
  Additional paid-in capital................................     1,089      14,272       121,702
  Accumulated deficit.......................................    (5,145)    (51,474)      (51,474)
                                                              --------    --------      --------
        Total stockholders' equity (deficit)................    (4,055)    (27,001)       70,248
                                                              --------    --------      --------
Commitments (notes 2, 4 and 5)
        Total liabilities and stockholders' deficit.........  $ 82,628    $246,471
                                                              ========    ========


---------------

(1) Reflects the conversion of all preferred shares into common stock on the basis described in Note 5, only upon completion of the offering described in the registration statement.

          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 PERIOD FROM
                                                                  INCEPTION            YEAR
                                                               (MARCH 1, 1996)        ENDED
                                                               TO DECEMBER 31,     DECEMBER 31,
                                                                    1996               1997
                                                              -----------------    ------------
Revenue:
  Internet connectivity:
     Dedicated..............................................       $ 1,100           $ 16,383
     Dial-up................................................         1,139              7,093
  Enhanced services and other...............................           126             12,216
                                                                   -------           --------
          Total revenue.....................................         2,365             35,692
Costs and expenses:
  Internet services operating costs.........................           974             15,974
  Selling, general and administrative and other.............         7,002             49,383
  Depreciation and amortization.............................           669             10,624
                                                                   -------           --------
          Total costs and expenses..........................         8,645             75,981
                                                                   -------           --------
          Loss from operations..............................        (6,280)           (40,289)
Other income (expense):
  Interest income...........................................           593              6,080
  Interest expense..........................................          (115)           (11,826)
  Equity in losses of affiliates............................            --             (1,958)
                                                                   -------           --------
          Loss before minority interests....................        (5,802)           (47,993)
Minority interests..........................................           680              1,924
                                                                   -------           --------
          Net loss..........................................        (5,122)           (46,069)
Accretion of preferred stock to liquidation value...........           (23)              (260)
                                                                   -------           --------
          Net loss attributable to common shareholders......       $(5,145)          $(46,329)
                                                                   =======           ========
Loss per common share -- basic and diluted..................       $ (5.29)          $ (40.47)
                                                                   =======           ========
Weighted average number of common shares outstanding --basic
  and diluted...............................................       971,748          1,144,685
                                                                   =======           ========


          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                      COMMON STOCK      ADDITIONAL
                                       PREFERRED   ------------------    PAID-IN     ACCUMULATED
                                         STOCK      SHARES     AMOUNT    CAPITAL       DEFICIT      TOTAL
                                       ---------   ---------   ------   ----------   -----------   --------
BALANCES AT INCEPTION................   $    --           --    $--      $    --      $     --     $     --
Issuance of common stock for cash....        --    1,090,000      1        1,089            --        1,090
Accretion of preferred stock to
  liquidation value..................        --           --     --           --           (23)         (23)
Net loss.............................        --           --     --           --        (5,122)      (5,122)
                                        -------    ---------    ---      -------      --------     --------
BALANCES AT DECEMBER 31, 1996........        --    1,090,000      1        1,089        (5,145)      (4,055)
Issuance of common stock for exercise
  of options.........................        --       76,200                 148            --          148
Issuance of common stock for cash....        --       88,333                 360            --          360
Warrants issued in connection with
  debt offering (note 3).............        --           --     --       12,675            --       12,675
Issuance of preferred stock in
  business combination (note 5)......    10,200           --     --           --            --       10,200
Accretion of redeemable preferred
  stock to liquidation value.........        --           --                  --          (260)        (260)
Net loss.............................        --           --     --                    (46,069)     (46,069)
                                        -------    ---------    ---      -------      --------     --------
BALANCES AT DECEMBER 31, 1997........   $10,200    1,254,533    $ 1      $14,272      $(51,474)    $(27,001)
                                        =======    =========    ===      =======      ========     ========

          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)


                                                              PERIOD FROM INCEPTION        YEAR
                                                                 (MARCH 1, 1996)          ENDED
                                                                 TO DECEMBER 31,       DECEMBER 31,
                                                                      1996                 1997
                                                              ---------------------    ------------
Cash flows from operating activities:
  Net loss..................................................         $(5,122)            $(46,069)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation and amortization..........................             669               10,624
     Minority interests' share of losses....................            (680)              (1,924)
     Equity in losses of affiliates.........................              --                1,958
     Changes in operating assets and liabilities, excluding
       effects of business combinations:
       Receivables..........................................            (265)              (1,561)
       Prepaid expenses and other current assets............            (284)              (2,305)
       Accounts payable.....................................           1,439               (1,656)
       Accrued expenses.....................................           1,910                3,082
       Accrued interest payable.............................              --                  844
       Deferred revenue.....................................               7                1,684
                                                                     -------             --------
          Net cash used by operating activities.............          (2,326)             (35,323)
                                                                     -------             --------
Cash flows from investing activities:
  Acquisition of equipment and leasehold improvements.......          (3,430)             (14,547)
  Acquisition of net assets in business combinations and
     investments in affiliates, net of cash acquired........          (5,627)             (64,023)
  Restricted cash and securities............................                              (40,554)
  Other.....................................................             (66)              (1,206)
                                                                     -------             --------
          Net cash used by investing activities.............          (9,123)            (120,330)
                                                                     -------             --------
Cash flows from financing activities:
  Proceeds from lines of credit, notes payable and long-term
     debt...................................................              --              145,512
  Repayments of lines of credit and notes payable...........             (20)              (3,468)
  Repayments of capital lease obligations...................              (8)                (950)
  Proceeds from issuance of common and preferred stock, net
     of issuance costs......................................          77,944               20,678
                                                                     -------             --------
          Net cash provided by financing activities.........          77,916              161,772
                                                                     -------             --------
          Net increase in cash and cash equivalents.........          66,467                6,119
Cash and cash equivalents:
  Beginning of period.......................................              --               66,467
                                                                     -------             --------
  End of period.............................................         $66,467             $ 72,586
                                                                     =======             ========
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................         $    --             $ 10,982
                                                                     =======             ========
  Equipment acquired through capital lease obligations......         $    58             $  3,301
                                                                     =======             ========
  Acquisition of net assets in business combination through
     issuance of notes payable..............................         $ 6,675             $  4,718
                                                                     =======             ========
  Acquisition of net assets in business combination through
     issuance of preferred stock............................         $    --             $ 10,200
                                                                     =======             ========
  Warrants issued in connection with debt offering..........         $    --             $ 12,675
                                                                     =======             ========


          See accompanying notes to consolidated financial statements.

                          VERIO INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Basis of Presentation

     Verio Inc. (Verio or the Company) was incorporated on March 1, 1996 to capitalize on the growing demand for Internet access and enhanced services by business users through the acquisition, integration, and growth of existing independent Internet service providers with a business customer focus in targeted geographic regions. The goal of the Company is to be the dominant, full-service national provider of Internet connectivity and enhanced Internet services to small and medium sized businesses. The Company commenced operations in April 1996 and had no activity other than the sale of common stock to founders prior to April 1, 1996.

     The accompanying consolidated financial statements include the accounts of Verio and its majority owned subsidiaries, as described in Note 2. All significant intercompany balances and transactions have been eliminated in consolidation. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  (b) Cash and Cash Equivalents and Restricted Cash

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Included in cash equivalents as of December 31, 1996 and December 31, 1997 are U.S. government, municipal and corporate debt securities, money market accounts and commercial paper, totaling $61,769,000 and $75,442,000 (exclusive of cash overdraft in the amount of $11,228,000), respectively, with maturities ranging from thirty to ninety days.

     Restricted cash and securities include U.S. government securities which are classified as securities held to maturity and recorded at cost. At December 31, 1997, cost approximated market value.

  (c) Equipment and Leasehold Improvements

     Equipment and leasehold improvements are recorded at cost. Depreciation is provided over the estimated useful lives of the assets ranging from 3 to 5 years using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

  (d) Investments in Affiliates and Consolidation of Subsidiaries

     Investments in affiliates represent newly issued preferred shares of various affiliates. The preferred shares are convertible at the option of the Company into common shares on a one-for-one basis and represent future common stock ownership interests, upon conversion, of less than 50%. As the Company did not acquire a common stock ownership interest, these investments are recorded at cost until such time as the preferred shares are converted to common. In addition, if these entities incur losses resulting in the equity of the common shareholders being reduced to zero, the Company will utilize the equity method of accounting for these investments and will generally recognize 100% of all losses of the affiliates from that date, up to the amount of the Company's investment, based on the inability of the majority common shareholders to fund additional losses. During the year ended December 31, 1997, the Company recognized equity in losses of affiliates of $1,958,000 under this method of accounting.


     The Company has also acquired preferred shares in certain entities which are convertible into future common stock ownership interests of greater than 50%. In these situations, the Company has majority representation on the Board of Directors and majority voting rights, exercises significant control over the

                          VERIO INC. AND SUBSIDIARIES
entities' operations, and intends to acquire a 100% common ownership interest in the future. Accordingly, the accounts of these investees have been consolidated with those of the Company in the accompanying consolidated financial statements from the dates of acquisition (see note 2).

  (e) Other Assets

     The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a 10-year period. Other intangibles are amortized using the straight-line method over periods ranging from three to seven years.

  (f) Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lives Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, Intangible Assets, based upon undiscounted cash flows. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  (g) Revenue Recognition

     Revenue related to Internet services is recognized as the services are provided, and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  (h) Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse.

  (i) Stock-Based Compensation

     The Company accounts for its stock-based employee compensation plans using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB 25). The Company has provided pro forma disclosures of net loss and loss per share as if the fair value based method of accounting for the plans, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), had been applied. Pro forma disclosures include the effects of employee stock options granted during the period and year ended December 31, 1996 and 1997.

                          VERIO INC. AND SUBSIDIARIES

  (j) Loss Per Share

     Loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share, (SFAS 128). SFAS 128 replaced the presentation of primary and fully diluted earnings (loss) per share (EPS), with a presentation of basic EPS and diluted EPS. Under SFAS 128, basic EPS excludes dilution for common stock equivalents and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted EPS are the same in 1996 and 1997, and all common stock equivalents are antidilutive.

(2) BUSINESS COMBINATIONS AND INVESTMENTS IN AFFILIATES

     During the period from inception (March 1, 1996) to December 31, 1996, the Company completed seven business combinations and investments for cash and notes payable. All of the acquisitions were accounted for using the purchase method of accounting or at cost. For those businesses acquired and consolidated, the results of operations for the acquired businesses are included in the Company's consolidated statement of operations from the dates of acquisition. Summary information regarding the business combinations is as follows:

  Consolidated acquisitions in 1996:


                                                     OWNERSHIP
                                                      INTEREST      TOTAL OWNERSHIP INTEREST AT
        BUSINESS NAME          ACQUISITION DATE     PURCHASED(A)       DECEMBER 31, 1996(A)
        -------------          ----------------     ------------    ---------------------------
On-Ramp Technologies, Inc....  August 1, 1996            51%
                               October 4, 1996            4%                     55%(b)
RAINet, Inc..................  August 2, 1996           100%                    100%(c)
CCnet Inc....................  December 19, 1996        100%                    100%(c)


The aggregate purchase price, including acquisition costs of $284,000, was allocated based upon fair value as follows:

Equipment.......................................  $ 1,359,000
Goodwill........................................    9,039,000
Net current assets..............................    2,461,000
                                                  -----------
          Total purchase price..................  $12,859,000
                                                  ===========

  Unconsolidated investments in 1996:


                                                        OWNERSHIP        TOTAL OWNERSHIP
                                                         INTEREST          INTEREST AT
         BUSINESS NAME            ACQUISITION DATE     PURCHASED(A)    DECEMBER 31, 1996(A)
         -------------            ----------------     ------------    --------------------
West Coast Online, Inc..........  July 26, 1996             20%                 20%(b)
National Knowledge Networks,
  Inc...........................  August 2, 1996            26%                 26%(b)
Access One, Inc.................  December 12, 1996         20%                 20%(b)
Signet Partners, Inc............  December 19, 1996         25%                 25%(b)


The aggregate purchase price of the above investments, including acquisition costs of $102,000, was $1,536,000.

                          VERIO INC. AND SUBSIDIARIES

     During the year ended December 31, 1997, the Company completed 23 business combinations and investments for cash, notes payable and preferred stock. All of the acquisitions were accounted for using the purchase method of accounting or at cost. For those businesses acquired and consolidated, the results of operations for the acquired businesses are included in the Company's consolidated statement of operations from the dates of acquisition. Seventeen subsidiaries were acquired and newly consolidated during 1997. In addition, the Company formed two new start-up subsidiaries. Summary information regarding these acquisitions is as follows:

  Consolidated acquisitions in 1997:


                                                          OWNERSHIP       TOTAL OWNERSHIP
                                                           INTEREST         INTEREST AT
          BUSINESS NAME              ACQUISITION DATE    PURCHASED(A)   DECEMBER 31, 1997(A)
          -------------              ----------------    ------------   --------------------
Global Enterprise
  Services -- Network Division....  January 17, 1997         100%               100%(d)
Pioneer Global Telecommunications,
  Inc. ...........................  February 6, 1997         100%               100%(c)
Compute Intensive Inc. ...........  February 18, 1997         55%                55%(b)
NorthWestNet, Inc. ...............  February 28, 1997         85%                85%(c)
RUSTnet, Inc. ....................  March 14, 1997           100%               100%(c)
Aimnet Corporation ...............  May 19, 1997              55%
                                    September 22, 1997        45%               100%(c)
Branch Information Services,
  Inc. ...........................  September 17, 1997       100%               100%(c)
West Coast Online, Inc. ..........  April 29, 1997            12%
                                    September 30, 1997        68%               100%(b)
Communique, Inc. .................  October 2, 1997          100%               100%(c)
Clark Internet Services, Inc. ....  October 17, 1997          51%                51%(b)
ATMnet, Inc. .....................  November 5, 1997         100%               100%(d)
Global Internet Network Services,
  Inc. ...........................  December 1, 1997         100%               100%(c)
Surf Network, Inc. ...............  January 31, 1997          25%
                                    December 22, 1997         75%               100%(b)
PREPnet...........................  December 24, 1997        100%               100%(d)
Service Tech, Inc. ...............  August 1, 1997            40%
                                    December 31, 1997         60%               100%(b)
Monumental Network Systems,
  Inc. ...........................  December 31, 1997        100%               100%(c)
Internet Servers, Inc. ...........  December 31, 1997        100%               100%(c)


     The aggregate purchase price, including acquisition costs of $3,396,000 was allocated based upon fair values as follows:

Equipment......................................  $ 12,378,000
Goodwill.......................................    77,772,000
Net current liabilities........................    (9,452,000)
                                                 ------------
          Total purchase price.................  $ 80,698,000
                                                 ============

                          VERIO INC. AND SUBSIDIARIES

  Unconsolidated investments in 1997:


                                                        OWNERSHIP        TOTAL OWNERSHIP
                                                         INTEREST          INTEREST AT
         BUSINESS NAME            ACQUISITION DATE     PURCHASED(A)    DECEMBER 31, 1997(A)
         -------------            ----------------     ------------    --------------------
Pacific Rim Network, Inc........  February 4, 1997          27%                 27%(b)
Internet Engineering Associates,
  Inc...........................  March 4, 1997             20%                 20%(b)
Internet Online, Inc............  March 5, 1997             35%                 35%(b)
Structured Network Systems,
  Inc...........................  March 6, 1997             20%                 20%(b)
National Knowledge Networks,
  Inc...........................  November 7, 1997          15%                 41%(b)
Signet Partners, Inc............  November 20, 1997         16%                 41%(b)


The aggregate purchase price of the above investments, including acquisition costs of $253,000, was $2,822,000.
---------------

(a) Represents existing ownership interest or, in the case of investments in preferred stock, ownership upon conversion of preferred shares to common, on a fully diluted basis.


(b)  Represents ownership of preferred stock of affiliate or subsidiary.



(c)  Represents ownership of common stock of affiliate or subsidiary.



(d)  Represents acquisition of net assets.


     The following unaudited condensed pro forma information presents the unaudited results of operations of the Company as if the above consolidated acquisitions had occurred on January 1, 1996:

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1996            1997
                                                              ----------      ----------
                                                                (AMOUNTS IN THOUSANDS,
                                                              EXCEPT FOR PER SHARE DATA)
Revenue.....................................................   $ 44,693        $ 63,665
Net loss....................................................    (33,326)        (59,006)
Net loss attributable to common shareholders................    (33,349)        (59,266)
Loss per common share -- basic and diluted..................   $ (34.32)       $ (51.77)

     The pro forma results do not necessarily represent results that would have occurred if the consolidated acquisitions had taken place as of January 1, 1996, nor are they necessarily indicative of the results of future operations.

     For all of its less-than-100%-owned ISP affiliates, the Company has the option to acquire all of the remaining ownership interests. Generally, the option may be exercised beginning one year from the date of the initial investment or upon the earlier of the completion of an initial public offering of common stock by the Company or a significant strategic investment in the Company. In one case, the Company's option becomes mandatorily exercisable upon completion of an initial public offering.


     Subsequent to December 31, 1997 and through February 25, 1998, the Company has completed or expects to complete the acquisition of the remaining ownership interests and acquisitions of 12 ISPs, for total consideration of approximately $50 million in preferred stock and cash.

                          VERIO INC. AND SUBSIDIARIES

(3) DEBT

     Lines of credit, notes payable and long-term debt consists of the following as of December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1996          1997
                                                              ---------    ----------
                                                              (AMOUNTS IN THOUSANDS)
13.5% Senior Notes due in 2004, net of unamortized discount
  of $12,130,136(a).........................................   $    --      $137,870
Revolving lines of credit, bearing interest at .5% to 2.00%
  above prime, (9.0% to 10.5% at December 31, 1997) due
  primarily on demand, secured by restricted cash of
  $765,000..................................................        --           788
Unsecured notes payable bearing interest primarily at 7%,
  due in 1998 and 1999......................................     2,500         2,809
Other.......................................................        93           660
                                                               -------      --------
                                                                 2,593       142,127
Less current portion........................................    (2,573)       (2,751)
                                                               -------      --------
          Long-term debt, less current portion..............   $    20      $139,376
                                                               =======      ========

---------------


(a) In June 1997, the Company completed a debt offering of $150,000,000, 13.5% Senior Notes due 2004 (the "1997 Notes") and warrants to purchase 2,112,480 shares of common stock at $.01 per share, which were valued at approximately $12,675,000 based on the Company's most recent equity offering. Interest on the 1997 Notes is payable semi-annually on June 15 and December 15 of each year. The value attributed to the warrants has been recorded as debt discount and is being amortized to interest expense using the interest method over the term of the 1997 Notes. Upon closing, the Company deposited U.S. Treasury securities in an escrow account in an amount that, together with interest on the securities, will be sufficient to fund the first five interest payments (through December 1999) on the 1997 Notes. This restricted cash and securities balance totaled $38,195,404 at December 31, 1997. The 1997 Notes are redeemable on or after June 15, 2002 at 103% of the face value.


     The indenture covering the 1997 Notes includes various covenants restricting the payment of dividends, additional indebtedness, disposition of assets, and transactions with affiliates.

     Maturities of lines of credit, notes payable and long-term debt are as follows:

1998..............................................  $  2,751
1999..............................................     1,032
2000..............................................       474
2001..............................................        --
2002..............................................        --
Thereafter........................................   137,870
                                                    --------
                                                    $142,127
                                                    ========


     As of February 25, 1998, Verio had received commitments from a group of commercial lending institutions to provide an aggregate of up to $57.5 million pursuant to a two-year revolving credit financing facility. The Company is in the process of negotiating the definitive terms and conditions and final documentation for this facility. Chase Manhattan Bank has committed to serve as agent for the lenders in this facility. In addition, the Company is considering a possible private placement of up to $100 million in senior

                          VERIO INC. AND SUBSIDIARIES
notes. There can be no assurance that the Company will be able to negotiate final terms and conditions that are acceptable to the Company with respect to, or to consummate, either of such financing efforts.

(4) LEASES AND COMMITMENTS

     The Company leases office space, certain facilities storing internet points of presence and certain computer and office equipment under capital and operating leases expiring at various dates through 2003. Future minimum annual lease payments under these leases as of December 31, 1997 are as follows:


                                                              CAPITAL      OPERATING
                                                              LEASES        LEASES
                                                              -------      ---------
                                                              (AMOUNTS IN THOUSANDS)
1998........................................................  $ 2,279       $ 5,786
1999........................................................    1,840         5,178
2000........................................................    1,128         3,485
2001........................................................       42         1,393
2002........................................................        9           487
Thereafter..................................................       --           172
                                                              -------       -------
          Total minimum payments............................  $ 5,298       $16,501
                                                                            =======
Less amount representing interest...........................     (778)
                                                              -------
          Present value of net minimum lease payments.......    4,520
Less current portion........................................   (1,575)
                                                              -------
                                                              $ 2,945
                                                              =======



     Rent expense for the period from inception (March 31, 1996) to December 31, 1996 and the year ended December 31, 1997 was $128,000 and $1,856,000, respectively.



     In addition, the Company has entered into agreements with two telecommunications companies to provide the Company with products and services to be used in its operations. Under one agreement, the minimum payments as of December 31, 1997 are as follows (in thousands):


1998................................................  $1,200
1999................................................   1,900
2000................................................   2,400
2001................................................     800
                                                      ------
          Total minimum payments....................  $6,300
                                                      ======

     Under the second agreement, the Company is obligated to spend a total of $39 million between June 16, 1997 and June 16, 2002 of which $1,500,000 had been paid as of December 31, 1997. Annual payments will be based on actual usage by the Company.

     The Company had an outstanding irrevocable letter of credit in the amount of $1.1 million as of December 31, 1997. This letter of credit, which is automatically renewed after one year at the discretion of the bank, not to be extended beyond January 31, 2003, is to collateralize the Company's lease obligation to a third party. The fair value of this letter of credit approximates contract value which is fixed over the life of the commitment. Restricted cash in the amount of $1,400,000 secures the letter of credit.

(5) PREFERRED STOCK

     Series A, B and C preferred shares were issued in 1996 and 1997 at $3, $6 and $8 per share, respectively, for total proceeds of $18,100,001, $60,170,004 and $20,000,000, respectively, and are convertible into common

                          VERIO INC. AND SUBSIDIARIES
stock initially on a one-for-one basis. In December 1997, the Company also issued 680,000 shares of Series D-1 preferred shares at $15 per share in connection with an acquisition. The preferred shares are entitled to receive dividends equal, on an as-converted basis, to any amount paid to common stockholders. In the event of any liquidation or dissolution of the Company, including certain mergers, consolidations and asset sales, holders of the preferred shares are entitled to receive an amount equal to the original issuance price, plus any declared and unpaid dividends.


     In addition, the Series A, B and C preferred shares are subject to mandatory redemption, in total, by the Company in October 2004. The Series D-1 preferred shares are not redeemable. Upon redemption, the Series C shares are senior to Series B shares, which are senior to Series A shares, on the basis provided in the preferred stock terms. Series A, B, C and D-1 preferred shares may be converted into shares of common stock at any time at the option of the holder. The Series A, B, C and D-1 preferred shares are also subject to mandatory conversion upon consummation of a public offering of common stock resulting in proceeds to the Company of not less than $30 million and at an offering price per share equal to at least $15. In addition, shares of Series D-1 preferred stock are subject to mandatory conversion upon the election of each of the Series A, B and C classes, each voting as a separate class, to convert to common.


(6) STOCK-BASED COMPENSATION PLANS



     The Company has established Incentive Stock Option Plans (the Plans) whereby, at the discretion of the Board of Directors (the Board), the Company may grant stock options to employees of the Company and its controlled subsidiaries. As of December 31, 1997, the Company had reserved 2,750,000 shares for issuance under the Plans. The Plans were amended in February 1998 to increase the number of shares reserved for issuance to 3,750,000. The option price is determined by the Board at the time the option is granted, but in no event is less than the fair market value of the Company's common stock at the date of grant, as determined by the Board. As of December 31, 1996 and December 31, 1997, options had been granted entitling the holders to purchase 707,200 and 2,237,050 shares of the Company's common stock, respectively, at exercise prices of $1, $3, $6, $6.75 and $8.50 per share. Options granted on or before December 19, 1997, vest over a five year period, and expire ten years from the date of grant. Options granted December 20, 1997, or later, vest over a four year period, and expire eight years from the date of grant. In certain circumstances, options vest earlier or later based upon the fair value of the Company's common shares or upon reaching certain performance targets, as defined, and in the case that such performance targets are not met, such performance-based options vest seven years from the date of grant. Performance based options granted on or before December 19, 1997, expire ten years from the date of grant, and performance based options granted December 20, 1997, or later, expire eight years from the date of grant. As of December 31, 1997, 54,700 options, in total, were vested and exercisable. Options may be exercised prior to their scheduled vesting date, but are subject to a repurchase by the Company at the exercise price until the scheduled vesting date. The weighted average contractual term of outstanding options was approximately 5 years at December 31, 1997.

                          VERIO INC. AND SUBSIDIARIES

     The following table summarizes option activity for the period from inception (March 1, 1996) through December 31, 1997:

                                                                           WEIGHTED
                                                                           AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS      PRICE
                                                              ---------    --------
Options granted at the following exercise prices:
  $1 per share..............................................     60,000
  $3 per share..............................................    647,700
                                                              ---------
  Options outstanding at December 31, 1996..................    707,700     $2.83
Options granted at the following exercise prices:
  $3 per share..............................................      6,000
  $6 per share..............................................    924,550
  $6.75 per share...........................................    635,450
  $8.50 per share...........................................    191,250
  Options forfeited.........................................   (151,700)    $5.95
  Options exercised.........................................    (76,200)    $1.95
                                                              ---------     -----
Options outstanding at December 31, 1997....................  2,237,050     $5.55
                                                              =========     =====


     As discussed in Note 1, the Company applies APB Opinion 25 and related interpretations in accounting for its stock compensation plan. Accordingly, since the Company grants stock options with exercise prices equal to fair value at the date of grant, no compensation expense has been recognized relating to option grants in 1996 and 1997. During the period and year ended December 31, 1996 and 1997, the per share weighted-average fair value of stock options granted was $.46 and $1.08, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividends or volatility, risk-free interest rate of 6%, and expected life of three years. If the Company had recorded compensation expense for the period and year ended December 31, 1996 and 1997, based on the fair value of the options at the grant date under SFAS No. 123, net loss available to common stockholders would increase to $5,210,000 and $46,737,000, respectively, and basic and diluted net loss per common share would increase to $4.78 and $40.83, respectively.


(7) INCOME TAXES


     At December 31, 1997, the Company has a net operating loss carryforward for federal income tax purposes of approximately $49.9 million, of which $5.9 million and $44.0 million is available to offset future federal taxable income, if any, through 2011 and 2012, respectively. As a result of various preferred stock transactions during 1996 and 1997, management believes the Company has undergone an "ownership change" as defined by section 382 of the Internal Revenue Code. Accordingly, the utilization of a portion of the net operating loss carryforward may be limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been recorded by the Company in 1996 and 1997, and a valuation allowance has been recorded for the entire amount of the deferred tax asset relating to the net operating loss carryforward of $18.6 million. Net other temporary differences relating to differences in the carrying amounts of assets and liabilities for financial statement and income tax purposes are not significant.


(8) CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS


     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. As of December 31, 1996 and 1997, the Company had no concentrations of credit risk. Concentrations of credit risk with respect to trade receivables are limited

                          VERIO INC. AND SUBSIDIARIES
due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. At December 31, 1996 and December 31, 1997, the fair value, of the Company's financial instruments approximate their carrying value, based on their terms and interest rates.


(9) EMPLOYEE BENEFIT PLAN



     The Company has a 401(k) Plan (the Plan) for all full time employees of the Company. The Company may make discretionary contributions to the Plan on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company did not make any contributions to the Plan during 1996 or 1997.



(10) QUARTERLY FINANCIAL DATA (UNAUDITED)


     Summary quarterly financial information for the Company is as follows. The second quarter of 1996 represents the period from inception (March 1, 1996) to March 31, 1996 (Amounts in Thousands).

                                                         THREE MONTHS ENDED
                                           -----------------------------------------------
                  1996                     MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    TOTAL
                  ----                     --------   -------   ------------   -----------   --------
Revenue..................................  $    --    $    --     $    678      $  1,687     $  2,365
Loss from operations.....................       --       (329)      (1,395)       (4,556)      (6,280)
Net loss.................................       --       (329)      (1,442)       (3,374)      (5,145)
Loss per common share -- basic and
  diluted................................       --      (0.34)       (1.48)        (3.47)       (5.29)

                  1997                     MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    TOTAL
                  ----                     --------   -------   ------------   -----------   --------
Revenue..................................  $ 4,414    $ 8,249     $  9,624      $ 13,405     $ 35,692
Loss from operations.....................   (5,592)    (8,854)     (10,741)      (15,102)     (40,289)
Net loss.................................   (4,677)    (8,120)     (12,762)      (20,770)     (46,329)
Loss per common share -- basic and
  diluted................................    (4.29)     (7.28)      (10.84)       (18.06)      (40.47)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:


     We have audited the accompanying balance sheet of On-Ramp Technologies, Inc. as of July 31, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On-Ramp Technologies, Inc. as of July 31, 1996, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP

Denver, Colorado
April 11, 1997

                           ON-RAMP TECHNOLOGIES, INC.

                                 BALANCE SHEET
                                 JULY 31, 1996

                                     ASSETS

Current assets:
  Trade receivables, net of allowance for doubtful accounts
     of $80,812.............................................  $   433,075
  Prepaid expenses and other................................       25,079
                                                              -----------
          Total current assets..............................      458,154
Equipment, net (note 2).....................................      867,388
                                                              -----------
          Total assets......................................  $ 1,325,542
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Cash overdraft............................................  $    91,342
  Accounts payable..........................................      448,460
  Accrued liabilities.......................................       61,750
  Current portion of note payable (note 3)..................       55,003
  Deferred revenue..........................................      652,965
                                                              -----------
          Total current liabilities.........................    1,309,520
Note payable, less current portion (note 3).................       58,692
                                                              -----------
          Total liabilities.................................    1,368,212
                                                              -----------
Stockholders' equity (deficit) (note 5):
  Common stock, $0.001 par value, 40,000,000 shares
     authorized, 1,079,000 shares issued....................        1,079
  Additional paid-in capital................................    1,804,871
  Accumulated deficit.......................................   (1,822,620)
  Treasury stock -- 689,971 shares at cost..................      (26,000)
                                                              -----------
          Total stockholders' deficit.......................      (42,670)
                                                              -----------
Commitments and contingencies (note 4):
          Total liabilities and stockholders' deficit.......  $ 1,325,542
                                                              ===========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JULY 31, 1996


Revenue:
  Internet services.........................................  $2,959,650
  Computer hardware and software sales......................     312,487
  Consulting services.......................................      92,881
                                                              ----------
          Total revenue.....................................   3,365,018
                                                              ----------
Cost and expenses:
  Internet services operating costs.........................     606,249
  Cost of hardware and software sales.......................     249,990
  Selling, general and administrative.......................   2,210,706
  Provision for bad debts...................................     497,742
  Depreciation..............................................     260,194
                                                              ----------
          Total operating expenses..........................   3,824,881
                                                              ----------
          Loss from operations..............................    (459,863)
Other income (expense):
  Interest income...........................................       8,035
  Interest expense..........................................      (7,991)
                                                              ----------
          Net loss..........................................  $ (459,819)
                                                              ==========


                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                        NINE MONTHS ENDED JULY 31, 1996

                                                                                             TOTAL
                                                   ADDITIONAL                            STOCKHOLDERS'
                                          COMMON    PAID-IN     ACCUMULATED   TREASURY      EQUITY
                                          STOCK     CAPITAL       DEFICIT      STOCK       (DEFICIT)
                                          ------   ----------   -----------   --------   -------------
BALANCES AT NOVEMBER 1, 1995............  1,079    1,799,699    (1,362,801)   (26,000)      411,977
Capital contribution....................     --        5,172            --         --         5,172
Net loss................................     --           --      (459,819)        --      (459,819)
                                          ------   ---------    ----------    -------      --------
BALANCES AT JULY 31, 1996...............  $1,079   1,804,871    (1,822,620)   (26,000)      (42,670)
                                          ======   =========    ==========    =======      ========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS
                        NINE MONTHS ENDED JULY 31, 1996

Cash flows from operating activities:
  Net loss..................................................  $(459,819)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................    260,194
     Provision for bad debts................................    497,742
     Changes in operating assets and liabilities:
       Trade receivables....................................   (375,867)
       Prepaid expenses.....................................      6,103
       Accounts payable.....................................   (170,123)
       Accrued liabilities..................................      4,891
       Deferred revenue.....................................    227,140
                                                              ---------
          Net cash used by operating activities.............     (9,739)
                                                              ---------
Cash flows from investing activities --
  purchases of equipment....................................   (222,564)
                                                              ---------
Cash flows from financing activities:
  Increase in cash overdraft................................     91,342
  Principal payments on note payable........................    (26,919)
  Capital contribution......................................      5,172
                                                              ---------
          Net cash used by financing activities.............     69,595
                                                              ---------
          Decrease in cash..................................   (162,708)
Cash at beginning of period.................................    162,708
                                                              ---------
Cash at end of period.......................................  $      --
                                                              =========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $   7,991
                                                              =========

                See accompanying notes to financial statements.

                           ON-RAMP TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business and Basis of Presentation


     On-Ramp Technologies, Inc. (the Company) was incorporated in the State of Texas on December 27, 1993. The Company's business consists of providing regional internet access services, and hardware and software sales and consulting, to customers in Texas and Georgia.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful life of the related assets of three years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Long-Lived Assets


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 as of November 1, 1995 did not have a significant effect on the Company's financial position or results of operations.


  Stock Based Compensation

     In October 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123), which establishes a fair

                           ON-RAMP TECHNOLOGIES, INC.

value-based method of accounting for stock-based compensation plans. Companies are encouraged to adopt all provisions of SFAS No. 123 and are required to comply with the disclosure requirements of SFAS No. 123, which was effective for fiscal years beginning after December 15, 1995. The Company will continue to account for stock based compensation under the provisions of APB Opinion No. 25 and will provide the pro forma disclosures required by SFAS 123.

(2) EQUIPMENT

     Equipment consisted of the following at July 31, 1996:

Internet and computer equipment.............................  $1,155,370
Furniture and office equipment..............................     119,973
Leasehold improvements......................................       6,668
                                                              ----------
                                                               1,282,011
Less accumulated depreciation...............................    (414,623)
                                                              ----------
                                                              $  867,388
                                                              ==========

(3) DEBT

     Debt as of July 31, 1996 consists of the following:

Note payable bearing interest at 18%, monthly principal and
  interest payments of $7,020 through April 1, 1998.........  $113,695
  Less current portion......................................   (55,003)
                                                              --------
                                                              $ 58,692
                                                              ========

(4) COMMITMENTS AND CONTINGENCIES

     Future minimum annual lease payments under operating leases for each of the years ending July 31, are as follows:

1997........................................................  $129,377
1998........................................................   326,781
1999........................................................   324,755
2000........................................................   211,920
                                                              --------
                                                              $992,833
                                                              ========

     Rent expense for the nine months ended July 31, 1996 totaled $90,999.

  Concentration of Credit Risk and Financial Instruments

     The Company provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Company does not have any customers that represent greater than 5% of total revenue at July 31, 1996.

     The Company conducts business in Texas and Georgia. Customers who operate in Texas represent approximately 97% of the Company's customer base and accounts receivable.


     At July 31, 1996, the fair values of the Company's financial instruments approximate their carrying values based on their terms and interest rates.

                           ON-RAMP TECHNOLOGIES, INC.

(5) STOCKHOLDERS' EQUITY

     Effective August 1, 1996, the Company issued 1,250,000 shares of newly authorized redeemable, convertible preferred stock to Verio Inc. (Verio)for cash consideration of $2,336,816, cancellation of indebtedness in the amount of $1,663,184, and a note receivable of $4,175,000. The preferred shares are convertible into common shares on a one for one basis and represent a 50.82% interest in the Company upon conversion. The preferred shares are redeemable at the option of the holder at any time, vote on an as-converted basis, and have a liquidation preference equal to the issuance price. On October 4, 1996, Verio purchased 100,000 shares of common stock from two Company shareholders for cash consideration of $600,000, representing an additional 4.07% interest in the Company. In addition, Verio acquired an option to acquire a 100% common stock ownership in the Company in the future upon the occurrence of certain events, including an initial public offering of Verio common stock.

     The Company established a stock option plan (the Plan) which provides that salaried officers or key employees, non-employee directors, and consultants who provide services to the Company may, at the discretion of the Board of Directors, be granted options to purchase shares of common stock. 130,560 shares of the Company's Common Stock have been authorized for issuance under the Plan, of which 59,878 shares were granted during the nine months ended July 31, 1996, with an exercise price of $6.34 per share. There were no options exercised or canceled during the nine months ended July 31, 1996. As of July 31, 1996, 11,976 options were exercisable.

     Generally, options vest 20% or 25% on the date of grant of the option and the balance vests thereafter over a 4 or 3 year period.

     During the nine months ended July 31, 1996, the per share weighted-average fair values of stock options granted was $.71 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions; expected dividend yield 0%, risk-free interest rate of 6%, and expected life of four years. If the Company determined compensation expense for the nine months ended July 31, 1996 based on the fair value of the options at the grant date under SFAS No. 123, net loss would have been approximately $468,000.

(6) INCOME TAXES

     At December 31, 1995, the Company has a net operating loss carryforward for federal income tax purposes of $534,000 which is available to offset future federal taxable income, if any, through 2010. Management believes the Company has undergone an ownership change under section 382 of the Internal Revenue Code and, accordingly, the utilization of the net operating loss carryforward incurred prior to this ownership change is limited. Due to this limitation and the uncertainty regarding the ultimate utilization of the net operating loss carryforward a valuation allowance has been recorded for the full amount of the deferred tax asset related to the net operating loss carryforward, which represents the only significant temporary difference as of December 31, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Global Enterprise Services -- Network Division (a Division of Global Enterprise Services, Inc.) as of December 31, 1995 and 1996, and the related statements of operations and owners' deficit, and cash flows for each of the years in the three-year period ended December 31, 1996 and the period ended January 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Enterprise
Services -- Network Division (a Division of Global Enterprises Services, Inc.) as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 and for the period ended January 17, 1997, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                                 1995           1996
                                                              -----------    -----------
Current assets:
  Cash......................................................  $    31,072         33,018
  Accounts receivable, net of allowance for doubtful
     accounts of $67,247 in 1995 and $84,510 in 1996........      843,980        822,823
  Prepaid expenses and other assets.........................       26,286         10,424
                                                              -----------    -----------
          Total current assets..............................      901,338        866,265
Equipment, net (note 2).....................................    1,672,045      2,388,509
Other assets................................................       43,487        118,888
                                                              -----------    -----------
          Total assets......................................  $ 2,616,870      3,373,662
                                                              ===========    ===========
                            LIABILITIES AND OWNER'S DEFICIT
Current liabilities:
  Accounts payable..........................................  $ 1,223,510      2,450,316
  Accrued expenses..........................................      378,400        449,270
  Deferred revenue..........................................    1,293,360      1,545,884
  Current portion of capital lease obligations (note 6).....      213,041        548,608
  Due to related party (note 3).............................      866,840      2,183,256
                                                              -----------    -----------
          Total current liabilities.........................    3,975,151      7,177,334
Capital lease obligations, less current portion (note 6)....      454,122        824,034
                                                              -----------    -----------
          Total liabilities.................................    4,429,273      8,001,368
Owner's deficit.............................................   (1,812,403)    (4,627,706)
                                                              -----------    -----------
          Total liabilities and owner's deficit.............  $ 2,616,870      3,373,662
                                                              ===========    ===========

                See accompanying notes to financial statements.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                  STATEMENTS OF OPERATIONS AND OWNER'S DEFICIT
 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND PERIOD ENDED JANUARY 17, 1997

                                                                                      PERIOD ENDED
                                              1994         1995          1996       JANUARY 17, 1997
                                           ----------   -----------   -----------   ----------------
Internet services revenue, net...........  $3,386,621     3,642,063     3,958,049         155,170
Costs and expenses:
  Internet services operating costs......   1,965,110     2,484,276     3,227,766         163,076
  Selling, general and administrative....   1,716,853     1,953,712     2,847,300         107,179
  Depreciation and amortization..........     191,983       291,541       556,112          33,126
                                           ----------   -----------   -----------     -----------
          Total operating costs and
            expenses.....................   3,873,946     4,729,529     6,631,178         303,381
                                           ----------   -----------   -----------     -----------
          Loss from operations...........    (487,325)   (1,087,466)   (2,673,129)       (148,211)
Interest expense, net....................      (6,479)      (39,960)     (142,174)         (6,622)
                                           ----------   -----------   -----------     -----------
          Net loss.......................    (493,804)   (1,127,426)   (2,815,303)       (154,833)
Owner's deficit at beginning of period...    (191,173)     (684,977)   (1,812,403)     (4,627,706)
                                           ----------   -----------   -----------     -----------
Owner's deficit at end of period.........  $ (684,977)   (1,812,403)   (4,627,706)     (4,782,539)
                                           ==========   ===========   ===========     ===========

                See accompanying notes to financial statements.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS
 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND PERIOD ENDED JANUARY 17, 1997

                                                                                   PERIOD ENDED
                                                                                   JANUARY 17,
                                            1994         1995          1996            1997
                                          --------    ----------    -----------    ------------
Cash flows from operating activities:
  Net loss..............................  (493,804)   (1,127,426)    (2,815,303)    $(154,833)
  Adjustments to reconcile net loss to
     net cash provided (used) by
     operating activities:
     Depreciation and amortization......   191,983       291,541        556,112        33,126
     Provision for doubtful accounts....    30,644        31,714         25,993            --
     Changes in operating assets and
       liabilities:
       Accounts receivable..............   170,528      (291,457)        (4,836)      148,984
       Prepaid expenses and other
          current assets................   (26,819)       11,404         15,862        (9,636)
       Other assets.....................   (27,258)        3,771        (75,401)       60,000
       Accounts payable.................   286,981       766,581      1,226,806       (52,610)
       Accrued expenses.................    63,273        (3,735)        70,870       116,785
       Deferred revenue.................   297,900      (387,288)       252,524      (155,171)
                                          --------    ----------    -----------     ---------
          Net cash provided (used) by
            operating activities........   493,428      (704,895)      (747,373)      (13,355)
                                          --------    ----------    -----------     ---------
Cash flows from investing
  activities -- purchases of
  equipment.............................  (321,399)     (497,168)      (345,436)           --
                                          --------    ----------    -----------     ---------
Cash flows from financing activities:
  Net change in due to related party....  (142,215)    1,318,772      1,316,416      (153,663)
  Proceeds from debt....................        --            --             --       134,000
  Principal repayments on capital lease
     obligations........................   (22,739)      (93,738)      (221,661)           --
                                          --------    ----------    -----------     ---------
          Net cash provided (used) by
            financing activities........  (164,954)    1,225,034      1,094,755       (19,663)
                                          --------    ----------    -----------     ---------
Net increase (decrease) in cash.........     7,075        22,971          1,946       (33,018)
Cash at beginning of period.............     1,026         8,101         31,072        33,018
                                          --------    ----------    -----------     ---------
Cash at end of period...................     8,101        31,072         33,018     $      --
                                          ========    ==========    ===========     =========
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for
     interest...........................     6,073        35,249         70,535     $   6,622
                                          ========    ==========    ===========     =========
Supplemental disclosure of non-cash
  investing activities -- equipment
  acquired through capital leases.......    10,908       735,088        927,140     $      --
                                          ========    ==========    ===========     =========

                See accompanying notes to financial statements.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

  Business and Basis of Presentation

     Global Enterprise Services, Inc. (GES) was formed in August 1992 to provide internet services to subscribers on a national and international basis through a high performance telecommunications network. The accompanying financial statements include the accounts of the domestic operations (Network Division), assuming that the Network Division had been operated separately as of January 1, 1994 and thereafter.

     In preparing the accompanying financial statements, management has allocated certain assets, liabilities, revenue and expenses based upon the characteristics of the accounts and the business divisions to which they relate. Expenses which are not directly related to a particular division are allocated based upon revenue or payroll expense of the division which, in the opinion of management, represents a reasonable and appropriate method of allocation.

     Effective January 17, 1997, the net assets of the Network Division were acquired by Verio Inc.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Network Division records deferred revenue for amounts billed and/or collected in advance.

  Equipment

     Equipment, including any assets under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the related assets or the lease term, which range from five to seven years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     The operations of the Network Division are included in the income tax returns of GES, which was treated as a subchapter S Corporation in 1994 and through August 14, 1995, and a C Corporation beginning on August 15, 1995.

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     No tax benefit has been allocated to the Network Division in 1994, 1995 and 1996 or for the period ended January 17, 1997, due to losses at the GES level for which no tax benefit has been provided for financial statement purposes.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Concentration of Credit Risk and Financial Instruments

     The Network Division provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Network Division does not have any customers that represent greater than 5% of total revenue for the years ended December 31, 1994, 1995 and 1996 or for the period ended January 17, 1997.


     At December 31, 1996, the fair values of the Network Division's financial instruments approximate their carrying values based on their terms and interest rates.


  Long-Lived Assets


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 effective January 1, 1996 did not have a significant effect on the Network Division's financial position or results of operations.


(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                 1995         1996
                                                              ----------   -----------
Internet and computer equipment.............................  $2,277,949     3,286,929
Furniture and office equipment..............................       5,889        64,709
Leasehold improvements......................................      27,165       204,624
                                                              ----------   -----------
                                                               2,311,003     3,556,262
Less accumulated depreciation and amortization..............    (638,958)   (1,167,753)
                                                              ----------   -----------
                                                              $1,672,045     2,388,509
                                                              ==========   ===========

(3) RELATED PARTY TRANSACTIONS

     Amounts due to related party represent net cash transfers between the Network Division and the other divisions of GES, and are non interest bearing.

(4) EMPLOYEE BENEFIT PLAN

     GES has established a defined contribution savings plan which provides for eligible employees who have met certain age and service requirements to participate by electing to contribute up to 15% of their gross salary to the plan, as defined, with GES and the Network Division matching 25% of a participant's contribution up to a maximum of 10% of gross salary, as defined. Employee contributions are immediately vested. Contributions to the savings plan on behalf of the Network Division employees for the years ended December 31, 1994, 1995 and 1996 were $3,253, $1,697 and $6,838, respectively.

                 GLOBAL ENTERPRISE SERVICES -- NETWORK DIVISION
                (A DIVISION OF GLOBAL ENTERPRISE SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5) NATIONAL SCIENCE FOUNDATION GRANTS

     The Network Division receives grant revenue from the National Science Foundation (NSF) to provide network connections to certain not-for-profit educational institutions. Funding is received on a per entity basis. The grant revenue is recognized ratably over the term of the contract with the not-for-profit educational institution, which is generally twelve months. Grant revenue amounted to $131,166, $99,487 and $47,112, in 1994, 1995 and 1996,
respectively. Total amounts receivable at December 31, 1994, 1995 and 1996 were $34,990, $72,199 and $23,243, respectively.

     In September 1994, GES and the Network Division entered into a four year cooperative agreement with the NSF to provide for interregional connectivity for the Network Division's United States research and educational customers in the aggregate amount of $625,115. Pursuant to the agreement, the Network Division will be reimbursed by the NSF for costs associated with upgrading the Network Division's existing telecommunications network. The level of funding for each year will be determined based upon a progress review of the Network Division by the NSF and the availability of NSF funds. The Network Division is required to submit an annual plan to the NSF. For the years ended December 31, 1995 and 1996, respectively, the Network Division recognized $154,344 and $196,169 as a reduction to internet services operating costs. No amounts were recognized for the year ended December 31, 1994. Total amounts receivable were $30,904 and $10,326 as of December 31, 1995 and 1996, respectively.

(6) LEASES

     The Network Division has entered into capital and operating leases for telecommunications equipment and office space. Future minimum lease commitments under all leases at December 31, 1996 are as follows:

                                                                CAPITAL      OPERATING
                 YEAR ENDING DECEMBER 31,                        LEASES       LEASES
                 ------------------------                      ----------    ---------
                    1997...................................    $  650,731      344,562
                    1998...................................       468,940      360,623
                    1999...................................       392,382      360,830
                    2000...................................        89,056      372,295
                    2001...................................            --      191,466
                                                               ----------    ---------
  Total minimum lease payments.............................     1,601,109    1,629,776
                                                                             =========
Less amount representing interest..........................      (228,467)
                                                               ----------
  Present value of minimum lease payments..................    $1,372,642
Less current portion.......................................      (548,608)
                                                               ----------
                                                               $  824,034
                                                               ==========

     Rent expense for the years ended December 31, 1994, 1995 and 1996 was $193,904, $218,408 and $455,936, respectively.

     The Network Division has guaranteed monthly usage levels with its primary communications vendors at December 31, 1996 as follows:

                                                          YEAR ENDING
                                                          DECEMBER 31,
                                                          ------------
1997....................................................    $205,000
1998....................................................     205,000
1999....................................................      51,250
                                                            --------
     Total..............................................    $461,250
                                                            ========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Compute Intensive, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two year period ended December 31, 1996 and for the period ended February 18, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compute Intensive, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1996 and for the period ended February 18, 1997 in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP

Denver, Colorado
February 25, 1998

                             COMPUTE INTENSIVE INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                                1995       1996
                                                              --------   ---------
Current assets:
  Cash......................................................  $ 20,335      44,328
  Trade receivables, net of allowance for doubtful accounts
     of $35,033 and $105,858 in 1995 and 1996,
     respectively...........................................   455,148     506,017
  Income taxes receivable...................................     9,612      15,510
  Deferred income taxes (note 7)............................    16,362          --
  Prepaid expenses and other................................     5,937     183,834
                                                              --------   ---------
          Total current assets..............................   507,394     749,689
Equipment, net (note 2).....................................   344,988     604,358
Other assets................................................    15,408      48,587
                                                              --------   ---------
          Total assets......................................  $867,790   1,402,634
                                                              ========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Revolving lines of credit (note 3)........................  $ 28,193     207,115
  Current portion of note payable to related party (note
     3).....................................................    18,341          --
  Current portion of obligations under capital leases (note
     4).....................................................    60,220     121,535
  Accounts payable..........................................   373,146     809,791
  Accrued liabilities.......................................   113,218     142,235
  Deferred revenue..........................................    43,343      53,295
                                                              --------   ---------
          Total current liabilities.........................   636,461   1,333,971
Note payable to related party, less current portion (note
  3)........................................................    70,384          --
Capital lease obligations, less current portion (note 4)....   104,048     169,476
Deferred income taxes (note 7)..............................    27,790          --
                                                              --------   ---------
          Total liabilities.................................   838,683   1,503,447
Stockholders' equity (deficit):
  Common stock, no par value, 1,000,000 shares authorized,
     900,000 shares issued and outstanding..................       900         900
  Additional paid-in capital................................    41,112     106,266
  Accumulated deficit.......................................   (12,905)   (207,979)
                                                              --------   ---------
          Total stockholders' equity (deficit)..............    29,107    (100,813)
                                                              --------   ---------
Commitments and contingencies (note 4)
          Total liabilities and stockholders' equity
            (deficit).......................................  $867,790   1,402,634
                                                              ========   =========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                            STATEMENTS OF OPERATIONS
   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED FEBRUARY 18, 1997

                                                                                         PERIOD
                                                                                         ENDED
                                                                                      FEBRUARY 18,
                                                               1995        1996           1997
                                                            ----------   ---------    ------------
Revenue:
  Internet services.......................................  $  584,174   2,013,098       519,127
  Consulting services.....................................   1,562,814   1,878,336       187,812
  Computer hardware sales.................................     263,924     387,215        44,540
  Computer software sales.................................       5,345      37,881        17,375
  Other...................................................      69,145      60,037        24,736
                                                            ----------   ---------      --------
          Total revenue...................................   2,485,402   4,376,567       793,590
                                                            ----------   ---------      --------
Operating expenses:
  Cost of consulting services.............................     503,454     537,000       107,604
  Cost of internet services...............................     317,768     670,158       144,457
  Cost of hardware sales..................................     227,913     292,941        26,394
  Cost of software sales..................................       5,859      28,043        15,032
  Marketing and selling...................................     348,006     541,426       137,449
  General and administrative..............................   1,001,736   2,331,945       544,350
  Depreciation and amortization...........................      46,174     133,280        15,954
                                                            ----------   ---------      --------
          Total operating expenses........................   2,450,910   4,534,793       991,240
                                                            ----------   ---------      --------
          Earnings (loss) from operations.................      34,492    (158,226)     (197,650)
Interest expense..........................................     (23,319)    (54,174)       (7,254)
                                                            ----------   ---------      --------
          Earnings (loss) before income taxes.............      11,173    (212,400)     (204,904)
Income tax benefit (expense) (note 7).....................      (7,308)     17,326            --
                                                            ----------   ---------      --------
          Net earnings (loss).............................  $    3,865    (195,074)     (204,904)
                                                            ==========   =========      ========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED FEBRUARY 18, 1997

                                                                                              TOTAL
                                                 COMMON      ADDITIONAL                   STOCKHOLDERS'
                                     COMMON      STOCK        PAID-IN      ACCUMULATED       EQUITY
                                     STOCK     SUBSCRIBED     CAPITAL        DEFICIT        (DEFICIT)
                                     ------    ----------    ----------    -----------    -------------
BALANCES AT JANUARY 1, 1995........   $ --         900         41,112        (16,770)          25,242
Issuance of common stock...........    900        (900)            --             --               --
Net earnings.......................     --          --             --          3,865            3,865
                                      ----        ----        -------       --------        ---------
BALANCES AT DECEMBER 31, 1995......    900          --         41,112        (12,905)          29,107
Capital contribution (note 3)......     --          --         65,154             --           65,154
Net loss...........................     --          --             --       (195,074)        (195,074)
                                      ----        ----        -------       --------        ---------
BALANCES AT DECEMBER 31, 1996......    900          --        106,266       (207,979)        (100,813)
Net loss...........................     --          --             --       (204,904)        (204,904)
                                      ----        ----        -------       --------        ---------
BALANCES AT FEBRUARY 18, 1997......   $900          --        106,266       (412,883)        (305,717)
                                      ====        ====        =======       ========        =========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                            STATEMENTS OF CASH FLOWS
   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND PERIOD ENDED FEBRUARY 18, 1997

                                                                                       PERIOD
                                                                                       ENDED
                                                                                    FEBRUARY 18,
                                                            1995         1996           1997
                                                          ---------    ---------    ------------
Cash flows from operating activities:
  Net earnings (loss)...................................  $   3,865     (195,074)     (204,904)
  Adjustments to reconcile net earnings (loss) to net
     cash provided (used) by operating activities:
     Depreciation and amortization......................     46,174      133,280        15,954
     Deferred income tax expense (benefit)..............     11,972      (11,428)           --
     Provision for bad debts............................     35,015      135,593         5,580
     Changes in operating assets and liabilities:
       Increase in receivables..........................   (306,539)    (186,462)      (64,719)
       Decrease (increase) in prepaid expenses and
          other.........................................      4,463     (117,897)      (33,368)
       Increase in other assets.........................     (7,678)     (35,191)       (2,251)
       Increase in accounts payable.....................    306,005      372,637        78,036
       Increase in accrued liabilities..................     22,478       29,017        49,219
       Increase in income tax receivable................    (17,064)      (5,898)       15,510
       Increase in deferred revenue.....................     34,358        9,952       (18,215)
                                                          ---------    ---------     ---------
          Net cash provided (used) by operating
            activities..................................    133,049      128,529      (159,428)
                                                          ---------    ---------     ---------
Cash flows from investing activities -- Purchases of
  equipment.............................................   (131,193)    (158,549)     (119,999)
                                                          ---------    ---------     ---------
Cash flows from financing activities:
  Borrowings under revolving lines of credit............     19,000      305,258        66,057
  Repayments of revolving lines of credit...............     (1,808)    (126,336)      (98,225)
  Borrowings (payments) on note payable to related
     party..............................................    (11,275)     (19,563)      200,000
  Principal payments on capital lease obligations.......    (24,880)    (105,346)      (12,717)
  Cash overdraft........................................         --           --        79,984
                                                          ---------    ---------     ---------
          Net cash provided (used) by financing
            activities..................................    (18,963)      54,013       235,099
                                                          ---------    ---------     ---------
          Increase (decrease) in cash...................    (17,107)      23,993       (44,328)
Cash, beginning of period...............................     37,442       20,335        44,328
                                                          ---------    ---------     ---------
Cash, end of period.....................................  $  20,335       44,328            --
                                                          =========    =========     =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Income taxes.......................................  $  10,800           --     $      --
                                                          =========    =========     =========
     Interest...........................................  $  21,571       54,175     $   7,253
                                                          =========    =========     =========
Noncash investing and financing activities -- Equipment
  acquired through capital lease obligations............  $ 158,006      232,089     $      --
                                                          =========    =========     =========

                See accompanying notes to financial statements.

                             COMPUTE INTENSIVE INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Compute Intensive, Inc. (the Company) was incorporated in the State of California on December 31, 1993. The Company has three distinct areas of business; providing regional internet access services to customers in California and New Mexico, software and hardware consulting and sales, and software development and implementation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized when services have been rendered. On fixed price contracts, revenue is recognized over the course of the contract using the percentage-of-completion method. The Company provides for any anticipated losses on such contracts in the period in which such losses are first determinable.


     Revenue from hardware and software sales is recognized upon shipment of the respective products if the Company has no significant future obligations and collectibility is probable.


  Equipment

     Equipment, including any assets under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the related assets on the lease term, which range from five to seven years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Fair Value of Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1995 and 1996 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

                             COMPUTE INTENSIVE INC.

  Long-Lived Assets


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 in 1996 did not have a significant effect on the Company's financial position or results of operations.


  Stock Based Compensation

     In October 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123), which establishes a fair value-based method of accounting for stock-based compensation plans. Companies are encouraged to adopt all provisions of SFAS No. 123 and are required to comply with the disclosure requirements of SFAS No. 123, which was effective for fiscal years beginning after December 15, 1995. The Company will continue to account for stock based compensation under the provisions of APB Opinion No. 25 and will provide the pro forma disclosures required by SFAS 123.

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 presentation.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                                1995        1996
                                                              --------    --------
Internet and computer equipment.............................  $342,407     730,143
Furniture and office equipment..............................    55,016      57,718
Leasehold improvements......................................     1,892       2,092
                                                              --------    --------
                                                               399,315     789,953
Less accumulated depreciation and amortization..............   (54,327)   (185,595)
                                                              --------    --------
                                                              $344,988     604,358
                                                              ========    ========

     Equipment includes assets owned under capital leases with a net book value of $173,607 and $315,303 at December 31, 1995 and 1996, respectively.

(3) DEBT

     At December 31, 1995 and 1996, the Company had an $100,000 unsecured revolving line of credit agreement with a bank, under which $28,193 and $32,167 was outstanding, respectively. Borrowings under the line bear interest at the bank's prime lending rate plus 4.75% or 4.5%, based on an average daily balance, payable monthly (12.75% at December 31, 1996) and are due in 1997.

                             COMPUTE INTENSIVE INC.

     On October 16, 1996, the Company entered into an additional $200,000 revolving line of credit agreement with a bank, under which $174,948 was outstanding at December 31, 1996. Borrowings under the line bear interest at the bank's prime lending rate plus 2%, based on an average daily balance, payable monthly (10.25% at December 31, 1996) and are due in 1997.

     Note payable to related party at December 31, 1995 bore interest at 7.5% and was due in monthly installments through 2000. During 1996, the unpaid balance of $65,154 was assumed by the Company's majority stockholder and was forgiven and recorded as a capital contribution. The Company borrowed $200,000 from Verio Inc. (Verio) (See note 6), during the period ended February 18, 1997. Such amount was non interest bearing and was repaid in connection with Verio's investment in the Company.

(4) COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 1997.

     Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
1997........................................................  $ 166,477      200,490
1998........................................................    123,363      269,220
1999........................................................     50,815      281,820
2000........................................................     24,352      307,020
2001........................................................     11,823      313,320
                                                              ---------    ---------
  Total minimum payments....................................    376,830    1,371,870
                                                                           =========
Less amount representing interest...........................    (85,819)
                                                              ---------
  Present value of net minimum lease payments...............    291,011
Less current portion........................................   (121,535)
                                                              ---------
                                                              $ 169,476
                                                              =========

     Rent expense for the years ended December 31, 1995 and 1996 and the period ended February 18, 1997 was $83,148, $128,130 and $27,800, respectively.

  Concentration of Credit Risk

     The Company provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Company's largest customer represented approximately 32% and 20% of total revenues for the years ended December 31, 1995 and 1996, respectively.

     The Company conducts business in California and New Mexico. Customers who operate in California represent at least 75% of the Company's customer base and accounts receivable.

(5) EMPLOYEE BENEFIT PLAN

     The Company has a Simplified Employee Pension Plan (the Plan) covering all employees who meet certain eligibility requirements. The Company may make discretionary contributions to the Plan on behalf of

                             COMPUTE INTENSIVE INC.

employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company did not make any contributions to the Plan during 1995 or 1996.

(6) STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK

     On February 18, 1997, the Company issued 770,234 shares of newly authorized redeemable, convertible preferred stock to Verio for cash consideration of $4,899,998. The preferred shares are convertible into common shares on a 1.000 for 1.0017 basis and represent a 55% ownership interest in the Company upon conversion. The preferred shares are redeemable at the option of the holder at any time, vote on an as-converted basis, and include a liquidation preference equal to the issuance price. In addition, Verio acquired an option to acquire a 100% common stock ownership in the Company which it may exercise at any time on or after one year following the issuance date of the preferred shares. Upon the initial public offering of Verio common stock or a significant strategic investor in Verio, Verio is required to exercise the option.


     The Company's 1995 Stock Option/Stock Issuance Plan (the Plan) was adopted by the Board of Directors and approved by the shareholders of the Company in March 1995. The Plan provides that salaried officers or key employees, non-employee directors, and consultants who provide services to the Company may, at the discretion of the plan administrator, be granted options to purchase shares of common stock. 250,000 shares of the Company's Common Stock have been authorized for issuance under the Plan, of which 131,000 and 29,500 nonqualified options were granted in 1995 and 1996, respectively, with an exercise price of $.05 and $.001 per share, respectively. All options were granted at fair value at the date of grant, as determined by the Company's Board of Directors. There were no options exercised and 18,176 were canceled during 1996.


     Generally, options vest 25% on the first anniversary of the option grant date and the balance vests thereafter in equal successive monthly installments over the next 36 months of service. Option grants to nonemployee directors must be approved by the Board.

     During 1995 and 1996, the per share weighted-average fair values of stock options granted was $.01 and $.65, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for both years; expected dividend yield 0%, risk-free interest rate of 6%, and expected life of three years. If the Company determined compensation expense in 1995 and 1996 based on the fair value of the options at the grant date under SFAS No. 123, net loss and net earnings would not have been significantly different than the historical results of operations.

(7) INCOME TAXES

     Income tax expense (benefit) consists of the following for the years ended December 31:

                                                              1995      1996
                                                             -------   -------
Current:
  Federal..................................................  $(3,838)   (6,698)
  State....................................................     (826)      800
                                                             -------   -------
                                                              (4,664)   (5,898)
                                                             -------   -------
Deferred:
  Federal..................................................    9,261    (8,717)
  State....................................................    2,711    (2,711)
                                                             -------   -------
                                                              11,972   (11,428)
                                                             -------   -------
                                                             $ 7,308   (17,326)
                                                             =======   =======

     No tax benefit was recorded for the period ended February 18, 1997 due to uncertainty as to realization of the net operating loss for the period.

                             COMPUTE INTENSIVE INC.

     Income taxes expense (benefit) for the years ended December 31 differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                                1995        1996
                                                              --------    --------
Expected tax expense (benefit)..............................  $  3,798     (72,216)
State income taxes, net of federal benefit..................       335      (6,373)
Nondeductible expenses......................................     3,175       7,142
Increase in valuation allowance for deferred tax assets.....        --      41,066
Other.......................................................        --      13,055
                                                              --------    --------
     Actual income tax expense (benefit)....................  $  7,308     (17,326)
                                                              ========    ========

     Temporary differences that give rise to the components of deferred tax assets and liabilities as of December 31 are as follows:

                                                                1995        1996
                                                              --------    --------
Deferred tax assets:
  Net operating loss carryforwards..........................  $     --      50,231
  Accounts receivable, due to allowance for doubtful
     accounts for financial statement purposes only.........    15,169      37,983
  Other.....................................................     1,193          --
                                                              --------    --------
          Gross deferred tax asset..........................    16,362      88,214
Valuation allowance.........................................        --     (41,066)
                                                              --------    --------
          Net deferred tax asset............................    16,362      47,148
                                                              --------    --------
Deferred tax liability:
  Equipment, due to differences in depreciation for
     financial statement and tax purposes...................   (23,696)    (43,054)
  Other.....................................................    (4,094)     (4,094)
                                                              --------    --------
          Total deferred tax liability......................   (27,790)    (47,148)
                                                              --------    --------
          Net deferred tax liability........................  $ 11,428          --
                                                              ========    ========

     As of December 31, 1996, the Company has a net operating loss carryforward of approximately $132,000 for federal income tax purposes which will expire in 2011, if not utilized. A valuation allowance has been recorded for a portion of the related deferred tax asset due to the uncertainty relating to the realization of the entire net operating loss carryforward in the future.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
NorthWestNet, Inc.:

     We have audited the accompanying balance sheet of NorthWestNet, Inc. as of June 30, 1996, and the related statements of operations, stockholders' equity, and cash flows for the six months ended June 30, 1996 and the eight months ended February 28, 1997. We have also audited the accompanying balance sheet of Northwest Academic Computing Consortium, Inc. (Predecessor Company) as of June 30, 1995 and the related statements of operations, fund balance and cash flows for the year ended June 30, 1995 and the six months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NorthWestNet, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the six months ended June 30, 1996, and the eight months ended February 28, 1997 and the financial position of Northwest Academic Computing Consortium, Inc. as of June 30, 1995 and the results of its operations and its cash flows for the year ended June 30, 1995 and the six months ended December 31, 1995 in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP

Seattle, Washington
January 31, 1998

                               NORTHWESTNET, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              PREDECESSOR
                                                                COMPANY      NORTHWESTNET, INC.
                                                              -----------    ------------------
                                                               JUNE 30,           JUNE 30,
                                                                 1995               1996
                                                              -----------    ------------------
Cash and cash equivalents...................................  $  563,952            277,284
Accounts receivable, net....................................     842,753          1,243,981
Prepaids and other assets...................................      29,605             32,505
                                                              ----------         ----------
          Total current assets..............................   1,436,310          1,553,770
Equipment, furniture and leasehold improvements, net........   1,246,180          1,613,981
Deferred income taxes.......................................          --             46,000
                                                              ----------         ----------
          Total assets......................................  $2,682,490          3,213,751
                                                              ==========         ==========

                      LIABILITIES, STOCKHOLDERS' EQUITY AND FUND BALANCE

Accounts payable............................................  $  108,297            165,606
Accrued liabilities.........................................     102,010            340,677
Deferred revenues and customer advances.....................     965,589          1,374,708
                                                              ----------         ----------
          Total current liabilities.........................   1,175,896          1,880,991
                                                              ----------         ----------
Stockholders' equity:
  Common stock, $.01 par value. Authorized 10,000,000
     shares; issued and outstanding 4,000,000 shares and
     4,000,100 shares at June 30, 1995 and June 30, 1996,
     respectively...........................................          --             40,000
  Additional paid-in capital................................          --          1,193,402
  Retained earnings.........................................          --             99,358
                                                              ----------         ----------
          Total stockholders' equity........................          --          1,332,760
                                                              ----------         ----------
Fund balance................................................   1,506,594                 --
                                                              ----------         ----------
          Total liabilities and stockholders' equity........  $2,682,490          3,213,751
                                                              ==========         ==========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

                            STATEMENTS OF OPERATIONS

                                               PREDECESSOR COMPANY            NORTHWESTNET, INC.
                                            --------------------------    --------------------------
                                                           SIX MONTHS     SIX MONTHS    EIGHT MONTHS
                                            YEAR ENDED       ENDED          ENDED          ENDED
                                             JUNE 30,     DECEMBER 31,     JUNE 30,     FEBRUARY 28,
                                               1995           1995           1996           1997
                                            ----------    ------------    ----------    ------------
Revenue:
  Internet access and connection fees.....  $2,218,354     1,197,690      1,655,211      2,572,917
  Online information service fees.........     430,031       310,430        380,522        976,404
  Grants..................................      10,000       146,734         78,342         85,795
  Other...................................     117,835        15,407         16,949         47,019
                                            ----------     ---------      ---------      ---------
          Total revenue...................   2,776,220     1,670,261      2,131,024      3,682,135
Operating expenses:
  Salaries and employee benefits..........   1,145,224       770,215        886,958      2,728,589
  Network operations and circuits.........     225,570       356,711        320,396        547,031
  Professional fees.......................     254,982       126,789         39,307         61,047
  Marketing and advertising...............      55,222        32,460         66,209        114,544
  General and administrative..............     624,314       309,961        364,418        673,541
  Depreciation and amortization...........     507,693       248,770        311,261        509,122
                                            ----------     ---------      ---------      ---------
          Total operating expenses........   2,813,005     1,844,906      1,988,549      4,633,874
                                            ----------     ---------      ---------      ---------
Operating income (loss)...................     (36,785)     (174,645)       142,475       (951,739)
Interest income...........................      46,108        25,639         15,883         25,083
                                            ----------     ---------      ---------      ---------
          Earnings (loss) before income
            taxes.........................       9,323      (149,006)       158,358       (926,656)
                                            ----------     ---------      ---------      ---------
Income tax expense (benefit)..............          --            --         59,000       (135,000)
                                            ----------     ---------      ---------      ---------
          Net earnings (loss).............  $    9,323      (149,006)        99,358       (791,656)
                                            ==========     =========      =========      =========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

              STATEMENTS OF STOCKHOLDERS' EQUITY AND FUND BALANCE

                                                                                RETAINED
                                                                 ADDITIONAL     EARNINGS         TOTAL
                                             FUND       COMMON    PAID-IN     (ACCUMULATED   STOCKHOLDERS'
                                            BALANCE     STOCK     CAPITAL       DEFICIT)        EQUITY
                                          -----------   ------   ----------   ------------   -------------
BALANCES AT JUNE 30, 1994...............  $ 1,497,271      --           --            --              --
Net earnings............................        9,323      --           --            --              --
                                          -----------   ------   ---------      --------       ---------
BALANCES AT JUNE 30, 1995...............    1,506,594      --           --            --              --
Net loss for the six months ended
  December 31, 1995.....................     (149,006)     --           --            --              --
Distribution to stockholder.............     (124,186)     --           --            --              --
                                          -----------   ------   ---------      --------       ---------
BALANCES AT DECEMBER 31, 1995...........    1,233,402      --           --            --              --
Issuance of common stock to effect
  corporate reorganization..............   (1,233,402)  40,000   1,193,402            --       1,233,402
Net earnings for the six months ended
  June 30, 1996.........................           --      --           --        99,358          99,358
                                          -----------   ------   ---------      --------       ---------
BALANCES AT JUNE 30, 1996...............           --   40,000   1,193,402        99,358       1,332,760
Exercise of stock options...............           --       1           86            --              87
Contingent stock compensation expense...           --      --      451,696            --         451,696
Net loss for the eight months ended
  February 28, 1997.....................           --      --           --      (791,656)       (791,656)
                                          -----------   ------   ---------      --------       ---------
BALANCES AT FEBRUARY 28, 1997...........  $        --   40,001   1,645,184      (692,298)        992,887
                                          ===========   ======   =========      ========       =========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

                            STATEMENTS OF CASH FLOWS
                  JUNE 30, 1995 AND 1996 AND DECEMBER 31, 1996

                                             PREDECESSOR COMPANY         NORTHWESTNET, INC.
                                          -------------------------   -------------------------
                                                        SIX MONTHS    SIX MONTHS   EIGHT MONTHS
                                          YEAR ENDED      ENDED         ENDED         ENDED
                                           JUNE 30,    DECEMBER 31,    JUNE 30,    FEBRUARY 28,
                                             1995          1995          1996          1997
                                          ----------   ------------   ----------   ------------
Cash flows from operating activities:
  Net earnings (loss)...................  $   9,323       (149,006)      99,358       (791,656)
  Adjustments to reconcile net earnings
     (loss) to net cash provided by
     operating activities:
     Depreciation and amortization......    507,693        248,770      311,261        509,122
     Contingent stock option
       compensation.....................         --             --           --        451,696
     Loss on disposition of equipment...         --             --           --         10,526
     Deferred tax benefit...............         --             --      (46,000)       (74,000)
     Increases and decreases in:
       Accounts receivable..............   (272,151)       418,635     (819,863)       624,707
       Prepaids and other assets........    (18,841)       (28,347)      25,447     (1,396,570)
       Accounts payable.................    (73,064)       (48,302)     (37,056)       304,296
       Accrued liabilities..............     (9,079)       110,275      128,392      1,069,605
       Deferred revenue.................    331,904         76,759      332,360       (599,775)
                                          ---------     ----------    ---------    -----------
          Net cash provided by (used in)
            operating activities........    475,785        628,784       (6,101)       107,951
                                          ---------     ----------    ---------    -----------
Cash flows from investing activities:
  Purchase of equipment, furniture and
     leasehold improvements.............   (760,922)      (260,850)    (524,315)    (1,047,283)
  Disposition of equipment..............         --             --           --         22,678
                                          ---------     ----------    ---------    -----------
          Net cash used in investing
            activities..................   (760,922)      (260,850)    (524,315)    (1,024,605)
                                          ---------     ----------    ---------    -----------
Cash flows from financing activities:
  Advances from Verio, Inc. ............         --             --           --      2,560,294
  Distribution to stockholder...........         --             --     (124,186)            --
  Exercise of stock options.............         --             --           --             87
                                          ---------     ----------    ---------    -----------
          Net cash provided by (used in)
            financing activities........         --             --     (124,186)     2,560,381
                                          ---------     ----------    ---------    -----------
          Increase (decrease) in cash
            and cash equivalents........   (285,137)       367,934     (654,602)     1,643,727
Cash and cash equivalents at beginning
  of period.............................    849,089        563,952      931,886        277,284
                                          ---------     ----------    ---------    -----------
Cash and cash equivalents at end of
  period................................  $ 563,952        931,886      277,284      1,921,011
                                          =========     ==========    =========    ===========
Supplemental disclosures of cash flow
  information -- cash paid during the
  period for income taxes...............  $     900             --       82,000        118,000
                                          =========     ==========    =========    ===========
Supplemental schedule of noncash
  financing and investing activities:
  Accounts payable related to purchase
     of equipment.......................  $  15,140         13,523      129,144             --
                                          =========     ==========    =========    ===========
  Issuance of common stock to effect
     corporate reorganization...........  $      --      1,233,402           --             --
                                          =========     ==========    =========    ===========

                See accompanying notes to financial statements.

                               NORTHWESTNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND 1996 AND FEBRUARY 28, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     NorthWestNet, Inc. (NorthWestNet), a for-profit corporation incorporated in the state of Oregon, is a subsidiary of Northwest Academic Computing Consortium, Inc. (NWACC). NorthWestNet provides Internet access and related on-line information services to businesses, educational institutions and other organizations located principally in the Northwest.

  (b) Corporate Reorganization

     NWACC, a nonprofit corporation organized to promote research, education and economic development in the Northwest, had been providing Internet access to businesses and organizations in the Northwest since 1991.

     On January 1, 1996, NWACC completed a transaction that included the creation of NorthWestNet. The transaction consisted of the transfer of substantially all of NWACC's operating assets and liabilities to NorthWestNet in exchange for 4,000,000 shares of common stock, which represented all of the outstanding common stock of NorthWestNet. This transaction represented a tax-free transfer pursuant to the Internal Revenue Code (IRC) section 351. In connection with the transaction, all NWACC employees became NorthWestNet employees.

     NWACC's relationship to NorthWestNet, is now that of a stockholder, currently the majority stockholder. NWACC intends to maintain its tax-exempt status under IRC section 501(c)(3); however, its activities are independent of NorthWestNet and its employees.

  (c) Basis of Presentation

     There was no change in the carrying amounts of assets and liabilities transferred from NWACC to NorthWestNet effective January 1, 1996. The accompanying financial statements include the accounts of NWACC through December 31, 1995, presented as Predecessor Company.

     The carrying amounts of net assets transferred from NWACC to NorthWestNet effective January 1, 1996 are summarized as follows:

Cash and cash equivalents...................................  $  807,700
Accounts receivable, net....................................     424,118
Prepaids and other assets...................................      57,952
Equipment, furniture and leasehold improvements, net........   1,271,783
                                                              ----------
          Total assets......................................   2,561,553
                                                              ----------
Accounts payable............................................      73,518
Accrued expenses............................................     212,285
Deferred revenue............................................   1,042,348
                                                              ----------
          Total liabilities.................................   1,328,151
                                                              ----------
          Net assets........................................  $1,233,402
                                                              ==========

  (d) Cash Equivalents

     All short-term investments with original maturities of three months or less at date of purchase are considered to be cash equivalents.

                               NORTHWESTNET, INC.

  (e) Concentrations of Credit Risk

     Financial instruments that potentially subject NorthWestNet to concentrations of credit risk consist principally of cash equivalents and accounts receivable. NorthWestNet's cash equivalents represent investments in money market funds which are readily convertible to cash. Accounts receivable are principally from NorthWestNet's customers located throughout the Northwest.

  (f) Long-Lived Assets


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of SFAS 121 effective July 1, 1996 did not have a significant effect on the NorthWestNet's financial position or results of operations.


  (g) Revenue Recognition

     Revenues consist primarily of Internet access fees, connection fees and on-line information service fees. Internet access fees consist of fixed monthly amounts and are recognized ratably over the terms of the service contracts. Connection fees, representing customer site equipment and installation charges, are recognized upon installation of a customer's Internet connectivity. Fixed on-line information service fees are recognized ratably over the terms of the service contracts. Volume-based on-line information service fees are recognized as such services are delivered. Payments received in advance of providing services are deferred until the period such services are provided.

  (h) Advertising Costs

     Advertising costs are expensed as incurred.

  (i) Depreciation and Amortization

     Equipment, furniture and leasehold improvements are stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets, or the lease term, if shorter. The estimated useful lives of the assets are as follows:


Network equipment...........................................  3 - 4 years
Computer and office equipment...............................  2 - 3 years
Furniture and fixtures......................................      7 years
Leasehold improvements......................................      5 years

  (j) Use of Estimates

     NorthWestNet management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses, and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                               NORTHWESTNET, INC.

  (k) Income Taxes

     NorthWestNet accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax bases of existing assets and liabilities.

     NWACC was exempt from the payment of Federal income taxes under IRC section 501(c)(3). Therefore, no provision for income taxes was required through December 31, 1995.

  (l) Stock-Based Compensation

     Prior to July 1, 1996, NorthWestNet accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, NorthWestNet adopted Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. NorthWestNet has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(2) EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

     Equipment, furniture and leasehold improvements and related accumulated depreciation and amortization consist of the following:


                                                                      JUNE 30
                                                              ------------------------
                                                                 1995          1996
                                                              -----------    ---------
Network equipment...........................................  $ 1,645,558    1,878,787
Computer and office equipment...............................      603,051      586,653
Furniture and fixtures......................................      102,010       77,011
Leasehold improvements......................................       50,301       50,301
                                                              -----------    ---------
          Total cost........................................    2,400,920    2,592,752
Less accumulated depreciation and amortization..............   (1,154,740)    (978,771)
                                                              -----------    ---------
                                                              $ 1,246,180    1,613,981
                                                              ===========    =========


(3) ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                   JUNE 30
                                                              ------------------
                                                                1995      1996
                                                              --------   -------
Accrued compensation and benefits...........................  $102,010   153,447
Network operations and circuits.............................        --   129,080
Other.......................................................        --    58,150
                                                              --------   -------
                                                              $102,010   340,677
                                                              ========   =======

                               NORTHWESTNET, INC.

(4) BORROWING AGREEMENT

     NorthWestNet had a borrowing agreement with a commercial bank, which expired in June 1997, that provided for a $400,000 operating line of credit (Line of Credit) and a $600,000 equipment term loan (Term Loan). Borrowings under the Line of Credit were limited to 75% of eligible accounts receivable and bear interest at the bank's prime rate plus 1.75%. The Term Loan bore interest at the bank's prime rate plus 2%. Borrowings under this agreement were secured by substantially all of NorthWestNet's assets. There were no borrowings under the Line of Credit or Term Loan as of June 30, 1996.

(5) INCOME TAXES

     The components of NorthWestNet's income tax expense (benefit) for the six months ended June 30, 1996 and the eight months ended February 28, 1997 are as follows:

                                                                SIX         EIGHT
                                                               MONTHS       MONTHS
                                                               ENDED        ENDED
                                                              JUNE 30,   FEBRUARY 28,
                                                                1996         1997
                                                              --------   ------------
Current:
Federal.....................................................  $100,000      (66,000)
State.......................................................     5,000        5,000
Deferred -- Federal.........................................   (46,000)     (74,000)
                                                              --------    ---------
                                                              $ 59,000     (135,000)
                                                              ========    =========


     Deferred income taxes result from temporary differences in the recognition of income and expense between financial statement and income tax reporting. Temporary differences at June 30, 1996 are primarily attributable to depreciation and amortization of equipment, furniture and leasehold improvements. The tax effects of these temporary differences result in deferred tax assets which are classified as noncurrent on the accompanying June 30, 1996 balance sheet. Actual tax expense for the six months ended June 30, 1996 approximates the amount calculated using the Federal statutory rate of 34%, plus the provision for state taxes. The tax benefit for the eight months ended February 28, 1997 differs from the expected benefit, calculated using the Federal statutory rate of 34%, primarily due to non-deductible stock option compensation.


(6) STOCKHOLDERS' EQUITY -- EMPLOYEE STOCK OPTION PLAN

     NorthWestNet adopted a stock option plan (Plan) in January 1996 to compensate its employees for future services and has reserved 1.5 million shares of common stock for option grants under the Plan. Of the reserved shares, 500,000 are for options which are exercisable, upon reaching defined corporate objectives (Contingent Options), at an exercise price of $.875 per share. The date the defined corporate objectives are met, any excess of fair market value per share over the exercise price per share of the outstanding options would be charged to salaries and benefits expense in the statement of operations with a corresponding increase in stockholder's equity. As of December 31, 1996, 370,000 contingent shares were outstanding. The remaining 1 million reserved shares are for options which generally vest, based on continued employment, over periods ranging from three to four years in equal monthly increments beginning the month after the grant (Noncontingent Options). All options expire ten years from the date of grant and are exercisable at the fair market value of the common stock at the grant date.

                               NORTHWESTNET, INC.

     A summary of stock option activity under the Plan follows:

                                                                     OUTSTANDING OPTIONS
                                                             -----------------------------------
                                                                                       WEIGHTED-
                                                  SHARES                                AVERAGE
                                                 AVAILABLE      NON-                   EXERCISE
                                                 FOR GRANT   CONTINGENT   CONTINGENT     PRICE
                                                 ---------   ----------   ----------   ---------
Authorization of Plan..........................  1,500,000          --          --      $   --
Options granted................................   (988,000)    583,000     405,000       0.875
Options relinquished...........................     76,771     (41,771)    (35,000)      0.875
Balances at June 30, 1996......................    588,771     541,229     370,000       0.875
Options granted................................    (54,000)     54,000          --       1.956
Options exercised..............................         --        (100)         --       0.875
Options relinquished...........................      3,229      (3,229)         --       0.875
Options surrendered for cash...................         --    (192,265)         --       0.875
Balances at February 28, 1997..................    538,000     399,635     370,000      $0.951


     NorthWestNet applies APB Opinion No. 25 in accounting for its Plans, and, because the Company grants options at fair value, as determined by the Company's Board of Directors, no compensation cost has been recognized for its employee stock options in the financial statements. Had NorthWestNet determined compensation cost of employee stock options based on the fair value at the grant date for its stock options under SFAS No. 123, NorthWestNet's net earnings would have been reported as the pro forma amounts indicated below:


                                                                SIX          EIGHT
                                                               MONTHS        MONTHS
                                                               ENDED         ENDED
                                                              JUNE 30,    FEBRUARY 28,
                                                                1996          1997
                                                              --------    ------------
Net earnings (loss):
  As reported...............................................  $99,359       (791,656)
  Pro forma.................................................   26,469       (892,205)

     The per share weighted-average fair value of stock options granted during the six months ended June 30, 1996 and the eight months ended February 28, 1997 was $0.28 and $0.70 respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: six months ended June 30, 1996 -- expected dividend yield 0%, risk-free interest rate of 5.51% and an expected life of 7 years; eight months ended February 28, 1997 -- expected dividend yield 0%, risk-free interest rate of 6.55%, and an expected life of 7 years.

                               NORTHWESTNET, INC.

     The following table summarizes information about stock options outstanding under the Plan at June 30, 1996 and February 28, 1997:

                                                                 OPTIONS OUTSTANDING
                                                         ------------------------------------
                                                                          WEIGHTED-AVERAGE
                                                           NUMBER             REMAINING
                    EXERCISE PRICES                      OUTSTANDING      CONTRACTUAL LIFE
                    ---------------                      -----------    ---------------------
June 30, 1996:
  $0.875...............................................    911,229            9.5 years
                                                           -------
February 28, 1997:
  $0.875...............................................    715,635
   1.375...............................................      6,000
   2.000...............................................     34,500
  $2.10................................................     13,500
                                                           -------
  $0.875-2.000.........................................    769,635            9.5 years
                                                           -------

     All options became vested and exercisable upon completion of the ownership change described in note 10.

(7) LEASES

     NorthWestNet leases its office and certain network operations facilities under operating leases which expire in 2002. NorthWestNet subleases a portion of its office space as sublessor under operating leases which expire in 1996 and 1997. Rental expense, net of sublease income, is included in general and administrative expenses and is comprised of the following:

                                                          MINIMUM     SUBLEASE
                                                          RENTALS      INCOME     TOTAL
                                                          --------    --------   -------
Year ended June 30, 1995................................  $142,318     34,665    107,653
Six months ended December 31, 1995......................    88,960     28,623     60,337
Six months ended June 30, 1996..........................    88,795     24,423     64,372
Eight months ended February 28, 1997....................   119,696     25,455     94,241

     NorthWestNet leases circuit lines from various vendors under month-to-month operating leases. Rent expense on these circuit line leases amounted to $225,570, $316,712, $270,395, and $413,697 for fiscal year ended 1995, the six months ended December 31, 1995 and June 30, 1996, and the eight months ended February 28, 1997, respectively, and is included in network operations and circuits in the statements of operations.

     In November 1996, NorthWestNet amended its existing operating lease for its office facilities. The amendment increased the space leased by NorthWestNet by approximately 9,000 square feet, beginning in February 1997, and extended the lease term of existing space to February 2002. Additionally, in December 1996, NorthWestNet entered into an operating lease for network operations facilities. The initial term of the lease is five years, beginning in March 1997, with two three-year extensions available at NorthWestNet's option.

(8) DEFINED CONTRIBUTION PLAN

     NorthWestNet and NWACC both sponsor defined contribution plans. For the NorthWestNet plan, employees who have worked a minimum of three months and attained age 20 are eligible to participate and employee contributions are matched by NorthWestNet up to certain limits. Sponsor contributions to the plans

                               NORTHWESTNET, INC.

totaled $35,765, $17,589, $26,781, and $68,855 for the year ended June 30, 1995 and the six months ended December 31, 1995 and June 30, 1996, and the eight months ended February 28, 1997, respectively.

(9) BUSINESS CONCENTRATION

     One customer accounted for approximately 25%, 23%, 27%, and 23% of revenues for the year ended June 30, 1995, the six months ended December 31, 1995 and June 30, 1996, and the eight months ended February 28, 1997, respectively. Such customer had account receivable balance of $227,662 at June 30, 1996.

     Additionally, another customer accounted for approximately 14% of revenues for the eight months ended February 28, 1997.

(10) OWNERSHIP CHANGE

     On January 22, 1997, NorthWestNet, NWACC and Verio Inc. (Verio) executed a Stock Purchase Agreement (Agreement) pursuant to which Verio acquired all of the common stock of NorthWestNet owned by NWACC. Under the Agreement, Verio also agreed to contribute at least $3.4 million to NorthWestNet, of which approximately $2.3 million was funded in February 1997. The transaction closed on February 28, 1997.

     In connection with the sale to Verio, 370,000 contingent options became exercisable and $451,696 of compensation expense was recorded by NorthWestNet in February 1997 which was funded by Verio in addition to the $3.4 million. (See note 6). In addition, the Plan was amended to provide for Verio's right to acquire all of the securities outstanding under that plan.

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
VERIO INC.:

     We have audited the accompanying balance sheet of Aimnet Corporation (wholly-owned by Aimquest Corporation) as of March 31, 1997 and the related statements of operations, stockholder's equity, and cash flows for the year ended March 31, 1997 and the period ended May 19, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aimnet Corporation as of March 31, 1997, and the results of its operations and its cash flows for the year ended March 31, 1997 and the period ended May 19, 1997 in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


Denver, Colorado
February 25, 1998

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                                 BALANCE SHEET
                                 MARCH 31, 1997

                                     ASSETS

Current assets:
  Cash......................................................  $   201,074
  Trade receivables, net of allowance for doubtful accounts
     of $52,770.............................................      460,611
  Inventory.................................................       39,344
  Prepaid expenses and other................................       44,867
                                                              -----------
          Total current assets..............................      745,896
Equipment, net (note 2).....................................      880,224
                                                              -----------
          Total assets......................................  $ 1,626,120
                                                              ===========
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable..........................................  $   141,680
  Accrued expenses..........................................       31,260
  Deferred revenue..........................................       19,251
  Due to parent (note 3)....................................      514,122
  Current portion of obligations under capital lease
     obligations (note 4)...................................        8,153
                                                              -----------
          Total current liabilities.........................      714,466
Capital lease obligations, less current portion (note 4)....       17,409
                                                              -----------
          Total liabilities.................................      731,875
Stockholder's equity (note 6):
  Common stock, no par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................    2,307,640
  Accumulated deficit.......................................   (1,413,395)
                                                              -----------
          Total stockholder's equity........................      894,245
Commitments (note 4)
                                                              -----------
          Total liabilities and stockholder's equity........  $ 1,626,120
                                                              ===========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                            STATEMENT OF OPERATIONS
            YEAR ENDED MARCH 31, 1997 AND PERIOD ENDED MAY 19, 1997


                                                                            PERIOD ENDED
                                                                              MAY 19,
                                                                 1997           1997
                                                              -----------   ------------
Revenue:
  Internet services.........................................  $ 2,649,839      303,600
  Other (note 3)............................................      215,279       87,788
                                                              -----------    ---------
          Total revenue.....................................    2,865,118      391,388
                                                              -----------    ---------
Operating expenses:
  Internet services and other operating costs...............    1,225,329      124,275
  Selling, general and administrative.......................    2,098,958      437,292
  Provision for bad debts...................................      425,295           --
  Depreciation..............................................      528,931       94,801
                                                              -----------    ---------
          Total operating expenses..........................    4,278,513      656,368
                                                              -----------    ---------
          Net loss..........................................  $(1,413,395)    (264,980)
                                                              ===========    =========


                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                       STATEMENT OF STOCKHOLDER'S EQUITY
            YEAR ENDED MARCH 31, 1997 AND PERIOD ENDED MAY 19, 1997

                                                           INTERCOMPANY
                                                COMMON       ACCOUNT      ACCUMULATED
                                                STOCK      WITH PARENT      DEFICIT       TOTAL
                                              ----------   ------------   -----------   ----------
Balance as of March 31, 1996................  $       --     1,592,490            --     1,592,490
Incorporation as wholly owned subsidiary and
  additional capital contribution by
  parent....................................   2,307,640    (1,592,490)           --       715,150
Net loss....................................          --            --    (1,413,395)   (1,413,395)
                                              ----------    ----------    ----------    ----------
Balances as of March 31, 1997...............  $2,307,640            --    (1,413,395)      894,245
Net loss....................................          --            --      (264,980)     (264,980)
                                              ----------    ----------    ----------    ----------
Balances as of May 19, 1997.................  $2,307,640            --    (1,678,375)      629,265
                                              ==========    ==========    ==========    ==========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                            STATEMENT OF CASH FLOWS
            YEAR ENDED MARCH 31, 1997 AND PERIOD ENDED MAY 19, 1997

                                                                            PERIOD ENDED
                                                                 1997       MAY 19, 1997
                                                              -----------   ------------
Cash flows from operating activities:
  Net loss..................................................  $(1,413,395)    (264,980)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................      528,931       94,801
     Provision for bad debts................................      425,295           --
     Changes in operating assets and liabilities:
       Decrease (increase) in trade receivables.............     (375,042)      40,670
       Decrease (increase) in inventory.....................       (5,423)      13,107
       Decrease in prepaid expenses and other...............        7,047        4,416
       Decrease in accounts payable.........................      (44,692)      (7,459)
       Increase (decrease) in accrued expenses..............      (15,248)      18,522
       Increase (decrease) in deferred revenue..............       10,968       (5,171)
                                                              -----------     --------
          Net cash used by operating activities.............     (881,559)    (106,094)
                                                              -----------     --------
Cash flows from investing activities -- purchases of
  equipment.................................................     (320,809)     (54,458)
                                                              -----------     --------
Cash flows from financing activities:
  Cash capital contribution by parent.......................      715,150           --
  Increase in due to related party..........................      514,122       55,264
  Principal payments on capital lease obligations...........       (3,255)      (1,548)
                                                              -----------     --------
          Net cash provided by financing activities.........    1,226,017       53,716
                                                              -----------     --------
          Increase (decrease) in cash.......................       23,649     (106,836)
Cash, beginning of period...................................      177,425      201,074
                                                              -----------     --------
Cash, end of period.........................................     $201,074       94,238
                                                              ===========     ========
Noncash investing and financing activities --
  Equipment acquired through capital lease obligations......      $28,817           --
                                                              ===========     ========

                See accompanying notes to financial statements.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Aimnet Corporation (the Company) was incorporated in the State of California on September 26, 1996 as a wholly owned subsidiary of Aimquest Corporation (Aimquest). Prior to incorporation, the Company's assets, liabilities, and operations were included in the financial statements of Aimquest. The Company provides regional internet access services, and hardware and software sales to customers in California. The accompanying financial statements include the operations of the Company assuming that the Company had been operated separately as of April 1, 1996 and thereafter.

     Effective May 19, 1997, Verio Inc. acquired a 55% ownership interest in the Company (see note 6).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  Inventory

     Inventory, consisting of systems hardware and software and maintenance parts and supplies is recorded at the lower of cost (first-in, first-out) or market.

  Equipment

     Equipment, including assets held under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which are two or three years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     The Company is included in the tax returns of Aimquest. Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     No tax benefit has been allocated to the Company due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss in the consolidated income tax returns of Aimquest. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the Company's net loss.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of March 31, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.


     Customers who operate in California represent substantially all of the Company's customer base and accounts receivable. However, no single customer comprised more than 5% of accounts receivable or total revenue as of or for the year ended March 31, 1997 or the period ended May 19, 1997.

  Long-Lived Assets


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. The adoption of SFAS 121 effective April 1, 1996 did not have a significant effect on the Company's financial position or results of operations.


(2) EQUIPMENT

     Equipment consisted of the following at March 31, 1997:

Internet and computer equipment..........................  $1,712,000
Furniture................................................      29,144
                                                           ----------
                                                            1,741,144
Less accumulated depreciation............................    (860,920)
                                                           ----------
                                                           $  880,224
                                                           ==========

     Equipment includes assets owned under capital leases with a net book value of $25,562 at March 31, 1997.

(3) RELATED PARTY TRANSACTIONS

     The Company provides internet services to Aimquest which totaled $5,924 for the year ended March 31, 1997 and $20,386 for the period ended May 19, 1997.

     Amounts due to parent represent cash transfers from Aimquest which are noninterest bearing.

                               AIMNET CORPORATION
                     (WHOLLY-OWNED BY AIMQUEST CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2001. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending March 31 are as follows:

                                                          CAPITAL    OPERATING
                                                          LEASES       LEASES
                                                          -------    ----------
1998....................................................  $12,396     327,146
1999....................................................   12,396     283,916
2000....................................................    8,780     279,810
2001....................................................       --     109,488
Less future minimum payments to be received under
  noncancelable subleases...............................       --     (31,059)
                                                          -------     -------
  Total minimum payments................................   33,572     969,301
                                                                      =======
Less amount representing interest.......................   (8,010)
                                                          -------
  Present value of net minimum lease payments...........   25,562
Less current portion....................................   (8,153)
                                                          -------
                                                          $17,409
                                                          =======

     Rent expense for the year ended March 31, 1997 and the period ended May 19, 1997 totaled $314,890 and $38,203, respectively.

(5) EMPLOYEE BENEFIT PLAN

     Aimquest has a 401(k) (the Plan) covering all employees of the Company who meet certain eligibility requirements. Employer contributions are not required and the Company did not make any contributions to the Plan during the year ended March 31, 1997 or the period ended May 19, 1997.

(6) SUBSEQUENT EVENT

     Effective May 19, 1997, Verio Inc. (Verio) acquired 77 shares of the Company's series A preferred stock for cash consideration of approximately $4,171,000. The preferred shares represent a 55% ownership interest in the Company, on a fully diluted basis, and are convertible into common shares on a one for one basis. In addition, the preferred shares have a liquidation preference equal to the issuance price. Verio also acquired an option to acquire a 100% ownership in the Company in the future upon the occurrence of certain events, including an initial public offering of Verio common stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:


     We have audited the accompanying balance sheet of West Coast Online, Inc. as of September 30, 1997 and the related statements of operations and accumulated deficit, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Online, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP

Denver, Colorado

November 21, 1997

                            WEST COAST ONLINE, INC.


                                 BALANCE SHEET

                               SEPTEMBER 30, 1997


                                     ASSETS


Current assets:
  Cash......................................................  $  25,907
  Trade receivables, net of allowance for doubtful accounts
     of $3,588..............................................     96,659
  Prepaid expenses and other................................      4,933
                                                              ---------
          Total current assets..............................    127,499
Equipment, net (note 2).....................................    524,474
Other assets................................................      7,148
                                                              ---------
          Total assets......................................  $ 659,121
                                                              =========
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable:
     Trade..................................................  $  41,270
     Related party..........................................     27,009
  Accrued liabilities.......................................    105,487
  Deferred revenue..........................................     99,679
  Current portion of capital lease obligations (note 3).....     57,874
                                                              ---------
          Total current liabilities.........................    331,319
Capital lease obligations, less current portion (note 3)....     69,994
          Total liabilities.................................    401,313
                                                              ---------
Redeemable preferred stock, 2,000,000 shares authorized
  (note 4):
  Series A, 60,000 shares issued and outstanding............    225,000
  Series B, 50,710 shares issued and outstanding............    250,000
                                                              ---------
          Total redeemable preferred stock..................    475,000
                                                              ---------
Stockholders' deficit (note 4):
  Common stock, no par value, 1,000,000 shares authorized,
     246,000 shares issued and outstanding..................     79,775
  Accumulated deficit.......................................   (296,967)
                                                              ---------
          Total stockholders' deficit.......................   (217,192)
Commitments (note 3)
          Total liabilities and stockholders' deficit.......  $ 659,121
                                                              =========


                See accompanying notes to financial statements.

                            WEST COAST ONLINE, INC.



                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT


                      NINE MONTHS ENDED SEPTEMBER 30, 1997




Revenue:
  Internet services.........................................  $1,354,911
  Computer hardware sales...................................     171,818
  Other.....................................................     126,394
                                                              ----------
          Total revenue.....................................   1,653,123
                                                              ----------
Operating expenses:
  Internet services operating costs.........................     641,106
  Cost of hardware sales....................................     136,978
  Selling, general and administrative.......................     913,743
  Depreciation..............................................     106,185
                                                              ----------
          Total operating expenses..........................   1,798,012
                                                              ----------
          Loss from operations..............................    (144,889)
Interest expense............................................     (22,772)
                                                              ----------
          Net loss..........................................    (167,661)
Accumulated deficit at beginning of period..................    (129,306)
                                                              ----------
Accumulated deficit at end of period........................  $ (296,967)
                                                              ==========


                See accompanying notes to financial statements.

                            WEST COAST ONLINE, INC.


                            STATEMENT OF CASH FLOWS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997



Cash flows from operating activities:
  Net loss..................................................  $(167,661)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................    106,185
     Provision for bad debts................................      3,588
     Changes in operating assets and liabilities:
       Receivables..........................................    (39,945)
       Prepaid expenses and other current assets............      5,197
       Other assets.........................................     (7,148)
       Accounts payable and accrued liabilities.............     12,802
       Deferred revenue.....................................     35,944
                                                              ---------
          Net cash used by operating activities.............    (51,038)
                                                              ---------
Cash flows from investing activities -- purchase of
  equipment.................................................   (154,301)
                                                              ---------
Cash flows from financing activities:
  Proceeds from issuance of redeemable preferred stock......    250,000
  Principal payments under capital lease obligations........    (36,541)
                                                              ---------
          Net cash provided by financing activities.........    213,459
                                                              ---------
          Net increase in cash..............................      8,120
Cash at beginning of period.................................     17,787
                                                              ---------
Cash at end of period.......................................  $  25,907
                                                              =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  22,772
                                                              =========
Noncash investing and finance activities -- equipment
  acquired through capital lease obligations................  $  67,064
                                                              =========


                See accompanying notes to financial statements.

                            WEST COAST ONLINE, INC.


                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation


     West Coast Online, Inc. (the Company) was incorporated in the State of California on January 30, 1996. The Company provides internet access services and computer hardware sales to customers primarily in California.



     As of September 30, 1997, Verio Inc. (Verio) acquired all of the outstanding common stock of the Company, resulting in 100% ownership.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment


     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which range from three to five years. Costs of normal repairs and maintenance are expensed as incurred.


  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes


     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at September 30, 1997 based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company has a net operating loss carryforward of approximately $181,000 which expires in 2012. No tax benefit has been recorded by the Company for the nine months ended September 30, 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss carryforward. A valuation allowance has been

                            WEST COAST ONLINE, INC.

recorded for the entire balance of the deferred tax asset related to the carryforward. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.


  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.



     Customers who operate in California represent substantially all of the Company's customer base. However, no single customer comprised more than 10% of accounts receivable or total revenue for the nine months ended September 30, 1997.


(2) EQUIPMENT


     Equipment consisted of the following at September 30, 1997:



Internet and computer equipment.............................   $ 733,411
Furniture and office equipment..............................      21,312
                                                               ---------
                                                                 754,723
Less accumulated depreciation and amortization..............    (230,249)
                                                               ---------
                                                               $ 524,474
                                                               =========



     Equipment includes assets held under capital leases with a net book value of $134,362 at September 30, 1997.


(3) COMMITMENTS


     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable leases expiring at various dates through 2001. Future minimum annual lease payments under noncancelable operating leases for each of the years ending September 30 are as follows:



                                                         CAPITAL     OPERATING
                                                          LEASES      LEASES
                                                         --------    ---------
1998...................................................  $ 70,104    $ 72,160
1999...................................................    63,728      36,342
2000...................................................    18,974      10,743
2001...................................................        --       7,162
                                                         --------    --------
  Total minimum payments...............................  $152,806    $126,407
                                                                     ========
Less amount representing interest......................   (24,938)
                                                         --------
  Present value of net minimum lease payments..........   127,868
Less current portion...................................   (57,874)
                                                         --------
                                                         $ 69,994
                                                         ========



     Rent expense for the nine months ended September 30, 1997 totaled $64,820.

                            WEST COAST ONLINE, INC.

(4) REDEEMABLE PREFERRED STOCK



     The Company issued 60,000 Series A and 50,710 Series B shares of redeemable, convertible preferred stock in 1996 and 1997, respectively, to Verio. The preferred shares were convertible into common shares on a one for one basis and were mandatorily redeemable in 2000. On September 30, 1997, in connection with the Verio Acquisition, as described in Note 1, Verio converted these preferred shares to common stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheet of Clark Internet Services, Inc. as of September 30, 1997, and the related statements of operations and retained earnings, and cash flows for the year ended September 30, 1997 and the period ended October 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clark Internet Services, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1997 and the period ended October 17, 1997 in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


Denver, Colorado
February 25, 1998

                         CLARK INTERNET SERVICES, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $   54,293
  Trade accounts receivable, net of allowance for doubtful
     accounts of $28,154....................................     438,186
  Related party receivable (note 5).........................      42,104
  Prepaid expenses and other................................     122,894
                                                              ----------
          Total current assets..............................     657,477
Equipment, net (note 2).....................................     650,001
Other assets, net...........................................     112,475
                                                              ----------
          Total assets......................................  $1,419,953
                                                              ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $  261,194
  Accrued liabilities.......................................      91,474
  Salaries and commissions payable..........................      98,220
  Deferred revenue and customer advances....................     514,555
  Current portion of long-term debt (note 3)................     175,800
                                                              ----------
          Total current liabilities.........................   1,141,243
Long-term debt, net of current portion (note 3).............     264,950
          Total liabilities.................................   1,406,193
Stockholders' equity:
  Common stock, no par value, 1,000,000 shares authorized,
     860,000 shares issued and outstanding..................       4,000
  Retained earnings.........................................       9,760
                                                              ----------
          Total stockholders' equity........................      13,760
                                                              ----------
Commitments (note 4)
          Total liabilities and stockholders' equity........  $1,419,953
                                                              ==========

                See accompanying notes to financial statements.

                         CLARK INTERNET SERVICES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
        YEAR ENDED SEPTEMBER 30, 1997 AND PERIOD ENDED OCTOBER 17, 1997

                                                                           PERIOD ENDED
                                                                           OCTOBER 17,
                                                                 1997          1997
                                                              ----------   ------------
Revenue:
  Internet services.........................................  $3,601,491     159,079
  Other.....................................................     114,193      48,917
                                                              ----------     -------
          Total revenue.....................................   3,715,684     207,996
                                                              ----------     -------
Operating expenses:
  Internet services.........................................   1,672,046      48,346
  Selling, general and administrative.......................   2,053,619     195,610
  Depreciation and amortization.............................     139,379       9,547
                                                              ----------     -------
          Total operating expenses..........................   3,865,044     253,503
                                                              ----------     -------
          Loss from operations..............................    (149,360)    (45,507)
Other income (expense):
  Interest income...........................................       2,702      (1,054)
  Interest expense..........................................     (26,929)         --
                                                              ----------     -------
          Net loss..........................................    (173,587)    (46,561)
Retained earnings (deficit):
  Beginning of period.......................................     183,347       9,760
                                                              ----------     -------
  End of period.............................................  $    9,760     (36,801)
                                                              ==========     =======

                See accompanying notes to financial statements.

                         CLARK INTERNET SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
        YEAR ENDED SEPTEMBER 30, 1997 AND PERIOD ENDED OCTOBER 17, 1997

                                                                            PERIOD ENDED
                                                                1997      OCTOBER 17, 1997
                                                              ---------   ----------------
Cash flows from operating activities:
  Net loss..................................................  $(173,587)       (46,561)
  Adjustments to reconcile net loss to net cash provided by
     operating activities -- depreciation and
     amortization...........................................    139,379          9,547
     Changes in operating assets and liabilities:
     Trade and related party accounts receivable, net.......   (362,396)         2,483
     Prepaid expenses and other.............................    (19,671)        32,793
     Accounts payable.......................................    157,360        (78,954)
     Accrued liabilities, and salaries and commissions
      payable...............................................     92,849         30,677
     Deferred revenue and customer advances.................    245,114         30,809
     Other assets, net......................................    (61,263)        12,179
                                                              ---------       --------
          Net cash provided (used) by operating
            activities......................................     17,785         (7,027)
Cash flows used by investing activities --
  purchases of equipment....................................   (425,477)            --
                                                              ---------       --------
Cash flows used by financing activities:
  Proceeds from bank lines of credit........................     90,000             --
  Proceeds from bank loan...................................    375,000             --
  Repayment of bank loan....................................    (51,929)            --
                                                              ---------       --------
          Net cash provided by financing activities.........    413,071             --
                                                              ---------       --------
          Net increase (decrease) in cash and cash
            equivalents.....................................      5,379         (7,027)
Cash and cash equivalents, at beginning of period...........     48,914         54,293
                                                              ---------       --------
Cash and cash equivalents, at end of period.................  $  54,293         47,266
                                                              =========       ========
Supplemental disclosures of cash flow information --
  cash paid during year for interest........................  $  26,929          1,053
                                                              =========       ========

                See accompanying notes to financial statements.

                         CLARK INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Clark Internet Services, Inc. (the Company) is a provider of internet access services to businesses and individuals, primarily in the Maryland, Washington DC, and Northern Virginia regions.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Effective October 17, 1997, Verio Inc. acquired 51% of the outstanding common stock of the Company.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  Equipment

     Equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the assets ranging from 3 to 5 years using the straight-line method.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amounts by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services revenue is recognized as the services are provided. Installation charges and set-up fees are recognized when installation is completed. The Company records deferred revenue for accounts billed and/or collected in advance.

  Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     At December 31, 1997, the Company has a net operating loss carryforward for federal income tax purposes of $235,000 which is available to offset future federal taxable income, if any, through 2012. Due to the uncertainty regarding the ultimate utilization of the net operating loss carryforward a valuation allowance

                         CLARK INTERNET SERVICES, INC.

has been recorded for the full amount of the deferred tax asset related to the net operating loss carryforward, which represents the only significant temporary difference as of September 30, 1997.

  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statements purposes. Management estimates that the fair values of all financial instruments as of September 30, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.


(2) EQUIPMENT

     Equipment consisted of the following at September 30, 1997:

Furniture and fixtures......................................  $ 337,163
Computer and equipment......................................    656,496
                                                              ---------
                                                                993,659
Less accumulated depreciation...............................   (343,658)
                                                              ---------
                                                              $ 650,001
                                                              =========

     Depreciation expense for the year ended September 30, 1997 and the period ended October 17, 1997 totaled $138,054 and $9,547, respectively.

(3) BANK LINE OF CREDIT AND NOTES PAYABLE

     In April 1997, the Company entered into a $200,000 line of credit agreement with a bank, with interest at the prime rate plus 1.5% (10.0% at September 30, 1997). Borrowings under the line of credit are due in April 1998.

     In addition, the Company also borrowed $375,000 from a bank under a loan secured by the Small Business Administration with interest at the prime rate plus 2% (10.5% at September 30, 1997). Monthly principal payments of $6,250 are due through April 2002.

(4) LEASES

     The Company leases its facilities under long-term operating leases expiring at various dates through 2002. Future minimum lease payments consist of the following at September 30:


1998........................................................  $363,000
1999........................................................   182,155
2000........................................................    42,926
2001........................................................    25,320
2002........................................................    13,811
                                                              --------
          Total minimum lease payments......................  $627,212
                                                              ========

     Rent expense totaled $484,162 for the year ended September 30, 1997.

(5) TRANSACTION WITH RELATED PARTY

     The related party receivable at September 30, 1997 is due from an entity owned by the Company's Chief Executive Officer, for whom the Company provides general accounting and administrative services. These amounts were repaid subsequent to September 30, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of ATMnet Corporation as of October 31, 1996 and 1997, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATMnet Corporation as of October 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


Denver, Colorado
December 13, 1997

                               ATMNET CORPORATION

                                 BALANCE SHEETS
                           OCTOBER 31, 1996 AND 1997

                                     ASSETS

                                                                 1996           1997
                                                              -----------    -----------
Current assets:
  Cash......................................................  $    76,037         11,739
  Trade receivables, net of allowance for doubtful accounts
     of $30,000 and $25,981.................................      279,871        192,726
  Other receivables.........................................       13,646             --
  Other.....................................................       56,607         65,886
                                                              -----------    -----------
          Total current assets..............................      426,161        270,351
Equipment and leasehold improvements, net (note 2)..........    1,404,863      1,120,396
Investment in affiliate (note 3)............................       87,500             --
Intangible assets, net of accumulated amortization of
  $99,758 and $52,952.......................................      181,081        134,273
                                                              -----------    -----------
          Total assets......................................  $ 2,099,605      1,525,020
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 1,736,880      2,738,070
  Accrued liabilities.......................................      162,381        589,794
  Due to related parties (note 6)...........................       16,235         41,209
  Deferred revenue..........................................      176,481        115,393
  Subordinated notes payable to stockholders and related
     parties (note 4).......................................           --        908,979
  Current portion of capital lease obligations (note 7).....      140,223        150,134
                                                              -----------    -----------
          Total current liabilities.........................    2,232,200      4,543,579
Capital lease obligations, less current portion.............      164,514         14,379
                                                              -----------    -----------
          Total liabilities.................................    2,396,714      4,557,958
Stockholders' deficit (note 5):
  Common stock, no par value, 83,000,000 shares authorized;
     29,100,000 shares issued and outstanding...............    1,158,532      1,158,532
  Accumulated deficit.......................................   (1,455,641)    (4,191,470)
                                                              -----------    -----------
          Total stockholders' deficit.......................     (297,109)    (3,032,938)
Commitments (note 7)........................................
                                                              -----------    -----------
          Total liabilities and stockholders' deficit.......  $ 2,099,605      1,525,020
                                                              ===========    ===========

                See accompanying notes to financial statements.

                               ATMNET CORPORATION

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED OCTOBER 31, 1996 AND 1997


                                                                 1996           1997
                                                              -----------    -----------
Revenue:
  Internet services (note 6)................................  $ 1,236,478    $ 2,730,732
  Equipment sales...........................................      440,315        513,941
                                                              -----------    -----------
          Total revenue.....................................    1,676,793      3,244,673
                                                              -----------    -----------
Operating expenses:
  Cost of internet services.................................      845,465      1,963,858
  Cost of equipment sold....................................      258,517        381,043
  Other operating expenses..................................      645,710        721,012
  Selling, general and administrative.......................      957,253      1,927,589
  Depreciation and amortization.............................      343,682        649,510
                                                              -----------    -----------
          Total operating expenses..........................    3,050,627      5,643,012
                                                              -----------    -----------
  Loss from operations......................................   (1,373,834)    (2,398,339)
Other expenses:
  Interest expense..........................................      (36,203)      (167,864)
  Other.....................................................      (21,000)      (169,626)
                                                              -----------    -----------
          Net loss..........................................  $(1,431,037)   $(2,735,829)
                                                              ===========    ===========


                See accompanying notes to financial statements.

                               ATMNET CORPORATION

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED OCTOBER 31, 1996 AND 1997

                                                         COMMON      ACCUMULATED
                                                         STOCK         DEFICIT         TOTAL
                                                       ----------    -----------    -----------
BALANCE AS OF NOVEMBER 1, 1995.......................  $  458,200    $   (24,604)   $   433,596
Issuance of common stock for cash....................     700,332             --        700,332
Net loss.............................................          --     (1,431,037)    (1,431,037)
                                                       ----------    -----------    -----------
BALANCES AS OF OCTOBER 31, 1996......................   1,158,532     (1,455,641)      (297,109)
Net loss.............................................          --     (2,735,829)    (2,735,829)
                                                       ----------    -----------    -----------
BALANCES AS OF OCTOBER 31, 1997......................  $1,158,532    $(4,191,470)   $(3,032,938)
                                                       ==========    ===========    ===========

                See accompanying notes to financial statements.

                               ATMNET CORPORATION

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED OCTOBER 31, 1996 AND 1997

                                                                 1996           1997
                                                              -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $(1,431,037)   $(2,735,829)
  Adjustments to reconcile net loss to net cash provided
     (used) by operating activities:
     Depreciation and amortization..........................      343,682        649,510
     Provision for doubtful accounts........................       62,000         58,686
     Loss on write-off of investment........................           --         87,500
     Changes in operating assets and liabilities:
       Trade receivables....................................     (302,792)        28,459
       Other receivables....................................       46,354         13,646
       Other current assets.................................      (51,943)        (9,279)
       Accounts payable.....................................    1,710,981      1,001,190
       Accrued liabilities and due to related parties.......      172,852        452,387
       Deferred revenue.....................................      171,898        (61,088)
                                                              -----------    -----------
          Net cash provided (used) by operating
             activities.....................................      721,995       (514,818)
                                                              -----------    -----------
Cash flows from investing activities:
  Purchase of equipment and leasehold improvements..........   (1,235,719)      (318,235)
  Investment in affiliates, at cost.........................      (87,500)            --
                                                              -----------    -----------
          Net cash used by investing activities.............   (1,323,219)      (318,235)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from issuance of subordinated debt...............           --      1,018,979
  Proceeds from issuance of common stock....................      700,332             --
  Principal payments on subordinated debt...................           --       (110,000)
  Principal payments on capital lease obligations...........     (114,166)      (140,224)
                                                              -----------    -----------
          Net cash provided by financing activities.........      586,166        768,755
                                                              -----------    -----------
          Net decrease in cash..............................      (15,058)       (64,298)
Cash, beginning of year.....................................       91,095         76,037
                                                              -----------    -----------
Cash, end of year...........................................  $    76,037    $    11,739
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $    36,203    $    25,765
                                                              ===========    ===========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $   345,046    $        --
                                                              ===========    ===========

                See accompanying notes to financial statements.

                               ATMNET CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     ATMnet Corporation (the Company) was incorporated in the State of California on February 26, 1997. The Company provides regional internet access services, and hardware sales to customers mainly in California.

     Effective November 5, 1997, Verio Inc. acquired substantially all of the net assets of the Company.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance. Revenue from hardware sales is recognized upon shipment of the respective products.

  Equipment and Leasehold Improvements

     Equipment and leasehold improvements, including assets held under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which are two or three years. Costs for normal repairs and maintenance are expensed as incurred.

  Investment in Affiliates

     Investment in affiliate represents common stock of an affiliate representing less than a 20% ownership interest which is accounted for using the cost method.

  Intangible Assets

     The excess of cost over the fair value of net assets acquired, or goodwill, and organization costs are amortized using the straight-line method over five years.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company has a net operating loss carryforward for income tax purposes of approximately $3,883,000 which expires in 2012. No tax benefit has been recorded by the Company in fiscal 1996 and 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss carryforward. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the carryforward. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.

                               ATMNET CORPORATION

                           OCTOBER 31, 1996 AND 1997

  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of October 31, 1997 and 1996 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.


     Customers who operate in California represent substantially all of the Company's customer base and accounts receivable. However, no single customer comprised more than 5% of accounts receivable or total revenue as of or for the year ended October 31, 1997 or 1996.

  Long-Lived Assets

     The Company accounts for long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

  Stock-Based Compensation

     The Company applies APB Opinion 25 and related interpretations in accounting for its stock compensation plan. Accordingly, since the Company grants stock options with exercise prices equal to fair value at the date of grant, no compensation expense has been recognized in 1996 or 1997. Under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), entities are permitted to adopt the fair value method of accounting for employee stock-based compensation plans. However, SFAS 123 allows an entity to continue using the intrinsic value method under APB Opinion No. 25, but requires the entity to make pro forma disclosures of net income or loss as if the fair value method of accounting had been applied.

(2) EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment consisted of the following at October 31, 1996 and 1997:

                                                                 1996         1997
                                                              ----------    ---------
Internet and computer equipment.............................  $1,613,305    1,786,575
Furniture and fixtures......................................      77,668      133,730
Leasehold improvements......................................      12,080      100,983
                                                              ----------    ---------
                                                               1,703,053    2,021,288
Less accumulated depreciation...............................    (298,190)    (900,892)
                                                              ----------    ---------
                                                              $1,404,863    1,120,396
                                                              ==========    =========

     Equipment and leasehold improvements includes assets owned under capital leases with a net book value of $195,294 and $333,079 at October 31, 1996 and 1997, respectively.

                               ATMNET CORPORATION

                           OCTOBER 31, 1996 AND 1997

(3) INVESTMENT IN AFFILIATE

     During fiscal 1996, the Company acquired a 10% interest in Turpike Corporation for a purchase price of $87,500. The investment was written off in fiscal 1997.

(4) SUBORDINATED NOTES PAYABLE

     Subordinated notes payable as of October 31, 1997 consists of notes payable to stockholders and related parties, with interest at rates varying from prime plus 2% (10.5% at October 31, 1997) to 18%, due in June 1998. The notes are subordinate to all other senior indebtedness of the Company. Interest expense related to the subordinated notes totaled $104,130 in 1997.

(5) STOCK COMPENSATION PLANS

     The Company established a Stock Option Plan in March 1996, whereby. at the discretion of the Board of Directors (the Board), the Company may grant stock options to certain key employees of the Company. The option price is determined by the Board at the time the option is granted, but in no event is less than the fair market value of the Company's common stock at the date of grant, as determined by the Board. The options vest over a five year period or, in certain circumstances, earlier based on the fair value of the Company's common shares, as defined, and expire ten years from the date of grant. As of October 31, 1997, no options had been exercised or are exercisable. The weighted-average contractual life of outstanding options as of October 31, 1997 is approximately two years.

     The following table summarizes option activity for two years ended October 31, 1997:

     Options granted during fiscal 1996 at the following exercise price:

Options granted during fiscal 1996 at the following exercise price:
  $0.30 per share...........................................     4,410,000
  $0.33 per share...........................................     1,000,000
                                                                ----------
Options outstanding at October 31, 1996.....................     5,410,000
  Options cancelled.........................................    (1,545,000)
                                                                ----------
Options outstanding at October 31, 1997.....................     3,865,000
                                                                ==========
Weighted average exercise price of outstanding options......          $.31
                                                                ==========

     During the years ended October 31, 1996 and 1997, the per share weighted-average fair value of stock options granted was $.03 on the date of grant using the Black-Scholes opinion-pricing model with the following weighted-average assumptions; no dividends or volatility, risk-free interest rate of 6%, and expected life of two years. If the Company had determined compensation expense for the years ended October 31, 1996 and 1997 based on the fair value of the options at the grant dates under SFAS No. 123, net loss would increase to $1,595,000 and $2,854,000, respectively.

(6) RELATED PARTY TRANSACTIONS

     The Company provides internet services to a company whose founder and CEO is a shareholder of ATMnet. Revenue earned by ATMnet from this company totaled $15,523 and $22,581 during the years ended October 31, 1996 and 1997, respectively.

     Amounts due to related parties are for services provided, are non-interest bearing and are due within one year.

                               ATMNET CORPORATION

                           OCTOBER 31, 1996 AND 1997

(7) LEASES

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2000. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending October 31 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
1998........................................................  $ 161,028     173,868
1999........................................................     22,524     142,068
2000........................................................         --      26,209
                                                              ---------     -------
  Total minimum payments....................................    183,552     342,145
                                                                            =======
Less amount representing interest...........................    (19,039)
                                                              ---------
  Present value of net minimum lease payments...............    164,513
Less current portion........................................   (150,134)
                                                              ---------
                                                              $  14,379
                                                              =========

     Rent expense for the years ended October 31, 1996 and 1997 totaled $72,686 and $168,410, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     We have audited the accompanying balance sheets of Global Internet Network Services, Inc. (wholly-owned by Global Internet.Com Inc.) as of December 31, 1996 and November 26, 1997, and the related statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 1996 and the period ended November 26, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Internet Network Services, Inc. as of December 31, 1996 and November 26, 1997 and, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period ended November 26, 1997 in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


Denver, Colorado
February 20, 1998

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                                 BALANCE SHEETS
                    DECEMBER 31, 1996 AND NOVEMBER 26, 1997

                                     ASSETS

                                                                 1996         1997
                                                              ----------    ---------
Current assets:
  Cash......................................................  $  132,118       30,681
  Trade receivables, net of allowance for doubtful accounts
     of $59,777 in 1996 and $86,166 in 1997.................     935,979      449,959
  Receivables from affiliates (note 3)......................      40,497       53,542
  Inventory.................................................     126,020      102,801
  Prepaid expenses and other................................      60,869       83,323
                                                              ----------    ---------
          Total current assets..............................   1,295,483      720,306
Equipment, net (note 2).....................................     557,142      799,179
Other assets................................................       3,864        3,723
                                                              ----------    ---------
          Total assets......................................  $1,856,489    1,523,208
                                                              ==========    =========

                   LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $  631,660      109,651
  Accrued liabilities.......................................      17,996       18,168
  Deferred revenue..........................................     486,167      418,885
  Current portion of obligations under capital leases (note
     4).....................................................      37,828      106,720
  Due to parent (note 3)....................................     942,098           --
                                                              ----------    ---------
          Total current liabilities.........................   2,115,749      653,424
Capital lease obligations, less current portion (note 4)....      31,687      193,630
                                                              ----------    ---------
          Total liabilities.................................   2,147,436      847,054
                                                              ----------    ---------
Stockholder's equity (deficit):
  Common stock, $1.00 par value, 10,000 shares authorized,
     5,000 shares issued and outstanding....................       5,000        5,000
  Additional paid-in capital................................     245,000    1,412,849
  Accumulated deficit.......................................    (540,947)    (741,695)
                                                              ----------    ---------
     Total stockholder's equity (deficit)...................    (290,947)     676,154
                                                              ----------    ---------
Commitments (note 4)
     Total liabilities and stockholder's equity (deficit)...  $1,856,489    1,523,208
                                                              ==========    =========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                            STATEMENTS OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1996 AND
                         PERIOD ENDED NOVEMBER 26, 1997

                                                                 1996          1997
                                                              ----------    ----------
Revenue:
  Internet services.........................................  $1,979,201     2,501,037
  Consulting services (note 3)..............................     344,233       564,150
  Computer hardware and software sales (note 3).............     853,396       355,731
  National Science Foundation revenue (note 7)..............     440,119       114,982
  Other.....................................................      80,401       248,816
                                                              ----------    ----------
          Total revenue.....................................   3,697,350     3,784,716
                                                              ----------    ----------
Operating expenses:
  Internet services operating costs.........................   1,530,020     1,960,653
  Cost of hardware and software sales.......................     591,227       292,874
  Engineering and network...................................     507,843       425,430
  Marketing and selling.....................................     248,986       238,982
  General and administrative................................     956,052       785,960
  Depreciation and amortization.............................     259,956       280,445
                                                              ----------    ----------
          Total operating expenses..........................   4,094,084     3,984,344
                                                              ----------    ----------
          Loss from operations..............................    (396,734)     (199,628)
Other income (expense):
  Interest expense..........................................      (9,897)       (8,229)
  Other, net................................................      43,577         7,109
                                                              ----------    ----------
          Net loss..........................................  $ (363,054)     (200,748)
                                                              ==========    ==========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                        YEAR ENDED DECEMBER 31, 1996 AND
                         PERIOD ENDED NOVEMBER 26, 1997

                                                                                          TOTAL
                                                           ADDITIONAL                 STOCKHOLDER'S
                                                  COMMON    PAID-IN     ACCUMULATED      EQUITY
                                                  STOCK     CAPITAL       DEFICIT       (DEFICIT)
                                                  ------   ----------   -----------   -------------
BALANCES AT JANUARY 1, 1996.....................  $5,000     245,000     (177,893)        72,107
Net loss........................................     --           --     (363,054)      (363,054)
                                                  ------   ---------     --------       --------
BALANCES AT DECEMBER 31, 1996...................  5,000      245,000     (540,947)      (290,947)
Transfer of net assets to parent (note 6).......     --     (101,088)          --       (101,088)
Conversion of note payable to parent to equity
  (note 6)......................................     --    1,156,437           --      1,156,437
Capital contribution by parent (note 6).........     --      112,500           --        112,500
Net loss........................................     --           --     (200,748)      (200,748)
                                                  ------   ---------     --------       --------
BALANCES AT NOVEMBER 26, 1997...................  $5,000   1,412,849     (741,695)       676,154
                                                  ======   =========     ========       ========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 1996 AND
                         PERIOD ENDED NOVEMBER 26, 1997

                                                                1996        1997
                                                              ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $(363,054)   (200,748)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation and amortization..........................    259,956     280,445
     Provision for bad debts................................     70,445      95,913
     Changes in operating assets and liabilities:
       Trade receivables....................................   (231,005)    377,062
       Inventory............................................    (43,335)     23,219
       Other current assets.................................    (26,954)    (22,454)
       Accounts payable.....................................    575,188    (522,009)
       Accrued liabilities..................................   (382,897)        172
       Deferred revenue.....................................     58,277     (67,282)
       Other................................................     (3,241)         --
                                                              ---------   ---------
          Net cash used by operating activities.............    (86,620)    (35,682)
                                                              ---------   ---------
Cash flows from investing activities -- purchases of
  equipment.................................................   (336,795)   (334,161)
                                                              ---------   ---------
Cash flows from financing activities:
  Capital contribution by parent............................         --     112,500
  Advances by parent........................................    544,707     214,339
  Principal payments made under capital lease obligations...    (39,720)    (58,433)
                                                              ---------   ---------
          Net cash provided by financing activities.........    504,987     268,406
                                                              ---------   ---------
          Increase (decrease) in cash.......................     81,572    (101,437)
Cash, beginning of year.....................................     50,546     132,118
                                                              ---------   ---------
Cash, end of year...........................................  $ 132,118      30,681
                                                              =========   =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $  10,095      15,681
                                                              =========   =========
  Noncash investing and financing activities:
     Equipment acquired through capital lease obligations...  $      --     299,940
                                                              =========   =========
     Transfer of assets to parent...........................  $      --     101,088
                                                              =========   =========

                See accompanying notes to financial statements.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND NOVEMBER 26, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Global Internet Network Services, Inc. (the Company) is engaged in providing regional internet access services, software and hardware consulting and sales to customers in a ten state region. The Company was incorporated in Nebraska in September 1987, as Midnet Inc., a nonprofit corporation organized to promote research, education and economic development. On July 15, 1994, Midnet Inc. became a for profit corporation and was purchased by Global Internet.Com Inc. (Parent) on August 8, 1994. On March 12, 1997, the Company changed its corporate name from Midnet Inc. to Global Internet Network Services, Inc.

     Effective November 26, 1997, Verio Inc. (Verio) acquired a 100% ownership interest in the Company. (see note 6).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance. Revenue from consulting services is recognized when services have been rendered. Revenue from hardware and software sales is recognized upon shipment of the respective products.

  Inventory

     Inventory, consisting of systems hardware and software and maintenance parts and supplies is recorded at the lower of cost (first-in, first-out) or market.

  Equipment

     Equipment, including any assets held under capital leases, is recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the related assets or the lease term, which range from three to five years. Costs for normal repairs and maintenance are expensed as incurred.

  Income Taxes

     The Company is included in the tax returns of the Parent. Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company has a net operating loss carryforward of approximately $518,000, which expires in 2012. No tax benefit has been recorded by the Company for 1996 or 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss in the consolidated income tax returns of the Parent. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Company's net loss. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.

  Concentration of Credit Risk

     The Company provides unsecured credit to customers in the normal course of business. Failure of the customers to pay could result in losses up to the recorded receivable balances. The Company did not have any customers that represent greater than 5% of total revenue for the year ended December 31, 1996 and the period ended November 26, 1997, respectively.

  Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement was effective for financial statements for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell. SFAS 121 did not have a significant effect on the Company's financial position or results of operations in 1997 and 1996.

(2) EQUIPMENT

     Equipment is comprised of the following:

                                                             DECEMBER 31,    NOVEMBER 26,
                                                                 1996            1997
                                                             ------------    ------------
Internet and computer equipment............................    $821,921       1,342,321
Furniture and office equipment.............................     137,847         150,254
Leasehold improvements.....................................       1,228           2,001
                                                               --------       ---------
                                                                960,996       1,494,576
Less accumulated depreciation and amortization.............    (403,854)       (695,397)
                                                               --------       ---------
                                                               $557,142         799,179
                                                               ========       =========

(3) TRANSACTIONS WITH PARENT

     Amounts due to Parent represent noninterest bearing cash transfers from the Parent (see note 6).

     Hardware and software sales and consulting revenue from affiliates of the Parent for the year ended December 31, 1996 and the period ended November 27, 1997 were $92,273 and $561,438, respectively.

(4) LEASES

     The Company leases certain internet and computer equipment under capital leases. At December 31, 1996 and November 26, 1997, leased equipment was included in internet and computer equipment with net book values of $80,117 and $367,003, respectively. The Company also leases office space under a noncancelable operating lease expiring in November 2002.

                     GLOBAL INTERNET NETWORK SERVICES, INC.
                   (WHOLLY-OWNED BY GLOBAL INTERNET.COM INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum annual lease payments under capital and noncancelable operating leases for years ending November 30 are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
1998........................................................  $ 131,748      47,634
1999........................................................    116,448      50,016
2000........................................................     95,435      52,516
2001........................................................         --      55,142
2002........................................................         --      57,899
                                                              ---------     -------
  Total minimum payments....................................    343,631     263,207
                                                                            =======
Less amount representing interest...........................    (43,281)
                                                              ---------
  Present value of net minimum lease payments...............    300,350
Less current portion........................................   (106,720)
                                                              ---------
                                                              $ 193,630
                                                              =========

     Rent expense for the year ended December 31, 1996 and the period ended November 26, 1997 was $71,738 and $63,724, respectively.

(5) EMPLOYEE BENEFIT PLAN

     The Parent has a 401(k) (the Plan) covering all employees of the Company who meet certain eligibility requirements. Employer contributions are not required and the Parent did not make any contributions to the Plan during the year ended December 31, 1996 and the period ended November 26, 1997.

(6) STOCKHOLDER'S EQUITY

     In connection with the acquisition of common stock of the Company by Verio Inc. (Verio) amounts due to parent totaling $1,156,437 were converted to equity and the Parent made a cash contribution to the Company in the amount of $112,500.

     Prior to the Verio acquisition in November 1997, the Company transferred certain net assets of a division to the Parent in the amount of $101,088, which division was not acquired by Verio.

(7) NATIONAL SCIENCE FOUNDATION GRANTS

     The Company receives grant revenue under contracts with the National Science Foundation (NSF) to provide network connections to certain not-for-profit educational institutions. Grant revenue is recognized ratably over the term of the contract, which is generally twelve months. Grant revenue amounted to $440,119 and $114,982 for the year ended December 31, 1996 and the period ended November 26, 1997, respectively. Total amounts receivable at December 31, 1996 and November 26, 1997 were $65,858 and $16,439, respectively.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors


Verio Inc.:



     We have audited the accompanying balance sheets of the Pennsylvania Research Partnership Network (PREPnet) as of November 30, 1996 and 1997, and the related statements of operations and owners' deficit, and cash flows for the years then ended and the period ended December 24, 1997. These financial statements are the responsibility of PREPnet's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Pennsylvania Research Partnership Network (PREPnet) as of November 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended and for the period ended December 24, 1997 in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP



Denver, Colorado


February 20, 1998

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK


                                   (PREPNET)



                                 BALANCE SHEETS


                           NOVEMBER 30, 1996 AND 1997



                                     ASSETS



                                                                 1996          1997
                                                              -----------    ---------
Current assets:
  Trade receivables, net of allowance for doubtful accounts
     of $14,631 and $13,313, respectively...................  $    73,943    $ 102,041
  Prepaid expenses and other................................        1,769       15,409
                                                              -----------    ---------
          Total current assets..............................       75,712      117,450
Equipment, net (note 2).....................................      200,538      138,008
                                                              -----------    ---------
          Total assets......................................  $   276,250    $ 255,458
                                                              ===========    =========

                           LIABILITIES AND OWNER'S DEFICIT

Current liabilities:
  Accounts payable..........................................  $    88,639    $ 132,039
  Accrued liabilities.......................................       44,555        3,020
  Current portion of obligations under capital leases (note
     3).....................................................       57,468       56,262
  Deferred revenue..........................................    1,084,501      683,371
                                                              -----------    ---------
          Total current liabilities.........................    1,275,163      874,692
Capital lease obligations, less current portion (note 3)....       55,502           --
                                                              -----------    ---------
          Total liabilities.................................    1,330,665      874,692
Owners' deficit.............................................   (1,054,415)    (619,234)
Commitments (note 3)
                                                              -----------    ---------
          Total liabilities and owner's deficit.............  $   276,250    $ 255,458
                                                              ===========    =========



                See accompanying notes to financial statements.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK


                                   (PREPNET)



                  STATEMENTS OF OPERATIONS AND OWNERS' DEFICIT


   YEARS ENDED NOVEMBER 30, 1996 AND 1997 AND PERIOD ENDED DECEMBER 24, 1997



                                                                                     PERIOD ENDED
                                                                                     DECEMBER 24,
                                                            1996          1997           1997
                                                         -----------   -----------   ------------
Revenue:
  Internet services....................................  $ 2,027,682   $ 2,026,439    $  156,459
  Grant revenue (note 4)...............................      194,343        98,711            --
  Other................................................        6,309        22,477            --
                                                         -----------   -----------    ----------
          Total revenue................................    2,228,334     2,147,627       156,459
                                                         -----------   -----------    ----------
Costs and expenses:
  Internet services operating costs....................      588,543       792,684        80,972
  Selling, general and administrative (note 5).........      831,230       773,174        64,625
  Depreciation.........................................       92,251       121,192         8,285
                                                         -----------   -----------    ----------
          Total costs and expenses.....................    1,512,024     1,687,050       153,882
                                                         -----------   -----------    ----------
          Earnings from operations.....................      716,310       460,577         2,577
Interest expense, net..................................      (18,331)      (11,261)         (938)
                                                         -----------   -----------    ----------
          Net earnings.................................      697,979       449,316         1,639
Owners' deficit at beginning of period.................     (726,569)   (1,054,415)     (619,234)
Net advances to owners.................................   (1,025,825)      (14,135)      (23,911)
                                                         -----------   -----------    ----------
Owners' deficit at end of period.......................  $(1,054,415)  $  (619,234)   $ (641,506)
                                                         ===========   ===========    ==========
Pro forma information:
  Historical net earnings..............................  $   697,979   $   449,316    $    1,639
  Pro forma adjustment for income tax expense..........     (265,000)     (171,000)         (600)
                                                         -----------   -----------    ----------
          Pro forma net earnings.......................  $   432,979   $   278,316    $    1,039
                                                         ===========   ===========    ==========



                See accompanying notes to financial statements.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK


                                   (PREPNET)



                            STATEMENTS OF CASH FLOWS


   YEARS ENDED NOVEMBER 30, 1996 AND 1997 AND PERIOD ENDED DECEMBER 24, 1997



                                                                                    PERIOD ENDED
                                                                                    DECEMBER 24,
                                                           1996          1997           1997
                                                        -----------    ---------    ------------
Cash flows from operating activities:
  Net earnings........................................  $   697,979    $ 449,316     $   1,639
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation.....................................       92,251      121,192         8,285
     Provision for bad debts..........................       14,631       13,313            --
     Changes in operating assets and liabilities:
       Trade receivables..............................       58,406      (41,411)      (38,747)
       Prepaid expenses and other assets..............           --      (13,640)        6,294
       Accounts payable and accrued liabilities.......      100,318        1,865        (5,400)
       Deferred revenue...............................      178,313     (401,130)       57,131
                                                        -----------    ---------     ---------
          Net cash provided by operating activities...    1,141,898      129,505        29,202
                                                        -----------    ---------     ---------
Cash flows from investing activities -- purchase of
  equipment...........................................      (61,987)     (58,662)           --
                                                        -----------    ---------     ---------
Cash flows from financing activities:
  Repayments of capital lease obligations.............      (54,086)     (56,708)       (5,291)
  Net advances to owners..............................   (1,025,825)     (14,135)      (23,911)
                                                        -----------    ---------     ---------
          Net cash used by financing activities.......   (1,079,911)     (70,843)      (29,202)
                                                        -----------    ---------     ---------
          Net change in cash and cash at beginning and
            end of period.............................  $        --    $      --     $      --
                                                        ===========    =========     =========
Supplemental disclosure of cash flow
  information -- cash paid for interest...............  $    18,331    $  11,261     $     938
                                                        ===========    =========     =========



                See accompanying notes to financial statements.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK


                                   (PREPNET)



                         NOTES TO FINANCIAL STATEMENTS


                           NOVEMBER 30, 1996 AND 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Organization and Basis of Presentation



     The accompanying financial statements include the accounts of the Pennsylvania Research Partnership Network (PREPnet), the data communications network of a consortium of research institutions in Pennsylvania. A joint venture between Carnegie Mellon University and the University of Pittsburgh serves as the legal entity and coordinator of the consortium. The accompanying financial statements have been prepared assuming that PREPnet had been operated separately as of December 1, 1995 and thereafter. PREPnet provides internet services to businesses, educational institutions, not-for-profit organizations, and individual subscribers.



     Effective December 24, 1997, the net assets of PREPnet were acquired by Verio Inc. in a purchase business combination.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



  Revenue Recognition



     Internet services are recognized as the services are provided. PREPnet records deferred revenue for amounts billed and/or collected in advance.



  Equipment



     Equipment, including any assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets or the lease term, which is 3 years. Costs for normal repairs and maintenance are expensed as incurred.



  Long-Lived Assets



     PREPnet evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.



  Income Taxes



     The operations of PREPnet are included in the income tax returns of the joint venture, which is a non-profit entity and is exempt from income taxes. However, pro forma information has been included in the accompanying statement of operations to reflect a pro forma adjustment for income tax expense as if PREPnet had been a separate taxable entity subject to federal and state income taxes for all periods presented.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK


                                   (PREPNET)



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



  Concentration of Credit Risk and Financial Instruments



     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statements purposes. Management estimates that the fair values of all financial instruments as of November 30, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.



(2) EQUIPMENT



     Equipment consisted of the following at November 30:



                                                                 1996         1997
                                                               ---------    ---------
Internet and computer equipment.............................   $ 321,434    $ 376,014
Furniture and office equipment..............................       5,854        9,936
                                                               ---------    ---------
                                                                 327,288      385,950
Less accumulated depreciation and amortization..............    (126,750)    (247,942)
                                                               ---------    ---------
                                                               $ 200,538    $ 138,008
                                                               =========    =========



(3) COMMITMENTS



     PREPnet leases certain computer and office equipment under capital leases. PREPnet also leases office space under noncancelable operating leases expiring at various dates through 2001.



     Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending November 30 are as follows:



                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1998........................................................  $ 58,810    $ 50,731
1999........................................................        --      50,341
2000........................................................        --      27,867
2001........................................................        --      49,171
                                                              --------    --------
  Total minimum payments....................................    58,810    $178,110
                                                                          ========
Less amount representing interest...........................    (2,548)
                                                              --------
  Present value of net minimum lease payments...............    56,262
Less current portion........................................   (56,262)
                                                              --------
                                                              $     --
                                                              ========



     Rent expense for the years ended November 30, 1996 and 1997 and the period ended December 24, 1997 was $47,674, $73,218 and $6,102, respectively.



(4) GRANT REVENUE



     PREPnet receives grant revenue from the National Science Foundation and other government agencies to provide network connections to certain not-for-profit educational institutions. Grant revenue is recognized ratably over the term of the contract, which is generally twelve months. Total deferred grant revenue at November 30, 1996 was $71,667.

                 THE PENNSYLVANIA RESEARCH PARTNERSHIP NETWORK


                                   (PREPNET)



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



(5) RELATED PARTY TRANSACTIONS



     Carnegie Mellon University provides administrative support and use of facilities to PREPnet and allocates the cost of these services to the entity. Such allocations totalled approximately $69,188 and $81,886 for the years ended November 30, 1996 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors


Verio Inc.:



     We have audited the accompanying balance sheets of Monumental Network Systems, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monumental Network Systems, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP



Denver, Colorado


February 25, 1998

                        MONUMENTAL NETWORK SYSTEMS, INC.



                                 BALANCE SHEETS


                           DECEMBER 31, 1996 AND 1997



                                     ASSETS



                                                                1996          1997
                                                              ---------    -----------
Current assets:
  Cash......................................................  $  63,693    $        --
  Trade receivables, net of allowance for doubtful accounts
     of $15,363 and $41,207.................................    138,263        214,440
                                                              ---------    -----------
          Total current assets..............................    201,956        214,440
Equipment, net (note 2).....................................    359,327        440,406
Other assets, net...........................................     17,664         66,562
                                                              ---------    -----------
          Total assets......................................  $ 578,947    $   721,408
                                                              =========    ===========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................................  $ 186,526    $   258,319
  Accrued liabilities.......................................     23,052        163,436
  Current portion of notes payable (note 3):
     Related party..........................................     30,025        132,954
     Other..................................................      9,789         49,694
  Current portion of obligations under capital lease (note
     4).....................................................     70,736         82,194
  Deferred revenue..........................................    326,924        573,057
  Cash overdraft............................................         --        166,157
                                                              ---------    -----------
          Total current liabilities.........................    647,052      1,425,811
Notes payable, less current portion (note 3)................      8,915         21,067
Capital lease obligations, less current portion (note 4)....    114,764         97,208
                                                              ---------    -----------
          Total liabilities.................................    770,731      1,544,086
Stockholders' deficit:
  Common stock, $1.00 par value, 500,000 shares authorized,
     300,944 and 302,779 shares issued and outstanding as of
     December 31, 1996 and 1997.............................    300,944        302,779
  Additional paid-in capital................................    197,494        199,329
  Accumulated deficit.......................................   (690,222)    (1,324,786)
                                                              ---------    -----------
          Total stockholders' deficit.......................   (191,784)      (822,678)
Commitments (note 4)
                                                              ---------    -----------
          Total liabilities and stockholders' deficit.......  $ 578,947    $   721,408
                                                              =========    ===========



                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.



                            STATEMENTS OF OPERATIONS


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                 1996          1997
                                                              ----------    ----------
Revenue:
  Internet services.........................................  $1,250,789    $2,425,121
  Computer hardware and software sales......................      95,557        41,733
  Other.....................................................      24,197         4,653
                                                              ----------    ----------
          Total revenue.....................................   1,370,543     2,471,507
                                                              ----------    ----------
Operating expenses:
  Internet services operating costs.........................     385,439       743,524
  Cost of hardware and software sales.......................     198,486       417,559
  Selling, general and administrative.......................   1,246,716     1,756,956
  Depreciation..............................................      74,607       172,092
                                                              ----------    ----------
          Total operating expenses..........................   1,905,248     3,090,131
                                                              ----------    ----------
          Loss from operations..............................    (534,705)     (618,624)
Interest expense, net.......................................      18,448        15,940
                                                              ----------    ----------
          Net loss..........................................  $ (553,153)   $ (634,564)
                                                              ==========    ==========



                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.



                      STATEMENTS OF STOCKHOLDERS' DEFICIT


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                                               TOTAL
                                              COMMON STOCK      ADDITIONAL                 STOCKHOLDERS'
                                           ------------------    PAID-IN     ACCUMULATED      EQUITY
                                           SHARES     AMOUNT     CAPITAL       DEFICIT       (DEFICIT)
                                           -------   --------   ----------   -----------   -------------
BALANCES AT JANUARY 1, 1996..............  114,015   $114,015    $     --    $  (137,069)    $ (23,054)
Issuance of common shares for cash.......  100,000    100,000     100,000             --       200,000
Issuance of common shares for services or
  equipment..............................   86,929     86,929      97,494             --       184,423
Net loss.................................       --         --          --       (553,153)     (553,153)
                                           -------   --------    --------    -----------     ---------
BALANCES AT DECEMBER 31, 1996............  300,944    300,944     197,494       (690,222)     (191,784)
Issuance of common shares for cash.......    1,000      1,000       1,000             --         2,000
Issuance of common shares for services...      835        835         835             --         1,670
Net loss.................................       --         --          --       (634,564)     (634,564)
                                           -------   --------    --------    -----------     ---------
BALANCES AT DECEMBER 31, 1997............  302,779   $302,779    $199,329    $(1,324,786)    $(822,678)
                                           =======   ========    ========    ===========     =========



                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.



                            STATEMENTS OF CASH FLOWS


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                1996         1997
                                                              ---------    ---------
Cash flows from operating activities:
  Net loss..................................................  $(553,153)   $(634,564)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation...........................................     74,607      172,092
     Provision for bad debts................................     15,363      170,634
     Changes in operating assets and liabilities:
       Trade receivables....................................   (127,442)    (246,811)
       Other assets.........................................    (15,691)     (48,898)
       Accounts payable.....................................    120,414       71,793
       Accrued liabilities..................................     13,704      140,384
       Deferred revenue.....................................    278,172      246,133
                                                              ---------    ---------
          Net cash used by operating activities.............   (194,026)    (129,237)
                                                              ---------    ---------
Cash flows from investing activities -- purchases of
  equipment.................................................   (142,367)    (178,377)
                                                              ---------    ---------
Cash flows from financing activities:
  Net change in cash overdraft..............................         --      166,157
  Borrowings under note payable to related parties..........     30,848      130,000
  Principal payments on note payable to related parties.....       (823)     (27,071)
  Borrowings under notes payable............................     18,704       66,229
  Repayments of notes payable...............................         --      (14,172)
  Principal payments on capital lease obligations...........    (36,824)     (80,892)
  Issuance of common stock..................................    384,423        3,670
                                                              ---------    ---------
          Net cash provided by financing activities.........    396,328      243,921
                                                              ---------    ---------
          Increase (decrease) in cash.......................     59,935      (63,693)
Cash at beginning of year...................................      3,758       63,693
                                                              ---------    ---------
Cash at end of year.........................................  $  63,693    $      --
                                                              =========    =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  18,739    $  16,508
                                                              =========    =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $ 219,242    $  74,794
                                                              =========    =========



                See accompanying notes to financial statements.

                        MONUMENTAL NETWORK SYSTEMS, INC.



                         NOTES TO FINANCIAL STATEMENTS


                           DECEMBER 31, 1996 AND 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Organization and Basis of Presentation



     Monumental Network Systems, Inc. (the Company) was incorporated in the State of Virginia on April 13, 1994. The Company's business consists of providing regional internet access services, hardware and software sales, and consulting to customers in Virginia, Maryland and the Washington D.C. area.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



     Effective December 31, 1997, Verio Inc. acquired all of the outstanding common stock of the Company.



  Equipment



     Equipment, including any assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, or over the lease term, which range from three to seven years. Costs for normal repairs and maintenance are expensed as incurred.



  Long-Lived Assets



     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell.



  Revenue Recognition



     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.



     Revenue from consulting services is recognized when services have been rendered.



     Revenue from hardware and software sales is recognized upon shipment of the respective products, if significant future vendor obligations do not exist and collectibility is probable.



  Income Taxes



     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                        MONUMENTAL NETWORK SYSTEMS, INC.

  Concentration of Credit Risk and Financial Instruments



     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.



     Customers who operate in Virginia, Maryland and the Washington D.C. area represent substantially all of the Company's customer base. No single customer comprised more than 10% of accounts receivable or total revenue as of or for the years ended December 31, 1996 or 1997.



  Stock-Based Compensation



     The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB 25). The Company has provided pro forma disclosures of net loss as if the fair value based method of accounting for the plan, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), had been applied. Pro forma disclosures include the effects of employee stock options granted during the years ended December 31, 1996 and 1997.



(2) EQUIPMENT



     Equipment consisted of the following at December 31:



                                                                1996        1997
                                                              --------    ---------
Equipment...................................................  $413,615    $ 642,498
Furniture and office equipment..............................    39,310       55,505
Leasehold improvements......................................        --        8,093
                                                              --------    ---------
                                                               452,925      706,096
Less accumulated depreciation...............................   (93,598)    (265,690)
                                                              --------    ---------
                                                              $359,327    $ 440,406
                                                              ========    =========



     Equipment includes assets held under capital leases with a net book value of $198,445 and $201,745 at December 31, 1996 and 1997, respectively. Depreciation expense totaled $74,607 and $172,092 for the years ended December 31, 1996 and 1997, respectively.



(3) DEBT



     Notes payable consists of the following as of December 31, 1996 and 1997:



                                                               1996        1997
                                                              -------    --------
Notes payable with interest rates ranging from 8.25% to
  8.39%, secured by vehicles due through 2002...............  $14,319    $ 34,625
Unsecured notes payable to vendors with interest at 15% due
  in 1998...................................................    4,385      36,136
                                                              -------    --------
                                                               18,704      70,761
Less current portion........................................   (9,789)    (49,694)
                                                              -------    --------
                                                              $ 8,915    $ 21,067
                                                              =======    ========

                        MONUMENTAL NETWORK SYSTEMS, INC.

     During 1996, the Company issued notes payable to stockholders of the Company in the amount of $30,848, with interest at 6%, and monthly payments of principal and interest due in various dates through 1998. The total unpaid balance as of December 31, 1997 was $30,025.



     During 1997, the Company issued additional notes payable to stockholders of the Company totaling $130,000, which bear interest at 9%, with interest payable annually, and are due on demand.



(4) COMMITMENTS



     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2001. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:



                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
1998........................................................  $103,978    $29,132
1999........................................................    66,919      5,736
2000........................................................    39,031      1,710
2001........................................................     3,818         --
                                                              --------    -------
  Total minimum payments....................................   213,746    $36,578
                                                                          =======
Less amount representing interest...........................   (34,344)
                                                              --------
  Present value of net minimum lease payments...............   179,402
Less current portion........................................   (82,194)
                                                              --------
                                                              $ 97,208
                                                              ========



     Rent expense for the years ended December 31, 1996 and 1997 was $38,967 and $53,084, respectively.



(5) INCOME TAXES



     As of December 31, 1997, the Company has a net operating loss carryforward of approximately $470,000 which will expire in 2012, if not utilized. A valuation allowance has been recorded for the entire deferred tax asset related primarily to the net operating loss carryforward due to the uncertainty relating to the realization of the benefit of the deferred tax asset in the future.



(6) STOCK OPTION PLAN



     The Company's 1997 Option Plan (the Plan) was adopted by the Board of Directors and approved by the stockholders of the Company on January 1, 1997. The Plan provides that salaried officers or key employees, non-employee directors, and consultants who provide services to the Company may, at the discretion of the plan administrator, be granted Incentive or Non-statutory stock options to purchase shares of common stock. 200,000 shares of the Company's common stock have been authorized for issuance under the Plan, of which 11,872 incentive stock options were granted in 1997, with an exercise price of $2.00 per share. None of the options were exercised or canceled during 1997.



     Options vest 25% on the first anniversary of the option grant date and 25% on each of the following three anniversary dates. As of December 31, 1997, no options were vested or exercisable. The weighted average contractual term of outstanding options was approximately 9 years at December 31, 1997.



     The per share weighted-average fair value of stock options granted was $.33 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions; expected dividend yield

                        MONUMENTAL NETWORK SYSTEMS, INC.

0%, risk-free interest rate of 6%, and expected life of three years. If the Company determined compensation expense in 1997 based on the fair value of the options at the grant date under SFAS No. 123, net loss would not have been significantly different from the historical results of operations other than for compensation expense recognized for options granted at less than fair value, as discussed below.



     None of the incentive stock option shares were exercisable or vested as of December 31, 1997. However, in accordance with the acquisition agreement between the Company and Verio Inc., Monumental Network Systems, Inc. purchased the 11,872 options outstanding as of December 31,1997 at fair market value, less the exercise price per share, and recorded a charge to operations of $84,152.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors


Verio Inc.:



     We have audited the accompanying balance sheets of Internet Servers, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (August 23, 1995) to December 31, 1995 and the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Servers, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from inception (August 23, 1995) to December 31, 1995 and the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP



Denver, Colorado


March 2, 1998

                             INTERNET SERVERS, INC.



                                 BALANCE SHEETS


                           DECEMBER 31, 1996 AND 1997



                                     ASSETS



                                                                1996         1997
                                                              --------    ----------
Current assets:
  Cash and cash equivalents.................................  $ 18,021    $1,161,510
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $11,029 in 1997.......................................    98,675       220,571
     Employees..............................................        --        67,000
  Prepaid expenses and other................................        --        85,478
                                                              --------    ----------
          Total current assets..............................   116,696     1,534,559
Equipment, net (note 2).....................................   484,240       714,205
                                                              --------    ----------
          Total assets......................................  $600,936    $2,248,764
                                                              ========    ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 35,061    $  118,241
  Accrued liabilities.......................................    11,731       159,366
  Income taxes payable......................................   111,314       316,456
  Deferred revenue..........................................        --        14,388
                                                              --------    ----------
          Total current liabilities.........................   158,106       608,451
Stockholders' equity (note 5):
  Common stock, no par value, 100,000 shares authorized,
     10,895 and 11,092 shares issued and outstanding........    70,918       426,129
  Retained earnings.........................................   371,912     1,214,184
                                                              --------    ----------
          Total stockholders' equity........................   442,830     1,640,313
Commitments (note 4)
                                                              --------    ----------
          Total liabilities and stockholders' equity........  $600,936    $2,248,764
                                                              ========    ==========



                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.



                            STATEMENTS OF OPERATIONS


        PERIOD FROM INCEPTION (AUGUST 23, 1995) TO DECEMBER 31, 1995 AND


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                        PERIOD FROM
                                                         INCEPTION
                                                        (AUGUST 23,
                                                          1995) TO
                                                        DECEMBER 31,
                                                            1995           1996          1997
                                                        ------------    ----------    ----------
Revenue:
  Enhanced services...................................    $48,380       $1,507,875    $3,476,045
  Internet services...................................         --               --       704,187
  Other...............................................      2,520               --       211,962
                                                          -------       ----------    ----------
          Total revenue...............................     50,900        1,507,875     4,392,194
                                                          =======       ==========    ==========
Operating costs and expenses:
  Enhanced and internet services operating costs......      8,240          631,111     1,820,757
  Selling, general and administrative.................     35,698          166,751       721,337
  Depreciation........................................      5,728           90,343       259,984
                                                          -------       ----------    ----------
          Total costs and expenses....................     49,666          888,205     2,802,078
                                                          -------       ----------    ----------
          Earnings from operations....................      1,234          619,670     1,590,116
Other income, net.....................................         --              322        26,215
                                                          -------       ----------    ----------
          Earnings before income taxes................      1,234          619,992     1,616,331
Income tax expense (note 3)...........................         --         (111,314)     (602,059)
                                                          -------       ----------    ----------
          Net earnings................................    $ 1,234       $  508,678    $1,014,272
                                                          =======       ==========    ==========



                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.



                       STATEMENTS OF STOCKHOLDERS' EQUITY


        PERIOD FROM INCEPTION (AUGUST 23, 1995) TO DECEMBER 31, 1995 AND


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                    COMMON STOCK
                                                 ------------------     RETAINED
                                                 SHARES     AMOUNT      EARNINGS       TOTAL
                                                 ------    --------    ----------    ----------
BALANCES AT INCEPTION.........................       --    $     --    $       --    $       --
Issuances of common stock for cash............    9,800      13,000            --        13,000
Net earnings..................................       --          --         1,234         1,234
                                                 ------    --------    ----------    ----------
BALANCES AT DECEMBER 31, 1995.................    9,800      13,000         1,234        14,234
Issuance of common stock for services.........    1,095      57,918            --        57,918
Dividends paid in cash........................       --          --      (138,000)     (138,000)
Net earnings..................................       --          --       508,678       508,678
                                                 ------    --------    ----------    ----------
BALANCES AT DECEMBER 31, 1996.................   10,895      70,918       371,912       442,830
Issuance of common stock for services.........      197     355,211            --       355,211
Dividends paid in cash........................       --          --      (172,000)     (172,000)
Net earnings..................................       --          --     1,014,272     1,014,272
                                                 ------    --------    ----------    ----------
BALANCES AT DECEMBER 31, 1997.................   11,092    $426,129    $1,214,184    $1,640,313
                                                 ======    ========    ==========    ==========



                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.



                            STATEMENTS OF CASH FLOWS


        PERIOD FROM INCEPTION (AUGUST 23, 1995) TO DECEMBER 31, 1995 AND


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                         PERIOD FROM
                                                          INCEPTION
                                                         (AUGUST 23,
                                                           1995) TO
                                                         DECEMBER 31,
                                                             1995          1996          1997
                                                         ------------    ---------    ----------
Cash flows from operating activities:
  Net earnings.........................................    $  1,234      $ 508,678    $1,014,272
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation......................................       5,728         90,343       259,984
     Provision for bad debts...........................          --             --        58,371
     Common stock issued for services..................          --         57,918       355,211
     Changes in operating assets and liabilities:
       Receivables.....................................     (12,611)       (86,064)     (247,267)
       Prepaid expenses and other......................          --             --       (85,478)
       Accounts payable................................      13,224         21,837        83,180
       Accrued liabilities.............................       4,896          6,835       147,635
       Income taxes payable............................          --        111,314       205,142
       Deferred revenue................................          --             --        14,388
                                                           --------      ---------    ----------
          Net cash provided by operating activities....      12,471        710,861     1,805,438
                                                           --------      ---------    ----------
Cash flows from investing activities -- purchases of
  equipment............................................     (35,144)      (545,167)     (489,949)
                                                           --------      ---------    ----------
Cash flows from financing activities:
  Borrowings on debt...................................       7,000             --            --
  Repayments of debt...................................          --         (7,000)           --
  Proceeds from issuance of common stock...............      13,000             --            --
  Dividends............................................          --       (138,000)     (172,000)
  Net change in cash overdraft.........................       2,673         (2,673)           --
                                                           --------      ---------    ----------
          Net cash provided (used) by financing
            activities.................................      22,673       (147,673)     (172,000)
                                                           --------      ---------    ----------
          Increase in cash and cash equivalents........          --         18,021     1,143,489
Cash and cash equivalents at beginning of period.......          --             --        18,021
                                                           --------      ---------    ----------
Cash and cash equivalents at end of period.............    $     --      $  18,021    $1,161,510
                                                           ========      =========    ==========
Supplemental disclosure of cash flow information --
  cash paid during the year for income taxes...........    $     --      $  40,000    $  349,743
                                                           ========      =========    ==========



                See accompanying notes to financial statements.

                             INTERNET SERVERS, INC.



                         NOTES TO FINANCIAL STATEMENTS


                           DECEMBER 31, 1996 AND 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Organization and Basis of Presentation



     Internet Servers, Inc. (the Company) was incorporated in the State of Utah on August 23, 1995. The Company's business consists of providing regional internet enhanced services and consulting to customers in Utah and throughout the Western states.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



     Effective December 31, 1997, Verio Inc. acquired 100% of the outstanding common stock of the Company.



  Cash and Cash Equivalents



     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.



  Revenue Recognition



     Revenue related to enhanced and internet services is recognized as the services are provided. Enhanced services consists primarily of web hosting services to customers. The Company records deferred revenue for accounts billed and/or collected in advance.



     Revenue from hardware and software sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.



  Equipment



     Equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets ranging from three to seven years using the straight-line method. Costs for normal repairs and maintenance are expensed as incurred.



  Long-Lived Assets



     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations including goodwill when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value less costs to sell.



  Income Taxes



     From inception to September 1, 1996, the Company elected to be treated as a subchapter S Corporation for income tax purposes. Accordingly, taxable income through September 1, 1996 was included in the income tax returns of the shareholders. On September 1, 1996, the Company converted to a C Corporation.

                             INTERNET SERVERS, INC.

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse.



  Concentration of Credit Risk and Financial Instruments



     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.



     Customers who operate in Utah represent substantially all of the Company's customer base and accounts receivable. However, no single customer comprised more than 10% of accounts receivable or total revenue as of or for the years ended December 31, 1995, 1996 or 1997.



(2) EQUIPMENT



     Equipment consisted of the following at December 31:



                                                                1996         1997
                                                              --------    ----------
Internet and computer equipment.............................  $561,296    $1,044,691
Furniture and office equipment..............................    19,015        25,569
                                                              --------    ----------
                                                               580,311     1,070,260
Less accumulated depreciation and amortization..............   (96,071)     (356,055)
                                                              --------    ----------
                                                              $484,240    $  714,205
                                                              ========    ==========



(3) INCOME TAXES



     Income tax expense consists of the following for the years ended December
31:



                                                   1996        1997
                                                 --------    --------
Current:
  Federal......................................  $ 91,314    $548,794
  State........................................    20,000      53,265
                                                 --------    --------
                                                 $111,314    $602,059
                                                 ========    ========



     Income tax expense for the years ended December 31 differs from the amounts computed using the federal statutory tax rate of 34% to earnings before income taxes as follows:



                                                                1996         1997
                                                              ---------    --------
Expected tax expense........................................  $ 210,797    $549,553
State income taxes, net of federal benefit..................     20,460      53,341
S Corporation taxable income................................   (120,693)         --
Other.......................................................        750        (835)
                                                              ---------    --------
          Actual income tax expense.........................  $ 111,314    $602,059
                                                              =========    ========

                             INTERNET SERVERS, INC.

     Temporary differences in the bases of assets and liabilities for financial statement and income tax purposes are not significant as of December 31, 1996 and 1997.



(4) COMMITMENTS



     The Company leases certain computer equipment and office space under noncancelable operating leases expiring at various dates through 2000. Future minimum annual lease payments under noncancelable operating leases for each of the years ending December 31 are as follows:



1998..............................................  $359,139
1999..............................................   345,684
2000..............................................   148,654
                                                    --------
Total minimum payments............................  $853,477
                                                    ========



     Rent expense for the years ended December 31, 1996 and 1997 was $14,500 and $241,402, respectively.



(5) STOCKHOLDERS' EQUITY



     On October 21, 1996, the Company entered into an employment agreement with an officer. The agreement included a compensation and benefit package which also included a long-term incentive provision consisting of the granting of shares of the Company's common stock equal to two percent of the total common shares outstanding. As of December 31, 1996, 25 shares had been issued resulting in compensation expense of $45,078 based on the estimated fair value of the stock, as determined by the Company's Board of Directors.



     In accordance with the acquisition agreement between the Company and Verio Inc., the unvested shares under the employment agreement were fully vested at December 31, 1997. An additional 197 shares were issued as of December 31, 1997 and compensation expense of $355,211 was recognized by the Company based on the estimated fair value of the stock using the acquisition price in the Verio Inc. transaction.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors


Verio Inc.:



     We have audited the accompanying balance sheets of NSNet, Inc. as of December 31, 1996 and 1997, and the related statements of operations, owner's and stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NSNet, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP



Denver, Colorado


March 13, 1998

                                  NSNET, INC.



                                 BALANCE SHEETS


                           DECEMBER 31, 1996 AND 1997



                                ASSETS (NOTE 3)



                                                                1996        1997
                                                              --------    --------
Current assets:
  Cash......................................................  $  4,188    $ 20,169
  Receivables:
     Trade, net of allowance for doubtful accounts of $3,133
      and $12,158 in 1996 and 1997, respectively............    27,494      85,881
     Other..................................................        --      20,377
  Prepaid expenses and other................................   124,829     333,130
                                                              --------    --------
          Total current assets..............................   156,511     459,557
Equipment, net (note 2).....................................   177,410     378,874
Other assets................................................        --      67,665
                                                              --------    --------
          Total assets......................................  $333,921    $906,096
                                                              ========    ========

LIABILITIES AND OWNER'S AND STOCKHOLDER'S EQUITY

Current liabilities:
  Cash overdraft............................................  $ 41,057    $     --
  Accounts payable..........................................     7,614      94,252
  Accrued liabilities.......................................    37,778      44,866
  Revolving lines of credit (note 3)........................        --     200,000
  Current portion of capital lease obligations (note 4).....        --      34,231
  Deferred revenue and customer advances....................    42,827      82,699
                                                              --------    --------
          Total current liabilities.........................   129,276     456,048
Capital lease obligations, less current portion (note 4)....        --      61,636
                                                              --------    --------
          Total liabilities.................................   129,276     517,684
Owner's and Stockholder's equity:
  Owner's equity............................................   204,645          --
  Common stock, no par value, 2,000,000 shares authorized,
     100,000 shares issued and outstanding at December 31,
     1997...................................................        --     204,645
  Retained earnings.........................................        --     183,767
                                                              --------    --------
          Total owner's and stockholder's equity............   204,645     388,412
Commitments (note 4)
                                                              --------    --------
          Total liabilities and owner's and stockholder's
            equity..........................................  $333,921    $906,096
                                                              ========    ========



                See accompanying notes to financial statements.

                                  NSNET, INC.



                            STATEMENTS OF OPERATIONS


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                 1996         1997
                                                               --------    ----------
Revenue:
  Internet services.........................................   $887,939    $1,832,374
  Other.....................................................         --        14,550
                                                               --------    ----------
          Total revenue.....................................    887,939     1,846,924
                                                               --------    ----------
Operating expenses:
  Internet services operating costs.........................    210,517       471,247
  Selling, general and administrative.......................    485,128       938,523
  Depreciation..............................................     61,106       126,301
                                                               --------    ----------
          Total operating expenses..........................    756,751     1,536,071
                                                               --------    ----------
          Earnings from operations..........................    131,188       310,853
Other income (expense), net.................................      1,885        (5,508)
                                                               --------    ----------
          Net earnings......................................   $133,073       305,345
                                                               ========    ==========
Pro forma information:
  Historical net earnings...................................    133,073       305,345
  Pro forma adjustment for income tax expense...............    (51,000)     (116,000)
                                                               --------    ----------
          Pro forma net earnings............................   $ 82,073    $  189,345
                                                               ========    ==========



                See accompanying notes to financial statements.

                                  NSNET, INC.



                 STATEMENTS OF OWNER'S AND STOCKHOLDER'S EQUITY


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                                         TOTAL
                                                   OWNER'S     COMMON    RETAINED    STOCKHOLDER'S
                                                   EQUITY      STOCK     EARNINGS       EQUITY
                                                  ---------   --------   ---------   -------------
BALANCES AT JANUARY 1, 1996.....................  $  75,037   $     --   $      --     $  75,037
  Distributions.................................     (3,465)        --          --        (3,465)
  Net earnings..................................    133,073         --          --       133,073
                                                  ---------   --------   ---------     ---------
BALANCES AT DECEMBER 31, 1996...................    204,645         --          --       204,645
  Issuance of common stock upon incorporation
     (note 1)...................................   (204,645)   204,645          --            --
  Distributions.................................         --         --    (121,578)     (121,578)
  Net earnings..................................         --         --     305,345       305,345
                                                  ---------   --------   ---------     ---------
BALANCES AT DECEMBER 31, 1997...................  $      --   $204,645   $ 183,767     $ 388,412
                                                  =========   ========   =========     =========



                See accompanying notes to financial statements.

                                  NSNET, INC.



                            STATEMENTS OF CASH FLOWS


                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                1996         1997
                                                              ---------    ---------
Cash flows from operating activities:
  Net earnings..............................................  $ 133,073    $ 305,345
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation...........................................     61,106      126,301
     Provision for bad debts................................      3,133       24,334
     Changes in operating assets and liabilities:
       Receivables..........................................    (17,073)    (103,098)
       Prepaid expenses and other...........................   (124,829)    (208,301)
       Accounts payable and accrued liabilities.............     26,911       93,726
       Deferred revenue and customer advances...............     25,647       39,872
                                                              ---------    ---------
          Net cash provided by operating activities.........    107,968      278,179
                                                              ---------    ---------
Cash flows from investing activities:
  Purchases of equipment....................................   (141,372)    (217,958)
  Increase in other assets..................................         --      (67,665)
                                                              ---------    ---------
          Net cash used by investing activities.............   (141,372)    (285,623)
                                                              ---------    ---------
Cash flows from financing activities:
  Cash overdraft............................................     41,057      (41,057)
  Borrowings under revolving lines of credit................         --      240,000
  Repayments under revolving lines of credit................         --      (40,000)
  Principal payments under capital lease obligations........         --      (13,940)
  Distributions.............................................     (3,465)    (121,578)
                                                              ---------    ---------
          Net cash provided by financing activities.........     37,592       23,425
                                                              ---------    ---------
          Increase in cash..................................      4,188       15,981
Cash at beginning of year...................................         --        4,188
                                                              ---------    ---------
Cash at end of year.........................................  $   4,188    $  20,169
                                                              =========    =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $      --    $   5,508
                                                              =========    =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $      --    $ 109,807
                                                              =========    =========



                See accompanying notes to financial statements.

                                  NSNET, INC.



                         NOTES TO FINANCIAL STATEMENTS


                           DECEMBER 31, 1996 AND 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Organization and Basis of Presentation



     NSNet, Inc. (the Company) was incorporated as a subchapter S Corporation in the State of California on January 1, 1997. Prior to incorporation, the Company was operating as NextGen Systems Internet Services, a sole proprietorship formed in 1992. All assets and liabilities of the sole proprietorship were contributed to the Company upon incorporation and recorded at historical cost. The Company provides internet access services to customers in California.



     Effective February 27, 1998, Verio Inc. acquired 100% of the outstanding common stock of the Company.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



  Revenue Recognition



     Internet services are recognized as the services are provided. The Company records deferred revenue for accounts billed and/or collected in advance.



  Equipment



     Equipment, including assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which is three years. Costs for normal repairs and maintenance are expensed as incurred.



  Long-Lived Assets



     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.



  Income Taxes



     No provision for income taxes has been included in the accompanying financial statement for 1996 or 1997 due to the Company's status as a sole proprietorship and subchapter S Corporation. Accordingly, net earnings as of December 31, 1996 were included in owner's equity and taxable income has been included in the tax returns of the owner and stockholder. However, pro forma information has been included in the accompanying statements of operations to reflect a pro forma adjustment for income tax expense as if the Company had been a separate taxable entity subject to federal and state income taxes for both years presented.



  Concentration of Credit Risk and Financial Instruments



     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair

                                  NSNET, INC.

values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.



     Customers who operate in California represent substantially all of the Company's customer base. No single customer comprised more than 10% of accounts receivable or total revenue as of or for the years ended December 31, 1996 or 1997.



(2) EQUIPMENT



     Equipment consisted of the following at December 31:



                                                                1996        1997
                                                              --------    ---------
Internet and computer equipment.............................  $255,112    $ 568,239
Furniture...................................................    10,000       24,638
                                                              --------    ---------
                                                               265,112      592,877
Less accumulated depreciation...............................   (87,702)    (214,003)
                                                              --------    ---------
                                                              $177,410    $ 378,874
                                                              ========    =========



     Equipment includes assets held under capital leases with a net book value of $94,248 at December 31, 1997.



(3) DEBT



     At December 31, 1997, the Company had a $150,000 unsecured revolving line of credit agreement with a bank, under which $100,000 was outstanding. Borrowings under the line bear interest at the bank's prime rate plus 2.975% (11.475% at December 31, 1997), and are due in 1998. The agreement included various restrictive covenants including limitations on indebtedness and payment of dividends. As of December 31, 1997, the Company was not in compliance with the restrictions on additional indebtedness. All borrowings under this line were paid in full subsequent to the acquisition by Verio, Inc.



     At December 31, 1997, the Company had an additional $125,000 revolving line of credit agreement with a second bank, secured by substantially all of the assets of the Company, under which $100,000 was outstanding. Borrowings under the line bear interest at the bank's prime rate plus 1.5% (10% at December 31, 1997), and are due in 1998.



(4) COMMITMENTS



     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2002. Future

                                  NSNET, INC.

minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:



                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1998........................................................  $ 43,434    $ 95,767
1999........................................................    43,434     110,092
2000........................................................    23,227     114,004
2001........................................................        --     118,862
2002........................................................        --     108,956
                                                              --------    --------
  Total minimum payments....................................   110,095    $547,681
                                                                          ========
Less amount representing interest...........................   (14,228)
                                                              --------
  Present value of net minimum lease payments...............    95,867
Less current portion........................................   (34,231)
                                                              --------
                                                              $ 61,636
                                                              ========



     Rent expense for the years ended December 31, 1996 and 1997 totaled $19,801 and $34,082, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:


     We have audited the accompanying balance sheet of Access One, Inc. as of December 31, 1997 and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access One, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Denver, Colorado


April 9, 1998

                                ACCESS ONE, INC.


                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS


Current assets:
  Cash......................................................  $  259,144
  Trade receivables, net of allowance for doubtful accounts
     of $148,040 (note 3)...................................     344,773
  Inventory.................................................      40,635
  Prepaid expenses and other................................     105,365
                                                              ----------
          Total current assets..............................     749,917
Equipment, net (notes 2 and 3)..............................     678,752
Other assets................................................       9,853
                                                              ----------
          Total assets......................................  $1,438,522
                                                              ==========
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Revolving line of credit..................................  $  110,000
  Accounts payable:
     Trade..................................................     144,297
     Related party (note 5).................................     273,306
  Accrued liabilities.......................................     376,330
  Notes payable (note 3)....................................      88,550
  Current portion of capital lease obligations (note 4).....       8,858
  Note payable to related party (note 5)....................      32,194
  Deferred revenue..........................................     294,266
                                                              ----------
          Total current liabilities.........................   1,327,801
Capital lease obligations, less current portion (note 4)....       6,812
                                                              ----------
          Total liabilities.................................   1,334,613
Redeemable preferred stock, $0.01 par value, 500,000 shares
  authorized, 200,000 shares issued and outstanding (note
  6)........................................................     508,748
Stockholders' deficit (note 6):
  Common stock, $0.01 par value, 2,000,000 shares
     authorized, 800,000 shares issued and outstanding......       8,000
  Additional paid-in capital................................      85,476
  Accumulated deficit.......................................    (498,315)
                                                              ----------
          Total stockholders' deficit.......................    (404,839)
Commitments (note 4)
                                                              ----------
          Total liabilities and stockholders' deficit.......  $1,438,522
                                                              ==========


                See accompanying notes to financial statements.

                                ACCESS ONE, INC.



                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                          YEAR ENDED DECEMBER 31, 1997



Revenue:
  Internet services.........................................  $2,485,583
  Enhanced services.........................................     702,639
  Computer hardware and software sales......................     303,465
  Other.....................................................      27,019
                                                              ----------
          Total revenue.....................................   3,518,706
                                                              ----------
Operating expenses:
  Internet and enhanced services operating costs (note 5)...     613,084
  Cost of hardware and software sales.......................     226,205
  Selling, general and administrative (note 5)..............   2,922,073
  Depreciation..............................................     245,003
                                                              ----------
          Total operating expenses..........................   4,006,365
                                                              ----------
          Loss from operations..............................    (487,659)
Other expense:
  Interest expense..........................................     (21,833)
  Other, net................................................      (3,808)
                                                              ----------
          Net loss..........................................  $ (513,300)
                                                              ==========
Retained earnings at beginning of year......................      14,985
Accumulated deficit at end of year..........................    (498,315)
                                                              ==========


                See accompanying notes to financial statements.

                                ACCESS ONE, INC.


                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997


Cash flows from operating activities:
  Net loss..................................................  $(513,300)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
       Depreciation.........................................    245,003
       Provision for bad debts..............................    386,983
       Changes in operating assets and liabilities:
          Receivables.......................................   (445,284)
          Inventory.........................................    (40,635)
          Prepaid expenses and other current assets.........    (96,000)
          Other assets......................................     (9,708)
          Accounts payable and accrued liabilities..........    541,280
          Deferred revenue..................................    148,798
                                                              ---------
               Net cash provided by operating activities....    217,137
                                                              ---------
Cash flows from investing activities -- purchase of
  equipment.................................................   (559,530)
                                                              ---------
Cash flows from financing activities:
  Borrowings under revolving line of credit.................    110,000
  Borrowings under note payable.............................    127,916
  Principal payments on note payable........................    (39,366)
  Borrowings under notes to related parties.................      6,965
  Principal payments under capital lease obligations........    (15,501)
                                                              ---------
               Net cash provided by financing activities....    190,014
                                                              ---------
               Net decrease in cash.........................   (152,379)
Cash at beginning of year...................................    411,523
                                                              ---------
Cash at end of year.........................................  $ 259,144
                                                              =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  21,822
                                                              =========


                See accompanying notes to financial statements.

                                ACCESS ONE, INC.


                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation


     Access One, Inc. (the Company) was originally organized as a limited liability company on July 1, 1994. The Company reincorporated on December 9, 1996 as a C corporation in the state of Washington. The Company provides internet access and enhanced services and computer hardware and software sales to customers primarily in Washington.



     Effective February 27, 1998, Verio Inc. (Verio) acquired all of the outstanding common stock of the Company, resulting in 100% ownership (see Note
6).


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment


     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease terms, which range from three to five years. Costs for normal repairs and maintenance are expensed as incurred.


  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition


     Internet and enhanced services are recognized as the services are provided. Enhanced services consist primarily of web hosting and collocation services to customers. The Company records deferred revenue for amounts billed and/or collected in advance.


     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes


     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                                ACCESS ONE, INC.

     The Company has a net operating loss carryforward for income tax purposes of approximately $337,000 which expires in 2012. No tax benefit has been recorded by the Company in 1997 due to the Company's net loss and the uncertainty regarding the ultimate utilization of such loss carryforward. The Company also has a deferred tax asset related to the allowance for doubtful accounts of approximately $56,000. A valuation allowance has been recorded for the entire balance of the deferred tax asset related to the carryforward and the allowance for doubtful accounts. Other temporary differences between financial statement and income tax bases of assets and liabilities are not significant.


  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1997 approximate their carrying values based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.



     Customers who operate in Washington represent substantially all of the Company's customer base. No single customer comprised more than 10% of revenue or accounts receivable as of or for the year ended December 31, 1997.


(2) EQUIPMENT

     Equipment consisted of the following at December 31, 1997:


  Internet and computer equipment...........................   $ 926,175
  Furniture and office equipment............................     120,657
                                                               ---------
                                                               1,046,832
Less accumulated depreciation and amortization..............    (368,080)
                                                               ---------
                                                               $ 678,752
                                                               =========



     Equipment includes assets held under capital lease with a net book value of $12,990 at December 31, 1997.



(3) DEBT



     Lines of credit and notes payable consist of the following as of December 31, 1997:



Revolving line of credit, maximum credit available of
  $300,000, bearing interest at 1.5% above the bank's prime
  lending rate, (10% at December 31, 1997), due in 1998, and secured by accounts receivable............................  $ 110,000
Notes payable, bearing interest at 10.25%, due on demand, or if no demand is made, in monthly payments of principal and interest of $5,945 through April, 1999, and secured by
  certain equipment of the Company..........................     88,550
                                                              ---------
                                                                198,550
Less current portion........................................   (198,550)
                                                              ---------
  Long-term debt, less current portion......................  $      --
                                                              =========

                                ACCESS ONE, INC.

(4) COMMITMENTS



  Leases



     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 1999. Future minimum annual lease payments under noncancelable capital and operating leases for each of the years ending December 31 are as follows:



                                          CAPITAL    OPERATING
                                          LEASES      LEASES
                                          -------    ---------
1998....................................  $ 8,280     $80,808
1999....................................    7,589       1,512
                                          -------     -------
  Total minimum payments................  $15,869     $82,320
                                          =======     =======
Less amount representing interest.......     (199)
                                          -------
  Present value of net minimum lease
  payments..............................   15,670
Less current portion....................   (8,858)
                                          -------
                                          $ 6,812
                                          =======



     Rent expense for the year ended December 31, 1997 totaled $219,500.



(5) TRANSACTIONS WITH RELATED PARTIES



     During 1997, the Company received customer service, technical support, and backbone transport services provided by Verio. Total amounts charged to the Company by Verio in this manner were $79,421 included in internet and enhanced services operating costs and $178,969 included in selling, general, and administrative expenses. Verio also purchased approximately $14,916 of equipment on behalf of the Company. Amounts due to related party at December 31, 1997 relate to these services and purchases of equipment and are non interest bearing.



     Note payable to related party is a non interest bearing, unsecured note payable to the majority stockholder of the Company.



(6) REDEEMABLE PREFERRED STOCK



     During 1996, the Company issued 200,000 shares of redeemable, convertible Series A preferred stock to Verio. The preferred shares are convertible into common shares on a one for one basis and are mandatorily redeemable in 2002. In connection with the Verio acquisition disclosed in note 1, the preferred shares were converted to common stock.



(7) EMPLOYEE BENEFIT PLAN



     The Company sponsors a 401(k) Plan (the Plan) for all full time employees. The Company makes matching contributions of 25% of employee contributions up to 6% of the respective employee's salary. During 1997 the Company made contributions to the Plan totaling $11,876.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:


     We have audited the accompanying balance sheet of STARnet, L.L.C. as of December 31, 1997 and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STARnet, L.L.C. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP

Denver, Colorado
March 27, 1998

                                STARNET, L.L.C.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS


Current assets:
  Cash......................................................  $210,089
  Trade receivables, net of allowance for doubtful accounts
     of $22,944.............................................   111,541
  Inventory.................................................    69,089
  Prepaid expenses and other................................    18,779
                                                              --------
          Total current assets..............................   409,498
Equipment, net (note 2).....................................   208,336
Other assets................................................     4,583
                                                              --------
          Total assets......................................  $622,417
                                                              ========
                   LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 31,371
  Accrued liabilities.......................................    12,895
  Deferred revenue..........................................   371,608
                                                              --------
          Total current liabilities.........................   415,874
Members' equity.............................................   206,543
Commitments (note 3)
                                                              --------
          Total liabilities and members' equity.............  $622,417
                                                              ========


                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997


Revenue:
  Internet services.........................................  $1,201,504
  Computer hardware sales...................................     386,376
  Other.....................................................      13,094
                                                              ----------
          Total revenue.....................................   1,600,974
                                                              ----------
Operating expenses:
  Internet services operating costs.........................     397,019
  Cost of hardware sales....................................     319,486
  Selling, general and administrative.......................     570,461
  Depreciation..............................................     155,968
                                                              ----------
          Total operating expenses..........................   1,442,934
                                                              ----------
          Earnings from operations..........................     158,040
Other income (expense):
  Interest income...........................................       9,411
  Other, net................................................      (6,282)
                                                              ----------
          Net earnings......................................  $  161,169
                                                              ==========
Pro forma information:
  Historical net earnings...................................     161,169
  Pro forma adjustment for income tax expense...............     (61,000)
                                                              ----------
          Pro forma net earnings............................  $  100,169
                                                              ==========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                          STATEMENT OF MEMBERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

Balance at January 1, 1997..................................  $ 290,109
Distributions to members....................................   (244,735)
Net earnings................................................    161,169
                                                              ---------
Balance at December 31, 1997................................  $ 206,543
                                                              =========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net earnings..............................................  $ 161,169
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation...........................................    155,968
     Provision for bad debts................................     44,484
     Loss on sale of assets.................................      6,282
     Changes in operating assets and liabilities:
       Receivables..........................................    (40,725)
       Inventory............................................     50,205
       Prepaid expenses and other current assets............    (13,944)
       Other assets.........................................        834
       Accounts payable and accrued liabilities.............    (54,304)
       Deferred revenue.....................................     (3,346)
                                                              ---------
          Net cash provided by operating activities.........    306,623
                                                              ---------
Cash flows from investing activities -- purchase of
  equipment.................................................   (117,202)
                                                              ---------
Cash flows from financing activities -- distributions to
  members...................................................   (244,735)
                                                              ---------
          Net decrease in cash..............................    (55,314)
Cash at beginning of year...................................    265,403
                                                              ---------
Cash at end of year.........................................  $ 210,089
                                                              =========

                See accompanying notes to financial statements.

                                STARNET, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation


     STARnet, L.L.C. (the Company) was originally organized as a limited liability company in the State of Missouri as Internetix, L.L.C. on June 21, 1994. On August 18, 1997, the Company changed its name to STARnet, L.L.C. The Company provides internet access services and computer hardware sales to customers primarily in Missouri and Illinois.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using a method that estimates the straight-line method over the estimated useful lives of the related assets, which is three years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     No provision for income taxes has been included in the accompanying financial statements due to the Company's status as a limited liability corporation. Accordingly, taxable income has been included in the tax returns of the members. However, pro forma information has been included in the accompanying statement of operations to reflect a pro forma adjustment for income tax expense as if the Company had been a separate taxable entity subject to federal and state income taxes for the year ended December 31, 1997.

  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1997 approximate their carrying values based on their

                                STARNET, L.L.C.

terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

     Customers who operate in Missouri and Illinois represent substantially all of the Company's customer base. Three customers comprised approximately 38% of accounts receivable as of December 31, 1997. However, no single customer comprised more than 10% of revenue for the year ended December 31, 1997.

(2) EQUIPMENT

     Equipment consisted of the following at December 31, 1997:

Internet and computer equipment.............................   $ 503,324
Furniture and office equipment..............................       2,750
                                                               ---------
                                                                 506,074
Less accumulated depreciation and amortization..............    (297,738)
                                                               ---------
                                                               $ 208,336
                                                               =========

(3) COMMITMENTS

     The Company leases office space and equipment under noncancelable leases expiring at various dates through 2002. Future minimum annual lease payments under noncancelable operating leases for each of the years ending December 31 are as follows:

1998...............................................  $32,873
1999...............................................   26,236
2000...............................................    2,716
2001...............................................      870
2002...............................................      400
                                                     -------
          Total minimum payments...................  $63,095
                                                     =======

     Rent expense for the year ended December 31, 1997 totaled $39,630.

     In addition, the Company has a verbal agreement to guarantee certain obligations of a related party with a telecommunications company for one year in the amount of $250,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:


     We have audited the accompanying balance sheets of Computing Engineers Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computing Engineers Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP


Denver, Colorado
March 27, 1998

                            COMPUTING ENGINEERS INC.


                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                ASSETS (NOTE 3)


                                                                 1996          1997
                                                              ----------    ----------
Current assets:
  Cash......................................................  $       --    $   15,995
  Trade receivables, net of allowance for doubtful accounts
     of $133,739 and $62,085 in 1996 and 1997,
     respectively...........................................     340,799       429,171
  Inventory.................................................          --        37,411
  Prepaid expenses and other................................       2,014         2,014
                                                              ----------    ----------
          Total current assets..............................     342,813       484,591
Equipment, net (note 2).....................................     821,637     1,049,662
Other assets, net...........................................          --        20,420
                                                              ----------    ----------
          Total assets......................................  $1,164,450    $1,554,673
                                                              ==========    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Cash overdraft............................................  $   54,352    $       --
  Accounts payable..........................................     355,223       225,153
  Accrued liabilities.......................................       5,252        33,373
  Current portion of note payable (note 3)..................          --        84,352
  Current portion of obligations under capital leases (note
     4).....................................................     193,873       223,826
  Deferred revenue..........................................     146,010       249,817
                                                              ----------    ----------
          Total current liabilities.........................     754,710       816,521
Note payable, less current portion (note 3).................          --       585,002
Capital lease obligations, less current portion (note 4)....      49,776        28,811
                                                              ----------    ----------
          Total liabilities.................................     804,486     1,430,334
Stockholders' equity:
  Common stock, $10 par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................       1,000         1,000
  Additional paid-in capital................................       5,000         5,000
  Retained earnings.........................................     353,964       118,339
                                                              ----------    ----------
          Total stockholders' equity........................     359,964       124,339
                                                              ----------    ----------
Commitments (note 4)
          Total liabilities and stockholders' equity........  $1,164,450    $1,554,673
                                                              ==========    ==========


                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.


                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997


                                                                 1996          1997
                                                              ----------    ----------
Revenue:
  Internet services.........................................  $2,326,898    $3,321,562
  Consulting services.......................................          --       162,683
  Computer hardware and software sales......................      88,664       537,057
  Other.....................................................          --        58,176
                                                              ----------    ----------
          Total revenue.....................................   2,415,562     4,079,478
                                                              ----------    ----------
Operating expenses:
  Internet services operating costs.........................     606,522       632,653
  Costs of hardware and software sales......................     148,770       392,676
  Marketing and selling.....................................      47,155       299,990
  General and administrative................................   1,179,149     2,041,265
  Depreciation and amortization.............................     144,953       329,296
                                                              ----------    ----------
          Total operating expenses..........................   2,126,549     3,695,880
                                                              ----------    ----------
          Earnings from operations..........................     289,013       383,598
Interest expense............................................     (19,254)      (95,223)
                                                              ----------    ----------
          Net earnings......................................  $  269,759    $  288,375
                                                              ==========    ==========
Pro forma information:
  Historical net earnings...................................  $  269,759    $  288,375
  Pro forma adjustment for income tax expense...............    (103,000)     (110,000)
                                                              ----------    ----------
          Pro forma net earnings............................  $  166,759    $  178,375
                                                              ==========    ==========


                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                           COMMON STOCK      ADDITIONAL                     TOTAL
                                         ----------------     PAID-IN      RETAINED     STOCKHOLDERS'
                                         SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                         ------    ------    ----------    ---------    -------------
BALANCES AT JANUARY 1, 1996............   100      $1,000      $5,000      $ 207,104      $ 213,104
Distributions to stockholders..........    --          --          --       (122,899)      (122,899)
Net earnings...........................    --          --          --        269,759        269,759
                                          ---      ------      ------      ---------      ---------
BALANCES AT DECEMBER 31, 1996..........   100       1,000       5,000        353,964        359,964
Distributions to stockholders..........    --          --          --       (524,000)      (524,000)
Net earnings...........................    --          --          --        288,375        288,375
                                          ---      ------      ------      ---------      ---------
BALANCES AT DECEMBER 31, 1997..........   100      $1,000      $5,000      $ 118,339      $ 124,339
                                          ===      ======      ======      =========      =========

                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.


                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997


                                                                1996         1997
                                                              ---------    ---------
Cash flows from operating activities:
  Net earnings..............................................  $ 269,759    $ 288,375
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................    144,953      329,296
     Provision for bad debts................................    133,739      165,153
     Changes in operating assets and liabilities:
       Trade receivables....................................   (472,524)    (253,525)
       Inventory............................................         --      (37,411)
       Prepaid expenses and other...........................        142           --
       Accounts payable.....................................    355,223     (130,070)
       Accrued liabilities..................................        238       28,121
       Deferred revenue.....................................    146,010      103,807
                                                              ---------    ---------
          Net cash provided by operating activities.........    577,540      493,746
                                                              ---------    ---------
Cash flows from investing activities -- purchases of
  equipment.................................................   (336,776)    (228,892)
                                                              ---------    ---------
Cash flows from financing activities:
  Net change in cash overdraft..............................    (15,314)     (54,352)
  Borrowings under note payable.............................         --      700,000
  Debt issuance costs.......................................         --      (20,420)
  Principal payments on note payable........................         --      (30,646)
  Principal payments on capital lease obligations...........   (102,551)    (319,441)
  Distributions to shareholders.............................   (122,899)    (524,000)
                                                              ---------    ---------
          Net cash used by financing activities.............   (240,764)    (248,859)
                                                              ---------    ---------
          Increase in cash..................................         --       15,995
Cash at beginning of year...................................         --           --
                                                              ---------    ---------
Cash at end of year.........................................  $      --    $  15,995
                                                              =========    =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  19,254    $  95,223
                                                              =========    =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations................  $ 346,200    $ 328,429
                                                              =========    =========


                See accompanying notes to financial statements.

                            COMPUTING ENGINEERS INC.


                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation


     Computing Engineers Inc. (the Company) was incorporated in the State of Illinois on November 1, 1993. The Company is a provider of internet access services to businesses and individuals, primarily in Illinois.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment, including any assets held under capital leases, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term, which is three years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets


     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of the carrying amount or fair value less costs to sell.


  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from consulting services is recognized when services have been rendered.

     Revenue from hardware and software sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     No provision for income taxes has been included in the accompanying financial statements for 1996 or 1997 due to the Company's status as a subchapter S corporation. Accordingly, taxable income has been included in the tax returns of the stockholders. However, pro forma information has been included in the accompanying statements of operations to reflect a pro forma adjustment for income tax expense as if the Company had been a separate taxable entity subject to federal and state income taxes for all periods presented.

  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of December 31, 1996 and 1997 approximate their carrying values based

                            COMPUTING ENGINEERS INC.

on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

(2) EQUIPMENT

     Equipment consisted of the following at December 31:

                                                               1996           1997
                                                             ---------     ----------
Internet and computer equipment............................  $ 973,392     $1,522,201
Furniture and office equipment.............................     22,048         30,560
                                                             ---------     ----------
                                                               995,440      1,552,761
Less accumulated depreciation and amortization.............   (173,803)      (503,099)
                                                             ---------     ----------
                                                             $ 821,637     $1,049,662
                                                             =========     ==========

     Equipment includes assets owned under capital leases with a net book value of $305,530 and $474,893 at December 31, 1996 and 1997, respectively.

(3) DEBT

     Debt consists of the following as of December 31, 1997:

Note payable bearing interest at prime plus 2.75% (11.25% at
  December 31, 1997), monthly principal and interest
  payments of $11,986 through May 12, 2004, secured by
  substantially all the assets of the Company...............  $669,354
Less current portion........................................   (84,352)
                                                              --------
                                                              $585,002
                                                              ========

(4) COMMITMENTS


     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2005. Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending December 31 are as follows:


                                                               CAPITAL     OPERATING
                                                               LEASES        LEASES
                                                              ---------    ----------
1998........................................................  $ 252,242    $  234,353
1999........................................................     29,695       219,153
2000........................................................         --       192,161
2001........................................................         --       197,120
2002........................................................         --       202,079
Thereafter..................................................         --       472,345
                                                              ---------    ----------
  Total minimum payments....................................    281,937    $1,517,211
                                                                           ==========
Less amount representing interest...........................    (29,300)
                                                              ---------
  Present value of net minimum lease payments...............    252,637
Less current portion........................................   (223,826)
                                                              ---------
                                                              $  28,811
                                                              =========


     Rent expense for the years ended December 31, 1996 and 1997 was $93,501 and $134,777, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
LI Net, Inc.:


     We have audited the accompanying balance sheets of LI Net, Inc. as of April 30, 1997 and January 31, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LI Net, Inc. as of April 30, 1997 and January 31, 1998, and the results of its operations and its cash flows for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998 in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP


Denver, Colorado
March 27, 1998

                                  LI NET, INC.

                                 BALANCE SHEETS
                      APRIL 30, 1997 AND JANUARY 31, 1998

                                     ASSETS


                                                                1997        1998
                                                              --------    ---------
Current assets:
  Cash......................................................  $ 49,036    $  24,575
  Receivables (note 3):
     Trade, net of all allowance for doubtful accounts of
      $28,948 and $50,000, respectively.....................   157,643      225,148
     Other..................................................        --        6,000
  Prepaid expenses and other................................     3,850        3,850
                                                              --------    ---------
          Total current assets..............................   210,529      259,573
Equipment, net (notes 2 and 3)..............................   355,906      500,654
Other assets................................................    25,057       28,708
                                                              --------    ---------
          Total assets......................................  $591,492    $ 788,935
                                                              ========    =========
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $171,038    $ 245,777
  Accrued liabilities.......................................    13,942       22,521
  Current portion of notes payable (note 3):
     Bank...................................................        --       22,476
     Related party (note 6).................................     9,038        8,885
  Revolving line of credit (note 3).........................    15,265       39,993
  Current portion of obligations under capital leases (note
     4).....................................................    52,090       81,652
  Deferred revenue..........................................    77,766      158,740
                                                              --------    ---------
          Total current liabilities.........................   339,139      580,044
Notes payable, less current portion (note 3):
  Bank......................................................        --       93,542
  Related party (note 6)....................................   126,052      114,029
Capital lease obligations, less current portion (note 4)....    87,826       62,453
                                                              --------    ---------
          Total liabilities.................................   553,017      850,068
Stockholders' equity (deficit):
  Common stock, no par value, 100 shares authorized and
     issued.................................................    44,000       44,000
  Additional paid-in capital................................        --      273,100
  Retained earnings (deficit)...............................     6,375     (378,233)
  Treasury stock -- 5 shares at April 30, 1997, at cost.....   (11,900)          --
                                                              --------    ---------
          Total stockholders' equity (deficit)..............    38,475      (61,133)
                                                              --------    ---------
Commitments (note 4)
          Total liabilities and stockholders' equity
            (deficit).......................................  $591,492    $ 788,935
                                                              ========    =========


                See accompanying notes to financial statements.

                                  LI NET, INC.

                            STATEMENTS OF OPERATIONS

   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998



                                                            1996         1997          1998
                                                          --------    ----------    ----------
Revenue:
  Internet services.....................................  $608,714    $1,033,595    $1,430,480
  Computer hardware sales...............................   152,854       325,723        90,233
                                                          --------    ----------    ----------
          Total revenue.................................   761,568     1,359,318     1,520,713
                                                          --------    ----------    ----------
Operating expenses:
  Internet services operating costs.....................   197,025       317,225       551,993
  Costs of hardware sold................................    73,370       156,347        42,987
  Selling, general and administrative expenses(note
     7).................................................   358,627       769,898     1,180,146
  Depreciation..........................................    64,470        77,762       100,902
                                                          --------    ----------    ----------
          Total operating expenses......................   693,492     1,321,232     1,876,028
          Earnings (loss) from operations...............    68,076        38,086      (355,315)
Interest expense........................................   (10,596)      (55,325)      (29,293)
                                                          --------    ----------    ----------
          Earnings (loss) before income taxes...........    57,480       (17,239)     (384,608)
Income tax expense (note 5).............................    (7,600)           --            --
                                                          --------    ----------    ----------
          Net earnings (loss)...........................  $ 49,880    $  (17,239)   $ (384,608)
                                                          ========    ==========    ==========


                See accompanying notes to financial statements.

                                  LI NET, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998



                                                                                           TOTAL
                                                ADDITIONAL    RETAINED                 STOCKHOLDERS'
                                     COMMON      PAID-IN      EARNINGS     TREASURY       EQUITY
                                      STOCK      CAPITAL      (DEFICIT)     STOCK        (DEFICIT)
                                     -------    ----------    ---------    --------    -------------
BALANCES AT MAY 1, 1995............  $44,000     $     --     $ (26,266)   $     --      $  17,734
Purchase of treasury stock.........       --           --            --     (10,000)       (10,000)
Net earnings.......................       --           --        49,880          --         49,880
                                     -------     --------     ---------    --------      ---------
BALANCES AT APRIL 30, 1996.........   44,000           --        23,614     (10,000)        57,614
Purchase of treasury stock.........       --           --            --     (13,800)       (13,800)
Issuance of treasury stock for
  services (note 7)................       --           --            --      11,900         11,900
Net loss...........................       --           --       (17,239)         --        (17,239)
                                     -------     --------     ---------    --------      ---------
BALANCES AT APRIL 30, 1997.........   44,000           --         6,375     (11,900)        38,475
Issuance of treasury stock for
  services (note 7)................       --      273,100            --      11,900        285,000
Net loss...........................       --           --      (384,608)         --       (384,608)
                                     -------     --------     ---------    --------      ---------
BALANCES AT JANUARY 31, 1998.......  $44,000     $273,100     $(378,233)   $     --      $ (61,133)
                                     =======     ========     =========    ========      =========


                See accompanying notes to financial statements.

                                  LI NET, INC.

                            STATEMENTS OF CASH FLOWS

   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998



                                                              1996        1997        1998
                                                            ---------   ---------   ---------
Cash flows from operating activities:
  Net earnings (loss).....................................  $  49,880   $ (17,239)  $(384,608)
  Adjustments to reconcile net earnings (loss) to net cash
     provided by operating activities:
     Depreciation.........................................     64,470      77,762     100,902
     Provision for bad debts..............................         --      28,948      50,000
     Issuance of treasury stock for services..............         --      11,900     285,000
     Changes in operating assets and liabilities:
       Receivables........................................    (66,218)   (103,079)   (123,505)
       Prepaid expenses and other current assets..........         --      (3,850)         --
       Other assets.......................................    (13,602)     (6,580)     (3,651)
       Accounts payable and accrued liabilities...........     88,042      67,313      83,318
       Deferred revenue...................................         --      77,766      80,974
                                                            ---------   ---------   ---------
          Net cash provided by operating activities.......    122,572     132,941      88,430
                                                            ---------   ---------   ---------
Cash flows from investing activities -- purchases of
  equipment...............................................   (149,667)    (94,633)   (182,471)
                                                            ---------   ---------   ---------
Cash flows from financing activities:
  Borrowings under revolving lines of credit..............         --      15,265      24,728
  Proceeds from borrowings from bank......................         --          --     130,000
  Principal payments on notes payable to bank.............         --          --     (13,982)
  Proceeds from borrowings from related parties...........    107,713          --          --
  Principal payments on notes payable to related party....    (21,128)    (13,677)    (12,176)
  Principal payments on capital lease obligations.........         --     (39,872)    (58,990)
  Purchase of treasury stock..............................    (10,000)    (13,800)         --
                                                            ---------   ---------   ---------
          Net cash provided (used) by financing
            activities....................................     76,585     (52,084)     69,580
                                                            ---------   ---------   ---------
          Net increase (decrease) in cash.................     49,490     (13,776)    (24,461)
Cash at beginning of year.................................     13,322      62,812      49,036
                                                            ---------   ---------   ---------
Cash at end of year.......................................  $  62,812   $  49,036   $  24,575
                                                            =========   =========   =========
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.......................  $  10,596   $  39,621   $  22,593
                                                            =========   =========   =========
Noncash investing and financing activities -- equipment
  acquired through capital lease obligations..............  $  32,876   $ 146,912   $  63,179
                                                            =========   =========   =========


                See accompanying notes to financial statements.

                                  LI NET, INC.

                         NOTES TO FINANCIAL STATEMENTS

   YEARS ENDED APRIL 30, 1996 AND 1997 AND NINE MONTHS ENDED JANUARY 31, 1998


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation


     LI Net, Inc. (the Company) was incorporated in the State of New York and provides regional internet access services to customers in New York.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment

     Equipment, including assets held under capital leases, is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease terms, which range from three to five years. Costs for normal repairs and maintenance are expensed as incurred.

  Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

  Revenue Recognition

     Internet services are recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Revenue from hardware sales is recognized upon shipment of the respective products if the Company's future obligations are not significant and collectibility is probable.

  Income Taxes

     Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS 109). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Concentration of Credit Risk and Financial Instruments


     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized for financial statement purposes. Management estimates that the fair values of all financial instruments as of April 30, 1997 and January 31, 1998, approximate their carrying values

                                  LI NET, INC.

based on their terms and interest rates. The use of different market assumptions and/or estimation methodologies may have a significant effect on the estimated fair values.

(2) EQUIPMENT


     Equipment consisted of the following at April 30, 1997 and January 31, 1998:



                                                                1997          1998
                                                              ---------     ---------
Internet and computer equipment.............................  $ 409,376     $ 641,881
Furniture and office equipment..............................     67,532        80,677
Leasehold improvements......................................     32,297        32,297
                                                              ---------     ---------
                                                                509,205       754,855
Less accumulated depreciation and amortization..............   (153,299)     (254,201)
                                                              ---------     ---------
                                                              $ 355,906     $ 500,654
                                                              =========     =========


     Equipment includes assets held under capital leases with a net book value of approximately $139,000 and $155,000 at April 30, 1997 and January 31, 1998, respectively.

(3) DEBT

     During fiscal 1998, the Company entered into a loan agreement with a bank and borrowed $130,000. The loan is secured by the Company's equipment, and bears interest at 8.75%. Principal and interest payments of $2,683 are due monthly through 2002. At January 31, 1998, the outstanding balance was $116,018.


     At April 30, 1997 and January 31, 1998, the Company had a $50,000 revolving line of credit agreement with a bank, secured by receivables, under which $15,265 and $39,993 was outstanding, respectively. Borrowings under the line bear interest at the bank's prime lending rate plus 2% (10.5% at January 31, 1997) and are due in 1998.


     Maturities of the line of credit and note payable for each of the years ending January 31 are as follows:

1999..............................................  $ 62,469
2000..............................................    25,384
2001..............................................    27,247
2002..............................................    29,732
2003..............................................    11,179
                                                    --------
                                                    $156,011
                                                    ========

(4) COMMITMENTS

     The Company leases certain computer and office equipment under capital leases. The Company also leases office space under noncancelable operating leases expiring at various dates through 2002.

                                  LI NET, INC.

     Future minimum annual lease payments under capital and noncancelable operating leases for each of the years ending January 31 are as follows:

                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1999........................................................  $100,042    $ 63,879
2000........................................................    53,085      47,121
2001........................................................    17,937      23,386
2002........................................................    10,060       5,459
                                                              --------    --------
  Total minimum payments....................................   181,124    $139,845
                                                                          ========
Less amount representing interest...........................   (37,019)
                                                              --------
  Present value of net minimum lease payments...............   144,105
Less current portion........................................   (81,652)
                                                              --------
                                                              $ 62,453
                                                              ========


     Rent expense for the years ended April 30, 1996 and 1997 and nine months ended January 31, 1998, was $25,335, $35,353, and $52,779 respectively.


(5) INCOME TAXES


     Income tax expense (benefit) for the years ended April 30, 1996 and 1997 and nine months ended January 31, 1998 differs from the amounts that would result from applying the federal statutory rate of 34% as follows:



                                                       1996       1997        1998
                                                      -------    -------    ---------
Expected tax expense (benefit)......................  $19,543    $(5,861)   $(130,777)
State income taxes, net of federal benefit..........    2,300       (690)     (15,374)
Nondeductible expenses..............................       --        622        1,653
Change in valuation allowance for deferred tax
  assets............................................  (14,243)     5,929      144,498
                                                      -------    -------    ---------
          Actual income tax expense.................  $ 7,600    $    --    $      --
                                                      =======    =======    =========


     Temporary differences that give rise to the components of deferred tax assets and liabilities as of April 30, 1997 and January 31, 1998 are as follows:


                                                                1997        1998
                                                              --------    ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 12,738    $ 148,824
  Accounts receivable, due to allowance for doubtful
     accounts for financial statement purposes only.........    11,000       30,000
  Other.....................................................       173          140
                                                              --------    ---------
          Total deferred tax assets.........................    23,911      178,964
  Valuation allowance.......................................    (5,929)    (150,427)
                                                              --------    ---------
          Net deferred tax assets...........................    17,982       28,537
                                                              --------    ---------
Deferred tax liability:
  Equipment, due to differences in depreciation for
     financial statement and tax purposes...................   (17,982)     (28,537)
                                                              --------    ---------
          Net deferred tax asset (liability)................  $     --    $      --
                                                              ========    =========

                                  LI NET, INC.

     As of January 31, 1998, the Company has a net operating loss carryforward of approximately $392,000 for federal income tax purposes which will expire in 2013, if not utilized. A valuation allowance has been recorded for a portion of the related deferred tax asset due to the uncertainty relating to the realization of the net operating loss carryforward in the future.


(6) TRANSACTIONS WITH RELATED PARTIES


     Notes payable to related party at April 30, 1997 and January 31, 1998 included $93,917 and $89,334, respectively, of unsecured notes due to stockholders of the Company. The loans bear interest at 10% with the principal and interest due in total on July 1, 1999 or upon sale of 50% or more of the stock of the stockholders.


     Also included in notes payable to related party at April 30, 1997 and January 31, 1998 was an unsecured note due to a relative of a stockholder of the Company. Principal outstanding on the note was $41,176 and $33,580 at April 30, 1997 and January 31, 1998, respectively. The note bears interest at 10% and is payable in monthly principal and interest payments of $1,062 until 2001.

     Maturities of notes payable to related parties for each of the years ending January 31 are as follows:

1999..............................................  $  8,885
2000..............................................   100,087
2001..............................................    11,878
2002..............................................     2,064
                                                    --------
                                                    $122,914
                                                    ========

(7) STOCKHOLDERS' EQUITY

     During the year ended April 30, 1997 and the nine months ended January 31, 1998, the Company issued treasury shares to an officer as compensation for services. The Company recorded compensation expense of $11,900 and $285,000, respectively, which, in the opinion of the Company's Board of Directors, represented fair value of the shares at the date of issuance.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    9
Use of Proceeds.......................   19
Dividend Policy.......................   19
Capitalization........................   20
Dilution..............................   21
Selected Consolidated Financial
  Data................................   22
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   24
Business..............................   31
Management............................   47
Certain Transactions..................   62
Principal Stockholders................   65
Description of Capital Stock..........   68
Shares Eligible for Future Sale.......   73
Underwriting..........................   75
Legal Matters.........................   77
Experts...............................   77
Additional Information................   77
Glossary of Terms.....................   79
Index to Financial Statements.........  F-1


Until May   , 1998 (25 days after the commencement of the offering), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

======================================================
======================================================

                                5,000,000 SHARES


                                   VERIO INC.

                                  COMMON STOCK
                               [VERIO INC. LOGO]
                                  ------------
                                   PROSPECTUS
                                          , 1998

                                  ------------

                              SALOMON SMITH BARNEY

                           CREDIT SUISSE FIRST BOSTON

                          DONALDSON, LUFKIN & JENRETTE
              SECURITIES CORPORATION

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the sale of Common Stock being registered (all amounts are estimated except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee).


                            ITEM                                AMOUNT
                            ----                              ----------
SEC registration fee........................................  $   29,500
NASD filing fee.............................................      10,500
NASDAQ National Market listing fee..........................      50,000
Printing and engraving expenses.............................     250,000
Legal fees and expenses.....................................     250,000
Accounting fees and expenses................................     400,000
Blue sky fees and expense...................................      *
Transfer agent fees and expenses............................       2,000
Miscellaneous...............................................      *
                                                              ----------
          Total.............................................  $1,000,000
                                                              ==========


* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Eight of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the DGCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     In June and July of 1996, the Registrant issued an aggregate of 6,033,333 shares of Series A Preferred Stock to Centennial Fund IV, L.P., Centennial Holdings, Inc., Telecom Partners, L.P., Norwest Equity Partners, V and Brooks Fiber Properties, Inc. for an aggregate of $18,100,001, pursuant to a Series A Preferred Stock purchase agreement dated June 25, 1996, and Amendment No. 1 thereto, dated July 3, 1996. The transactions were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").



     In December 1996, the Registrant issued an aggregate of 10,000,000 shares of Series B Preferred Stock to Centennial Fund IV, L.P., Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, L.P., Centennial Holdings, Inc., Norwest Equity Partners, V, Brooks Fiber Properties, Inc., Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., Providence Equity Partners L.P., Providence Equity Partners II L.P., Bessemer Venture Partners, WNA, Boston Capital Ventures III, L.P., BCV Partners WNA, WNA-DMG Investors, LLC, Perkman Associates, L.P., GC&H Investments and 11 individuals for an aggregate of $60,000,000, pursuant to a Series B Preferred Stock purchase agreement, dated as of December 5, 1996. The transaction was exempt from registration under Section 4(2) of the Securities Act.

     In May 1997, the Registrant issued an aggregate of 2,500,000 shares of Series C Preferred Stock to Centennial Fund IV, L.P., Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, L.P., Centennial Holdings I, LLC, Norwest Equity Partners, V, Brooks Fiber Properties, Inc., Providence Equity Partners L.P., Providence Equity Partners II L.P., Boston Capital Ventures III, L.P. and BCV Partners WNA for an aggregate of $20,000,000, pursuant to a Series C Preferred Stock purchase agreement dated May 20, 1997. The transaction was exempt from registration under Section 4(2) of the Securities Act.



     In connection with the issuance and sale of the 1997 Notes, the Registrant issued warrants (the "Warrants") to purchase an aggregate of 2,112,480 shares of Common Stock at an exercise price per share of $0.01. The Warrants will become exercisable after the Offering. Issuance of the Warrants were made in reliance on the exemption from registration provided by Rule 144A under the Securities Act, Rule 501 under the Securities Act, and Regulation S under the Securities Act.



     During the period from April 1996 through February 1998, the Registrant granted options to purchase an aggregate of 2,361,250 shares of Common Stock (options for 2,023,967 shares of which are outstanding, options for 115,933 shares have been exercised and options for 221,350 shares have been forfeited) to directors, employees and consultants pursuant to the Registrant's 1996 Stock Option Plan in reliance on Rule 701 promulgated under the Securities Act.



     During the period from April 1997 through April 1998, the Registrant granted options to purchase an aggregate of 630,300 shares of Common Stock (options for 467,850 shares of which are outstanding, none of which have been exercised, and options for 162,450 shares of which have been forfeited) to directors, employees and consultants pursuant to the Registrant's 1997 California Stock Option Plan in reliance on Rule 701 promulgated under the Securities Act.



     During the period of March 1998 through April 3, 1998, the Registrant granted options to purchase an aggregate of 973,134 shares of Common Stock and 164,977 shares of Series D-1 Preferred Stock (all of which are outstanding) to employees and consultants pursuant to the Registrant's 1998 Stock Incentive Plan in reliance on Rule 701 promulgated under the Securities Act.



     In January 1998, the Registrant issued an aggregate of 680,000 shares of Series D-1 Preferred Stock to five investors pursuant to an Agreement and Plan of Merger dated as of December 31, 1997, in connection with its acquisition of iServer. The transaction was exempt from registration under Regulation 506 of the Securities Act.



     In February 1998, the Registrant issued an aggregate of 327,060 shares of Series D-1 Preferred Stock to a total of 6* investors in connection with its Buyout of Signet Partners, Inc., Internet Engineering Associates, Inc., and the acquisition of NSNet, Inc. pursuant to an Agreement and Plan of Reorganization. These transactions were exempt from registration under Regulation 506 of the Securities Act.



     In February 1998, the Registrant issued an aggregate of 694,385 shares of Series D-1 Preferred Stock to a total of 18 investors in connection with its Buyout of On-Ramp Technologies, Inc. and Clark Internet Services, Inc. pursuant to an Agreement and Plan of Reorganization. These transactions were exempt from registration under Section 4(2) of the Securities Act.



     In March 1998, the Registrant issued and sold $175,000,000 principal amount of 10 3/8% Senior Notes Due 2005 to Salomon Brothers Inc, Lazard Freres & Co. LLC, Chase Securities Inc. and BancBoston Securities Inc. (together, the "Initial Purchasers"). The aggregate underwriting discounts paid by the Registrant to the Initial Purchasers was $4,812,500. Issuance of the Notes was made in reliance on Rule 144A under the Securities Act, and Regulation S under the Securities Act.


---------------


* Shares issued in the acquisition of NSNet, Inc. were issued to two investors jointly in a single stock certificate.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS:


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           -- Form of Underwriting Agreement.
          3.1**          -- Restated Certificate of Incorporation of the Registrant,
                            as amended.
          3.2            -- Certificate of Amendment of Certificate of Incorporation
                            of the Registrant.
          3.3**          -- Certificate of Designation Establishing Series D
                            Preferred Stock of the Registrant.
          3.4            -- Bylaws of the Registrant.
          4.1*           -- Specimen Stock Certificate of the Registrant.
          5.1            -- Form of Opinion of Morrison & Foerster LLP.
         10.1**          -- Indenture, dated as of June 24, 1997, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.2**          -- Warrant Agreement, dated as of June 24, 1997, by and
                            between First Trust National Association and the
                            Registrant.
         10.3**          -- Common Stock Registration Rights Agreement, dated as of
                            June 17, 1997, by and among the Registrant, Brooks Fiber
                            Properties, Inc., Norwest Equity Partners V, Providence
                            Equity Partners, Centennial Fund V, L.P., Centennial Fund
                            IV, L.P. (as investors) and Merrill Lynch & Co., Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated, and Lazard
                            Freres & Co. LLC (collectively, the "Initial
                            Purchasers").
         10.4**          -- Registration Rights Agreement, dated as of June 17, 1997, by and among the Registrant and the Initial Purchasers.
         10.5**          -- Lease Agreement, dated as of June 20, 1997, by and
                            between the Registrant and Highland Park Ventures, LLC,
                            with respect to the property in Englewood, Colorado,
                            including the First Amendment to Lease Agreement, dated
                            as of December 16, 1997.
         10.6**          -- Lease Agreement, dated as of May 24, 1997, by and between the Registrant and IM Joint Venture, with respect to the
                            property in Dallas, Texas, as amended.
         10.7            -- Form of Indemnification Agreement between the Registrant and each of its officers and directors.
         10.8**          -- Amended and Restated Stockholders Agreement, dated as of
                            May 20, 1997, by and between the Registrant, the Series A
                            Purchasers, the Series B Purchasers, the Series C
                            Purchasers and members of the Registrant's management.
         10.9            -- The Registrant's 1996 Stock Option Plan as amended.
         10.10           -- The Registrant's 1997 California Stock Option Plan, as
                            amended.
         10.11**         -- The Registrant's 1998 Employee Stock Purchase Plan.
         10.12           -- The Registrant's 1998 Stock Incentive Plan, as amended.
         10.13           -- Form of Compensation Protection Agreement between the
                            Registrant and each of its executive officers.
         10.14**         -- Master Service Agreement, dated as of August 23, 1996, by and between the Registrant and MFS Datanet, Inc.
         10.15**         -- Agreement for Terminal Facility Collocation Space, dated
                            August 8, 1996, by and between MFS Telecom, Inc. and the
                            Registrant.
         10.16**         -- Bilateral Peering Agreement, dated May 19, 1997, between
                            AT&T Corp. and the Registrant.
         10.17**         -- Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and the Registrant.
         10.18**         -- Master Lease Agreement, dated October 27, 1997, by and
                            between Cisco Capital Systems Corporation and the
                            Registrant.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.19+          -- Lateral Exchange Networks Interconnection Agreement,
                            dated as of February 3, 1997, by and between the
                            Registrant and Sprint Communications Company L.P.
                            ("Sprint").
         10.20+          -- Cover Agreement, dated September 30, 1996, by and between the Registrant and Sprint.
         10.21+          -- Amendment One to Cover Agreement, dated November 7, 1996, by and between the Registrant and Sprint.
         10.22+          -- Amendment Two to Cover Agreement, dated March 2, 1998, by and between the Registrant and Sprint.
         10.23           -- Indenture, dated as of March 25, 1998, by and among the
                            Registrant and First Trust National Association (as
                            Trustee).
         10.24           -- Registration Rights Agreement, dated as of March 25,
                            1998, by and among the Registrant, and Salomon Brothers
                            Inc, Lazard Freres & Co. LLC, Chase Securities Inc. and
                            BancBoston Securities Inc.
         10.25+          -- Capacity and Services Agreement, dated as of March 31,
                            1998, by and among the Registrant and Qwest
                            Communications Corporation.
         10.26           -- Credit Agreement, dated as of April 6, 1998, by and among the Registrant, The Chase Manhattan Bank (as
                            administrative agent) and Fleet National Bank (as
                            documentation agent).
         10.27           -- Stock Purchase and Master Strategic Relationship
                            Agreement, dated as of April 7, 1998, by and among the
                            Registrant and Nippon Telegraph and Telephone Corporation
                            ("NTT"), a Japanese corporation.
         10.28+          -- Investment Agreement, dated as of April 7, 1998, by and among the Registrant and NTT.
         10.29*          -- Outside Service Provider Agreement, dated as of April 7,
                            1998, by and among the Registrant and NTT America, Inc.
         10.30+          -- Master Services Agreement, dated as of June 13, 1997, by and between the Registrant and MCI Telecommunications
                            Corporation ("MCI").
         10.31+          -- MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between the Registrant and
                            MCI, as amended.
         11.1            -- Not applicable.
         21.1            -- List of Subsidiaries of the Registrant.
         23.1            -- Consent of KPMG Peat Marwick LLP (Denver).
         23.2            -- Consent of KPMG Peat Marwick LLP (Seattle).
         23.3            -- Consent of Morrison & Foerster LLP (contained in Exhibit
                            5.1).
         24.1**          -- Power of Attorney (included on page II-5 hereof).
         27.1**          -- Financial Data Schedule.


---------------

 * To be filed by amendment


** Exhibit previously filed.



 + Document for which confidential treatment has been requested.

FINANCIAL STATEMENTS AND SCHEDULE:

  Financial Statements:

     Financial Statements filed as a part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

  Financial Statement Schedules:

            SCHEDULE NO.                                    DESCRIPTION
            ------------                                    -----------
                 II                    Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.



     (b) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.



     (c) The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on April 10, 1998.


                                            VERIO INC.


                                            By:  /s/ CARLA HAMRE DONELSON

                                              ----------------------------------

                                                     Carla Hamre Donelson


                                               Vice President, General Counsel
                                                         and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

               /s/ STEVEN C. HALSTEDT*                  Chairman of the Board                 April 10, 1998
-----------------------------------------------------
                 Steven C. Halstedt

               /s/ JUSTIN L. JASCHKE*                   Chief Executive Officer and           April 10, 1998
-----------------------------------------------------     Director
                  Justin L. Jaschke

                 /s/ JAMES C. ALLEN*                    Director                              April 10, 1998
-----------------------------------------------------
                   James C. Allen

                /s/ TRYGVE E. MYHREN*                   Director                              April 10, 1998
-----------------------------------------------------
                  Trygve E. Myhren

                 /s/ PAUL J. SALEM*                     Director                              April 10, 1998
-----------------------------------------------------
                    Paul J. Salem

               /s/ STEVEN W. SCHOVEE*                   Director                              April 10, 1998
-----------------------------------------------------
                  Steven W. Schovee

              /s/ GEORGE J. STILL, JR.*                 Director                              April 10, 1998
-----------------------------------------------------
                George J. Still, Jr.

              /s/ PETER B. FRITZINGER*                  Chief Financial Officer               April 10, 1998
-----------------------------------------------------
                 Peter B. Fritzinger

               /s/ DEB MAYFIELD GAHAN*                  Vice President of Finance and         April 10, 1998
-----------------------------------------------------     Administration (Principal
                 Deb Mayfield Gahan                       Accounting Officer)

            *By: /s/ CARLA HAMRE DONELSON
  ------------------------------------------------
                Carla Hamre Donelson
    Vice President, General Counsel and Secretary

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Verio Inc.:

     Under date of February 25, 1998, we reported on the consolidated balance sheets of Verio Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from inception (March 1, 1996) to December 31, 1996 and the year ended December 31, 1997, which are included in the prospectus. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG PEAT MARWICK LLP

Denver, Colorado
February 25, 1998

                                                                     SCHEDULE II

                          VERIO INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                 BALANCE AT     CHARGED TO                  BALANCE AT
                                                BEGINNING OF    COSTS AND                     END OF
                 DESCRIPTION                       PERIOD        EXPENSES     DEDUCTIONS      PERIOD
                 -----------                    ------------    ----------    ----------    ----------
Period from Inception (March 1, 1996) to
  December 31, 1996:
  Allowance for doubtful Accounts.............     $   --            117            --           117
Year ended December 31, 1997:
  Allowance for doubtful Accounts.............     $  117          1,116            --         1,233

                                 EXHIBIT INDEX

EXHIBITS:


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           -- Form of Underwriting Agreement.
          3.1**          -- Restated Certificate of Incorporation of the Registrant,
                            as amended.
          3.2            -- Certificate of Amendment of Certificate of Incorporation
                            of the Registrant.
          3.3**          -- Certificate of Designation Establishing Series D
                            Preferred Stock of the Registrant.
          3.4            -- Bylaws of the Registrant.
          4.1*           -- Specimen Stock Certificate of the Registrant.
          5.1            -- Form of Opinion of Morrison & Foerster LLP.
         10.1**          -- Indenture, dated as of June 24, 1997, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.2**          -- Warrant Agreement, dated as of June 24, 1997, by and
                            between First Trust National Association and the
                            Registrant.
         10.3**          -- Common Stock Registration Rights Agreement, dated as of
                            June 17, 1997, by and among the Registrant, Brooks Fiber
                            Properties, Inc., Norwest Equity Partners V, Providence
                            Equity Partners, Centennial Fund V, L.P., Centennial Fund
                            IV, L.P. (as investors) and Merrill Lynch & Co., Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated, and Lazard
                            Freres & Co. LLC (collectively, the "Initial
                            Purchasers").
         10.4**          -- Registration Rights Agreement, dated as of June 17, 1997, by and among the Registrant and the Initial Purchasers.
         10.5**          -- Lease Agreement, dated as of June 20, 1997, by and
                            between the Registrant and Highland Park Ventures, LLC,
                            with respect to the property in Englewood, Colorado,
                            including the First Amendment to Lease Agreement, dated
                            as of December 16, 1997.
         10.6**          -- Lease Agreement, dated as of May 24, 1997, by and between the Registrant and IM Joint Venture, with respect to the
                            property in Dallas, Texas, as amended.
         10.7            -- Form of Indemnification Agreement between the Registrant and each of its officers and directors.
         10.8**          -- Amended and Restated Stockholders Agreement, dated as of
                            May 20, 1997, by and between the Registrant, the Series A
                            Purchasers, the Series B Purchasers, the Series C
                            Purchasers and members of the Registrant's management.
         10.9            -- The Registrant's 1996 Stock Option Plan, as amended.
         10.10           -- The Registrant's 1997 California Stock Option Plan, as
                            amended.
         10.11**         -- The Registrant's 1998 Employee Stock Purchase Plan.
         10.12           -- The Registrant's 1998 Stock Incentive Plan, as amended.
         10.13           -- Form of Compensation Protection Agreement between the
                            Registrant and each of its executive officers.
         10.14**         -- Master Service Agreement, dated as of August 23, 1996, by and between the Registrant and MFS Datanet, Inc.
         10.15**         -- Agreement for Terminal Facility Collocation Space, dated
                            August 8, 1996, by and between MFS Telecom, Inc. and the
                            Registrant.
         10.16**         -- Bilateral Peering Agreement, dated May 19, 1997, between
                            AT&T Corp. and the Registrant.
         10.17**         -- Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and the Registrant.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.18**         -- Master Lease Agreement, dated October 27, 1997, by and
                            between Cisco Capital Systems Corporation and the
                            Registrant.
         10.19+          -- Lateral Exchange Networks Interconnection Agreement,
                            dated as of February 3, 1997, by and between the
                            Registrant and Sprint Communications Company L.P.
                            ("Sprint").
         10.20+          -- Cover Agreement, dated September 30, 1996, by and between the Registrant and Sprint.
         10.21+          -- Amendment One to Cover Agreement, dated November 7, 1996, by and between the Registrant and Sprint.
         10.22+          -- Amendment Two to Cover Agreement, dated March 2, 1998, by and between the Registrant and Sprint.
         10.23           -- Indenture, dated as of March 25, 1998, by and among the
                            Registrant and First Trust National Association (as
                            Trustee).
         10.24           -- Registration Rights Agreement, dated as of March 25,
                            1998, by and among the Registrant, and Salomon Brothers
                            Inc, Lazard Freres & Co. LLC, Chase Securities Inc. and
                            BancBoston Securities Inc.
         10.25+          -- Capacity and Services Agreement, dated as of March 31,
                            1998, by and among the Registrant and Qwest
                            Communications Corporation.
         10.26           -- Credit Agreement, dated as of April 6, 1998, by and among the Registrant, The Chase Manhattan Bank (as
                            administrative agent) and Fleet National Bank (as
                            documentation agent).
         10.27           -- Stock Purchase and Master Strategic Relationship
                            Agreement, dated as of April 7, 1998, by and among the
                            Registrant and Nippon Telegraph and Telephone Corporation
                            ("NTT"), a Japanese corporation.
         10.28+          -- Investment Agreement, dated as of April 7, 1998, by and among the Registrant and NTT.
         10.29*          -- Outside Service Provider Agreement, dated as of April 7,
                            1998, by and among the Registrant and NTT America, Inc.
         10.30+          -- Master Services Agreement, dated as of January 15, 1998, by and between the Registrant and MCI Telecommunications
                            Corporation ("MCI").
         10.31+          -- MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between the Registrant and
                            MCI, as amended.
         11.1            -- Not applicable.
         21.1            -- List of Subsidiaries of the Registrant.
         23.1            -- Consent of KPMG Peat Marwick LLP (Denver).
         23.2            -- Consent of KPMG Peat Marwick LLP (Seattle).
         23.3            -- Consent of Morrison & Foerster LLP (contained in Exhibit
                            5.1).
         24.1**          -- Power of Attorney (included on page II-5 hereof).
         27.1**          -- Financial Data Schedule.


---------------

 * To be filed by amendment


** Exhibit previously filed.



 + Document for which confidential treatment has been requested.